UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Securities Exchange Act of 1934

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Sequential Brands Group, Inc.

(Name of Registrant as Specified in Its Charter)

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SEQUENTIAL BRANDS GROUP, INC.
1065 Avenue of Americas, 30th Floor
New York, NY 10018

NOTICE OF WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
TO SEND US A PROXY.

This Information Statement is dated July 18, 2014 and is first being mailed to our stockholders on or about July 18, 2014.

To the Stockholders of Sequential Brands Group, Inc. (formerly known as People’s Liberation, Inc.):

This Notice of Written Consent and Information Statement is being furnished to the holders of common stock of Sequential Brands Group, Inc. (the “Company”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 24, 2014, by and among the Company, SBG Universe Brands, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“LLC Sub”), Universe Galaxy Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of LLC Sub (“Merger Sub”), Galaxy Brand Holdings, Inc., a Delaware corporation (“Galaxy”), Carlyle Equity Opportunity GP, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Galaxy stockholders and optionholders (the “Stockholder Representative”), and, for limited purposes described therein, Carlyle Galaxy Holdings, L.P., a Delaware limited partnership (“Carlyle”). A copy of the Agreement and Plan of Merger is attached as Annex A to the accompanying Information Statement.

Pursuant to the Merger Agreement, at the closing, Merger Sub is expected to merge with and into Galaxy (the “Initial Merger”), with Galaxy continuing as the surviving corporation and a wholly-owned subsidiary of LLC Sub (the “Initial Surviving Corporation”), and immediately thereafter the Initial Surviving Corporation will merge with and into LLC Sub (the “Subsequent Merger”) with LLC Sub continuing as the surviving entity in the Subsequent Merger. In the Initial Merger, all outstanding equity interests of Galaxy, including outstanding options (whether vested or unvested), will be converted, as described in the accompanying Information Statement, into the right to receive a portion of $100,000,000 in cash, subject to adjustment as set forth in the Merger Agreement, 13,750,000 shares of the Company’s common stock, and warrants to purchase an aggregate of up to 3,000,000 additional shares of the Company’s common stock based upon the performance of the Linens ‘n Things brand following the closing (collectively, the “Merger Consideration”), subject to the terms and conditions set forth in the Merger Agreement. The Initial Merger and the Subsequent Merger are referred to collectively in this Notice of Written Consent and Information Statement as the “mergers.”

Prior to the execution of the Merger Agreement, the board of directors of the Company (i) determined that the Merger Agreement and the transactions contemplated thereby, including the mergers, are in the best interests of the Company and its stockholders, (ii) approved and adopted the Merger Agreement, including the mergers, (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, and (iv) recommended approval by the Company’s stockholders of the issuance by the Company of shares of the Company’s common stock as a portion of the Merger Consideration.

Under the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s stockholders are not required to approve the mergers. However, because the Company’s common stock is listed on The NASDAQ Stock Market, it is subject to NASDAQ Listing Rule 5635(a) and the Company is required to obtain stockholder approval in connection with the issuance of 13,750,000 shares of its common stock and warrants to purchase an aggregate of up to 3,000,000 additional shares of its common stock as a portion of the Merger Consideration (the “Stock Issuance”). Pursuant to NASDAQ Listing Rule 5635(a), because the number of shares of common stock of the Company to be issued in the Stock Issuance will have, upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before such issuance, the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of common stock of the Company is required.

Prior to the issuance of such shares, certain affiliates of Tengram Capital Partners Gen2 Fund, L.P., certain affiliates of BlackRock, Inc., Berylson Master Fund, LP, FLAG Private Equity V, L.P., Siguler Guff Small Buyout Opportunities Fund II, LP and William Sweedler (collectively, the “Consenting Holders”) beneficially owned, in the aggregate, 13,225,272 shares of the Company’s common stock, or approximately 51.4% of the 25,721,624 shares of the Company’s common stock outstanding and entitled to vote on such matters as of June 24, 2014. Each of the Consenting Holders executed a written consent in lieu of a meeting and, on June 24, 2014, delivered such written consent to the Company, approving the issuance of shares of common stock of the Company as a portion of the Merger Consideration in accordance with NASDAQ Listing Rule 5635(a). As a result, no further action by any other Company stockholder is required to approve the Merger Agreement or the transactions contemplated thereby.

The Company has not solicited and will not be soliciting your authorization or approval of the Merger Agreement and the transactions contemplated thereby, including the Stock Issuance pursuant to NASDAQ Listing Rule 5635(a). We are furnishing this Notice of Written Consent and the accompanying Information Statement to provide you with material information concerning the actions taken in connection with the written consent in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation 14C. This Notice of Written Consent and the accompanying Information Statement also constitute notice to you under Section 228 of the DGCL of the actions taken by written consent.

We encourage you to read the entire Information Statement carefully and thank you for your continued interest in the Company.

July 18, 2014

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William Sweedler

William Sweedler
Chairman of the Board of Directors

ADDITIONAL INFORMATION

Additional business and financial information about Sequential Brands Group, Inc. (which we refer to in this Information Statement as “the Company,” “Parent,” “we” or “us”) can be found in documents previously filed by us with the Securities and Exchange Commission, or the SEC. This information is available to you without charge at the SEC’s website at http://www.sec.gov. You can also obtain additional copies of this Information Statement, as well as other relevant materials, by visiting our website at http://www.sequentialbrandsgroup.com, or by requesting them in writing or by telephone using the following contact information:

Sequential Brands Group, Inc.
1065 Avenue of the Americas, 30th Floor
New York, NY 10018
Attn: Investor Relations
(646) 564-2577

See “Where You Can Find More Information” beginning on page 64 for more information about the documents previously filed by us with the SEC and incorporated into this Information Statement by reference, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2014. The information on our website is not part of this Information Statement, nor is it incorporated by reference.

All information contained in this Information Statement regarding Galaxy Brand Holdings, Inc. was provided by Galaxy Brand Holdings, Inc.

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ii

SUMMARY

This summary highlights selected information from this Information Statement with respect to the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 24, 2014, by and among the Company, SBG Universe Brands, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“LLC Sub”), Universe Galaxy Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of LLC Sub (“Merger Sub”), Galaxy Brand Holdings, Inc., a Delaware corporation (“Galaxy”), Carlyle Equity Opportunity GP, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Galaxy stockholders and optionholders (the “Stockholder Representative”), and, for limited purposes described therein, Carlyle Galaxy Holdings, L.P., a Delaware limited partnership (“Carlyle”). At the closing of the transactions contemplated by the Merger Agreement, Merger Sub is expected to merge with and into Galaxy (the “Initial Merger”), with Galaxy continuing as the surviving corporation and a wholly-owned subsidiary of LLC Sub (the Initial Surviving Corporation”), and immediately thereafter the Initial Surviving Corporation will merge with and into LLC Sub (the “Subsequent Merger”), with LLC Sub continuing as the surviving entity in the Subsequent Merger.

In the Initial Merger, all outstanding equity interests of Galaxy, including outstanding options (whether vested or unvested), will be converted into the right to receive a portion of $100,000,000 in cash, subject to adjustment as set forth in the Merger Agreement and described herein, 13,750,000 shares of the Company’s common stock, and warrants to purchase an aggregate of up to 3,000,000 additional shares of the Company’s common stock based upon the performance of the Linens ‘n Things brand following the closing (collectively, the “Merger Consideration”). In this Information Statement, we refer to the Initial Merger and the Subsequent Merger collectively as the “mergers.”

This summary may not contain all of the information that is important to you. For a more complete description of the legal terms of the Merger Agreement and the related transactions, including the mergers and the Stock Issuance, you should carefully read this entire Information Statement, the Merger Agreement attached as Annex A and the other the annexes attached to this Information Statement, and the documents referred to or incorporated by reference as specified under “Where You Can Find More Information” below. We have included references in this summary to other portions of this Information Statement, in order to direct you to a more complete description of the topics presented in this summary, which you should review carefully in their entirety.

All references to defined terms not defined in this Information Statement shall have the meanings ascribed to them in the Merger Agreement attached as Annex A hereto.

The Parties to the Merger Agreement (page 17).

The Company.  Sequential Brands Group, Inc. is a publicly traded Delaware corporation, with common stock, par value $0.001, which we refer to in this Information Statement as Company “common stock,” traded on The NASDAQ Stock Market LLC under the ticker symbol “SQBG.” The Company owns a portfolio of consumer brands, including Ellen Tracy, William Rast, Revo, Caribbean Joe, Heelys, DVS, The Franklin Mint and People’s Liberation. The Company promotes, markets and licenses these brands and intends to pursue acquisitions of additional brands or rights to brands. The Company has licensed and intends to license its brands in a variety of categories to retailers, wholesalers and distributors in the United States and in certain international territories.

Galaxy.  Galaxy Brand Holdings, Inc. owns a diversified portfolio of consumer brands generating over $700 million in annual retail sales based on which Galaxy receives certain royalties. Galaxy’s branding expertise, retail relationships and strategic partnerships create significant value for its best-in-class licensees who design, source and distribute products to retailers around the globe. With innovative and creative advertising and promotions, Galaxy is an industry leader in promoting and elevating brands in the marketplace through traditional and digital platforms. Galaxy was founded in 2011 and is based in New York City.

LLC Sub.  SBG Universe Brands, LLC was formed as a Delaware limited liability company by the Company solely for the purpose of completing the transactions contemplated by the Merger Agreement. SBG Universe Brands, LLC is a direct wholly-owned subsidiary of the Company and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

Merger Sub.  Universe Galaxy Merger Sub, Inc. was formed as a Delaware corporation by the Company solely for the purpose of completing the transactions contemplated by the Merger Agreement. Universe Galaxy Merger Sub, Inc. is a direct wholly-owned subsidiary of LLC Sub and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

The Mergers (page 17).

On June 24, 2014, the Company entered into the Merger Agreement with Galaxy, LLC Sub, Merger Sub, the Stockholder Representative, and, for limited purposes described therein, Carlyle. The mergers will be effectuated pursuant to the terms of the Merger Agreement. At the effective time of the Initial Merger of Merger Sub with and into Galaxy, as described herein, each share of Galaxy Class A Common Stock and Galaxy Class B Common Stock outstanding immediately prior to the Initial Merger will be converted into the right to receive a portion of the Merger Consideration, and each outstanding option to purchase shares of Galaxy Class A Common Stock (whether vested or unvested) will be deemed fully vested and canceled and will be converted into the right to receive a portion of the Merger Consideration, to the extent such Merger Consideration is in excess of the exercise price per share of Galaxy Class A Common Stock underlying such option. The Merger Consideration will consist, in the aggregate, of $100,000,000 in cash, subject to adjustment as set forth in the Merger Agreement and described herein, 13,750,000 shares of the Company’s common stock, and warrants to purchase an aggregate of up to 3,000,000 additional shares of the Company’s common stock based upon the performance of the Linens ‘n Things brand following the closing.

The aggregate number of shares of the Company’s common stock to be issued in the mergers at closing is fixed at 13,750,000. As a result, the aggregate number shares of Company Stock to be issued in the mergers will not adjust for any changes in the stock price of the Company’s common stock prior to the closing of the mergers. If the price of the Company’s common stock increases prior to the closing of the mergers, the value of the shares issued to the Galaxy stockholders and optionholders will increase, but the Company will not receive the benefit of any price adjustment; similarly, any decline in the value of the Company’s common stock will be to the detriment of the Galaxy stockholders and optionholders.

Financing of the Mergers (page 31).

On June 24, 2014, the Company entered into (i) a commitment letter with Bank of America, N.A., offering to provide for an up to $100,000,000 senior secured first lien facility (of which up to $90,000,000 will be available at closing) (plus an additional amount to be available after the closing of up to $60,000,000 subject to agreement by the lenders to provide such financing and to certain other customary conditions) (the “First Lien Facility”) and (ii) a commitment letter with GSO Capital Partners LP, offering to provide for an up to $90,000,000 senior secured second lien facility (subject to increase as described herein for the purposes of funding additional permitted acquisitions) (the “Second Lien Facility”). The First Lien Facility and the Second Lien Facility are guaranteed by each direct and indirect domestic subsidiary of the Company (with certain exceptions) and secured on a first priority basis (in the case of the First Lien Facility) and a second priority basis (in the case of the Second Lien Facility) by substantially all assets of the Company (subject to certain exceptions). The commitments of the lenders under the commitment letters are subject to certain customary conditions, including the negotiation and execution of definitive financing agreements prior to December 31, 2014 and the consummation of the mergers in accordance with the terms and conditions set forth in the Merger Agreement.

The Company expects to borrow funds available at closing as described in such commitment letters on the closing date and to use the proceeds therefrom to refinance and repay in full the Company’s existing indebtedness, to finance the mergers and to pay fees and transaction costs related to the mergers, the First Lien Facility and the Second Lien Facility. After the closing, the Company expects to use the proceeds of any borrowings of revolving loans under the First Lien Facility for working capital, capital expenditures, and other lawful corporate purposes of the Company and its subsidiaries, and any borrowings under any incremental facilities for working capital purposes and/or for permitted acquisitions.

For a detailed description of the terms of the First Lien Facility and the Second Lien Facility, see “The Mergers — Financing of the Mergers” beginning on page 31 of this Information Statement.

Reasons for the Mergers (page 21).

After consideration of various factors as discussed in “The Mergers — Reasons for the Mergers” beginning on page 21 of this Information Statement, the Board of Directors of the Company (the “Board”), after consultation with its advisors, determined that the Merger Agreement and the transactions contemplated thereby, including the mergers and the Stock Issuance, are fair to, advisable and in the best interests of the Company and its stockholders and approved the Merger Agreement and the transactions contemplated thereby, including the mergers and the Stock Issuance.

Approval of the Board (page 21).

The terms of the Merger Agreement were considered by the Board. The Board adopted the Merger Agreement and approved the transactions contemplated thereby, including the mergers and the Stock Issuance and further resolved to recommend that the stockholders of the Company vote or deliver a written consent in favor of such issuance of shares. For additional information, see “The Mergers — Approval of the Board” beginning on page 21 of this Information Statement.

NASDAQ Stockholder Approval Requirement (page 18).

The Company’s common stock is listed on The NASDAQ Stock Market LLC. Pursuant to NASDAQ Listing Rule 5635(a), the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of the Company’s common stock is required to issue shares with voting power equal to or in excess of 20% of the voting power of the shares outstanding before such issuance or equal to or more than 20% of the number of shares outstanding before such issuance. Accordingly, the issuance of 13,750,000 shares of the Company’s common stock and warrants to purchase an aggregate of up to 3,000,000 additional shares of the Company’s common stock as a portion of the Merger Consideration (the “Stock Issuance”) requires stockholder consent.

On June 24, 2014, certain affiliates of Tengram Capital Partners Gen2 Fund, L.P. (“Tengram”), certain affiliates of BlackRock, Inc., Berylson Master Fund, LP, FLAG Private Equity V, L.P., Siguler Guff Small Buyout Opportunities Fund II, LP and William Sweedler (collectively, the “Consenting Holders”) executed a written consent authorizing the Stock Issuance in accordance with NASDAQ Listing Rule 5635(a). Because the Consenting Holders owned approximately 51.4% of the issued and outstanding shares of the Company’s common stock as of that date, no further action by any other stockholder of the Company is required to approve the Stock Issuance. There is no requirement under Delaware law requiring further consent of the stockholders of the Company to the mergers.

Opinion of Consensus (page 24).

Consensus Advisory Services LLC and Consensus Securities LLC (collectively, “Consensus”) delivered its opinion to the Board that, as of June 24, 2014, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid by the Company pursuant to the Merger Agreement was fair from a financial point of view to the Company.

The full text of the written opinion of Consensus, dated June 24, 2014, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Information Statement and is incorporated by reference in its entirety into this Information Statement. You are urged to read this opinion carefully and in its entirety. Consensus provided its opinion for the information and assistance of the Board (in its capacity as such) in connection with its evaluation of the consideration paid pursuant to the Merger Agreement, and did not address any other aspects or implications of the mergers. The opinion did not constitute a recommendation to the Board, to any holder of the Company’s common stock or to any other person in respect of the mergers. Consensus’s opinion did not address the relative merits of the mergers as compared to other business or financial strategies that may have been available to the Company, nor did it address the underlying business decision of the Company to engage in the mergers. Consensus assumes no responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events, including any fluctuations in the trading price of the Company’s common stock, occurring after the date of its opinion.

For a more complete description, see “The Mergers — Opinion of Consensus” beginning on page 24 of this Information Statement.

Interests of Certain Persons in Matters to be Acted Upon (page 51).

In addition to their ownership interest in shares of the Company’s common stock, certain of our directors may be deemed to benefit from certain payments anticipated to be made to Tengram Capital Management, L.P., an affiliate of Tengram, upon completion of the mergers. See “Interests of Certain Persons in Matters to be Acted Upon.”

Executive Compensation (page 29).

None of the Company’s current named executive officers will receive any compensatory payments or benefits that constitute “golden parachute” payments within the meaning of Item 402(t) of Regulation S-K. See “The Mergers — Executive Compensation” beginning on page 29 of this Information Statement for further information.

Other Material Agreements and Relationships (page 29).

The Company and Carlyle have agreed, effective upon the closing of the mergers, to grant Carlyle the right to nominate one director for election by the Company’s stockholders to the Board and to appoint one observer to the Board. Matthew Eby, a Class II director, has agreed to resign from the Board, effective upon and conditioned upon the consummation of the mergers, and the Board has appointed Rodney Cohen, as Carlyle’s initial Board representative, to serve as a Class II director of the Company. Such rights will be effective for so long as Carlyle and its affiliates own at least 33% of the shares of the Company’s common stock acquired by Carlyle at the closing.

In addition, in connection with the execution of the Merger Agreement, the Company has entered or may enter into employment agreements with Eddie Esses, Galaxy’s current Chief Executive Officer, and certain other officers or employees of Galaxy.

See “The Mergers — Other Material Agreements and Relationships” beginning on page 29.

Impact of Stock Issuance on Existing Stockholders (page 29).

The Stock Issuance will dilute the ownership and voting interests of the Company’s existing stockholders. Upon the issuance of 13,750,000 shares of the Company’s common stock at the closing of the mergers and assuming no other issuances of shares prior to the date of completion of the mergers, the former Galaxy stockholders and optionholders will own approximately 35% of the Company’s common stock issued and outstanding immediately after the consummation of the mergers. Therefore, the ownership and voting interests of the Company’s existing stockholders will be proportionately reduced. See “The Mergers — Impact of Stock Issuance on Existing Stockholders” beginning on page 29 of this Information Statement for further information.

Material U.S. Federal Income Tax Consequences of the Mergers to the Company and its Stockholders (page 30).

Neither the Company nor its stockholders will recognize gain or loss as a result of the issuance of the Company’s common stock or the exchange of the Company’s common stock, cash and warrants to purchase the Company’s common stock in the mergers. The Company and Galaxy intend that, for U.S. federal income tax purposes, the mergers will be treated as a single integrated transaction that qualifies as a tax-free reorganization, and have agreed to report the mergers consistently therewith. See “The Mergers — Material U.S. Federal Income Tax Consequences of the Mergers to the Company and its Stockholders” beginning on page 30 of this Information Statement for further information.

Accounting Treatment of the Mergers (page 30).

The Company and Galaxy each prepare its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The mergers will be accounted for using the acquisition method of accounting. The Company will be treated as the acquirer for accounting purposes. See “The Mergers — Accounting Treatment of the Mergers” beginning on page 30 of this Information Statement for further information.

Regulatory Approvals and Clearances (page 30).

The parties cannot close the mergers until the appropriate pre-merger notification forms are filed with the U.S. Federal Trade Commission and the U.S. Department of Justice and the statutory 30-calendar day waiting period following the filing of the notification forms has expired or been terminated. The requisite pre-merger notification forms were filed on June 27, 2014 and June 30, 2014. See “The Mergers — Regulatory Approvals and Clearances” beginning on page 30 of this Information Statement for further information.

Expected Timing of the Mergers (page 32).

We expect to complete the mergers in the third quarter of 2014. However, the mergers are subject to a number of conditions, some of which are beyond the control of the Company and Galaxy, and we cannot predict the precise timing for completion of the mergers with certainty. See “The Merger Agreement” beginning on page 34 of this Information Statement and “Risk Factors — The mergers may not be completed, which could adversely affect the Company’s financial condition, results of operation, and trading price of its common stock” on page 12 of this Information Statement for further information.

Conditions to the Mergers (page 44).

The completion of the mergers is subject to the satisfaction or, to the extent legally permissible, the waiver of a number of conditions in the Merger Agreement, such as:

•	the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as applicable to the Merger Agreement or transactions contemplated thereby;
•	the absence of any statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order of any governmental entity that prevents the consummation of the mergers;
•	the approval by the Galaxy stockholders of the Merger Agreement and by the Company stockholders of the Stock Issuance, each of which were obtained on June 24, 2014;
•	compliance in all material respects by the parties with their respective obligations under the Merger Agreement;
•	the absence of breaches of representations and warranties in the Merger Agreement, subject in certain instances to materiality or material adverse effect qualification;
•	the absence of a material adverse effect of either Galaxy or the Company since the signing of the Merger Agreement;
•	the Company’s share price shall equal an amount such that the value of the shares to be received by Galaxy stockholders and optionholders shall not be less than 40% of the aggregate Merger Consideration, as adjusted as specified in the Merger Agreement, in order to preserve the intended tax treatment of the mergers;
•	the termination of the Galaxy stockholders agreement and the consulting services agreements between Galaxy and an affiliate of Carlyle; and
•	clearance by the SEC of this Information Statement and the mailing of this Information Statement to the Company’s stockholders at least 20 business days prior to the closing date of the mergers.

Termination of the Merger Agreement (page 46).

The Merger Agreement may be terminated at any time prior to the completion of the mergers in any of the following ways:

•	by mutual written consent of Galaxy and the Company;

•	by either Galaxy or the Company, if the Initial Merger has not been consummated on or before December 31, 2014, subject to certain conditions and possible extensions;
•	by either Galaxy or the Company, if any governmental entity has issued a final and non-appealable order permanently enjoining or otherwise prohibiting the consummation of the mergers or the other transactions contemplated by the Merger Agreement, subject to certain conditions;
•	by either Galaxy or the Company, upon a breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, such that the conditions to the terminating party’s obligations to complete the Initial Merger would not then be satisfied and such failure is not reasonably capable of being cured or the breaching party is not using its reasonable best efforts to cure such failure within thirty days following written notice of such breach from the other party;
•	by either Galaxy or the Company, if the applicable stockholder approvals of the other party have not been obtained; and
•	by Galaxy, if all of the conditions to the closing of the mergers have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the mergers) and the Company fails to consummate the transactions contemplated by the Merger Agreement within two business days following the date the closing should have occurred, and Galaxy delivers an irrevocable notice that it is ready, willing and able to consummate the transactions.

In the event of termination, the Merger Agreement will become void and have no effect, and no party shall have any liability of any nature whatsoever thereunder or in connection with the transactions contemplated thereby, except with respect to certain limited provisions which survive termination and with respect to any liability for willful breach or any liability of the Company to pay the termination fee described below.

Termination Fee (page 47).

If Galaxy terminates the Merger Agreement under the circumstances described in the last bullet above, the Company has agreed to pay to Galaxy a termination fee of $16,000,000. The parties have agreed that such termination fee is Galaxy’s sole remedy pursuant to the Merger Agreement (subject to any interest on such fee, and costs and expenses to be reimbursed in seeking payment of such fee), in the event that the Company is not able to obtain financing for the transactions contemplated thereby. See “The Merger Agreement — Effect of Termination” beginning on page 47.

Appraisal Rights (page 33).

Holders of the Company’s common stock will not be entitled to exercise appraisal or dissenters rights under Delaware law in connection with the mergers or the Stock issuance.

Description of the Warrants (page 49).

As part of the Merger Consideration, upon the closing of the mergers under the Merger Agreement, the Company will issue to Galaxy stockholders and optionholders warrants to purchase an aggregate of up to 3,000,000 additional shares of the Company’s common stock, which are referred to as the “warrant shares.” The warrant shares will be issued at a purchase price of $11.20 per share, and will vest based upon the performance in the 2016 and 2017 calendar years of the Linens ‘n Things brand acquired from Galaxy, as follows:

•	500,000 warrant shares will vest if net royalties in 2016 are equal to or exceed $10,000,000;
•	an additional 1,000,000 warrant shares will vest if net royalties in 2016 are equal to or exceed $15,000,000;
•	500,000 warrant shares will vest if net royalties in 2017 are equal to or exceed $10,000,000; and
•	an additional 1,000,000 warrant shares will vest if net royalties in 2017 are equal to or exceed $15,000,000.

In the event of a change of control of the Company before April 30, 2017, any unvested warrant shares will immediately vest, and the warrants shall become exercisable for such vested warrant shares. If the

Company sells the Linens ‘n Things brand for an amount in excess of $50,000,000 before the end of calendar year 2017, any unvested warrant shares will immediately vest, and the warrants shall become exercisable for such vested warrant shares. In the event of a sale of the brand for an amount less than $50,000,000, the warrant shares will vest proportionately, based upon the value of the sale as a percentage of $50,000,000.

The warrants expire on December 31, 2019.

Registration Rights (pages 31 and 50).

Pursuant to the Merger Agreement, the Company has agreed to prepare and file with the SEC as soon as practicable following the closing of the mergers (and in any event within five business days of receipt of the requisite Galaxy financial statements and information), a registration statement on Form S-3 with respect to the resale of the shares of the Company’s common stock, warrants and warrant shares to be issued as a part of the Merger Consideration. See “The Mergers — Federal Securities Law Consequences” beginning on page 31.

In addition, pursuant to the Merger Agreement, the Company and the Stockholder Representative (on behalf of the former Galaxy stockholders and optionholders) will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at or prior to the consummation of the mergers. The former Galaxy stockholders and optionholders have certain rights to require the Company to register their shares for public resale under the terms of the Registration Rights Agreement. In addition, if the Company proposes to register any of the Company’s shares in a registered public offering, the former Galaxy stockholders and optionholders have a right to include their shares in such offering through a valid “piggyback” registration of shares. Please see “Registration Rights Agreement” beginning on page 50 for a description of the terms of the Registration Rights Agreement.

Carlyle has agreed not to sell any of the shares of the Company’s common stock to be issued to it in the mergers for a period of 90 days following the closing. See “The Mergers — Federal Securities Law Consequences” beginning on page 31.

QUESTIONS AND ANSWERS ABOUT THE MERGERS

The following questions and answers address briefly some questions you may have regarding the Merger Agreement, the mergers and the Stock Issuance. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to in this Information Statement.

Q:	Why has the Company decided to merge with Galaxy?
A:	We believe that the mergers with Galaxy will provide substantial strategic and financial benefits to our Company, our stockholders and our customers, including the following:
•	diversification in terms of consumer brands, retail partners and product categories;
•	new markets and distribution channels;
•	transformative acquisition with turn-key operations;
•	the expected financial benefits of the transactions.

Please see “The Mergers — Reasons for the Mergers” beginning on page 21 for a detailed discussion of the reasons for and benefits of the mergers.

Q:	What will happen in the mergers?
A:	Pursuant to the Merger Agreement, Merger Sub will merge with and into Galaxy, with Galaxy as the surviving entity, and promptly thereafter Galaxy will merge with and into LLC Sub, with LLC Sub as the surviving entity. Upon the completion of the transaction, Galaxy will no longer exist as a legal entity and its business will be owned and operated through LLC Sub, a wholly-owned direct subsidiary of the Company.
Q:	When do you expect the mergers to be completed?
A:	We are working to complete the mergers as soon as practicable. We expect to complete the mergers in the third quarter of 2014, assuming that all of the conditions set forth in the Merger Agreement have been satisfied or waived. However, because the mergers are subject to a number of conditions, some of which are beyond the control of the Company, the precise timing for completion of the mergers cannot be predicted with certainty. For a discussion of the conditions to the completion of the mergers and of the risks associated with the failure to satisfy such conditions, please see “The Merger Agreement” beginning on page 34 and “Risk Factors — The mergers may not be completed, which could adversely affect the Company’s financial condition, results of operations and trading price of its common stock” on page 12.
Q:	Who will manage the Company after the mergers?
A:	Following the closing of the mergers, the Company’s current management is expected to remain in place. In addition, Carlyle will have the right to nominate one director for election by the Company’s stockholders to the Board, and Eddie Esses, Galaxy’s current Chief Executive Officer, is expected to become the Division President of Galaxy Brands.
Q:	Are there risks related to the mergers and Merger Agreement?
A:	Yes. You should carefully read this Information Statement, including the factors discussed in the section “Risk Factors” beginning on page 12.
Q:	What will the holders of shares of Galaxy Class A Common Stock, Galaxy Class B Common Stock and holders of options to purchase Galaxy stock receive pursuant to the Merger Agreement?
A:	Holders of shares of common stock and preferred stock of Galaxy will each receive a portion of the final Merger Consideration. Outstanding options to purchase shares of Galaxy Class A Common Stock (whether vested or unvested) will be deemed fully vested and canceled, and holders thereof will each receive a portion of the Merger Consideration, to the extent in excess of the exercise price per share of Galaxy Class A Common Stock underlying such option. The final Merger Consideration will consist, in the aggregate, of $100,000,000 in cash, subject to adjustment as set forth in the Merger Agreement and described herein, 13,750,000 shares of the Company’s common stock, and warrants to purchase an aggregate of up to 3,000,000 additional shares of the Company’s common stock based upon the performance of the Linens ‘n Things brand following the closing.
Q:	What are the U.S. federal income tax consequences of the mergers?
A:	See “The Mergers — Material U.S. Federal Income Tax Consequences of the Mergers to the Company and its Stockholders” beginning on page 30 of the Information Statement.
Q:	Did the Board approve the Merger Agreement and mergers?
A:	Yes. The terms of the Merger Agreement were considered by the Board. After considering a number of factors and reviewing a substantial amount of information, which is described in more detail in “The Mergers — Reasons for the Mergers; Approval of the Board” beginning on page 21 of the Information Statement, the Board unanimously determined that the terms and conditions of the Merger Agreement and the mergers were fair to and in the best interest of the Company and the holders of the Company’s common stock. After consultation with its advisors, the Board unanimously adopted the Merger Agreement and approved the mergers, including the Stock Issuance pursuant to the terms of the Merger Agreement.
Q:	Is stockholder approval of the Merger Agreement or mergers necessary?
A:	Under the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s stockholders are not required to approve the mergers. However, because the Company’s common stock is listed on The NASDAQ Stock Market, it is subject to NASDAQ Listing Rule 5635(a) (described in more detail below) and the Company is required to obtain stockholder approval in connection with the issuance of shares of the Company’s common stock in connection with the mergers. Following the execution of the Merger Agreement, on June 24, 2014, the Consenting Holders delivered a written consent approving the Stock Issuance in connection with the mergers. As the Consenting Holders beneficially owned approximately 51.4% of the issued and outstanding shares of the Company’s common stock as of the date of such written consent, no additional stockholder approval is required to complete the mergers.
Q:	Why am I not being asked to vote on the issuance of shares of common stock in connection with the mergers?
A:	Pursuant to NASDAQ Listing Rule 5635(a), the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of the Company’s common stock is required to issue shares with voting power equal to or in excess of 20% of the voting power outstanding before such issuance. Accordingly, the issuance of shares of the Company’s common stock in connection with the mergers requires stockholder consent. The requisite stockholder approval of the issuance of shares of the Company’s common stock in connection with the mergers was obtained on June 24, 2014, when, following execution of the Merger Agreement by the parties thereto, the Consenting Holders executed the written consent approving the issuance of shares of the Company’s common stock in connection with the mergers. As of that record date for determining the stockholders entitled to vote on the Stock Issuance, the Consenting Holders beneficially owned approximately 51.4% of the issued and outstanding shares of the Company’s common stock. As a result, no further approval of the stockholders of the Company is required to issue common stock in connection with the mergers.
Q:	Do I need to send in my stock certificates if the mergers are completed?
A:	No. You will not be required to exchange your certificates representing shares of the Company’s common stock in connection with the mergers. Galaxy is merging with two wholly-owned subsidiaries of the Company. In the mergers, among other things, the Company will issue as a portion of the Merger Consideration additional shares of the Company’s common stock to the stockholders and optionholders of Galaxy in exchange for their equity interests in Galaxy. The previously outstanding shares of the Company’s common stock will continue to remain outstanding following the mergers. You will not receive any cash or securities in connection with the mergers, but instead you will continue to hold your existing shares of the Company’s common stock.

Q:	Do I, as a stockholder of the Company, have appraisal rights?
A:	Holders of the Company’s common stock will not be entitled to exercise appraisal or dissenters rights under the DGCL in connection with the mergers or the Stock Issuance.
Q:	Why am I receiving this Information Statement?
A:	You may be receiving this Information Statement because you owned shares of the Company’s common stock on the close of business on June 24, 2014, which is the record date for determining stockholders to receive this Information Statement. Applicable laws and regulations require us to provide you with notice of the written consent delivered on June 24, 2014 by the Consenting Holders, approving the issuance of shares of the Company’s common stock in connection with the mergers. As a result, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.
Q:	Who is paying for the Information Statement?
A:	We will pay all of the expenses of furnishing the Information Statement, including the cost of preparing, assembling and mailing the Information Statement. We estimate that such expenses will be approximately $10,000.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement includes “forward-looking statements” about the Company and Galaxy that are subject to risks and uncertainties. All statements other than statements of historical fact included in this document are forward-looking statements. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may,” “should,” “will,” “would,” or other similar expressions help identify forward-looking statements.

Except for their respective obligations to disclose material information under U.S. federal securities laws, neither the Company nor Galaxy undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this document, or to report the occurrence of unanticipated events.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•	the risk that the mergers may not be completed;
•	the ability to successfully combine the businesses of the Company and Galaxy;
•	the risk that the public assigns a lower value to the Galaxy business than the values used in negotiating the terms of the mergers;
•	the effects of the mergers on the interests of the current Company stockholders in the earnings, voting power and market value of the Company;
•	the risk that the mergers may be less accretive to the Company stockholders than currently anticipated;
•	the impact of the new credit agreements entered into in connection with the mergers;
•	the incurrence of transaction, compliance and other mergers-related fees and costs;
•	the impact of the Stock Issuance;
•	the impact of interests of certain directors of the Company in the mergers that are different from, or in addition to, the interest of the Company’s stockholders generally;
•	the impact of public resales of the Company’s common stock by former stockholders and optionholders of Galaxy;
•	the fact that completion of the mergers is subject to a number of conditions, many of which are outside the Company’s control;
•	the risk that the pro forma financial statements included in this Information Statement may not be an indication of the combined company’s future performance; and
•	the other risk factors described in the Company’s reports filed with the SEC.

All written and oral forward-looking statements attributable to the Company or Galaxy or persons acting on behalf of the Company or Galaxy are expressly qualified in their entirety by such factors. For additional information with respect to these factors, please see the section entitled “Where You Can Find More Information.”

RISK FACTORS

The Company’s stockholders should carefully read and consider the following risk factors, as well as the other information contained and referred to in this Information Statement. In addition, the Company’s stockholders should carefully read and consider the risks associated with the business of the Company as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Risks Relating to the Mergers

The mergers may not be completed, which could adversely affect the Company’s financial condition, results of operations and trading price of its common stock.

The Merger Agreement contains closing conditions, which are described in the section “The Merger Agreement” beginning on page 34. If we are unable to satisfy or obtain a waiver for these conditions, we will be unable to complete the mergers, and the Company will be subject to a number of risks, including the following:

•	the Company will not realize the benefits of the mergers;
•	under specified circumstances, the Company could be forced to pay a termination fee equal to $16,000,000;
•	the Company will be required to pay certain costs incurred by the Company relating to the mergers, such as legal, accounting, financial advisor and printing fees, whether or not the mergers are completed;
•	matters relating to the mergers may require substantial commitments of time and resources by the Company management, which could otherwise have been devoted to other opportunities that may have been beneficial to the Company as an independent company;
•	the Company could be subject to litigation related to any failure to complete the mergers or to enforcement proceedings commenced to attempt to force it to perform its obligations under the Merger Agreement; and
•	the trading price of the Company’s common stock may decline to the extent that the current market price reflects a market assumption that the mergers will be completed.

The occurrence of any of these events individually or in combination could have a material adverse effect on the financial condition and results of operations of the Company and the trading price of the Company’s common stock.

The failure to successfully combine the businesses of the Company and Galaxy in the expected time frame may adversely affect the Company’s financial conditions and results of operations.

The success of the mergers will depend, in part, on the ability of the combined company to realize the anticipated benefits from combining the businesses of the Company and Galaxy. To realize these anticipated benefits, the Company’s and Galaxy’s businesses must be successfully combined and if a successful combination of the businesses does not occur, the anticipated benefits of the mergers may not be realized fully or at all or may take longer to realize than expected. In addition, the actual integration may result in additional and unforeseen problems, expenses, liabilities and diversion of management’s attention, each of which could reduce the anticipated benefits of the mergers. The difficulties of combining the operations of the Company and Galaxy include:

•	managing a significantly larger company;
•	integrating two different business cultures, which may prove to be incompatible;
•	the possibility of faulty assumptions underlying expectations regarding the integration process;
•	retaining existing licensees and attracting new licensees;
•	consolidating corporate and administrative infrastructures and eliminating duplicative operations;
•	the diversion of management’s attention from ongoing business concerns and performance shortfalls at one or both of the companies as a result of the diversion of management’s attention to the mergers;

•	costs or inefficiencies associated with integrating the operations of the combined company; and
•	unforeseen expenses or delays associated with the mergers.

The Company and Galaxy have operated and, until the completion of the mergers, will continue to operate independently. Even if the operations are combined successfully, the combined company may not realize the full benefits of the mergers on the anticipated timeframe, or at all. These integration matters could have an adverse effect on our financial condition and results of operations.

Following the consummation of the mergers, a substantial portion of our licensing revenue will be concentrated with a limited number of licensees and retail partners, such that the loss of any such licensees or retail partners could decrease our revenue and impair our cash flows.

Following the consummation of the mergers, a limited number of licensees and retail partners are anticipated to account for a substantial portion of our licensing revenue. In particular, a substantial majority of the licensed products for brands acquired in the mergers are anticipated to be sold by licensees to Wal-Mart Stores, Inc. and its affiliates (collectively, “Wal-Mart”). Because we will be dependent on these licensees and retail partners for a significant portion of our licensing revenue, if any of them were to have financial difficulties affecting their ability to make payments, or if any of these licensees or retail partners decides not to continue any existing agreements or arrangements relating to these licensed products, or to reduce significantly its sales of these licensed products under any such agreements or arrangements, our revenue and cash flows could be reduced substantially as a result.

If the public markets assign lower values to the Galaxy business than the values used in negotiating the terms of the mergers, the trading price of the Company’s common stock may decline.

The stock of Galaxy is not publicly traded, so there is no current market-based valuation for Galaxy’s business. In negotiating the mergers, we used what we believe to be a reasonable valuation for Galaxy. The public markets may not value the Galaxy business in the same manner as we have valued it for purposes of negotiating the terms of the mergers. If either the Company’s future financial performance is materially better than projected (and Galaxy does not also perform materially better), or if Galaxy’s future financial performance is materially lower than projected (and the Company’s performance is not similarly lower), the market may conclude that the value assigned to Galaxy in the mergers was too high. In any of these situations, the trading price of the Company’s common stock may decline.

The issuance of shares of the Company’s common stock in the mergers will substantially reduce the percentage interests of current Company stockholders in the earnings, voting power and market value of the Company.

The Company will issue 13,750,000 shares of common stock in the mergers. Upon completion of the mergers and the issuance of these shares, based on the 25,721,624 shares of the Company’s common stock outstanding as of June 24, 2014, the Company stockholders prior to the mergers will own approximately 65% of the Company’s outstanding shares of common stock. The issuance of shares of the Company’s common stock in the mergers will cause a significant reduction in the relative percentage interests of current Company stockholders in earnings, voting power and market value of the Company.

The number of shares of the Company’s common stock issued will not be adjusted downward to compensate for increases in the Company’s stock price prior to the closing of the mergers.

The aggregate number of shares of the Company’s common stock to be issued in the mergers is fixed at 13,750,000. As a result, the aggregate number shares of the Company’s common stock to be issued in the mergers will not adjust for any changes in the trading price of the Company’s common stock prior to the closing of the mergers. At the closing of the mergers, the value of the shares of the Company to be issued to the Galaxy stockholders and optionholders could be more or less than the approximately $160,325,000 value of such shares based on the Company’s closing stock price of $11.66 on June 24, 2014, the last day before the public announcement of the entry into the Merger Agreement. If the price of the Company’s common stock increases, the value of the Company shares issued to the Galaxy stockholders and optionholders will increase, but the Company will not receive the benefit of any price adjustment; similarly, any decline in the value of the Company’s common stock will be detrimental to the Galaxy stockholders and optionholders.

The mergers may be less accretive to current Company stockholders than currently anticipated.

The mergers are expected to be accretive to the Company stockholders in 2014, and the accretive nature of the transaction is expected to result in increased earnings per share over time. The extent and duration of any accretion will depend on several factors, including the amount of merger-related expenses the Company incurs that are charged against its earnings and the results of operations of Galaxy, which will not be known until after the mergers are completed. If expenses charged against earnings are higher than we expect or Galaxy does not achieve the revenue and earnings growth we project, the amount of accretion in 2014 could be less than currently anticipated or the mergers may not be accretive at all. In such event, the trading price of the Company’s common stock may decline.

In connection with the mergers, the Company expects to incur a substantial amount of indebtedness, which could adversely affect the Company’s operations and financial condition.

The Company expects to be leveraged as a result of the mergers and to have significant debt service obligations. On June 24, 2014, the Company entered into commitment letters with Bank of America, N.A., for an up to $100,000,000 First Lien Facility, and with GSO Capital Partners LP, for an up to $90,000,000 Second Lien Facility, in each case subject to certain increases as described herein. See “The Mergers — Financing The Mergers” below. The commitments of the lenders under the commitment letters are subject to various conditions, including the negotiation and execution of definitive financing agreements prior to December 31, 2014 and the consummation of the mergers in accordance with the terms and conditions set forth in the Merger Agreement. The Company expects to borrow funds pursuant to the commitment letters on the closing date to refinance and repay in full the Company’s existing indebtedness, to finance the mergers and to pay fees and transaction costs related to the mergers, the First Lien Facility and the Second Lien Facility. After the closing date, the Company expects to use the proceeds of any borrowings of revolving loans under the First Lien Facility for working capital, capital expenditures, and other lawful corporate purposes of the Company and its subsidiaries and any borrowings under any incremental facilities for working capital purposes and/or for permitted acquisitions.

The Company’s expected level of indebtedness increases the possibility that it may be unable to generate cash sufficient to pay when due the principal of, interest on or other amounts due in respect of such indebtedness. In addition, the Company may incur additional debt from time to time to finance strategic acquisitions, investments, joint ventures or for other purposes, subject to the restrictions contained in the documents that will be governing our indebtedness. If the Company incurs additional debt, the risks associated with its leverage, including our ability to service debt, would increase.

The Company’s debt could have other important consequences, which include, but are not limited to, the following:

•	a substantial portion of the Company’s cash flow from operations could be required to pay principal and interest on its debt;
•	the Company’s interest expense could increase if interest rates increase because the loans under its credit agreement would generally bear interest at floating rates;
•	the Company’s leverage could increase its vulnerability to general economic downturns and adverse competitive and industry conditions, placing it at a disadvantage compared to those of its competitors that are less leveraged;
•	the Company’s debt service obligations could limit its flexibility in planning for, or reacting to, changes in its business and in the brand licensing industry;
•	the Company’s failure to comply with the financial and other restrictive covenants in the documents governing its indebtedness could result in an event of default that, if not cured or waived, results in foreclosure on substantially all of its assets; and
•	the Company’s level of debt may restrict it from raising additional financing on satisfactory terms to fund strategic acquisitions, investments, joint ventures and other general corporate requirements.

The Company cannot be certain that its earnings will be sufficient to allow it to pay principal and interest on its debt and meet its other obligations. If we do not have sufficient earnings, we may be required to seek to refinance all or part of our then existing debt, sell assets, borrow more money or sell more securities, none of which we can guarantee that we will be able to do and which, if accomplished, may adversely affect us.

Significant changes in the Company’s or Galaxy’s stockholder composition may jeopardize their ability to use some or all of their respective operating loss carryforwards, following the completion of the mergers.

Both the Company and Galaxy have certain tax net operating loss, or NOL, carryforwards available to reduce taxable income in future years. Upon completion of the mergers, the Company’s or Galaxy’s ability to utilize such NOL carryforwards may become subject to annual limitations, if the mergers are deemed to result in an ownership change as defined under Section 382 of the Internal Revenue Code. Section 382 imposes an annual limitation on the amount of net operating loss carryforwards that a corporation may use to offset future taxable income. Any unused annual limitation may be carried over to later years until the applicable expiration of the respective NOL carryforwards. The mergers may jeopardize the Company’s or Galaxy’s ability to use some or all such NOL carryforwards following the completion of the mergers.

The Company and Galaxy will incur significant transaction, and compliance fees and costs.

The Company and Galaxy expect to incur costs associated with combining the operations of these businesses, as well as transaction fees and other costs related to the mergers. The total cost to consummate the transaction is estimated to be approximately $10,955,000. Additionally, the Company anticipates paying approximately $4,800,000 of debt issuance costs due to the new credit agreement to be entered into in connection with the mergers. The amounts of transaction costs expected to be incurred are preliminary estimates and subject to change. Although the Company expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction costs over time, this net benefit may not be achieved in the near term or at all.

The public resale by former Galaxy stockholders and optionholders of the Company’s common stock received in the mergers could have a negative effect on the trading price of the Company’s common stock following completion of the mergers.

In the mergers, we will issue 13,750,000 shares of the Company’s common stock to the stockholders and optionholders of Galaxy. At the closing, none of these shares will be registered under the Securities Act of 1933, as amended, which we refer to as the Securities Act, and they will only be able to be resold pursuant to a separate registration statement or an applicable exemption from registration (under both federal and state securities laws). In addition, Carlyle has agreed not to sell any shares of the Company’s common stock to be issued to it in the mergers for a period of 90 days following the closing. However, pursuant to the Merger Agreement, the Company has agreed to prepare and file with the SEC as soon as practicable following the closing of the mergers, a registration statement on Form S-3 with respect to the resale of the shares of the Company’s common stock, warrants and warrant shares to be issued as a part of the Merger Consideration. The former Galaxy stockholders and optionholders have certain rights to require the Company to register their shares for public resale under the terms of the Registration Rights Agreement. In addition, if we propose to register any of the Company’s shares in a registered public offering, the former Galaxy stockholders and optionholders have a right to include their shares in such offering through a valid piggyback registration of shares, subject to the right of the underwriters of an offering to limit the number of shares included in such registration. Please see “Registration Rights Agreement” beginning on page 50 for a description of the terms of the Registration Rights Agreement. The sale of shares of the Company’s common stock issued in the mergers into the public markets may cause a decline in the trading price of the Company’s common stock.

The mergers are subject to a number of conditions specified in the Merger Agreement which, if they fail to materialize, may delay the timing of the mergers or cause the mergers not to be completed.

Completion of the mergers is conditioned upon a number of matters specified in the Merger Agreement, including without limitation the absence of a material adverse effect of either Galaxy or the Company, compliance by the parties with their obligations under the Merger Agreement, the absence of breaches of representations and warranties, and the expiration or termination of any waiting periods under the HSR Act. If any such conditions fail to materialize, the mergers may not be completed on a timely basis or at all. See “The Merger Agreement — Conditions to the Mergers” below.

The unaudited pro forma financial statements included in this Information Statement are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the mergers.

The unaudited pro forma financial statements contained in this Information Statement are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates, and may not be an indication of the combined company’s financial condition or results of operations following the mergers. The actual financial condition and results of operations of the combined company following the mergers may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition and results of operations following the mergers. Any potential decline in the combined company’s financial condition or results of operations may cause significant declines in the price of the Company’s common stock after completion of the mergers.

THE MERGERS

This discussion of the mergers is qualified in its entirety by reference to the Merger Agreement, which is attached to this Information Statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the mergers.

The Parties to the Merger Agreement

The Company

The Company is a publicly traded Delaware corporation, whose shares of common stock, par value $0.001 per share, are traded on The NASDAQ Stock Market under the ticker symbol “SQBG.” The principal offices of the Company are located at 1065 Avenue of Americas, 30th Floor, New York, NY 10018, and its phone number is (646) 564-2577.

The Company owns a portfolio of consumer brands, including Ellen Tracy, William Rast, Revo, Caribbean Joe, Heelys, DVS, The Franklin Mint and People’s Liberation. The Company promotes, markets and licenses these brands and intends to pursue acquisitions of additional brands or rights to brands. The Company has licensed and intends to license its brands in a variety of categories to retailers, wholesalers and distributors in the United States and in certain international territories.

In the second half of 2011, the Company changed its business model to focus on licensing and brand management. Prior to this, the Company designed, marketed and provided, on a wholesale basis, branded apparel and apparel accessories, as well as operated retail stores to sell the Company’s branded products. In the second half of 2011, the Company discontinued its wholesale distribution of branded apparel and apparel accessories, liquidated its existing inventory and closed its remaining retail stores. To reflect its business transition, in March 2012, the Company changed its corporate name from People’s Liberation, Inc. to Sequential Brands Group, Inc.

The Company’s objective is to build a diversified portfolio of lifestyle consumer brands by growing its existing portfolio and by acquiring new brands. To achieve its objective, the Company intends to increase licensing of existing brands by adding additional product categories, expanding the brands’ distribution and retail presence and optimizing sales through innovative marketing that increases consumer awareness and loyalty; develop international expansion through additional licenses, partnerships, joint ventures and other arrangements with leading retailers and wholesalers outside the United States; and acquire consumer brands or the rights to such brands with high consumer awareness, broad appeal, applicability to a range of product categories and an ability to diversify its portfolio. In assessing potential acquisitions or investments, the Company primarily evaluates the strength of the targeted brand as well as the expected viability and sustainability of future royalty streams.

The Company’s business strategy is designed to maximize the value of its brands through entry into licenses with partners that are responsible for designing, manufacturing and distributing its licensed products. The Company licenses its brands with respect to a broad range of products, including apparel, eyewear, footwear and fashion accessories. The Company currently has more than 50 licensees, almost all of which are wholesale licensees. Each of the Company’s licensees has a stipulated territory or territories, as well as distribution channels in which the licensed products may be sold. Currently, the majority of the Company’s revenues are from U.S. based licenses.

Galaxy

Galaxy owns a diversified portfolio of consumer brands generating over $700 million in annual retail sales based on which Galaxy receives certain royalties. The Company's branding expertise, retail relationships and strategic partnerships create significant value for its licensees who design, source and distribute products to retailers around the globe. With innovative and creative advertising and promotions, Galaxy is an industry leader in promoting and elevating brands in the marketplace through traditional and digital platforms. Galaxy was founded in 2011 and is based in New York City.

Galaxy’s brands include AND1, a leading footwear and apparel brand; AVIA, a progressive training and running brand focused on innovation and technology; Linens ‘n Things, a brand focused on providing fashionable, affordable home goods and Nevados, a hiking brand.

Galaxy aims to provide retailers with national brands that offer consumers quality products at superior values, and maintain hands-on relationships with its trusted retailers, manufacturers and licensee partners.

LLC Sub

LLC Sub was formed as a Delaware limited liability company by the Company solely for the purpose of completing the transactions contemplated by the Merger Agreement. LLC Sub is a wholly-owned subsidiary of the Company and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

Merger Sub

Merger Sub was formed as a Delaware corporation by the Company solely for the purpose of completing the transactions contemplated by the Merger Agreement. Merger Sub is a wholly-owned subsidiary of the Company and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

General Description of the Mergers

Pursuant to the terms of the Merger Agreement and the DGCL, Merger Sub will merge with and into Galaxy, with Galaxy as the surviving entity, and immediately thereafter Galaxy will merge with and into LLC Sub, with LLC Sub as the surviving entity. At the effective time of the merger of Merger Sub with and into Galaxy, as described herein, each share of Galaxy Class A Common Stock and Galaxy Class B Common Stock outstanding immediately prior to the Initial Merger will be converted into the right to receive a portion of the Merger Consideration, and each outstanding option to purchase shares of Galaxy Class A Common Stock (whether vested or unvested) will be deemed fully vested and canceled and will be converted into the right to receive a portion of the Merger Consideration, to the extent in excess of the exercise price per share of Galaxy Class A Common Stock underlying such option.

The Merger Consideration will consist, in the aggregate, of $100,000,000 in cash, subject to adjustment as set forth in the Merger Agreement and described herein, 13,750,000 shares of the Company’s common stock, and warrants to purchase up to an aggregate of 3,000,000 additional shares of the Company’s common stock based on the performance of the Linens ‘n Things brand following the closing. Upon completion of the mergers, based on the number of shares of the Company’s common stock outstanding as of June 24, 2014, the Company stockholders prior to the mergers will own, in the aggregate, approximately 65% of the outstanding shares of the Company’s common stock.

NASDAQ Stockholder Approval Requirement.

The Company’s common stock is listed on The NASDAQ Stock Market LLC. Pursuant to NASDAQ Listing Rule 5635(a), the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of the Company’s common stock is required to issue shares with voting power equal to or in excess of 20% of the voting power of the shares outstanding before such issuance or equal to or more than 20% of the number of shares outstanding before such issuance. Accordingly, the issuance of 13,750,000 shares of the Company’s common stock and warrants to purchase an aggregate of up to 3,000,000 additional shares of the Company’s common stock as a portion of the Merger Consideration (the “Stock Issuance”) requires stockholder consent.

On June 24, 2014, certain affiliates of Tengram Capital Partners Gen2 Fund, L.P. (“Tengram”), certain affiliates of BlackRock, Inc., Berylson Master Fund, LP, FLAG Private Equity V, L.P., Siguler Guff Small Buyout Opportunities Fund II, LP and William Sweedler (collectively, the “Consenting Holders”) executed a written consent authorizing the Stock Issuance in accordance with NASDAQ Listing Rule 5635(a). Because the Consenting Holders owned approximately 51.4% of the issued and outstanding shares of the Company’s common stock as of that date, no further action by any other stockholder of the Company is required to approve the Stock Issuance. There is no requirement under Delaware law requiring further consent of the stockholders of the Company to the mergers.

Background of the Mergers

The Board and management regularly review and evaluate the Company’s business and operations, long-term strategic goals and alternatives, and prospects for the growth and profitability of its operations.

Among the Company’s stated goals is to pursue acquisitions of additional brands or brand rights. The Company has completed four strategic acquisitions and other transactions over the past two years.

On February 4, 2014, Yehuda Shmidman, the Company’s Chief Executive Officer, met with Rodney Cohen, a member of Galaxy’s board of directors with whom Mr. Shmidman had been acquainted for several years, at Carlyle’s offices in New York to discuss, among other things, a potential business transaction between the Company and Galaxy.

On February 11, 2014, Mr. Shmidman and Mr. William Sweedler, Chairman of the Board, met with Mr. Cohen to further discuss a potential business combination transaction between the Company and Galaxy. Later that same day, Andrew Tarshis, Chief Operating Officer and General Counsel of Tengram, circulated a draft non-disclosure agreement to Mr. Cohen. On February 12, 2014, the Company and Carlyle entered into a mutual non-disclosure agreement and agreed to share certain confidential information relating to the Company and Galaxy.

On February 18, 2014, Messrs. Shmidman, Sweedler and Tarshis met with Mr. Cohen and David Stonehill, a member of Galaxy’s board of directors, at Carlyle’s offices in New York, to discuss Galaxy’s business and operations and the terms of any proposed business combination. During this and in subsequent conversations, Messrs. Cohen and Stonehill emphasized the importance of Galaxy’s equityholders receiving a significant number of shares of the Company’s common stock as consideration in any potential transaction.

On February 20, 2014, the Board held a regularly scheduled meeting. Among other things, members of the Company’s management provided the directors with an update regarding potential strategic transactions, including the potential transaction with Galaxy. The Company’s management informed the directors that the consideration in a proposed transaction would likely involve cash, a fixed number of shares of the Company’s common stock and warrants.

On February 25, 2014, Messrs. Cohen and Stonehill attended a management presentation at the Company’s offices in New York in order to obtain due diligence information regarding the Company, its management, its brands and certain financial information.

Throughout February, March and April 2014 the parties held multiple teleconferences and met on a number of occasions to discuss, among other things, financial and operational due diligence and the potential terms of a transaction.

During April 2014, the parties negotiated a letter of intent and on April 28, 2014 the parties entered into a non-binding letter of intent which provided the Company with the exclusive right to negotiate an acquisition of Galaxy for a period extending through May 31, 2014. The letter of intent included a proposed purchase price in an acquisition of Galaxy of $100 million in cash, 13,750,000 shares of the Company’s common stock and warrants to acquire up to 3,000,000 additional shares of the Company’s common stock based upon the performance of the Linens ‘n Things brand following the closing. The letter of intent also provided that Carlyle would have the right to nominate a director for election by the Company’s stockholders to the Board.

On April 29, 2014, the Board held a regularly scheduled meeting. Members of the senior management team provided an update to the Board regarding the execution of the letter of intent and the next steps regarding entering into a definitive agreement.

On May 6, 2014, Messrs. Shmidman and Sweedler met with Eddie Esses, Chief Executive Officer of Galaxy, and discussed the Galaxy business and certain due diligence matters. Throughout May 2014 and until the execution of the Merger Agreement, Mr. Shmidman and other members of the Company’s senior management team held regular discussions with Mr. Esses and other members of Galaxy’s management team regarding the Galaxy business and the proposed transaction.

During this same period following execution of the letter of intent, the Company’s outside legal counsel attended numerous calls and discussions with Galaxy’s outside legal counsel to discuss the terms of any merger agreement, as well as any regulatory filings that would be required in connection therewith. The Company’s legal counsel agreed to prepare the initial draft of the Merger Agreement incorporating the concepts discussed.

During the weeks of May 12 and May 19, 2014, each of Galaxy and the Company populated and provided access to a virtual dataroom to provide the parties and their outside advisors the opportunity to conduct additional due diligence.

On May 19, 2014, Messrs. Shmidman, Sweedler, Cohen and Stonehill met to further refine the terms of the transaction and certain Galaxy liabilities which would need to be restructured in connection with the closing of any potential transaction.

On May 21, 2014, the Company’s outside legal counsel distributed a draft Merger Agreement to Galaxy’s outside legal counsel. From May 21, 2014 until June 21, 2014 representatives of the Company, Galaxy and their respective legal counsels negotiated the terms of the definitive Merger Agreement and ancillary agreements, completed their due diligence efforts and finalized the terms and structure of the proposed transaction. During this period, the parties and their counsel negotiated, among other things, the purchase price adjustments, the amount of the termination fee, the terms and scope of the representations, warranties and covenants of the parties, indemnification, the circumstances under which the proposed merger could be terminated, and the terms and conditions of the warrants and the Galaxy stockholders’ registration rights. The parties negotiated each of these provisions on an arms’ length basis, with the advice of their respective outside legal counsel, taking into consideration all of the facts and circumstances surrounding the transaction. In addition, in negotiating these provisions, the parties considered the terms and conditions of similar transactions of this type and the terms of the letter of intent. Throughout this time, the Company’s management team continued to provide updates to the Board regarding the ongoing discussions with Galaxy.

On May 22, 2014, the Company’s Board engaged Consensus to provide a fairness opinion in connection with the proposed transaction.

On May 31, 2014, the parties agreed to extend the term of the exclusivity provision set forth in the letter of intent until June 16, 2014.

On June 2, 2014, at the offices of the Company’s outside legal counsel, representatives of the Company including Messrs. Shmidman, Sweedler, Tarshis and Gary Klein, the Company’s Chief Financial Officer, met with Messrs. Cohen and Stonehill and Adam Glucksman, a member of Galaxy’s board of directors. Members of the parties’ outside legal counsels were also present in person and telephonically. During this meeting the parties discussed various provisions of the draft Merger Agreement including the structure of the transaction and certain purchase price adjustments.

On June 9, 2014, Mr. Stonehill distributed a comprehensive package proposal to settle certain material open issues between the parties and on June 12, 2014, Galaxy’s outside legal counsel distributed a revised draft of the Merger Agreement and related ancillary agreements reflecting the terms of the June 9 proposal, which, among other things (i) incorporated the negotiation for an economic closing as of July 31, 2014 if the mergers had not then been consummated; (ii) provided that if more than 80% of the Galaxy stockholders consented to the transaction then the shares of the Company’s common stock and warrants (and the shares underlying the warrants) to be issued as a portion of the Merger Consideration would be registered on Form S-3, promptly after the closing; (iii) provided that the Company, under specified circumstances, would be required to pay a termination fee equal to $16,000,000, and (iv) allocated the value of certain transaction tax deductions as well as liability for pre-closing tax obligations to the Company. The parties held multiple teleconferences discussing the provisions of the revised draft Merger Agreement and continued to exchange drafts of the documents to be executed in connection with the Merger Agreement.

On June 18, 2014, the parties held a teleconference attended by Messrs. Sweedler, Shmidman and Tarshis and other members of the Company’s management as well as Messrs. Stonehill and Cohen and the outside legal counsels to the Company and Galaxy. During this call and during the day following, the parties resolved substantially all of the then-remaining material open issues relating to the proposed Merger Agreement.

On June 19, 2014, the Board held a telephonic meeting at which all members of the Board were present. Also attending were members of the Company’s management team and representatives of the Company’s outside legal counsel. Representatives of Consensus were also present for a portion of the Meeting. The Board was provided with the draft transaction documentation, including the draft of the Merger Agreement, as well as an executive summary of the draft Merger Agreement prepared by the Company’s outside legal counsel.

Mr. Sweedler gave a report updating the Board on the proposed transaction with Galaxy including that the negotiations regarding the Merger Agreement had been substantially finalized. A representative of the Company’s outside legal counsel provided the Board with a summary of the substantially final Merger Agreement and reminded the directors of their fiduciary duties in connection with a proposed transaction. Members of the Company management reviewed with the Board the potential benefits of a business combination with Galaxy, including the financial and strategic rationale. Representatives from Consensus then reviewed its financial analyses of the mergers contained in a preliminary presentation previously provided to the members of the Board. Consensus then provided to the Board its oral opinion that based upon and subject to certain factors and assumptions, as of June 19, 2014, the Merger Consideration to be paid by the Company pursuant to the Merger Agreement was fair from a financial point of view to the Company. Following these discussions, the Board authorized the Company’s management to finalize the transaction documentation.

On June 21, 2014, the Board received updated drafts of the Merger Agreement and the related transaction documents, including the form of warrant, form of registration rights agreement and the agreements providing Carlyle the right to nominate one director for election by the Company’s stockholders to the Board and to appoint one observer to the Board. The Board was also provided with the form of employment agreement to be entered into with Mr. Eddie Esses. The Board met telephonically and was further informed that the documentation had been substantially finalized, and there had been no material changes to the transaction documents since the June 19 meeting. Following these discussions, each member of the Board determined that the proposed transaction with Galaxy was advisable and fair to and in the best interests of the Company and its stockholders, and voted to approve the Merger Agreement and the Board adopted the resolutions presented at the meeting including resolutions that (i) the Merger Agreement, the mergers and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of, the Company and its stockholders, (ii) authorizing and approving the mergers substantially on the terms and conditions set forth in the Merger Agreement (iii) recommending that the stockholders of the Company vote or deliver a written consent in favor of the issuance of Company common stock in connection with the mergers and (iv) authorizing and approving the transactions contemplated by the Merger Agreement including the Eddie Esses employment agreement, the conditional appointment of Rodney Cohen and the amendment of the Consulting Services Agreement with Tengram.

On June 24, 2014, the Board received updated final forms of the Merger Agreement and related transaction documents as well as the updated final financial analysis presentation from Consensus and Consensus confirmed its oral opinion in writing that, based upon and subject to certain factors and assumptions set forth in its written opinion, as of June 24, 2014, the Merger Consideration to be paid by the Company pursuant to the Merger Agreement was fair from a financial point of view to the Company. The Board was informed that the Merger Agreement was ready to be executed and that the Galaxy approvals were expected to be received immediately following execution of the Merger Agreement. Later on June 24, 2014, the Merger Agreement was executed, Galaxy delivered to the Company a written consent executed by certain Galaxy stockholders approving and adopting the Merger Agreement, and the Company delivered to Galaxy a written consent executed by the Consenting Holders approving the stock issuance.

On June 25, 2014, the Company issued a press release announcing the mergers.

Reasons for the Mergers; Approval of the Board

The Board reviewed and considered the terms of the mergers and the Merger Agreement and determined that the mergers, including the issuance of shares of the Company’s common stock contemplated by the Merger Agreement, is fair to and in the best interests of the Company and its stockholders. Accordingly, the Board unanimously adopted the Merger Agreement and approved the transactions contemplated by the Merger Agreement.

In reaching the determinations and recommendations described above, the Board consulted with the Company’s management and its advisors and considered a number of relevant factors. The Board believed that these factors, taken as a whole, affirmatively supported its conclusion that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and also in the best interests of the Company and its stockholders. These factors include, but are not limited to, the following:

Strategic Considerations.  The Board considered a number of factors pertaining to the strategic rationale for the transaction, including the following:

•	The acquisition of a diversified portfolio of consumer brands. The Company’s management believes that the acquisition of a diversified portfolio of consumer brands will substantially increase the Company’s consolidated revenues, and provide services to a broader base of customers at various points across the brand licensing market. The Company’s management believes that the combined company will also be better diversified, reducing customer concentration and broadening revenue opportunities.
•	New markets and distribution channels. The Company’s management believes that the acquisition of Galaxy will allow the Company to enter into new markets, and to more fully develop its licenses in existing markets.

Merger Consideration.  The Board considered that the Merger Consideration consisted of cash, warrants to purchase shares of the Company’s common stock and shares of the Company’s common stock at a fixed aggregate number, and that the aggregate number of shares of the Company’s common stock to be issued will not adjust upwards to compensate for any declines in the price of the Company’s common stock prior to the closing of the mergers. Specifically, the Board gave consideration to the fact that earnings per share accretion (or an increase in pro forma earnings per share relative to the Company’s projected earnings per share prior to the mergers) was generally enhanced when borrowings are used to finance cash consideration while earnings per share accretion was generally reduced or diminished as an increased number of shares of the Company’s common stock are issued.

Opinion of Consensus.  The Board considered the financial analyses of Consensus, as provided to the Board on June 19, 2014 and June 24, 2014. It also considered the written opinion of Consensus as of June 24, 2014, that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth in such opinion, the Merger Consideration to be paid by the Company pursuant to the Merger Agreement was fair from a financial point of view to the Company. See “— Opinion of Consensus” beginning on page 24. The full text of the written opinion of Consensus, dated June 24, 2014, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B and is incorporated by reference in its entirety into this Information Statement.

Financial and Business Information.  The Board considered the current and historical financial condition, results of operations, competitive position, business, prospects and strategic objectives of the Company and Galaxy, including potential risks involved in achieving such prospects and objectives, and the current and expected conditions in the general economy and in the brand licensing industries, including the potential impact of these conditions in achieving such prospects and objectives.

Management Forecasts.  In connection with the Board’s evaluation of the proposed combination, the Board considered certain financial forecasts of Galaxy prepared by the Company’s management. Based on its consideration of management’s financial forecasts and the risks associated with achieving such financial performance, the Board believes that the Merger Consideration appropriately reflects the long-term value creation potential of the combined companies’ forecasted financial performance.

Pro Forma Financial Impact of the Combination.  The Board considered the expected financial impact of the mergers on the Company, including that the combination is anticipated to be accretive to the Company’s Revenue, EBITDA and EPS. The Board also considered the pro forma financial position of the combined companies, including its pro forma net debt to EBITDA.

Negotiation Process and Review by the Board.  The terms of the Merger Agreement were the result of active and intense negotiations conducted by representatives of the Board together with the Company’s management, with the assistance of independent financial, legal and accounting advisors.

Other Terms of the Merger Agreement.  The Board considered the terms of the Merger Agreement, which are described more fully in the section “The Merger Agreement” beginning on page 34 of this Information Statement.

Potentially Negative Factors.

In reaching the determinations and recommendations described above, the Board also considered the following potentially negative factors:

Business Risks.  The Board considered certain risks associated with Galaxy’s business and operations, including:

•	A substantial portion of Galaxy’s licensing revenue is concentrated through a single retail chain, Wal-Mart, such that the loss of Wal-Mart could decrease Galaxy’s revenue and impair their cash flows.
•	The failure of the Galaxy licensees to adequately produce, market and sell products bearing the brand names in their license categories or to otherwise fulfill their contractual obligations under their license agreements with Galaxy could result in a decline in Galaxy’s results of operations.
•	Galaxy’s business is dependent on continued market acceptance of the brands and the products of their licensees bearing these brands.

Fixed Amount of Common Stock Issued.  The Board considered that the aggregate number of shares of the Company’s common stock to be issued is fixed, and the aggregate number of shares of the Company’s common stock to be issued will not be adjusted downward to compensate for increases in the value of the Company prior to the closing of the mergers. The Board determined that this structure was appropriate and the risk acceptable in light of the relative intrinsic values and financial performance of Galaxy and the Company, the percentage of the combined company to be owned by the Company’s stockholders, and the Board’s ability to terminate the Merger Agreement if Galaxy suffers a material adverse effect.

Increased Indebtedness.  Following the closing of the transaction, the Company will significantly increase its total indebtedness and its leverage ratios. On a pro forma basis, as of March 31, 2014, the Company’s indebtedness would increase to approximately $180 million from approximately $57 million. However, the Company does not expect the increased leverage to impede further growth and the Board considered the pro forma leverage ratios to be appropriate for the combined company.

Termination Fee.  The Board considered the requirement that the Company pay a termination fee to Galaxy in certain circumstances which are described more fully in the section “The Merger Agreement — Effect of Termination”.

Transaction Costs and Integration.  The Board took into account the substantial transaction costs to be incurred in connection with the mergers and the possibility that the potential benefits of the mergers may not be realized within the expected time period, and the risks and challenges of integrating the Company’s and Galaxy’s businesses, operations and workforces.

No Dissenters Rights.  The Board acknowledged that pursuant to the DGCL, which governs the merger of Delaware corporations, the Company stockholders would not have the opportunity to dissent from the transaction and seek an appraisal of the fair value of their shares.

Reasons for the Recommendation by the Board of Directors.

The Board concluded that the potentially negative factors associated with the mergers were outweighed by the potential benefits that it expected the Company and its stockholders would receive as a result of the mergers. The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but summarizes the material information and factors considered by the Board in its consideration of the mergers. The Board reached the decision to recommend and approve the Merger Agreement, the Stock Issuance and the other transactions contemplated by the Merger Agreement in light of the factors described above and other factors the Board felt were appropriate. In view of the variety of factors and the quality and amount of information considered, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and individual members of the Board may have given different weights to different factors. The Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Company management and its advisors, and considered the factors overall to be favorable to, and to support, its determinations. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 11.

The determinations of the Board, which concluded that the terms of the Merger Agreement and the transactions contemplated thereby are substantively and procedurally fair to and in the best interests of the Company and the Company stockholders, were based on the analysis, factors and reasons described above.

Opinion of Consensus

Consensus rendered its opinion to the Board that, as of June 24, 2014, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid by the Company pursuant to the Merger Agreement was fair from a financial point of view to the Company.

The full text of the written opinion of Consensus, dated June 24, 2014, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B and is incorporated by reference in its entirety into this Information Statement. Consensus provided its opinion for the information and assistance of the Board (in its capacity as such) in connection with its evaluation of the consideration paid pursuant to the Merger Agreement, and did not address any other aspects or implications of the mergers. The opinion did not constitute a recommendation to the Board, to any holder of the Company’s common stock, or to any other person in respect of the mergers. Consensus’s opinion did not address the relative merits of the mergers as compared to other business or financial strategies that may have been available to the Company, nor did it address the underlying business decision of the Company to engage in the mergers. Consensus assumes no responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events, including any fluctuations in the trading price of the Company’s common stock, occurring after the date of its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Consensus, among other things:

•	reviewed the Merger Agreement and the form of warrant annexed thereto (the “Form of Warrant”);
•	reviewed the financial statements of Galaxy provided to Consensus by the Company management for the fiscal years ended December 31, 2011, 2012 and 2013;
•	reviewed certain internal financial analyses and forecasts for the Company and certain financial analyses and forecasts for Galaxy, in each case as prepared by the Company’s management and approved for Consensus’s use by the Company (the “Projections”);
•	held discussions with members of management of the Company;
•	reviewed certain financial, stock market and other publicly available information relating to the business of other companies, the securities of which are publicly traded and that Consensus deemed relevant;
•	reviewed the financial terms of certain recent business transactions that Consensus deemed relevant;
•	reviewed the Company’s publicly filed annual report on Form 10-K for the fiscal year ended December 31, 2013 and the quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014;
•	reviewed the reported price and trading activity for the Company’s common stock; and
•	reviewed other information as deemed appropriate.

For purposes of rendering its opinion, Consensus, with the Company’s consent, relied upon and assumed the accuracy and completeness of all the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by, Consensus and assumed such accuracy and completeness for purposes of rendering its opinion, without assuming any responsibility or liability for independent verification thereof. Consensus further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Projections provided to and examined by Consensus, Consensus noted that projecting future results of any company is inherently subject to uncertainty. Consensus was informed by the Company, however, and Consensus assumed, that such Projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Galaxy and the Company. Consensus assumed no responsibility for and expressed no opinion as to any such financial forecasts or the assumptions on which they were made. In addition, Consensus did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of the Company, Galaxy or any of their respective subsidiaries, and it was not furnished with any such evaluation or appraisal. Consensus assumed, upon advice of the Company, that all governmental, regulatory or other consents and approvals necessary for the consummation of the mergers will be obtained within the constraints contemplated in the Merger Agreement and without any adverse effect on the Company or Galaxy or on the expected benefits of the mergers in any way meaningful to Consensus’s analysis, and that the mergers will be consummated in accordance with the terms of the Merger Agreement and the Form of Warrant without any waiver, modification or amendment of any material term, condition or agreement thereof, the effect of which would be in any way meaningful to its analysis.

Consensus’s opinion did not address the underlying business decision of the Company to engage in the mergers, or the relative merits of the mergers as compared to any strategic alternatives that may have been available to the Company. Consensus did not express any opinion as to any tax or other consequences that might result from the mergers, nor did its opinion address any legal, regulatory or accounting matters, as to which Consensus understands that the Company obtained such advice as it deemed necessary from qualified professionals. Consensus’s opinion addressed only the fairness from a financial point of view to the Company, as of June 24, 2014, of the Merger Consideration to be paid by the Company pursuant to the Merger Agreement. Consensus did not express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the mergers, including, the fairness of the mergers to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company or Galaxy; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Galaxy, or any class of such persons in connection with the mergers, whether relative to the Merger Consideration to be paid by the Company pursuant to the Merger Agreement or otherwise. Consensus did not express any opinion as to the prices at which shares of the Company’s common stock will trade at any time or as to the impact of the mergers on the solvency or viability of the Company or Galaxy or the ability of the Company or Galaxy to pay their respective obligations when they come due.

Consensus’s opinion was necessarily based on information available to it and economic, monetary, market and other conditions as in effect on, and the information made available to Consensus as of June 24, 2014, and Consensus assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events, including any fluctuations in the trading price of the Company’s common stock, occurring after the date of its opinion. Consensus’s advisory services and its opinion were provided for the information and assistance of the Board in its capacity as such in connection with its consideration of the mergers and its opinion did not constitute a recommendation as to how the Board or any holder of shares of the Company’s common stock should act with respect to such Merger or any other matter. Consensus’s opinion was approved by a fairness opinion committee of Consensus.

The following is a summary of the material financial analyses that Consensus provided to the Board on June 24, 2014 and subsequently confirmed by its written opinion dated June 24, 2014. The following summary, however, does not purport to be a complete description of the financial analyses performed by Consensus, nor does the order of analyses described represent relative importance or weight given to those analyses by Consensus. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Consensus’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 23, 2014, the last trading day before the date of the Merger Agreement and is not necessarily indicative of current or future market conditions.

Analysis of Merger Consideration

Consensus conducted an analysis of the Merger Consideration to be paid to holders of Galaxy common stock and options pursuant to the Merger Agreement. Such consideration is equal to $100 million in cash, 13.75 million shares of the Company’s common stock (the “Stock Consideration”) and warrants to purchase up to 3 million shares of the Company’s common stock which vest solely upon achievement of certain specified performance-based conditions (the “Warrant Consideration”), to be paid by the Company pursuant to the Merger Agreement. Consensus stated that its analysis did not take into account any of the adjustments to the Stock Consideration or Warrant Consideration to account for any adjustments or valuations that may be made pursuant to the Merger Agreement to ensure appropriate tax treatment of the transaction or approximate the value of the warrants. For analytical purposes, Consensus valued the Stock Consideration using the per share price of the Company’s shares on June 23, 2014, the last trading day before the date of the mergers Agreement which was $11.43. Consensus stated that this assumed per share price was subject to change, as the trading price would fluctuate between the time the analysis was conducted and the Closing. Additionally, Consensus applied a liquidity discount of 5.2% to the Stock Consideration payable to Carlyle, because, pursuant to an ancillary document executed in connection with the mergers, Carlyle would be prohibited from selling the Company’s shares it received in connection with the mergers for 90 days following the Closing. According to the Company’s management, Carlyle will receive 51% of the Stock Consideration and therefore this discount was applied solely to the shares to be received by Carlyle. This resulted in an implied value of the Stock Consideration of approximately $153 million.

The results of this analysis are summarized as follows:

	Carlyle Portion of Stock Consideration	Non-Carlyle Portion of Stock Consideration	Total
Stock Consideration	7,012,500	6,737,500	13,750,000
Stock Consideration Price per Share (as of 6/23/2014)	$11.43	$11.43
Implied Value of Stock Consideration before applying Discount for Lock-Up	$80,152,875	$77,009,625
Discount for Lock-Up Provision	5.20%	N/A
Implied Value of Stock Consideration after applying Discount for Lock-Up	$75,983,972	$77,009,625	$152,993,597

With respect to the Warrant Consideration, the Company’s management advised Consensus that it is highly unlikely that the warrant vesting requirements will be achieved within the prescribed time period and that even if such vesting requirements were achieved within the time periods required by the Form of Warrant, the financial benefit to the Company’s would far exceed the implied cost of the warrants. Because of these reasons, no cost value was assigned to the Warrant Consideration. With the implied valuation of the Stock Consideration of $153 million and the cash consideration of $100 million, and taking into account no cost value for the Warrant Consideration, Consensus considered the implied value of the Merger Consideration to be approximately $253 million.

Analysis of Galaxy’s Financial Value

Selected Companies Analysis

In order to calculate an implied value of Galaxy, Consensus calculated the median Total Enterprise Value (“TEV”) as a multiple of earnings before interest, taxes, depreciation and amortization (“EBITDA,” and such multiple, the “EBITDA Multiple”) and the median TEV as a multiple of revenue (the “Revenue Multiple”) on a last twelve month (“LTM”) and next twelve month (“NTM”) basis for the following selected public companies in the brand management industry:

•	Cherokee Inc.
•	Iconix Brand Group, Inc.
•	Sequential Brands Group, Inc.
•	Xcel Brands, Inc.

The companies included were chosen because they are publicly traded companies in the brand management industry with operations that, for purposes of analysis, may be considered similar to certain aspects of Galaxy’s financial profile, size, operating profile and end market exposure. Financial information for these comparable companies used to calculate the EBITDA Multiple and Revenue Multiple was obtained from S&P Capital IQ.

The EBITDA Multiple and Revenue Multiple of the comparable companies were applied to Galaxy’s pro forma EBITDA and pro forma revenue, respectively, to obtain an implied value of Galaxy. The pro forma EBITDA and pro forma revenue of Galaxy used in this analysis were calculated by the Company’s management on a LTM basis as of March 31, 2014, as adjusted by the Company’s management to account for a license agreement that was not in place during the entire LTM period. After applying the EBITDA Multiple to Galaxy’s pro forma EBITDA and applying the Revenue Multiple to Galaxy’s pro forma revenue, in each case on a LTM and NTM basis, an implied value of Galaxy was calculated on a LTM basis and NTM basis after applying a discount for the lack of marketability of Galaxy stock and an assumed control premium. Consensus assumed a lack of marketability discount of 11.2%, which was calculated based on reviewing a range of restricted stock transactions with comparable purchase prices over the past 34 years using data from the FMV Restricted Stock Study of Business Valuation Resources LLC. Consensus assumed a control premium of 24.7%, which was based on reviewing a range of consumer products public company acquisitions over the past five years.

The results of this analysis are summarized as follows:

LTM and NTM Revenue Multiples (dollar amounts in millions)

Trailing Revenue Multiple
Galaxy LTM Revenue	$29.64
Observed Median Public Comp Trailing Revenue Multiple	7.59x
Implied Value on Controlling Interest, Non-Marketable Basis	$249.29

Trailing Revenue Multiple
Galaxy NTM Revenue	$36.34
Observed Median Public Comp Trailing Revenue Multiple	5.86x
Implied Value on Controlling Interest, Non-Marketable Basis	$235.83

LTM and NTM EBITDA Multiples (dollar amounts in millions)

Trailing Revenue Multiple
Galaxy LTM EBITDA	$17.65
Observed Median Public Comp Trailing EBITDA Multiple	12.33x
Implied Value on Controlling Interest, Non-Marketable Basis	$240.98

Trailing Revenue Multiple
Galaxy Projected NTM EBITDA	$21.64
Observed Median Public Comp Trailing EBITDA Multiple	12.71
Implied Value on Controlling Interest, Non-Marketable Basis	$304.50

Selected Precedent Transaction Analysis

Consensus researched certain market transactions to identify multiples paid for consumer brand licensing companies. Nearly all of these transactions contained material features that made them incomparable to the current transaction or involved the acquisition of privately held entities and therefore limited public data necessary to perform a comparable transactions analysis was available with respect to such transactions. Consensus identified one relevant transaction for which the necessary data was available, which was the Company’s acquisition of Brand Matter, LLC in March 2013. While acknowledging its relevance to the Board, Consensus determined not to include this transaction in its valuation analysis because a single transaction is not typically a reliable indicator of a market and because the Company was the acquiror in the identified transaction.

Illustrative Discounted Cash Flow Analysis

Consensus performed an illustrative discounted cash flow analysis on Galaxy to determine a range of illustrative present enterprise values of Galaxy. Forecasted financial information used in this analysis was based on the Projections, and the Gordon Growth Model was used to estimate the terminal value of cash flows following the period covered by the Projections. In performing this analysis, Consensus utilized a discount rate of 12.80%, which reflects its judgment of the estimated weighted average cost of capital of Galaxy. A sensitivity analysis was then performed to analyze the effect of changes in the assumed revenue growth and the assumed discount rate which resulted in an illustrative range of enterprise values of $191.3 million to $281.7 million for Galaxy.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Consensus’s opinion. In arriving at its fairness determination, Consensus considered the results of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Consensus made its determination as to fairness on the basis of its experience and professional judgment after considering the results of its analyses.

Consensus prepared these analyses for purposes of providing its opinion to the Board as to the fairness from a financial point of view of the Merger Consideration to be paid by the Company to holders of Galaxy common stock and options pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Galaxy, Consensus or any other person assumes responsibility if future results are materially different from those forecasts.

The Merger Consideration was determined through arm’s-length negotiations between the Company and Galaxy and was approved by both the Board and Galaxy board of directors. Consensus provided advice to the Board (in its capacity as such) during these negotiations. Consensus did not, however, recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the mergers.

As described above, Consensus’s opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Consensus in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Consensus attached as Annex B, which is incorporated by reference in its entirety into this Information Statement.

During the two-year period prior to the date of Consensus’s opinion, no material relationship existed between Consensus and its affiliates, on the one hand, and the Company or Galaxy and their respective affiliates, on the other hand, nor did Consensus or its affiliates enter into an engagement letter with the Company or Galaxy or any of their respective affiliates pursuant to which any fee was paid or payable to

Consensus. Consensus may in the future seek to provide financial advisory and financing services to the Company, Galaxy or entities that are affiliated with the Company or Galaxy, including Carlyle, or any of its affiliates, for which Consensus may receive customary compensation. Consensus and its affiliates and employees may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Galaxy, Carlyle and any of their respective affiliates and third parties for the accounts of Consensus and its affiliates and employees and their customers.

The Board engaged Consensus to act as a financial advisor to provide a fairness opinion based on its extensive experience with consumer-facing and branded businesses and general reputation. Consensus is an investment banking and financial advisory firm focusing on the retail and consumer products industries with offices in Boston, New York and London and has broad experience advising retail and consumer products companies undergoing significant transformations to their business models.

Pursuant to a letter agreement dated May 22, 2014, the Company engaged Consensus to act as the financial advisor for the Board to provide an opinion as to the fairness, from a financial point of view, to the Company of the consideration to be paid in connection with the mergers. Pursuant to the terms of this letter agreement, the Company agreed to pay Consensus $150,000, no portion of which is contingent upon consummation of the mergers. In addition, the Company has agreed to reimburse Consensus for its expenses, including attorneys’ fees and disbursements, and to indemnify Consensus and related persons against various liabilities, including certain liabilities under the federal securities laws.

Executive Compensation

None of the Company’s “named executive officers” will receive any compensatory payments or benefits that constitute “golden parachute” payments within the meaning of Item 402(t) of Regulation S-K.

Other Material Agreements and Relationships

In connection with negotiating the mergers and signing the Merger Agreement, the Company entered into certain agreements, and formed certain relationships, with certain of the directors, executive officers and affiliates of Galaxy, as specified below. These agreements and relationships are in addition to the potential interests of certain existing directors of the Company in the mergers, as described under the heading “Interests of Certain Persons in Matters to be Acted Upon.”

Carlyle Board Appointment

The Company and Carlyle have entered into a letter agreement, effective upon the closing of the mergers, granting Carlyle certain director nominee and board observer rights, for so long as Carlyle and its affiliates own at least 33% of the shares of the Company’s common stock acquired by Carlyle at the closing. Such rights include the right to designate one Board representative, to be included in the slate of the Board’s nominees periodically presented to the Company’s stockholders for election, and the right to designate one Board observer to attend all Board meetings.

In connection with the foregoing, Matthew Eby, a Class II director, has agreed effective upon and conditioned upon the consummation of the mergers to resign from the Board, and the Company has, pursuant to the Merger Agreement, agreed to appoint Rodney Cohen as Carlyle’s initial Board representative, to fill the vacancy created by Mr. Eby’s resignation. See “The Merger Agreement — Additional Agreements of the Parties — Governance Matters” below.

Employment Agreements

In connection with the execution of the Merger Agreement, the Company has entered or may enter into an employment agreement with Eddie Esses, Galaxy’s current Chief Executive Officer, and certain other officers or employees of Galaxy.

Impact of Stock Issuance on Existing Stockholders

The issuance of the Company’s common stock as consideration for the mergers will dilute the ownership and voting interests of the Company’s existing stockholders. Upon the issuance of 13,750,000 shares of the Company’s common stock in connection with the mergers and assuming no other issuances of shares prior to the date the completion of the mergers, the former Galaxy shareholders and optionholders will own in the aggregate approximately 35% of the Company’s common stock issued and outstanding immediately after the consummation of the mergers. Therefore, the ownership and voting interests of the Company’s existing stockholders will be proportionately reduced. In addition, the Company has issued warrants to purchase up to an additional 3,000,000 shares of the Company’s common stock, subject to certain vesting provisions and other adjustments described therein. See “Description of the Warrants” below.

Material U.S. Federal Income Tax Consequences of the Mergers to the Company and its Stockholders

The following discussion summarizes certain material U.S. federal income tax consequences of the mergers that are generally applicable to the Company and its stockholders, assuming that the mergers are consummated as contemplated by the Merger Agreement. The following discussion does not address the tax consequences, if any, of transactions effectuated prior to or after the mergers (whether or not such transactions are in connection with the mergers) or to Galaxy or its stockholders or optionholders. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date of this Information Statement. These authorities are subject to change, possibly retroactively, resulting in tax consequences different from those discussed below.

The parties intend that, for U.S. federal income tax purposes, the mergers will be treated as a single integrated transaction that qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code and have agreed to report the mergers consistently therewith. Whether or not the mergers qualify as a tax-free reorganization, the following U.S. federal income tax consequences will generally result:

•	no gain or loss will be recognized by the Company or its stockholders in connection with the issuance of shares of the Company’s common stock in connection with the mergers;
•	no gain or loss will be recognized by the Company or its stockholders in connection with the exchange of the Company’s common stock, cash and warrants to purchase the Company’s common stock in the mergers; and
•	the Company’s tax basis in the Galaxy assets should be equal to Galaxy’s basis in such assets immediately before the mergers.

Accounting Treatment of the Mergers

Each of the Company and Galaxy prepares its financial statements in accordance with GAAP. The mergers will be accounted for using the acquisition method of accounting with the Company treated as the acquirer of Galaxy for accounting purposes. This means that the assets, liabilities and commitments of the Company, the accounting acquiree, are adjusted to their estimated fair value at the acquisition date. Under the acquisition method of accounting, intangible assets are amortized over their remaining useful lives and tested for impairment at least annually.

Regulatory Approvals and Clearances

Under the HSR Act, certain transactions, including the mergers between the Company and Galaxy, may not be consummated until required information and materials have been furnished to the Department of Justice, or “DOJ,” and the Federal Trade Commission, or “FTC,” and certain waiting period requirements have expired or been terminated. If the DOJ or the FTC issues a Request for Additional Information and Documentary Material, or a “Second Request,” prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the DOJ or the FTC, as the case may be, has certified substantial compliance with the Second Request, unless the waiting period is terminated earlier. We do not believe that the mergers will violate federal antitrust laws, but we cannot guarantee that the DOJ or the FTC will not take a different position.

Federal Securities Law Consequences

In the mergers, the Company will issue 13,750,000 shares of the Company’s common stock to the stockholders and optionholders of Galaxy. None of these shares will be registered under the Securities Act, and they will only be able to be resold pursuant to a separate registration statement or an applicable exemption from registration (under both federal and state securities laws). The former Galaxy stockholders and optionholders have certain rights to require the Company to register their shares for public resale under the terms of the Registration Rights Agreement. In addition, if the Company proposes to register any of the Company’s shares in a registered public offering, the former Galaxy stockholders and optionholders have a right to include their shares in such offering through a valid piggyback registration of shares, subject to the right of the underwriters of an offering to limit the number of shares included in such registration. See “Registration Rights Agreement” below for a description of the terms of the Registration Rights Agreement. In addition, Carlyle has agreed not to sell any of the Company’s common stock to be issued in the mergers for a period of 90 days following the closing.

Pursuant to the Merger Agreement, the Company has agreed to prepare and file with the SEC as soon as practicable following the closing of the mergers, a registration statement on Form S-3 with respect to the resale of the shares of the Company’s common stock, warrants and warrant shares to be issued as a part of the Merger Consideration. See “The Merger Agreement — Additional Agreements of the Parties — Preparation of Securities Filings” below.

Financing of the Mergers

On June 24, 2014, the Company entered into (i) a commitment letter agreement (the “First Lien Commitment Letter”) with Bank of America, N.A. (“Bank of America”), offering to provide for an up to $100,000,000 senior secured first lien facility (of which $90,000,000 will be available at closing) (the “First Lien Facility”), and (ii) a commitment letter agreement (the “Second Lien Commitment Letter” and together with the First Lien Commitment Letter the “Commitment Letters”) with GSO Capital Partners LP (“GSO”), offering to provide for an up to $90,000,000 senior secured second lien facility plus additional amounts as described below (the “Second Lien Facility”), in each case subject to increase as described below. The commitments of the lenders under the Commitment Letters are subject to various conditions, including the negotiation and execution of definitive financing agreements prior to December 31, 2014 and the consummation of the mergers in accordance with the terms and conditions set forth in the Merger Agreement.

The Company expects to borrow funds available at closing as described in the Commitment Letters on the closing date and to use the proceeds therefrom to refinance and repay in full the Company’s existing indebtedness, to finance the mergers and to pay fees and transaction costs related to the mergers, the First Lien Facility and the Second Lien Facility. After the closing date, the Company expects to use the proceeds of any borrowings of revolving loans under the First Lien Facility for working capital, capital expenditures, and other lawful corporate purposes of the Company and its subsidiaries, and any borrowings under any incremental facilities for working capital purposes and/or for permitted acquisitions.

The First Lien Facility will consist of an up to $75,000,000 term loan and an up to $25,000,000 revolving credit facility (plus an additional amount following the closing of up to $60,000,000, allocated pro rata between the term loan and the revolving credit facility, upon request of the Company, subject to the consent of lenders agreeing to provide such amounts and there not having occurred a default or event of default under the First Lien Facility, as well as to other customary conditions). The term loan will be subject to quarterly amortization of principal in equal amounts of $3,000,000. The First Lien Facility will mature on the fifth anniversary of the closing date.

Borrowings under the First Lien Facility will bear interest at LIBOR or a base rate, plus, in each case, an applicable margin that fluctuates from 3.50% to 3.75% for LIBOR loans and from 1.50% to 1.75% for base rate loans, in each case based on the Company’s loan to value ratio (to be defined in the definitive credit agreement for the First Lien Facility).

The First Lien Facility will require the Company to make mandatory prepayments of the borrowings under such facility with:

•	30% of Excess Cash Flow (to be defined in the First Lien Facility);

•	50% of the orderly liquidation value of certain intellectual property assets in the event of a sale (or 100% if an event of default exists); and
•	100% of the net proceeds of sales of certain collateral other than intellectual property (subject to certain rights of the Company to reinvest such proceeds in lieu of making such prepayments).

The Company will be permitted to voluntarily repay outstanding loans under the First Lien Facility at any time, subject to certain customary “breakage” costs with respect to LIBOR-based borrowings. For any prepayment in whole of the First Lien Facility in connection with a refinancing of the First Lien Facility that is made prior to the first anniversary of the closing date, the Company will be required to pay a prepayment premium equal to 1.0% of the then outstanding amount of the term loan being prepaid, unless Bank of America is the administrative agent in connection with such refinancing.

All obligations under the First Lien Facility will be guaranteed by each existing direct and indirect domestic subsidiary of the Company, other than excluded subsidiaries (to be defined in the First Lien Facility) and the obligations of the Company and such subsidiaries under the First Lien Facility and such guarantees are secured by a first priority security interest, subject to certain exceptions, in substantially all of their assets.

The First Lien Facility will include financial covenants requiring the Company to maintain positive net income and satisfy a loan to value ratio, in each case at levels to be agreed, as well as customary affirmative and negative covenants and events of default.

The Second Lien Facility will consist of an up to $90,000,000 second lien term loan facility (plus an additional amount of up to $70,000,000 for the purpose of consummating permitted acquisitions, subject to certain customary conditions). The Second Lien Facility shall mature on the sixth anniversary of the closing date. Borrowings under the Second Lien Facility will bear interest at LIBOR plus 8.00% and will be subject to a LIBOR floor of 1.00%.

The Second Lien Facility will require the Company to make mandatory prepayments of the borrowings under such facility with:

•	30% of Excess Cash Flow (to be defined in the Second Lien Facility);
•	50% of the greater of the orderly liquidation value of certain or proceeds of the sale of such assets in the event of a sale (or 100% if an event of default exists); and
•	100% of the net proceeds of sales of certain collateral (subject to certain rights of the Company to reinvest such proceeds in lieu of making such prepayments).

The Company will not be permitted to voluntarily repay outstanding loans under the Second Lien Facility prior to the first anniversary of the closing date. After the first anniversary of the closing date and prior to the third anniversary of the closing date, the Company will be permitted to prepay outstanding loans, in whole or in part, subject to payment of a prepayment premium equal to 3.0% (after the first anniversary of the closing date and prior to the second anniversary of the closing date) or 1.0% (after the second anniversary of the closing date and prior to the third anniversary of the closing date) of the principal amount so prepaid. After the third anniversary of the closing date, prepayments may be made in whole or in part without any payment of a prepayment premium.

All obligations under the Second Lien Facility will be guaranteed by each existing direct and indirect domestic subsidiary of the Company, other than excluded subsidiaries (to be defined in the Second Lien Facility) and the obligations of the Company and such subsidiaries under the Second Lien Facility and such guarantees are secured by a second priority security interest, subject to certain exceptions, in substantially all of their assets.

The Second Lien Facility will include financial covenants requiring the Company to maintain a total leverage ratio and satisfy a loan to value ratio, in each case at levels to be agreed, as well as customary affirmative and negative covenants and events of default.

Expected Timing of the Mergers

The Company is working to complete the mergers as soon as practicable. The Company expects to complete the mergers in the third quarter 2014, assuming that all of the conditions set forth in the Merger

Agreement have been satisfied or waived. However, because the mergers are subject to a number of conditions, some of which are beyond the control of the Company, the precise timing for completion of the mergers cannot be predicted with certainty. For a discussion of the conditions to the completion of the mergers and of the risks associated with the failure to satisfy such conditions, please see “The Merger Agreement” beginning on page 34 and “Risk Factors — The mergers may not be completed, which could adversely affect the Company’s financial condition, results of operations and trading price of its common stock on page 12.

Appraisal Rights

Holders of the Company’s common stock will not be entitled to exercise appraisal or dissenters rights under Delaware law in connection with the mergers, the issuance of shares of the Company’s common stock pursuant to the mergers.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this Information Statement. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information in this Information Statement. This discussion is qualified in its entirety by reference to the complete text of the Merger Agreement. We urge all stockholders to read the Merger Agreement, as well as this Information Statement, carefully and in their entirety.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and the summary set forth below have been included to provide all stockholders with information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about us in our public reports filed with the SEC. In particular, the Merger Agreement and the following summary of its terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to us, Galaxy, our or their subsidiaries and affiliates or any other party. The representations and warranties contained in the Merger Agreement have been negotiated only for the purpose of the Merger Agreement and are intended solely for the benefit of the parties thereto. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain supplemental disclosures provided by the parties to one another in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about us, Galaxy, our or their subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and these changes may not be fully reflected in our public disclosures.

The Mergers

Pursuant to the terms of the Merger Agreement and the DGCL, at the closing, Merger Sub will merge with and into Galaxy (referred to in this Information Statement as the “Initial Merger”), with Galaxy as the surviving entity (the “Initial Surviving Corporation”), and immediately thereafter the Initial Surviving Corporation will merge with and into LLC Sub (referred to in this Information Statement as the “Subsequent Merger”), with LLC Sub as the surviving entity (sometimes called the “Final Surviving Company”). The Initial Merger and the Subsequent Merger are referred to collectively in this Information Statement as the “mergers.”

Closing and Effects of the Mergers

The closing of the mergers will occur at 10:00 a.m. local time as promptly as practicable (but in no event later than the second business day) following the satisfaction or, to the extent permitted by law, waiver of the conditions to the consummation of the mergers set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by law, waiver of those conditions), or at such other time and date as shall be agreed in writing between the Company and Galaxy. The date on which the closing occurs is referred to in this Information Statement as the “Closing Date.”

The Initial Merger will become effective upon the filing of the first certificate of merger with the Secretary of State of the State of Delaware or at such later time as the Company and Galaxy agree and specify in the first certificate of merger (the “First Effective Time”). At the First Effective Time, as described below, each share of Galaxy Class A Common Stock, Galaxy Class B Common Stock and Galaxy Preferred Stock outstanding immediately prior to the Initial Merger will be converted into the right to receive a portion of the Merger Consideration, and each outstanding option to purchase shares of Galaxy Class A Common Stock (whether vested or unvested) will be deemed fully vested and canceled, and will be converted into the right to receive a portion of the Merger Consideration, to the extent such Merger Consideration is in excess of the exercise price per share of Galaxy Class A Common Stock underlying such option. In addition, each share of common stock of Merger Sub, par value $0.01 per share, shall be converted into one validly issued, full paid and nonassessable share of common stock, par value $0.01 per share, of the Initial Surviving Corporation.

The Subsequent Merger will become effective immediately following the First Effective Time upon the filing of the second certificate of merger with the Secretary of State of the State of Delaware, or at such later time as the Initial Surviving Corporation and the Company (with the prior written consent of the Stockholder Representative) agree and specify in the second certificate of merger (the “Second Effective Time”). At the Second Effective Time, each share of Initial Surviving Corporation Common Stock issued and outstanding immediately prior to the Second Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

Consideration to be Received in the Mergers

At the First Effective Time, the Merger Agreement provides that all outstanding equity interests of Galaxy, including outstanding options (whether vested or unvested), will be converted into the right to receive a pro rata portion of $100,000,000 in cash, subject to adjustment as set forth in the Merger Agreement and described below, 13,750,000 shares of the Company’s common stock and warrants to purchase an aggregate of up to 3,000,000 shares of the Company’s common stock and (collectively the “Merger Consideration”).

Class A Per Share Merger Consideration and Class B Per Share Merger Consideration

Each share of Galaxy Class A Common Stock, including any such share to be issued upon the exercise of outstanding options to purchase shares of Galaxy Class A Common Stock, is entitled to a liquidation preference of $100 in the mergers (the “Aggregate Class A Liquidation Preference”). As such, the per share portion of the Merger Consideration attributable to each share of Galaxy Class B Common Stock is an amount equal to the quotient obtained by dividing (1) the Merger Consideration plus the aggregate exercise prices for all in-the-money options to be accelerated and cashed out in connection with the mergers less the Aggregate Class A Liquidation Preference by (2) the fully diluted share count (the “Class B Per Share Merger Consideration”). Each share of Galaxy Class A Common Stock will be entitled to receive the Class B Per Share Merger Consideration plus $100.

Calculation of Cash Portion of the Merger Consideration

The cash portion of the Merger Consideration payable to the holders of Galaxy equity interests shall be calculated, as of the business day prior to the Closing Date or (with respect to cash, indebtedness and net working capital), if earlier, as of July 31, 2014, as $100,000,000 in cash, plus or minus the following amounts:

•	plus or minus the amount by which the net working capital of Galaxy (excluding income tax assets or liabilities) exceeds or falls short of the target net working capital of $4,300,000, subject to adjustment if Galaxy takes certain specified actions prior to the Closing Date that may affect the working capital of the Galaxy business;
•	plus cash and cash equivalents;
•	minus indebtedness for borrowed money, including certain customary debt-like items, unpaid management fees, and up to $8,000,000 of Galaxy expenses relating to certain other liabilities and obligations of Galaxy;
•	minus specified Galaxy transaction expenses, including all fees, commissions, costs and expenses incurred by Galaxy in connection with the negotiation, execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, the cost of any directors and officers “tail” insurance policy, the amount of any change of control, severance, retention or transaction bonuses, the employer portion of payroll or employment tax liabilities incurred in connection with the transactions contemplated by the Merger Agreement, and the amount of any accrued annual incentive compensation;
•	minus the amount of Stockholder Representative expenses to be paid by the Company on the Closing Date.

Because the calculations of cash, indebtedness and net working capital will be performed as of a date no later than July 31, 2014, in the event that the closing of the mergers has not occurred on or prior to July 31, 2014, then any positive or negative changes to such amounts thereafter will be for the Company’s account and not for the account of the Galaxy stockholders and optionholders.

Purchase Price Adjustment

The foregoing calculation of the cash portion of the Merger Consideration will be subsequently adjusted based upon the amounts by which Closing Date estimates of cash, indebtedness, net working capital and Galaxy transaction expenses exceed or fall short of actual amounts. For purposes of calculating such adjustments, the parties have agreed that, no later than three business days prior to the Closing Date, Galaxy will deliver an estimated closing statement setting forth its good faith estimates of cash, indebtedness, net working capital and Galaxy transaction expenses. The estimated closing statement will include an estimate of the Closing Date Merger Consideration calculated by reference to such amounts. After the closing of the mergers, the Company will deliver a final closing statement setting forth the actual amounts of cash, indebtedness, net working capital and Galaxy transaction expenses, and a calculation of any adjustment to the final Merger Consideration based thereon, as compared against the estimates delivered prior to closing. If the closing occurs on or before November 1, 2014, then the Company must deliver the closing statement by November 15, 2014. If the closing occurs after November 1, 2014 then the Company must deliver the closing statement within 10 business days of the Closing Date. The purchase price adjustment will be payable in cash following the final determination thereof, provided that all or a portion of any additional amount payable by the Company may be paid as shares of the Company’s common stock to the extent necessary to achieve the intended tax treatment for the mergers.

Holdback Amounts

In order to support the obligation of the former Galaxy stockholders and optionholders to pay the purchase price adjustment, the Company will hold back $1,000,000 from the Merger Consideration on the Closing Date, pending resolution of the purchase price adjustment as described above.

In addition, the Company will also hold back 1,375,000 of shares of the Company’s common stock from the Merger Consideration on the Closing Date, pending the expiration of the 18 month survival period for the representations and warranties for which the former Galaxy stockholders and optionholders will have indemnification obligations following the Closing Date. See “— Indemnification” below. Such holdback amount is intended to be the first source of recovery for any payment obligations of the former Galaxy stockholders and optionholders to a Company indemnified party pursuant to such indemnification obligations; provided that such amounts may be payable by the former Galaxy stockholders and optionholders in cash instead, to the extent necessary to achieve the intended tax treatment for the mergers. Any shares of the Company’s common stock remaining in the holdback will be released to the former Galaxy stockholders and optionholders on the 18 month anniversary of the Closing Date.

Exchange of Certificates; Closing Payments

Pursuant to the Merger Agreement, each Galaxy stockholder or optionholder whose Galaxy equity interests are converted into the right to receive any Merger Consideration shall be required to deliver an option release form (in the case of optionholders) or a letter of transmittal (in the case of stockholders, which letter of transmittal shall specify that delivery shall be effected, and that risk of loss and title to any certificates representing Galaxy Shares shall pass, only upon proper delivery of such share certificates (or affidavits of loss in form and substance satisfactory to the Company related thereto)) to the Company, in each case, in the form attached to the Merger Agreement prior to receiving any portion of the Merger Consideration.

On or promptly following the Closing Date, the Company will deliver, or cause to be delivered, the following:

•	to the Galaxy stockholders and optionholders, the portion of the Merger Consideration to which such holders are entitled as of the Closing Date, pursuant to the payout spreadsheet delivered by Galaxy to the Company no less than three business days prior to the Closing Date; and
•	to the payees thereof, the estimated transaction expenses and indebtedness of Galaxy, in each case subject to receipt of customary payoff letters and in the amounts designated on the estimated closing statement delivered by Galaxy to the Company no less than three business days prior to the Closing Date.

The Company will not issue or deliver any fractional shares of its common stock upon the conversion of Galaxy equity interests pursuant the Merger Agreement. Each holder of Galaxy equity interests converted in the Initial Merger who would otherwise have been entitled to receive a fraction of a share of the Company’s common stock shall receive cash instead.

Each of Galaxy, the Company, the Initial Surviving Corporation, the Final Surviving Company and the Stockholder Representative (without duplication) shall be entitled to withhold from any amounts otherwise payable to any person or entity pursuant to the Merger Agreement such amounts as may be required under applicable tax laws. Any amounts so withheld shall be timely paid over to the appropriate governmental entity and shall be treated as having been paid to the person or entity in respect of which such withholding was made.

Representations and Warranties

Galaxy Representations

In the Merger Agreement, Galaxy made a number of representations and warranties to the Company, including representations and warranties relating to, among other things:

•	organization and corporate power;
•	capitalization;
•	authority with respect to the execution, delivery and consummation of the Merger Agreement, and the due and valid execution and delivery and enforceability of the Merger Agreement;
•	required regulatory filings and consents and approvals of governmental entities;
•	absence of conflicts with, or violations of, organizational documents, other contracts and applicable laws;
•	financial statements;
•	accuracy of information supplied, or to be supplied, for use in certain SEC filings contemplated by the Merger Agreement, including this Information Statement;
•	absence of certain changes and events since December 31, 2013;
•	compliance with applicable laws and permits;
•	absence of certain litigation;
•	title to properties and the absence of liens;
•	tax matters;
•	benefits matters and compliance with the Employee Retirement Security Income Act of 1974, as amended (“ERISA”);
•	collective bargaining agreements and other labor matters;
•	environmental matters;
•	intellectual property;

•	material contracts;
•	licensees;
•	transactions with affiliates;
•	insurance matters; and
•	absence of undisclosed finders’ or brokers’ fees.

Company Representations

In the Merger Agreement, the Company and Merger Sub made a number of representations and warranties to Galaxy, including representations and warranties relating to, among other things:

•	organization and corporate power;
•	capitalization;
•	authority with respect to the execution, delivery and consummation of the Merger Agreement, and the due and valid execution and delivery and enforceability of the Merger Agreement;
•	required regulatory filings and consents and approvals of governmental entities;
•	absence of conflicts with, or violations of, organizational documents, other contracts and applicable laws;
•	compliance of SEC disclosure documents with applicable rules and regulations;
•	accuracy of information in certain SEC filings contemplated by the Merger Agreement, including this Information Statement;
•	absence of certain changes and events since December 31, 2013;
•	financial statements;
•	compliance with applicable laws;
•	absence of certain litigation;
•	title to properties and the absence of liens;
•	tax matters;
•	benefits matters and ERISA compliance;
•	collective bargaining agreements and other labor matters;
•	environmental matters;
•	intellectual property;
•	material contracts;
•	financing for the transactions contemplated by the Merger Agreement;
•	absence of undisclosed finders’ or brokers’ fees; and
•	acquisition intent.

Certain of the representations and warranties contained in the Merger Agreement are qualified as to materiality or “Galaxy Material Adverse Effect,” in the case of Galaxy and its subsidiaries, or “Parent Material Adverse Effect,” in the case of the Company and its subsidiaries.

Galaxy Material Adverse Effect

A “Galaxy Material Adverse Effect” means any change, circumstance, occurrence or development that has a material adverse effect on the financial condition, businesses or results of operations of Galaxy and its subsidiaries, taken as a whole, and/or the ability of Galaxy to perform its obligations under the Merger

Agreement. However, any change, state of facts, circumstance, event or effect to the extent caused by or resulting from any of the following, will not be considered when determining whether a Galaxy Material Adverse Effect has occurred:

•	the negotiation, execution, delivery and announcement of the Merger Agreement and the transactions contemplated thereby;
•	failure, following the date of the Merger Agreement, to meet any revenue, earnings or other projections, forecasts or predictions; and
•	to the extent the following changes, states of facts, circumstances, events or effects do not have a materially disproportionate effect on Galaxy and its subsidiaries taken as a whole relative to other companies operating in industries in which Galaxy and its subsidiaries operate:
•	changes in economic, market, business, regulatory or political conditions (including acts of terrorism, sabotage, war, the commencement, continuation or escalation of armed hostilities or other material national or international calamity) generally or global financial markets;
•	changes, circumstances or events generally affecting the industries in which Galaxy and the Galaxy subsidiaries operate;
•	any natural disaster, weather condition or other force majeure events; and
•	changes in applicable laws or GAAP or any guidance relating thereto or interpretation thereof, following the date of the Merger Agreement.

Parent Material Adverse Effect

A “Parent Material Adverse Effect” means any change, circumstance, occurrence or development that, individually or in the aggregate, has a material adverse effect on the financial condition, businesses or results of operations of the Company and the Company’s subsidiaries, taken as a whole, and/or the ability of the Company to perform its obligations under the Merger Agreement. However, any change, state of facts, circumstance, event or effect to the extent caused by or resulting from any of the following, will not be considered when determining whether a Parent Material Adverse Effect has occurred:

•	the negotiation, execution, delivery and announcement of the Merger Agreement and the transactions contemplated thereby;
•	a change in the trading prices of Parent Shares; and
•	failure, following the date of the Merger Agreement, to meet any revenue, earnings or other projections, forecasts or predictions; and
•	to the extent the following changes, states of facts, circumstances, events or effects do not have a materially disproportionate effect on the Company and its subsidiaries taken as a whole relative to other companies operates in industries in which the Company and its subsidiaries operate:
•	changes in economic, market, business, regulatory or political conditions (including acts of terrorism, sabotage, war, the commencement, continuation or escalation of armed hostilities or other material national or international calamity) generally or global financial markets;
•	changes, circumstances or events generally affecting the industries in which the Company and the Company subsidiaries operate;
•	any natural disaster, weather condition or other force majeure events; and
•	changes in applicable laws or GAAP or any guidance relating thereto or interpretation thereof following the date hereof.

Conduct of Business

Conduct of Business Prior to the First Effective Time

Each of the Company and Galaxy have agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the First Effective Time. In general, each of Galaxy and the Company has agreed to (i) conduct its business in the ordinary course consistent with past practice in all material respects, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its officers and key employees, and (iii) take no action that would prohibit or materially impair or delay the ability of either Galaxy or the Company to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement.

Galaxy Forbearances

In addition, Galaxy has agreed that (subject to exceptions specified below and in the Merger Agreement or previously disclosed in writing to the other party as provided in the Merger Agreement), between the date of the Merger Agreement and the First Effective Time, it will not, and will not permit any of its subsidiaries to:

•	amend its certificate of incorporation, bylaws or comparable organizational documents;
•	(i) split, combine or reclassify any of its share capital, (ii) declare, set aside or pay non-cash dividends or other distributions on any of its capital stock, or (iii) redeem, repurchase or otherwise acquire its share capital or other equity interests;
•	(i) issue, deliver, pledge or sell any of its or its subsidiaries’ share capital or other equity equivalents, other than the issuance of any shares upon the exercise of Galaxy options or (ii) amend any term of the Galaxy shares;
•	incur any unbudgeted capital expenditures in excess of $30,000 individually or $60,000 in the aggregate;
•	acquire, directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) arm’s-length acquisitions of supplies and equipment or other assets in the ordinary course of business consistent with past practice or (ii) acquisitions with consideration not in excess of $50,000 individually or $100,000 in the aggregate;
•	sell, lease, sublease exchange or otherwise transfer, or create or incur any lien on any assets, securities, properties, interests or businesses, or grant any option with respect to any of the foregoing, other than (i) assets, securities, properties, interests or businesses having a fair market value of less than $50,000 individually or $100,000 in the aggregate, other than with respect to intellectual property, and (ii) licenses or similar transfers of trademarks in the ordinary course of business consistent with past practice;
•	make any loans, advances or capital contributions to, or investments in, any other person or entity, other than (i) loans, advances or capital contributions to, or investments in, wholly owned subsidiaries of Galaxy or (ii) in the ordinary course of business consistent with past practice in an amount not to exceed $10,000 individually or $25,000 in the aggregate;
•	other than pursuant to borrowings under facilities in existence as of the date of the Merger Agreement and entering into capital leases in the ordinary course of business consistent with past practice, in each case to the extent such amounts will be fully repaid at the closing of the mergers on the Closing Date, create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof (including reimbursement obligations with respect to letters of credit);
•	except as required by applicable laws, the terms of an existing Galaxy benefit plan or as would not result in any increase in liability to the Company or its subsidiaries (i) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement) or enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with respect to any officer or director, (ii) increase benefits payable under any existing severance or termination pay policies, (iii) establish, adopt or amend any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other benefit plan or arrangement, or (iv) increase compensation, bonus or other benefits payable to any officer or director or, other than in the ordinary course of business consistent with past practice, any employee with a salary of more than $75,000 per year;
•	change its methods of accounting, except as required by concurrent changed in GAAP, as agreed to by its independent public accountants;
•	settle any litigation, investigation, arbitration, proceeding or other claim, other than settlement of claims in the ordinary course of business consistent with past practice, involving (i) any injunctive, equitable or criminal liabilities or (ii) monetary remedies with a value in excess of $75,000 with respect to any individual litigation or $100,000 in the aggregate;
•	make or change any material tax election, change any annual tax accounting period, adopt or change any material method of tax accounting except as required by applicable laws, materially amend any tax returns, enter into any material closing agreement, settle any material tax claim, audit or assessment or surrender any right to claim a material tax refund, offset or other reduction in tax liability;
•	amend or modify in any material respect or terminate any material contract or waive, release or assign any material rights, claims or benefits of it or its subsidiaries under any material contract or enter into any material contract or any contract that grants the right to royalty or similar payments with respect to any intellectual property in excess of $50,000 individually or $100,000 in the aggregate;
•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the mergers contemplated by the Merger Agreement);
•	collect or accelerate the collection of any accounts receivable, or pay or delay the payment of any accounts payable, in a manner materially inconsistent with the operation of business in the ordinary course;
•	take any action, or knowingly fail to take any action, which prevents or impedes, or could reasonably be expected to prevent or impede, the intended tax treatment of the Merger; or
•	agree, resolve or commit to doing any of the foregoing.

In addition, Galaxy has agreed that, if the closing of the mergers occurs at any time from and after July 31, 2014, the latest date as of which the calculation of the cash portion of the Merger Consideration is permitted to be made, then (subject to exceptions specified below and in the Merger Agreement) it will not and it will cause each of its subsidiaries not to:

•	make or declare any dividend or distribution (whether in cash or in kind);
•	incur any indebtedness other than (x) in the ordinary course consistent with past practice in an amount not to exceed $100,000 in the aggregate, (y) the accumulation of interest pursuant to facilities in existence prior to July 31, 2014 or (z) the incurrence of certain indebtedness in an aggregate amount of up to $8,000,000 of Galaxy expenses relating to certain other liabilities and obligations of Galaxy;
•	pay or commit to pay any management, monitoring or other similar fees to a Galaxy stockholder or its affiliates, including pursuant to the Consulting Services Agreement between Galaxy and Carlyle Investment Management, L.L.C.;
•	knowingly waive, defer or release any amount payable to Galaxy or any of its subsidiaries;
•	enter into any transaction with any officer, director or holder of 5% or more of the equity interests of Galaxy, or any family member or affiliate thereof, other than the advancement or reimbursement of expenses in the ordinary course of business consistent with past practice; or

•	take any action or fail to take any action with the purpose or intent of transferring any assets from the Company to the Galaxy stockholders and optionholders, other than employee compensation in the ordinary course of business consistent with past practice.

Company Forbearances

In addition, the Company has agreed that (subject to exceptions specified below and in the Merger Agreement or previously disclosed in writing to the other party as provided in the Merger Agreement), between the date of the Merger Agreement and the First Effective Time, it will not, and will not permit any of its subsidiaries to:

•	amend in any material respect its certificate of incorporation, bylaws or comparable organizational documents;
•	(i) split, combine or reclassify any of its share capital, (ii) declare, set aside or pay dividend or other distributions on any of its capital stock, or (iii) redeem, repurchase or otherwise acquire its share capital or other equity interests;
•	(i) issue, deliver, pledge or sell any of its or its subsidiaries’ share capital or other equity equivalents, other than the issuance of (A) any shares upon the exercise of Company options, (B) any capital stock of a subsidiary of the Company to the Company or any other Company subsidiary, or (C) any shares of the Company in connection with any acquisition otherwise permitted, or (ii) amend any term of the Company shares that may have a materially adverse impact on Galaxy;
•	acquire, directly or indirectly, any material assets, securities, properties, interests or businesses other than any acquisitions with consideration not in excess of $10,000,000 individually or $25,000,000 in the aggregate;
•	change its methods of accounting, except as required by concurrent changes in GAAP, as agreed to by its independent public accountants;
•	sell, lease, sublease, exchange or otherwise transfer any of the Company’s or any of its subsidiaries’ material assets, properties, interests or businesses, or grant any option with respect to any of the foregoing, in each case, to any Parent Related Person;
•	make any loans or advances to any Parent Related Person, other than loans or advances to wholly owned subsidiaries of the Company or loans of less than $100,000 in the aggregate;
•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any material subsidiary of the Company (other than the mergers contemplated by the Merger Agreement);
•	take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the intended tax treatment of the mergers; or
•	agree, resolve or commit to doing any of the foregoing.

Additional Agreements of the Parties

No Solicitation

Galaxy and its subsidiaries have agreed, until the earlier of the termination of the Merger Agreement or the Closing Date, not to directly or indirectly solicit, initiate, or encourage any inquiries or proposals (or engage in negotiations concerning any such proposals or provide any non-public information relating to any such proposals) for a merger, consolidation, share exchange, business combination, sale or license of all or any part of its assets (other than (i) immaterial assets that are not intellectual property or (ii) licenses in the ordinary course of business consistent with past practice), sale of shares of capital stock or similar transactions involving Galaxy or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement. Galaxy has agreed to notify the Company as promptly as possible (and no later than 24 hours) after receipt by Galaxy or its advisors of any such proposals or request for nonpublic information.

The Company and its subsidiaries have also agreed, until the earlier of the termination of the Merger Agreement or the Closing Date, not to directly or indirectly solicit, initiate, or encourage any inquiries or proposals (or engage in negotiations concerning any such proposals or provide any non-public information relating to any such proposals) for a merger, consolidation, share exchange, business combination, sale or license of all or substantially all of its assets taken as a whole (other than licenses in the ordinary course of business consistent with past practice), or any direct or indirect acquisition of beneficial ownership of 20% or more of the equity securities of the Company, other than the transactions contemplated by the Merger Agreement; provided, that the foregoing shall not prohibit or restrict the Company from undertaking any acquisition (including an acquisition pursuant to which consideration is paid using the Company’s common stock) that would not otherwise be prohibited by the Merger Agreement. The Company has agreed to notify Galaxy as promptly as possible (and no later than 24 hours) after receipt of any such proposal or request for nonpublic information.

Financing

The Company has agreed to use its reasonable best efforts to arrange and obtain financing on the Closing Date on the terms and conditions set forth in the financing commitment letters described under the heading “The Mergers — Financing of the Mergers” above, or on such other terms as would not impose new or additional material conditions to the receipt of the financing, reasonably be expected to prevent, materially delay or impair the availability of the financing, or adversely impact the ability of the Company, LLC Sub or Merger Sub to timely consummate the mergers. Galaxy has agreed to use reasonable best efforts to provide to the Company and to Merger Sub, at the Company’s sole cost and expense, all cooperation reasonably requested in connection with the financing. In the event that financing for the transactions contemplated by the Merger Agreement is not able to be obtained, Galaxy’s sole remedy pursuant to the Merger Agreement is payment of the $16,000,000 termination fee described below See “— Effect of Termination” and “— Specific Enforcement” below.

Tax Matters

All transfer or similar taxes incurred in connection with the mergers will be shared one-half by the Company and one-half by the Galaxy stockholders and optionholders. The Company shall, at its own expense, file all necessary tax returns with respect to such taxes and, if required by applicable law, the Galaxy stockholders and optionholders will join in the execution thereof.

Termination of Certain Agreements

At or prior to the First Effective Time, Galaxy has agreed to take all actions necessary to cause any tax sharing agreement or any stockholders agreement, voting agreement, investor rights agreement or similar agreements to which it is a party with any Galaxy stockholders or optionholders or with respect to the Galaxy equity interests, and to terminate any management, advisory or consulting agreement with any Galaxy stockholder without any further liability or obligation on the part of Galaxy or any of its subsidiaries.

Governance Matters

Matthew Eby, a Class II director of the Company, has agreed effective upon and conditioned upon the consummation of the mergers to resign from the Company Board. The Merger Agreement provides that, effective at the Second Effective Time, the Board shall appoint Rodney Cohen to fill the vacancy created by Mr. Eby’s resignation.

Preparation of Securities Filings

The Merger Agreement provides that the Company shall use it reasonable best efforts to file with the SEC, within five business days (but in no event before the Closing Date) of receipt of the requisite Galaxy financial statements and information, a registration statement on Form S-3 or such other form under the Securities Act then available to the Company, with respect to the resale of the shares of the Company’s common stock and the warrants issued as a portion of the Merger Consideration. The terms and conditions of the Registration Rights Agreement will apply to such Form S-3 as though it were prepared and filed as a “demand registration” thereunder. See “Registration Rights Agreement” below.

Access to Information; Confidentiality

The Merger Agreement provides for mutual access by each party to the other party’s facilities, books, records and facilities during the period prior to the closing of the mergers on the Closing Date. Galaxy and the Company are bound by a confidentiality agreement, dated as of May 16, 2014, to which any information furnished pursuant to this provision shall be subject.

Required Actions

Each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate as soon as reasonably possible, the mergers and other transactions contemplated by the Merger Agreement, including (i) to obtain all required consents from, or participation in other negotiations with, third parties, (ii) to obtain all required approvals orders and authorizations from governmental entities, and (iii) to make all necessary registrations and filings with any governmental entity, including filings required under the HSR Act.

Each party shall give prompt notice to the other of any representation or warranty contained in the Merger Agreement becoming untrue or inaccurate in any material respect, or of the failure to comply with in any material respect any covenant, condition or agreement under the Merger Agreement.

Indemnification of Directors and Officers

The Company has agreed to cause the Final Surviving Company following the mergers to indemnify former directors and officers of Galaxy to the fullest extent that such persons would have been entitled to indemnification prior to the date of the Merger Agreement. Galaxy has agreed to purchase a “tail” directors’ and officers’ liability insurance policy for its former directors and officers. The “tail” policy will have a claims period of at least six years after the Closing Date with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of Galaxy than the terms of such insurance coverage at signing.

Stockholder Releases

The Merger Agreement provides for a release by the Company, the Final Surviving Company and each subsidiary thereof in favor of the Galaxy stockholders and optionholders (including their respective direct and indirect equityholders, directors, managers, officers, employees, assigns, successors and affiliates) with respect to any claims held against them solely in their capacity as a Galaxy stockholder, subject to certain limited exceptions set forth in the Merger Agreement.

Conditions to the Mergers

The obligations of each of the parties to effect the mergers are subject to the satisfaction, or waiver by each of the parties, of the following conditions:

•	approval by the Galaxy stockholders of the Merger Agreement and by the Company stockholders of the Stock Issuance, each of which was obtained on June 24, 2014;
•	clearance by the SEC of this Information Statement and mailing of this Information Statement to the Company’s stockholders at least 20 business days prior to the Closing Date;
•	the expiration or termination of any applicable waiting period under the HSR Act; and
•	the absence of any statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order of any governmental entity that prevents the consummation of the mergers.

In addition, Galaxy’s obligations to effect the mergers are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of the Company, other than the representations related to capitalization, the necessary corporate power and authority to execute and deliver the Merger Agreement, and the brokers’ and finders’ fees, shall be true and correct in all respects as of the Closing Date (other than those representations and warranties that were made only as of an earlier date, which need only be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or to material adverse effect set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;
•	the representations and warranties of the Company relating to capitalization, the necessary corporate power and authority to execute and deliver the Merger Agreement, and the brokers’ and finders’ fees, shall be true and correct in all material respects as of the Closing Date (except to the extent such representations or warranties were made as of an earlier date, in which case, as of such earlier date);
•	the Company, LLC Sub and Merger Sub shall have performed in all material respects all covenants required to be performed under the Merger Agreement at or prior to the First Effective Time;
•	receipt of a certificate executed by an executive officer of the Company certifying as to the matters set forth in the preceding three bullets;
•	since the signing of the Merger Agreement, there shall not have occurred any change, state of facts, circumstance, occurrence, development, event or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect;
•	the Company’s share price shall equal an amount such that the value of the shares to be received by Galaxy stockholders and optionholders shall not be less than 40% of the aggregate Merger Consideration, as adjusted as specified in the Merger Agreement, in order to preserve the intended tax treatment of the mergers;
•	in certain circumstances delivery by the Company of a certificate executed by an executive officer of the Company certifying as to certain matters relating to the intended tax treatment for the mergers;
•	execution by the Company of the registration rights agreement described in this Information Statement.

Furthermore, the obligations of the Company to consummate the mergers are subject to the satisfaction of the following conditions:

•	the representations and warranties of Galaxy, other than the representations related to capitalization, the necessary corporate power and authority to execute and deliver the Merger Agreement, and the brokers’ and finders’ fees, shall be true and correct in all respects as of the Closing Date (other than those representations and warranties that were made only as of an earlier date, which need only be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or to material adverse effect set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Galaxy Material Adverse Effect;
•	the representations and warranties of the Company relating to capitalization, the necessary corporate power and authority to execute and deliver the Merger Agreement, and the brokers’ and finders’ fees, shall be true and correct in all respects (other than immaterial respects) as of the Closing Date;
•	Galaxy shall have performed in all material respects all covenants required to be performed under the Merger Agreement at or prior to the First Effective Time;
•	receipt of a certificate executed by an executive officer of Galaxy certifying as to the matters set forth in the preceding three bullets;
•	since the signing of the Merger Agreement, there shall not have occurred any change, state of facts, circumstance, occurrence, development, event or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Galaxy Material Adverse Effect;
•	receipt of a certificate from Galaxy satisfying the requirements of Section 1-1445-2(c)(3) of the Treasury Regulations under the Internal Revenue Code of 1986, as amended;

•	receipt of documentation evidencing termination of the Consulting Services Agreement between Galaxy and Carlyle Investment Management, L.L.C., and the termination of the Galaxy stockholders agreement, dated as of November 15, 2013, as amended in accordance with its terms upon the closing of the mergers on the Closing Date; and
•	receipt of payoff letters in respect of certain Galaxy indebtedness; and
•	execution by Galaxy of the registration rights agreement described in this Information Statement.

Indemnification

Each of Galaxy’s and the Company’s representations and warranties related to organization, authorization, capitalization and brokers’ or finders’ fees survive the closing of the mergers for a period of 18 months after the Closing Date. Claims in the case of fraud shall survive against the part committing such fraud for a period of 36 months after the Closing Date, as specified in the Merger Agreement. Covenants do not survive the closing of the mergers, except for those matters to be performed following such closing, which survive in accordance with their respective terms for a period not to exceed 18 months following the Closing Date.

Each party has agreed to indemnify the other party, and the other party’s affiliates, officers, directors, employees, agents, successor and assigns, for losses resulting from a breach of those representations that survive the closing of the mergers on the Closing Date, or from any breach of any covenant or agreement requiring action after such closing.

No party is entitled to indemnification for any special, punitive, lost profits, consequential or exemplary damages, except to the extent actually awarded in connection with a third party claim giving rise to the claim for indemnification. An indemnified party must use commercially reasonable efforts to mitigate any losses for which it is entitled to indemnification and shall afford the opportunity to the indemnifying party, to the extent reasonably possible, to minimize such loses.

The Company has agreed that it will first seek recovery against any former Galaxy stockholder or optionholder for any losses from the portion of the holdback of Company shares attributable to such former Galaxy stockholder or optionholder and thereafter from such former Galaxy stockholder or optionholder, with a limitation that no Galaxy stockholder or optionholder will individually be liable for more than his or her share of the consideration actually received. See “— Holdback Amounts” above.

Termination of the Merger Agreement

The Merger Agreement provides for its termination and the mergers and the other transactions contemplated thereby may be abandoned at any time prior to the First Effective Time, by action taken or authorized by the board of directors of the terminating party or parties:

•	by mutual written consent of Galaxy and the Company;
•	by either Galaxy or the Company:
•	if any governmental entity issues a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions, except that no party may terminate the Merger Agreement if such party’s breach of its obligations proximately contributed to the issuance of such order; or
•	if the Initial Merger is not consummated on or before December 31, 2014, subject to extension by mutual agreement of the parties, provided that no party may terminate the Merger Agreement if such party’s breach of its obligations proximately contributed to the failure to close by such date;
•	by Galaxy:
•	upon a breach of any covenant or agreement on the part of the Company, LLC Sub or Merger Sub, or if any representation or warranty of the Company or Merger Sub fails to be true, in either case such that the conditions to Galaxy’s obligations to complete the mergers would not then be satisfied and such failure is not reasonably capable of being cured or the Company is not using its reasonable best efforts to cure such failure within thirty days following such breach and written notice from Galaxy;
•	if the Company written consent approving the Stock Issuance is not delivered to Galaxy within twenty-four hours after execution of the Agreement; or
•	if all of the conditions to the closing of the mergers have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the mergers on the Closing Date) and the Company fails to consummate the transactions contemplated by the Merger Agreement within two business days following the date the closing should have occurred, and Galaxy delivers an irrevocable notice that it is ready, willing and able to consummate the transactions; or
•	by the Company:
•	upon a breach of any covenant or agreement on the part of Galaxy, or if any representation or warranty of Galaxy fails to be true, in either case such that the conditions to the Company’s obligations to complete the mergers would not then be satisfied and such failure is not reasonably capable of being cured or Galaxy is not using its reasonable best efforts to cure such failure within thirty days following such breach and written notice from the Company; or
•	if the Galaxy stockholder consent approving the Merger Agreement shall not have been delivered to the Company within twenty-four hours of signing the Merger Agreement.

Effect of Termination

In the event of termination of the Merger Agreement, the Merger Agreement will become void and have no effect, and no party shall have any liability of any nature whatsoever thereunder or in connection with the transactions contemplated thereby, except with respect to certain limited provisions which survive termination and with respect to any liability for the willful breach of the terms of the Merger Agreement by another party, or any liability of the Company to pay a $16,000,000 termination fee (plus any interest on such fee, and certain costs and expenses to be reimbursed in seeking payment of such fee), as described below.

In the event the Merger Agreement is terminated by Galaxy when all conditions to the obligation of the Company to complete the closing of the mergers have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the mergers on the Closing Date), and the Company fails to consummate the transactions contemplated by the Merger Agreement within two business days following the date the closing should have occurred, and Galaxy delivers an irrevocable notice that it is ready, willing and able to consummate the transactions, the Company has agreed to pay to Galaxy a termination fee of $16,000,000, in no event more than once, by wire transfer of immediately available funds to the accounts designated by Galaxy.

Amendment and Waiver

The Merger Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective boards of directors at any time, whether before or after the Company stockholder approval or the Galaxy stockholder approval has been obtained; provided, however, that after either such approval is obtained, no amendment may be made that by applicable law requires further approval by the stockholders of the Company or Galaxy without such further approvals. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties (including the Stockholder Representative).

Prior to the First Effective Time, Galaxy and the Company, and, following closing of the mergers on the Closing Date, the Stockholder Representative (on behalf of itself and the other Galaxy stockholders and optionholders) and the Company (on behalf of the Final Surviving Company), may:

•	extend the time for the performance of any of the obligations or other acts of the other party;
•	waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and

•	waive compliance with any of the other agreements or conditions contained in the Merger Agreement.

Specific Enforcement

The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, in the case where the Company is unable to close due to a failure of the Company’s financing for the transactions contemplated by the Merger Agreement to be funded, Galaxy is not entitled to enforce specifically the Company’s obligation to consummate such transactions, and Galaxy’s sole remedy will be the $16,000,000 termination fee. See “— Effect of Termination” above.

Third-Party Beneficiaries

The Merger Agreement is not intended to, and does not, confer upon you or any other person any rights or remedies, except to the extent expressly specified otherwise therein.

Publicity

Each party agrees not to issue any press release or make any public statement with respect to the transactions contemplated by the Merger Agreement, including the mergers, without the prior written consent of the other party (including, as of the closing of the mergers, the Stockholder Representative), except as required by applicable law.

Governing Law

The Merger Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles of Delaware. The parties to the Merger Agreement have each submitted to the jurisdiction of the Court of Chancery in the State of Delaware and have further waived all rights to a trial by jury in any action or proceeding relating to the Merger Agreement or the transactions contemplated thereby.

DESCRIPTION OF THE WARRANTS

As part of the Merger Consideration, upon the closing of the mergers on the Closing Date, the Company will issue to Galaxy stockholders and optionholders warrants to purchase an aggregate of up to 3,000,000 additional shares of the Company’s common stock, which are referred to as the “warrant shares.” The warrant shares will be issued at a purchase price of $11.20 per share, and will vest based upon the performance in the 2016 and 2017 calendar years of the Linens ‘n Things brand acquired from Galaxy, as follows:

•	500,000 warrant shares will vest if net royalties in 2016 are equal to or exceed $10,000,000;
•	an additional 1,000,000 warrant shares will vest if net royalties in 2016 are equal to or exceed $15,000,000;
•	500,000 warrant shares will vest if net royalties in 2017 are equal to or exceed $10,000,000; and
•	an additional 1,000,000 warrant shares will vest if net royalties in 2017 are equal to or exceed $15,000,000.

For purposes of the foregoing, net royalties is calculated as the gross aggregate royalties and other similar revenue earned by the Company and its subsidiaries during the applicable calendar year and received within 90 days after the date that such royalties have become due and payable, less the commissions and other amounts payable pursuant to a services agreement with Earthbound LLC or another broker relating to licensing of Linens ‘n Things brand during the applicable calendar year. The vesting amounts for each year will be determined by the Company and the Stockholder Representative based upon a statement delivered by the Company to the Stockholder Representative on or before April 30 (or June 30, in certain circumstances) of the year following the applicable calendar year, and in accordance with the agreed procedures to resolve any disagreement with respect to the amounts set forth on such statement. The Company has agreed to take certain actions with respect to the operations of the Linens ‘n Things brand during the 2016 and 2017 calendar years, including with respect to the collection of royalties.

In the event of a change of control of the Company before April 30, 2017, any unvested warrant shares will immediately vest, and the warrants shall become exercisable for such vested warrant shares. If the Company sells the Linens ‘n Things brand for in excess of $50,000,000 before the end of calendar year 2017, any unvested warrant shares will immediately vest, and the warrants will become exercisable for such vested warrant shares. In the event of a sale of the brand for loss than $50,000,000, the warrant shares will vest proportionally, based upon the value of the sale as a percentage of $50,000,000.

The numbers and purchase price of warrant shares for which the warrant is exercisable is subject to certain antidilution adjustments specified in the form of warrant agreement, including adjustments upon any (i) subdivision, combination, reclassification or other change relating to the Company’s common stock, (ii) reorganization, consolidation or merger of the Company with or into another entity, and (iii) dividends or other distributions of assets (or rights to acquire assets) of the Company to holders of shares of the Company’s common stock.

No fractional shares of the Company’s common stock will be issued in connection with the exercise of the warrant, and the company will pay cash in lieu of any such fractional interests. The warrant shares are subject to withholding upon issuance to the extent required by applicable law. No holder of warrants, as such, will be entitled to vote, receive dividends or be deemed to be a stockholder of the Company for any purpose, until the issuance of warrant shares pursuant to the terms of the warrant.

The warrants expire on December 31, 2019.

REGISTRATION RIGHTS AGREEMENT

Pursuant to the Merger Agreement, the Company and the Stockholder Representative (on behalf of the former Galaxy stockholders and optionholders) will enter into a Registration Rights Agreement. The Registration Rights Agreement will provide that the Stockholder Representative, on behalf of former Galaxy stockholders and optionholders or a group of Galaxy stockholders and optionholders owning at least 50% of the securities then registrable thereunder, may make up to three requests that all or part of the unregistered shares of the Company’s common stock issued in the mergers, warrants to purchase the Company’s common stock or shares of the Company’s common stock underlying such warrants held by them (other than securities sold pursuant to an effective registration statement under the Securities Act, securities eligible for resale pursuant to Rule 144 of the Securities Act and securities that are no longer outstanding) be registered on a registration statement under the Securities Act (a so-called “demand registration”). However, no such registration may be requested for an offering with an anticipated aggregate offering price of less than $10 million.

In addition to the foregoing, pursuant to the Registration Rights Agreement, whenever the Company proposes to register any of its securities under the Securities Act (other than in a registration in connection with any employee benefit plan or dividend reinvestment plan, any business combination transaction or any demand registration), it will give prompt notice to each former Galaxy stockholder and optionholder and will use reasonable best efforts to cause to be included in the registration statement all registrable securities requested by such holders within 10 business days of receipt of such notice of receipt of such notice (a so-called “piggyback registration”).

All reasonable expenses incident to any demand or piggyback registration effected pursuant to the Registration Rights Agreement and the Company’s performance of or compliance with the Registration Rights Agreement will be borne by the Company.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Each of William Sweedler, the chairman of the Company Board, and Matthew Eby, a Company director, may be deemed to have financial interests in the mergers that are different from, or in addition to, the interests of the Company’s equity holders generally, as a result of certain relationships to Tengram Capital Management, L.P. (“TCM”), an affiliate of Tengram, as described below. The Board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the Merger Agreement and approving the mergers and the Stock Issuance.

The Company is currently party to a consulting services agreement, effective as of January 1, 2013, with TCM. Pursuant to the consulting services agreement, TCM provides certain services to the Company relating to mergers and acquisitions, debt and equity financing, and such other related areas as the Company may reasonably request from time to time, in exchange for certain compensation, including annual fees, transaction fees, and reimbursement of certain out-of-pocket expenses. In particular, a $3,500,000 transaction fee is payable to TCM upon the consummation of the mergers contemplated by the Merger Agreement. Each of William Sweedler, the chairman of the Company Board, and Matthew Eby, a Company director, are principals of Tengram. As a result, Mr. Sweedler and Mr. Eby may each be deemed to control TCM and to have benefitted indirectly from the payment of such transaction fee to TCM.

In connection with the Merger Agreement, the Company and TCM have agreed to enter into an amendment to the consulting services agreement, such that the annual fees payable to TCM thereunder will be $900,000 per year.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of the Company’s common stock as of July 1, 2014 by:

•	each of the executive officers listed in the summary compensation table;
•	each of the Company’s directors and the Company’s director nominees;
•	all of the Company’s directors and executive officers as a group; and
•	each stockholder known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to the Company’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of the Company’s common stock subject to options, warrants and other derivative securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of July 1, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or other convertible security for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 25,766,874 shares of the Company’s common stock outstanding on July 1, 2014. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o Sequential Brands Group, Inc., 1065 Avenue of the Americas, 30th Floor, New York, NY 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Executive Officers and Directors:
Yehuda Shmidman(1) Director, Chief Executive Officer and Secretary	105,852	*
William Sweedler(2) Chairman of the Board of Directors	8,111,362	30.2%
Matthew Eby(2) Director	7,619,178	28.4%
Al Gossett(3) Director	116,843	*
Gary Johnson(4) Director	115,251	*
Stewart Leonard, Jr.(5) Director	7,813	*
Aaron Hollander Director	—	*
Gary Klein(6) Chief Financial Officer	21,128	*
Named Directors and officers as a group (8 persons)	8,478,249	31.5%
5% Stockholders:
Tengram Capital Partners Gen2 Fund, L.P.(2)	7,619,178	28.4%
BlackRock, Inc.(7)	2,824,733	11.0%
Buckingham Capital Management, Inc.(8)	2,666,666	10.3%
Siguler Guff Small Buyout Opportunities Fund II, LP(9)	1,757,575	6.8%

*	Less than 1%.

(1)	Consists of 105,852 shares of the Company’s common stock.
(2)	Consists of 5,523,810 shares of the Company’s common stock and warrants to purchase 1,104,762 shares of the Company’s common stock at an exercise price of $2.625 per share, as adjusted for the reverse stock split, issued to TCP WR, 733,333 shares of the Company’s common stock issued to TCP SQBG and 257,273 shares of the Company’s common stock issued to TCP SQBG II LLC (“TCP II”). The Company’s directors, William Sweedler and Matthew Eby and the Company’s former director, Richard Gersten, as controlling partners of TCA, which is the managing member of each of TCP WR, TCP Acquisition and TCP II, exercise voting and investment authority over (i) the shares held by TCP WR, (ii) the shares issuable upon exercise of the warrants held by TCP WR, (iii) the shares held by TCP Acquisition and (iv) the shares held by TCP II. TCA is the general partner of Tengram. Each of TCA, Tengram, Mr. Sweedler, Mr. Eby and Mr. Gersten disclaim beneficial ownership of such shares of the Company’s common stock except to the extent of their pecuniary interest therein. The address of TCA, Tengram, TCP WR, TCP Acquisition and TCP II is 15 Riverside Avenue, Floor 1, Westport, CT 06880. William Sweedler is also the beneficial owner of 492,184 shares of the Company’s common stock which were issued in connection with the Ellen Tracy and Caribbean Joe Acquisition.
(3)	Consists of 116,843 shares of the Company’s common stock, of which (i) 109,091 were purchased in the private placement transaction consummated on July 26, 2013 and are directly beneficially owned by Mr. Gossett and (ii) 7,752 shares of the Company’s common stock.
(4)	Consists of 115,251 shares of the Company’s common stock.
(5)	Consists of 7,813 shares of the Company’s common stock.
(6)	Consists of 21,128 shares of the Company’s common stock.
(7)	The information reported is based on the information provided to the Company by BlackRock, Inc., pursuant to which BlackRock Inc. reported that it is the ultimate parent holding company of certain advisory subsidiaries that have the power to vote or dispose of the referenced securities. Of the 2,824,733 shares of the Company’s common stock listed above, 2,500,000 are for the benefit of Blackrock U.S. Opportunities Portfolio, a series of BlackRock Funds, all of which were purchased in the private placement transaction consummated on July 26, 2013, 255,197 are for the benefit of BGF US Small & MidCap Opportunities Fund and 69,536 are for the benefit of BlackRock US Opportunities Fund (together, the “BlackRock Funds”). Each of the BlackRock Funds is an affiliate of broker-dealers, however the BlackRock Funds purchased the shares in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. On behalf of BlackRock Advisors, LLC, the investment manager of the BlackRock Funds, Ian Jamieson, as a managing director of BlackRock Advisors, LLC, has voting and investment power over the shares of the Company’s common stock held by the BlackRock Funds. Ian Jamieson expressly disclaims beneficial ownership of all shares of the Company’s common stock held by the BlackRock Funds. The address of BlackRock Funds, BlackRock Advisors, LLC and Ian Jamieson is 2929 Arch Street, 16th Floor, Philadelphia, PA 19104.
(8)	The information reported is based on the information provided to the Company by Buckingham Capital Management, Inc., pursuant to which Buckingham Capital Management, Inc. reported that its beneficial ownership consists of 1,306,300 shares of the Company’s common stock held by Buckingham RAF Partners LP (“RAF”), 1,173,633 shares of common stock held by Buckingham RAF Partners II, LP (“RAF II”) and 186,733 shares of the Company’s common stock held by Buckingham RAF International Partners Master Fund LP (“BRIP”). Buckingham Capital Management, Inc. (“BCM”), which is an investment adviser registered with the SEC, is the investment manager and general partner for RAF and RAF II. BCM also is the investment manager for BRIP, RAF and RAF II (together, the “RAF Funds”). The general partner for BRIP is Buckingham Holdings, LLC, the managing member of which is BCM. BCM is a wholly-owned subsidiary of The Buckingham Research Group Incorporated (“BRG”), a registered broker-dealer. The RAF Funds purchased the shares in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. BRG, along with BCM, may be deemed to beneficially own the securities held by the RAF Funds. The voting and discretionary control over the securities held by the RAF Funds is exercised by BCM’s portfolio management team, which consists of Larry Leeds, Danny Schwarzwalder and Vince Sullivan. Each of Larry Leeds, Danny Schwarzwalder and Vince Sullivan expressly disclaim beneficial ownership of all shares of the Company’s common stock held by the RAF Funds. The address of BCM and the RAF Funds is 485 Lexington Avenue, Third Floor, New York, NY 10017. The address of the BRG is 750 Third Ave, New York, NY 10017.

(9)	Consists of 1,757,575 shares of Company common stock, of which 1,090,909 were purchased in the private placement transaction consummated on July 26, 2013 and 666,666 were purchased in the private placement transaction consummated on January 9, 2013. The general partner of Siguler Guff Small Buyout Opportunities Fund II, LP (“SBOF II”) is Siguler Guff SBOF II GP, LLC (“SBOF II GP”). SBOF II is an affiliate of a broker-dealer, however SBOF II purchased the shares in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. SBOF II GP is also the general partner of Siguler Guff Small Buyout Opportunities Fund II (T), LP (“SBOF II T”) and Siguler Guff Small Buyout Opportunities Fund II (F), LP (“SBOF II F,” and, together with SBOF II and SBOF II T, the “SBOF II Funds”). The SBOF II Funds have entered into a participation arrangement whereby SBOF II will administer investments on behalf of itself and as nominee for SBOF II T and SBOF II F. Accordingly, SBOF II T and SBOF II F each hold an indirect beneficial interest in the shares of the Company’s common stock held by SBOF II equal to the proportion of fund commitments to each of SBOF II T and SBOF II F to the aggregate commitments to the SBOF II Funds. Siguler Guff Advisers, LLC (“SGA”) is an investment adviser organized under the laws of the State of Delaware. SGA has investment authority with respect to the securities owned by SBOF II. By reason of such authority, SGA may be deemed to indirectly beneficially own the shares. SGA is controlled through the voting partners of its parent holding company (“Principals”): George W. Siguler, Andrew J. Guff, Donald P. Spencer and Ken Burns. SGA and its Principals share voting and investment power over the shares held of record by the Siguler Guff Investors. SBOF II GP, SGA and the Principals each disclaim beneficial ownership of the shares except to the extent of their pecuniary interest, direct or indirect, or their ownership interests in the SBOF II Funds. The address of SBOF II, SBOF II GP, SGA and the Principals is 825 Third Avenue, 10th Floor, New York, NY 10022.

INFORMATION ABOUT GALAXY

Description of Galaxy’s Business

Galaxy owns a diversified portfolio of consumer brands generating over $700 million in annual retail sales based on which Galaxy receives certain royalties. The Company's branding expertise, retail relationships and strategic partnerships create significant value for its best-in-class licensees who design, source and distribute products to retailers around the globe. With innovative and creative advertising and promotions, Galaxy is an industry leader in promoting and elevating brands in the marketplace through traditional and digital platforms. Galaxy aims to provide retailers with national brands that offer consumers quality products at superior values, and maintain hands-on relationships with its trusted retailers, manufacturers and licensee partners.

Galaxy was founded in 2011 and is based in New York City. Until May 13, 2013, Galaxy operated as a limited liability company under the name of Galaxy Brands LLC (“Galaxy Brands”). Galaxy Brands was organized as a limited liability company in the State of Delaware on August 18, 2011, commenced operations on October 24, 2011 and thereafter acquired 100% of the common stock of The Basketball Marketing Company, Inc., which marketed fashionable athletic apparel through the AND1 brand.

Galaxy Brands Holdings, Inc., or Galaxy, was incorporated in the State of Delaware on May 13, 2013, and was formed to acquire all of the membership interests of Galaxy Brands. Contemporaneously with the acquisition of Galaxy Brands, Galaxy acquired American Sporting Goods Corporation (“ASG”), which included the Avia and Nevados brands. On December 6, 2013, Galaxy acquired the intellectual property portfolio of registered trademarks and domain names that encompass the Linens ‘n Things brand.

Galaxy is in the business of marketing and licensing brands and related trademarks it owns or represents. Galaxy’s portfolio currently contains AND1, Avia, Nevados and Linens ‘n Things. AND1 is a global men’s performance basketball and lifestyle brand that caters to basketball participants and enthusiasts. The brand’s universal appeal is driven by its authentic heritage in the sport and advanced technology features to enhance players’ game. Avia is a full active lifestyle brand with a more than 30-year history of offering technical running, walking and fitness footwear and apparel featuring innovative technology at a value. Its offerings appeal to hard-core runners and casual walkers alike. Nevados is an authentic outdoor lifestyle brand known for its hiking and outdoor footwear. The brand boasts a devoted customer base of active families who seek the style, comfort and durability of their products. Linens ‘n Things was a major retailer of home goods that once had 571 stores and $2.7 billion of annual sales. The Linens ‘n Things brand was recently re-launched as an online retailer of home goods, providing a wide array of home merchandise at value-oriented prices directly to consumers.

Market for Galaxy’s Common Stock, Related Stockholder Matters

Market Information and Dividend Policy

There is no established public trading market for Galaxy’s common stock. Galaxy paid a cash dividend in the amount of $1,750,000 in December 2013. Other than such dividend, neither Galaxy nor its predecessor company paid any cash dividends in the fiscal years ended December 31, 2012 or 2013, or in the three months ended March 31, 2014.

Holders

As of July 1, 2014, there were 13 holders of shares of Galaxy Class A Common Stock and one holder of shares of Galaxy Class B Common Stock.

The following table sets forth an estimate of the number of shares of the Company’s common stock that will be issued upon completion of the mergers to holders of Galaxy common stock that will, at such time, become beneficial owners of more than 5% of the Company’s common stock, based upon the 25,721,624 shares of the Company’s common stock outstanding as of June 24, 2014 and the Company’s closing stock price on July 1, 2014. The actual number of shares of the Company’s common stock issued to any former Galaxy stockholder or optionholder at the closing will depend upon the average price of the Company’s common stock during the five trading days immediately preceding the date immediately prior to the Closing

Date, but the aggregate number of shares of Company common stock issued to such former Galaxy stockholders and optionholders at the closing will remain unchanged at 13,750,000 shares.

Name of Beneficial Owner	Number of Shares of Company Common Stock to be Beneficially Owned	Percentage of Shares of Company Common Stock Outstanding Upon Completion of the Mergers
Carlyle Galaxy Holdings, L.P.(1)	6,366,394	16.1%

(1)	Carlyle Galaxy Holdings, L.P. is the record holder of 700,000 shares of Galaxy Class A Common Stock. Following the mergers described elsewhere in this Information Statement, Carlyle Galaxy Holdings, L.P. would be the record holder of 6,366,394 shares of the Company’s common stock. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the managing member of Carlyle Equity Opportunity GP, L.L.C., which is the general partner of Carlyle Equity Opportunity GP, L.P., which is the general partner of Carlyle Galaxy Holdings, L.P. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the shares of common stock owned of record by Carlyle Galaxy Holdings, L.P.

Equity Compensation Plan Information

The following table provides information as of July 1, 2014 regarding shares of Galaxy Class A Common Stock subject to options and additional shares of Galaxy Class A Common Stock available for issuance, in each case, pursuant to the Galaxy Brand Holdings, Inc. 2013 Equity Incentive Plan (the “Galaxy Incentive Plan”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	52,404	$100	25,909
Total	52,404	$100	25,909

The purpose of the Galaxy Incentive Plan is to advance the interests of Galaxy’s stockholders by enhancing Galaxy’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to Galaxy by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of Galaxy’s stockholders. The Company expects to terminate the Galaxy Incentive Plan in connection with the consummation of the mergers and may offer certain Galaxy employees the ability to participate in the existing Company equity incentive plan post-closing.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read together with the consolidated financial statements of Galaxy Brand Holdings, Inc. and subsidiaries and the “Notes to Consolidated Financial Statements” included elsewhere in this Information Statement. This discussion summarizes the significant factors affecting the consolidated operating results, financial condition and liquidity and cash flows of Galaxy. Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward-looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond Galaxy’s control. Amounts described in this section are in thousands, except share and per share data.

Critical Accounting Policies, Judgments and Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to exercise its judgment. Galaxy exercises considerable judgment with respect to establishing sound accounting policies and in making estimates and assumptions that affect the reported amounts of assets and liabilities, recognition of revenues and expenses, and disclosure of commitments and contingencies at the date of the financial statements. On an on-going basis, Galaxy evaluates its estimates and judgments. Galaxy bases its estimates and judgments on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. While Galaxy believes that the factors it evaluates provide it with a meaningful basis for establishing and applying sound accounting policies, it cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

A description of significant accounting policies that require Galaxy to make estimates and assumptions in the preparation of its consolidated financial statements are as follows:

Revenue Recognition.  Galaxy has entered into various trade name license agreements that provide revenues based on minimum royalties and additional revenues based on a percentage of defined sales. Minimum royalty revenue is recognized on a straight-line basis over the term of each contract year, as defined, in each license agreement. Royalties exceeding the defined minimum amounts are recognized as income during the period corresponding to the licensee's sales. With respect to manufacturing operations, Galaxy recognized revenue upon shipment of its products to customers.

Impairment of Long-Lived Assets and Intangibles.  Long-lived assets, representing trademarks and customer relationships, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Indefinite lived intangible assets are tested for impairment on an annual basis and between annual tests if an event occurs or circumstances change that indicate that the carrying amount of the indefinite lived intangible asset may not be recoverable. When conducting its annual indefinite lived intangible asset impairment assessment, Galaxy management initially performs a qualitative evaluation of whether it is more likely than not that the asset is impaired. If it is determined by a qualitative evaluation that it is more likely than not that the asset is impaired, Galaxy then tests the asset for recoverability. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Goodwill.  Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. Management considers its market capitalization and the carrying value of its assets and liabilities, including goodwill, when performing its goodwill impairment test. When conducting its annual goodwill impairment assessment, Galaxy initially performs a qualitative evaluation of whether it is more likely than not that goodwill is impaired. If it is determined by a qualitative evaluation that it is more likely than not that goodwill is impaired, Galaxy then applies a two-step impairment test. The two-step impairment test first compares the fair value of the Company's reporting unit to its carrying or book value. If the fair value of the reporting unit exceeds its carrying value, goodwill is not impaired and Galaxy is not required to perform further testing. If the carrying value of the reporting unit exceeds its fair value, Galaxy determines the implied fair value of the reporting unit's goodwill and if the carrying value of the reporting unit's goodwill exceeds its implied fair value, then an impairment loss equal to the difference is recorded in the consolidated statement of operations.

Income Taxes.  Until May 13, 2013, Galaxy Brands was a limited liability company that elected to be taxed as a partnership. As such, Galaxy Brands income or loss was required to be reported by each respective member on their separate income tax returns. Effective May 13, 2013, as a result of the formation and incorporation of Galaxy as a taxable entity, Galaxy is now taxed as a “C” Corporation. Management provides for income taxes using an asset and liability approach, under which deferred income taxes are provided based upon enacted tax laws and rates applicable to periods in which the taxes become payable. As of March 31, 2014 and December 31, 2013, Galaxy is in a net deferred tax liability position.

In accounting for uncertainty in income taxes, Galaxy recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. Galaxy recognizes interest and penalties on any unrecognized tax benefits as a component of income tax expense. Based on an evaluation of its tax positions, management believes all positions taken would be upheld under an examination.

Galaxy is required to determine the aggregate amount of income tax expense or loss based upon tax statutes in jurisdictions in which it conducts business. In making these estimates, Galaxy adjusts its results determined in accordance with generally accepted accounting principles for items that are treated differently by the applicable taxing authorities. Deferred tax assets and liabilities, as a result of these differences, are reflected on the consolidated balance sheet for temporary differences in loss and credit carryforwards that will reverse in subsequent years. Galaxy also establishes a valuation allowance against deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized. Valuation allowances are based, in part, on predictions that management must make as to the results in future periods. The outcome of events could differ over time which would require that Galaxy make changes in the valuation allowance.

Galaxy follows the guidance under Accounting Standards Codification (“ASC”) Topic 740, Income Taxes, as it relates to uncertain tax positions. Galaxy does not believe there are any uncertain tax positions that need to be reserved for as of December 31, 2013. Interest and penalties related to uncertain tax positions, if any, are reported in income tax expense. Tax years that remain open for assessment for federal and state tax purposes include the year ended December 31, 2013.

Stock-Based Compensation.  Galaxy accounts for stock-based compensation under ASC Topic 718, Compensation — Stock Compensation, which requires companies to measure and recognize compensation expense for all stock-based payments at fair value.

Galaxy is also required to apply complex accounting principles with respect to accounting for financing transactions that it has consummated in order to finance the growth of the business. These transactions require Galaxy to use significant judgment in order to assess the fair values of these instruments at their dates of issuance, which is critical to making a reasonable presentation of its financing costs and how Galaxy finances its business.

Results of Operations

Comparison of the Three Months Ended March 31, 2014 to the Three Months Ended March 31, 2013

The following table sets forth, for the periods indicated, unaudited consolidated statements of operations information for Galaxy for the three months ended March 31, 2014, compared to unaudited consolidated statements of operations information for Galaxy Brands for the three months ended March 31, 2013 (certain items may not foot due to rounding). The results of operations presented for the three months ended March 31, 2013, are those solely of Galaxy Brands, since Galaxy did not exist, nor have operations, until May 14, 2013, whereas the results of operations presented for the three months ended March 31, 2014 are those of Galaxy:

	Three Months Ended March 31,		Change (Dollars)	Change (Percentage)
	2014 (Galaxy)	2013 (Galaxy Brands)
Royalty income	$7,639	$3,475	4,164	119.8%
Operating expenses	3,893	753	3,140	416.9%
Income from operations	3,746	2,722	1,024	37.6%
Interest expense, net	306	423	(117)	-27.6%
Income before income taxes	3,440	2,299	1,141	49.6%
Provision for income taxes	1,414	8	1,406	NM
Consolidated net income	$2,026	$2,291	$(266)	-11.6%

NM: Not Meaningful.

The increase in royalty income for the three months ended March 31, 2014, compared to the three months ended March 31, 2013, is primarily attributable to the acquisition of several new brands in May 2013 and a significant increase in the number of licensees as a result of these acquisitions. Royalty income for the three months ended March 31, 2014 consists of income earned from license agreements related to the AND1, Avia, and Nevados brands. Royalty income for the three months ended March 31, 2013 consists of income earned from license agreements related to the AND1 brand.

Operating expenses increased from $753 for the three months ended March 31, 2013 to $3,795 for the three months ended March 31, 2014, an increase of $3,042 or 403.9%. The increase is primarily attributable to compensation expense of $1,025, advertising and marketing expenses of $820, professional fees of $438, lease expense of $257, office expenses of $223 and management fees of $313. Mainly offsetting this increase was a decrease in members’ guaranteed payments of $375.

Compensation expense increased as a result of additional professional staff retained to support the acquired brands. The increase in advertising and marketing expense is mainly attributable to the higher costs incurred during 2014 with licensees to promote the new brands and brand related products. The increase in professional fees is mainly attributable to higher legal, accounting and business development costs incurred as a result of the acquisitions of new brands during 2013. Included in the three months ended March 31, 2014 is net lease income of $107 related to the warehouse lease acquired from ASG in May 2013. The three months ended March 31, 2013 reflects the recognition of approximately $346 of income due to the reversal of previously recorded liabilities related to the legacy manufacturing business. Also included in the three months ended March 31, 2014 are office expenses of $230, mainly related to the rental expense incurred on new offices. During the three months ended March 31, 2014, Galaxy incurred $313 of management fees for advisory and consulting services provided by Carlyle Investment Management, L.L.C., an affiliate of Carlyle, during the period. Since Galaxy did not enter into this agreement until May 2013, Galaxy did not have these expenses during the three months ended March 31, 2013. Members’ guaranteed payments represent amounts paid to the members of Galaxy Brands prior to its acquisition by Galaxy in May 2013. As a result of the acquisition by Galaxy in May 2013, the payments made to members are now classified as employee compensation.

Interest expense during the three months ended March 31, 2014 resulted primarily from interest incurred on the term loans with Israel Discount Bank (“IDB”) of approximately $207 and interest incurred on a note payable to Gordon Brothers Commercial and Industrial, L.L.C. of approximately $101.

Interest expense for the three months ended March 31, 2013 resulted primarily from interest incurred on notes payable of approximately $300 and interest incurred on the term loans with IDB of $123.

Until May 13, 2013, Galaxy Brands operations were taxed as a limited liability company, whereby Galaxy Brands elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. As a result of the formation and incorporation of Galaxy on May 13, 2013, the results of operations are taxed as a C Corporation. Accordingly, Galaxy’s tax status as a taxable entity resulted in the recognition of deferred tax assets and liabilities based on the expected tax consequences of temporary differences between the book and tax basis of the assets and liabilities. This resulted in a net deferred tax expense of $1,414 being recognized and included in the tax provision for the three months ended March 31, 2014.

Comparison of the Year Ended December 31, 2013 to the Year Ended December 31, 2012

To provide a more meaningful discussion regarding the comparison of the results of operations from 2013 to 2012, Galaxy has provided the following pro forma information. The discussion below combines the results of operations of Galaxy Brands from January 1, 2013 through May 13, 2013 with the results of operations of Galaxy for the period from May 14, 2013 (inception) through December 31, 2013. The results of operations presented for the year ended December 31, 2012 are those solely of Galaxy Brands, since Galaxy did not exist, nor have operations, in 2012.

The following table sets forth, for the periods indicated, pro forma consolidated combined statement of operations information for Galaxy for the year ended December 31, 2013, compared to the consolidated combined statement of operations information of Galaxy Brands for the year ended December31, 2012 (certain items may not foot due to rounding):

	Years Ended December 31,		Change (Dollars)	Change (Percentage)
	2013 (Galaxy)	2012 (Galaxy Brands)
Net sales	$0	$7,309	$(7,309)	-100.0%
Royalty income	23,860	6,425	17,435	271.4%
Net revenues	23,860	13,734	10,126	73.7%
Cost of goods sold	0	7,580	(7,580)	-100.0%
Gross profit	23,860	6,154	17,706	287.7%
Operating expenses	11,532	5,290	6,242	118.0%
Income from operations	12,328	864	11,463	NM
Interest expense, net	1,656	2,530	(874)	-34.5%
Income (loss) before income taxes	10,671	(1,666)	12,337	NM
Provision for income taxes	3,402	2	3,399	NM
Consolidated net income (loss)	$7,270	$(1,668)	$8,938	NM

NM: Not Meaningful.

The decrease in net sales, and corresponding decrease in cost of goods sold, for the year ended December 31, 2013, compared to the year ended December 31, 2012, is primarily attributable to the winding down of the legacy manufacturing operations related to the AND1 brand, in support of the licensing business model. The increase in royalty income for the year ended December 31, 2013, compared to the year ended December 31, 2012 is primarily attributable to the acquisition of several new brands during 2013 and a significant increase in the number of licensees as a result of these acquisitions. Royalty income for the year ended December 31, 2013 consists of income earned from license agreements related to the AND1, Avia, and Nevados brands. Royalty income for the year ended December 31, 2012 consists of income earned only from license agreements related to the AND1 brand.

Operating expenses increased from $5,290 for the year ended December 31, 2012 to $11,532 for the year ended December 31, 2013, an increase of $6,242 or 118.0%. The increase is primarily attributable to compensation expense of $2,995, advertising and marketing expenses of $2,453, professional fees of $817, non-recurring expenses of $683, and management fees of $666. Mainly offsetting this increase was a decrease in members’ guaranteed payments of $875 and shipping and handling costs of $718.

Compensation expense increased as a result of additional professional staff retained to support the acquired brands. The increase in advertising and marketing expense is mainly attributable to the higher costs incurred during 2013 with licensees to promote the new brands and brand related products. Non-recurring expenses consist of one-time expenses incurred in connection with the transition of business from a manufacturing operation to a licensing model. Galaxy incurred implementation, start-up and other transaction costs in connection with the transition, as well as wind down costs on the legacy manufacturing operations. The increase in professional fees is mainly attributable to higher legal, accounting and business development costs incurred as a result of the acquisitions of new brands during 2013, as well as costs incurred for other potential business acquisitions. During 2013, Galaxy incurred $666 of management fees payable to Carlyle Investment Management, L.L.C. for advisory and consulting services provided during the period from May 13, 2013 through December 31, 2013. Since Galaxy did not enter into this agreement until 2013, it did not have these expenses during 2012. Members’ guaranteed payments represent amounts paid to the members of Galaxy Brands prior to its acquisition by Galaxy in May 2013. As a result of the acquisition by Galaxy in May 2013, payments to members are now classified as employee compensation. Shipping and handling costs decreased as a result of the wind down of the legacy manufacturing operations related to the AND1 brand during 2012. As such, Galaxy no longer incurs shipping and handling costs related to the delivery of merchandise to customers.

Interest expense during the year ended December 31, 2013 resulted primarily from interest incurred on the notes payable of approximately $1,093 and interest incurred on the term loans with IDB of approximately $635.

Interest expense for the year ended December 31, 2012 resulted primarily from interest incurred the notes payable approximately $2,254 and interest incurred on the term loans with IDB of $276.

Until May 13, 2013, Galaxy Brands operations were taxed as a limited liability company, whereby Galaxy Brands elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. As a result of the formation and incorporation of Galaxy on May 13, 2013, the results of operations are taxed as a C Corporation. Accordingly, Galaxy’s tax status as a taxable entity resulted in the recognition of deferred tax assets and liabilities based on the expected tax consequences of temporary differences between the book and tax basis of the assets and liabilities. This resulted in a net deferred tax expense of $3,387 being recognized and included in the tax provision for the year ended December 31, 2013.

Liquidity and Capital Resources

As of March 31, 2014, Galaxy had cash of approximately $3,727, a working capital balance of approximately $6,923, outstanding debt obligations under the term loans of $22,125 and notes payable of $3,904. As of December 31, 2013, Galaxy had cash of approximately $6,099, a working capital balance of approximately $5,675, outstanding debt obligations under the term loans of $23,000 and notes payable of $6,904. Galaxy believes that cash from future operations and currently available cash will be sufficient to satisfy the anticipated working capital requirements for the foreseeable future.

Cash flows from operating, investing and financing activities for the three months ended March 31, 2014 and 2013 are summarized in the following table. The cash flows presented for the three months ended March 31, 2013, are those solely of Galaxy Brands, since Galaxy did not exist, nor have operations, until May 14, 2013, whereas the cash flows for the three months ended March 31, 2014 are those of Galaxy. Cash flow information for the year ended December 31, 2013, compared to the year ended December 31, 2012, is not presented, as it would not be meaningful nor practicable to combine the cash flows for Galaxy and Galaxy Brands for 2013 for comparison to the year ended December 31, 2012.

	Three Months Ended March 31,
	2014 (Galaxy)	2013 (Galaxy Brands)
Operating activities	$1,307	$1,415
Investing activites	(804)	—
Financing activities	(2,875)	(500)
Net increase (decrease) in cash and cash equivalents	$(2,372)	$915

Operating Activities

Net cash provided by operating activities was $1,307 for the three months ended March 31, 2014, compared to $1,415 for the three months ended March 31, 2013. Changes in working capital of $904 offset the consolidated net income of $2,026 during the three months ended March 31, 2014. Changes in working capital of $876 offset the consolidated net income of $2,291 during the three months ended March 31, 2013.

Investing Activities

Net cash used in investing activities was $804 for the three months ended March 31, 2014, consisting of $604 of cash paid for the purchase of property and equipment and $200 of cash paid for the purchase of intellectual property. Galaxy did not use cash for investing activities during the three months ended March 31, 2013.

Financing Activities

Net cash used in financing activities for the three months ended March 31, 2014 amounted to $2,875, compared to $500 for the three months ended March 31, 2013. Galaxy made $875 of repayments under the term loan with IDB and $3,000 of repayments under the note payable. Additionally, Galaxy received $1,000 in shareholder contributions during the three months ended March 31, 2014. During the three months ended March 31, 2013, Galaxy made $500 of repayments under the term loans.

DELIVERY OF MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Information Statement to you if you call or write us at the following address or phone number: Sequential Brands Group, Inc., 1065 Avenue of the Americas, 30th Floor, New York, NY 10018, Attn: Investor Relations, (646) 564-2577. If you would like to receive separate copies of information statements, annual reports, proxy statements or similar documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F. Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov or on the Company’s web site at http://www.sequentialbrandsgroup.com.

The SEC’s rules allow us to “incorporate by reference” information into this Information Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Information Statement. This Information Statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this Information Statement.

We are incorporating by reference in this Information Statement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the consummation of the transactions contemplated by the Merger Agreement provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 31, 2014;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 14, 2014; and
•	the description of our Common Stock in Amendment No. 1 to our Registration Statement on Form S-1, filed on November 15, 2013.

You may obtain copies of documents incorporated by reference into this Information Statement, without charge, by written or telephonic request directed to us at Sequential Brands Group, Inc., 1065 Avenue of the Americas, 30th Floor, New York, New York 10018, Attn: Investor Relations, (646) 564-2577.

You should rely only on the information provided in this Information Statement or incorporated by reference. We have not authorized anyone else to provide you with different information. This Information Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy. You should not assume that the information in this Information Statement, any supplement thereto or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

INDEX TO FINANCIAL STATEMENTS

Page Number
Audited Financial Statements of Galaxy Brands Holdings, Inc. and Subsidiaries for the period from May 13, 2013 to December 31, 2013	F-2
Report of Independent Auditors	F-3
Consolidated Balance Sheet	F-4
Consolidated Statement of Comprehensive Income	F-5
Consolidated Statement of Changes in Members’ Equity	F-6
Consolidated Statements of Cash Flow	F-7
Notes to Consolidated Financial Statements	F-8
Audited Consolidated Financial Statements of Galaxy Brands LLC and Subsidiary for the period from January 1, 2013 to May 13, 2013	F-18
Report of Independent Auditors	F-19
Consolidated Balance Sheet	F-20
Consolidated Statement of Comprehensive Income	F-21
Consolidated Statement of Changes in Members’ Equity	F-22
Consolidated Statements of Cash Flow	F-23
Notes to Consolidated Financial Statements	F-24
Audited Financial Statements and Consolidating Supplementary Information of Galaxy Brands LLC and Subsidiary for the period from January 1, 2012 to December 31, 2012	F-29
Independent Auditor’s Report	F-30
Consolidated Financial Statements	F-32
Balance Sheet	F-32
Statement of Operations	F-33
Statement of Members’ Equity	F-34
Statements of Cash Flow	F-35
Notes to Financial Statements	F-36
Consolidating Supplementary Information	F-39
Balance Sheet	F-40
Statement of Operations	F-41
Schedule of Operating Expenses	F-42
Unaudited Consolidated Financial Statements of Galaxy Brands Holdings, Inc. and Subsidiaries for the period from January 1, 2014 to March 31, 2014	F-43
Consolidated Balance Sheets	F-44
Consolidated Statement of Comprehensive Income	F-45
Consolidated Statement of Stockholders’ Equity	F-46
Consolidated Statement of Cash Flow	F-47
Notes to Consolidated Financial Statements	F-48
Unaudited Pro Forma Condensed Combined Financial Information of Sequential Brands Group, Inc. and Subsidiaries	F-54
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2014	F-56
Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2014	F-58
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2013	F-59

Audited Financial Statements of

Galaxy Brands Holdings, Inc. and Subsidiaries for the

Period from May 13, 2013 to December 31, 2013
With Report of Independent Auditors

Report of Independent Auditors

The Board of Directors and Stockholders of
Galaxy Brand Holdings, Inc. and subsidiaries

We have audited the accompanying consolidated financial statements of Galaxy Brand Holdings, Inc. and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statement of comprehensive income, changes in stockholders’ equity and cash flows for the period from May 13, 2013 (inception) to December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Galaxy Brand Holdings, Inc. and subsidiaries at December 31, 2013, and the results of its operations and its cash flows for the period from May 13, 2013 (inception) to December 31, 2013 in conformity with U.S. generally accepted accounting principles.

April 29, 2014

Galaxy Brand Holdings, Inc. and Subsidiaries

Consolidated Balance Sheet
December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$6,099,355
Accounts receivable, net	5,837,295
Other receivables	6,460,945
Prepaid expenses and other current assets	1,102,727
Total current assets	19,500,322
Property and equipment, net	726,526
Identifiable intangibles	181,753,120
Goodwill	42,304,481
Total assets	$244,284,449
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$617,695
Accrued expenses	398,883
Other current liabilities	2,404,502
Note payable	6,904,443
Long-term debt – current portion	3,500,000
Total current liabilities	13,825,523
Deferred income taxes	69,118,629
Long-term debt	19,500,000
Total liabilities	102,444,152
Stockholders' equity
Common stock – Class A – $0.001 par value: 10,000,000 shares authorized and 1,385,166 shares issued and outstanding at December 31, 2013	1,385
Common stock – Class B – $0.001 par value: 500,000 shares authorized and 140,964 shares issued and outstanding at December 31, 2013	141
Additional paid-in capital	140,688,727
Subscription receivable	(2,173,663)
Retained earnings	3,323,707
Total stockholders' equity	141,840,297
Total liabilities and stockholders' equity	$244,284,449

See accompanying notes to financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Consolidated Statement of Comprehensive Income
For the Period From May 13, 2013 (Inception) to December 31, 2013

Revenues
Licensing	$18,856,809
Operating costs and expenses:
Selling and marketing	2,981,668
General and administrative	6,585,290
Total operating expenses	9,566,958
Income from operations	9,289,851
Other income (expenses):
Interest expense	(900,334)
Interest income	71,466
Total other expenses	(828,868)
Income before taxes	8,460,983
Provision for income taxes:
Current	3,364,615
Deferred	22,661
Total provision for income taxes	3,387,276
Net income	$5,073,707
Comprehensive income	$5,073,707

See accompanying notes to financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity
Period From May 13, 2013 (Inception) to December 31, 2013

	Class A Common Stock		Class B Common Stock		Subscription Receivable	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Capital	Shares	Capital
Balance, May 13, 2013 (Inception)
Issuance of Class A common stock	1,385,166	$1,385	—	$—	$—	$138,515,205	$—	$138,516,590
Issuance of Class B common stock	—	—	140,964	141	(2,173,663)	2,173,522	—	—
Dividend	—	—	—	—	—	—	(1,750,000)	(1,750,000)
Net income	—	—	—	—	—	—	5,073,707	5,073,707
Balance, December 31, 2013	1,385,166	$1,385	140,964	$141	$(2,173,663)	$140,688,727	$3,323,707	$141,840,297

See accompanying notes to financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Consolidated Statement of Cash Flow
Period From May 13, 2013 (Inception) to December 31, 2013

Cash flows from operating activities
Net income	$5,073,707
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	151,400
Deferred income taxes	22,661
Changes in assets and liabilities:
Accounts receivable, net	7,088,068
Other receivables	(6,460,945)
Prepaid expenses and other current assets	(328,727)
Accounts payable, accrued expenses, and other current liabilities	(4,088,893)
Net cash provided by operating activities	1,457,271
Cash flows from investing activities
Purchase of property and equipment	(529,726)
Business and asset acquisitions, net of cash acquired	(62,566,462)
Net cash used by investing activities	(63,096,188)
Cash flows from financing activities
Proceeds from new borrowings	11,250,000
Payment of debt	(25,666,171)
Issuance of note payable	6,904,443
Proceeds from the sale of Class A common stock	77,000,000
Shareholder distributions	(1,750,000)
Net cash provided by financing activities	67,738,272
Net increase in cash and cash equivalents	6,099,355
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$6,099,355
Supplemental cash information
Cash paid during the period for:
Interest paid	$900,334
Income taxes paid	$3,960,000

See accompanying notes to financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

1. Basis of Presentation and Business Description

Galaxy Brand Holdings, Inc. and Subsidiaries (“Galaxy” or the “Company”) was incorporated in the State of Delaware on May 13, 2013, and was formed to acquire all of the membership interests of Galaxy Brands, LLC (the “GBLLC”), including the Basketball Marketing Company, Inc. (“BMC”) and GBT Productions, Inc., (“GBT”), both wholly owned subsidiaries of GBLLC. Contemporaneously with the acquisition of the GBLLC, the Company acquired the American Sporting Goods Corporation (“ASG”) from the Brown Shoe Company, Incorporated (the “ASG Acquisition”). These transactions were consummated on May 14, 2013 (see Note 3).

Business Description

The Company is in the business of marketing and licensing brands and related trademarks it owns or represents. The Company’s portfolio currently contains the AND1, Avia, Nevados and Linens N Things brands. Galaxy is one of the leading licensors of brand names and trademarks for apparel, footwear, home goods and accessories in the United States.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated during the consolidation process.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates based on experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers and licensees to make required payments. If the financial conditions of these customers and licensees were to deteriorate and impair their ability to make payments, additional allowances may be required.

Revenue Recognition

The Company enters into various trade name license agreements that provide revenues based on minimum royalties and additional revenues based on percentage of defined sales. Minimum royalty revenue is recognized on a straight-line basis over each contract period, as defined in each license agreement. As the licensee sales exceed the annual contractual minimums, the royalty revenue is recognized.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

2. Summary of Significant Accounting Policies  – (continued)

Property and Equipment

Property and equipment, net as of December 31, 2013 consists of the following:

Furniture and fixtures	$157,097
Computers and software	263,224
Equipment	117,403
Leasehold improvements	208,802
Less: Accumulated depreciation	(20,000)
Property and equipment, net	$726,526

Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of property and equipment sold or retired are removed from the accounts, and the resulting gains or losses are included in current operations.

Depreciation is provided on a straight-line basis over the estimated useful life of the related asset. Computers and related equipment and software are depreciated over five years. Furniture is depreciated over seven years. Leasehold improvements are depreciated over the shorter of fifteen years, or the life of the lease term. Depreciation expense was $20,000 for the period from May 13, 2013 (inception) to December 31, 2013.

The Company reviews long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable as measured by comparing the undiscounted future cash flows to the asset’s net book value. Impaired assets are written down to fair value.

Goodwill and Intangible Assets

At acquisition, the Company estimates and records the fair value of purchased intangible assets. The fair value of these intangible assets is estimated based on management’s assessment, considering independent third-party appraisals, when necessary. The excess of the purchase consideration over the fair value of net assets acquired is recorded as goodwill. Goodwill and certain other intangible assets that are deemed to have indefinite useful lives are not amortized. Goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually. Finite-lived intangible assets are amortized over their respective estimated useful lives and, along with other long-lived assets as noted above, are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable.

The Company obtains ownership of trademarks through acquisitions. Acquired trademarks are valued using the “relief from royalty method.”

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, establishes a three level fair value hierarchy that requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs used to measure fair value are as follows:

Level 1:  Observable inputs such as quoted prices in active markets;

Level 2:  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:  Unobservable inputs in which there is little or no market data and require the reporting entity to develop its own assumptions.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

2. Summary of Significant Accounting Policies  – (continued)

The carrying amount of receivables, accounts payable and accrued liabilities approximates fair value due to the short-term nature of these instruments. Long-term debt approximates fair value due to the variable rate nature of the debt.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Subsequent Events

The Company evaluated events and transactions that occurred after the balance sheet date through April 29, 2014, the date at which the financial statements were available.

3. Acquisitions

Galaxy Brands, LLC

On May 14, 2013, the Company acquired all of the membership interests of GBLLC, including BMC and GBT, both wholly owned subsidiaries of the GBLLC. Consideration given by the Company in the transaction included 615,166 shares of Class A common stock with a value of $61.5 million.

The Acquisition was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. The acquisition method of accounting uses the fair value concept defined in ASC 820, Fair Value Measurements and Disclosures. ASC 805 requires, among other things, that acquired assets and liabilities in a business combination be recognized at their fair values as of the acquisition date. The consideration for the acquisition was attributed to net assets on the basis of fair value of assets acquired and liabilities assumed, based on an appraisal performed by management, which included a number of factors, including the assistance of independent appraisers. The results of operations were included in the consolidated financial statements of the Company commencing May 14, 2013.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

3. Acquisitions  – (continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed:

($ in Thousands)
Stock issued	$61,517
Assumed debt and accrued interest	25,266
Total consideration	$86,783
Assets acquired
Cash	$3,457
Receivables	1,798
Prepaid expenses	391
Total tangible assets	5,646
Trademarks	69,090
Customer relationships	776
Total intangible assets	69,866
Liabilities assumed
Current liabilities	783
Noncurrent liabilities – deferred taxes	27,402
Total liabilities assumed	28,185
Net assets acquired	47,327
Good will	39,456
Total purchase consideration	$86,783

American Sporting Goods

On May 14, 2013, Galaxy entered into an Asset Purchase Agreement (“Agreement”) with Brown Shoe Company (“Brown Shoe”) to acquire American Sporting Goods, Inc. (“ASG”), a wholly owned subsidiary of Brown Shoe, whereby Galaxy agreed to purchase and ASG agreed to sell certain trademarks. Galaxy also assumed certain assets and liabilities associated with the assets being purchased. The total consideration included $70 million in cash and $12 million of assumed debt obligations.

The consideration for the acquisition was attributed to net assets on the basis of fair value of assets acquired and liabilities assumed, based on an appraisal performed by management, which included a number of factors, including the assistance of independent appraisers. The results of operations were included in the consolidated financial statements of the Company commencing May 14, 2013.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

3. Acquisitions  – (continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed:

($ in Thousands)
Consideration	$70,000
Assumed debt and accrued interest	11,969
Total consideration	$81,969
Assets acquired
Cash	$10,872
Receivables	11,127
Prepaid expenses	383
Fixed assets	183
Total tangible assets	22,565
Trademarks	104,443
Customer relationships	679
Total intangible assets	105,122
Liabilities assumed
Current liabilities	6,873
Noncurrent liabilities – deferred taxes	41,693
Total liabilities assumed	48,566
Net assets acquired	79,121
Good will	2,848
Total purchase consideration	$81,969

The Company funded the ASG acquisition through the issuance of equity. The Company entered into an agreement with Carlyle U.S. Equity Opportunity Group, L.P. (“CEOF”) and CEOF Coinvestment, L.P. (“CEOF Coinvest” and together with CEOF, “Carlyle”) whereby Carlyle purchased 700,000 shares of Class A common stock from Galaxy at a cost of $100.00 per share, or $70 million.

Linens N Things

On December 6, 2013, the Company entered into an Asset Purchase Agreement with LNT Brands, L.L.C (“LNT”) to purchase the intellectual property portfolio of registered trademarks and domain names that encompass the “Linens N Things” brand. The acquired assets included all of the right, title and interest of trademarks and domain names, as well as additional acquired intellectual property including copyrights (defined as all copyrights owned or purported to be owned, in whole or in part, by LNT) and additional trademarks as defined as all trademarks owned or purported to be owned, in whole or in part, by LNT. The purchase price paid was $6.9 million, including certain direct acquisition transaction costs.

The acquisition of the assets described above is defined as an Asset Acquisition within the guidance of ASC 805-50-15.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

4. Goodwill and Intangible Assets

Goodwill

Goodwill activity for the period from May 13, 2013 (inception) to December 31, 2013 consists of the following (in thousands):

Beginning balance	$—
Addition related to GBLLC acquisition	39,456
Addition related to ASG acquisition	2,848
Ending balance	$42,304

Intangibles

Intangibles consist of acquired trademarks and customer relationships. During the period from May 13, 2013 (inception) to December 31, 2013, the Company entered into various transaction agreements pursuant to which the Company acquired trademarks and customer relationships related to the AND1, Avia, Nevados and Linens N Things brands. The fair value of trademarks and customer relationships was determined at the time of acquisition in accordance with ASC 820, Fair Value Measurement. Company management has determined that the trademarks have indefinite lives. Company management has also determined the useful life of the customer relationships to be six years and is amortizing the fair value on a straight line basis over that period. The Company recorded $131,400 of amortization expense during the period from May 13, 2013 (inception) to December 31, 2013 related to customer relationships. For the next five years, amortization expense on Intangible assets is expected to be approximately $221,000 each year.

Intangibles at December 31, 2013 consist of the following:

(Amounts in Thousands)
Acquired Trademarks	$180,429
Customer relationships, net of amortization	1,324
Total	$181,753

5. Income Taxes

The income tax provision for the period from May 13, 2013 (inception) to December 31, 2013 as shown in the statements of operations includes the following:

Current:
Federal	$2,629,538
State	735,077
Foreign	—
3,364,615
Deferred:
Federal	19,426
State	3,235
22,661
$3,387,276

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

5. Income Taxes  – (continued)

A summary of deferred income tax assets and liabilities at December 31, 2013 are as follows:

Deferred tax assets:
Amortization – customer listing	$38,437
Total deferred tax assets	38,437
Deferred tax liabilities:
Depreciation	45,904
Amortization – trademark	15,194
Customer listing	269,304
Trademark-initial purchase	68,826,664
Total deferred tax liabilities	69,157,066
Net deferred tax liabilities	$69,118,629

Deferred tax assets primarily relate to depreciation, purchase accounting and amortization of intangible assets. The Company believes that it is more likely than not that the deferred tax assets will be realized based upon expected future income.

Personal Holding Company Status

The Company could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (“PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Due to the high level of passive income earned by the Company, the Company was determined to be a Personal Holding Corporation (“PHC”). The company meets the income test and the stock ownership test; as a result, it is treated as PHC for tax purpose. As a result, the Company would be subject to an additional PHC tax on the undistributed PHC income, which generally includes the taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2012, the tax rate on undistributed PHC income is 20%. Since the shareholders will be reporting consent dividends and the Company has received signed Form 972 from all the shareholders, no additional tax is calculated at the Company level.

The Company is not currently under examination at the Federal and state levels. Currently only the December 31, 2013 year-end is subject examination for Galaxy Brands. For any examinations of American Sporting Goods and subsequent assessments, Galaxy Brands is indemnified for the liabilities by the previous owner. At the date of the financial statements there were no known assessments.

For the period from May 13, 2013 (inception) to December 31, 2013 the Company adopted ASC 740-10. ASC 740-10 requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized upon adoption of ASC 740-10. The Company does not believe there are any uncertain tax positions that need to be reserved for as of December 31, 2013.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

5. Income Taxes  – (continued)

In accordance with authoritative guidance, interest and penalties related to unrecognized tax benefits are included within the provision for taxes on the consolidated statements of income.

6. Commitments and Contingencies

Operating Leases Galaxy currently leases office space located at 1407 Broadway, New York City, N.Y. under an operating lease expiring on October 31, 2024. The Company also leases warehouse space in Fontana California under an operating lease expiring on November 30, 2016. The future minimum non-cancelable lease payments are as follows:

Operating Leases
(Amounts in Thousands)
Fiscal 2014	$310,650
Fiscal 2015	475,295
Fiscal 2016	646,400
Fiscal 2017	659,328
Fiscal 2018 and thereafter	4,941,825
Total future minimum lease payments	$7,033,498

Total rent expense was $182,964 for the period from May 13, 2103 (inception) to December 31, 2013.

Litigation Reserves

Estimated amounts for claims that are probable and can be reasonably estimated are recorded as liabilities in the consolidated balance sheets.

The likelihood of a material change in these estimated reserves would be dependent on new claims as they may arise and the expected probable favorable or unfavorable outcome of each claim. As additional information becomes available, the Company assesses the potential liability related to new claims and existing claims and revises estimates as appropriate. As new claims arise or existing claims evolve, such revisions in estimates of the potential liability could materially impact the results of operations and financial position. The Company is also involved in various other claims and other matters incidental to the Company’s business, the resolution of which is not expected to have a material adverse effect on the Company’s financial position or results of operations. No material amounts were accrued as of December 31, 2013 related to legal proceedings.

7. Related-Party Transactions

In December 2012, Galaxy Brands, L.L.C, a wholly owned subsidiary of the Company, entered into a $5,625,000 subordinated promissory note with Albert Chehebar., a related party. The note bore an interest rate of 9.00% per annum with a maturity date of June 8, 2013. In May 2013, concurrent with the Company’s acquisition of Galaxy Brands, L.L.C, the Company amended the subordinated promissory whereby the interest rate remained at 9% for six months after the effective date of the amendment and thereafter at 12.00% per annum. In addition, the maturity date was extended to December 31, 2014. The subordinated promissory note was repaid in August 2013.

In December 2012, Galaxy Brands, L.L.C, a wholly owned subsidiary of the Company, entered into a $5,625,000 subordinated promissory note with Isaac Shehebar., a related party. The note bore an interest rate of 9.00% per annum with a maturity date of June 8, 2013. In May 2013, concurrent with the Company’s acquisition of Galaxy Brands, L.L.C, the Company amended the subordinated promissory whereby the interest

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

7. Related-Party Transactions  – (continued)

rate remained at 9% for six months after the effective date of the amendment and thereafter at 12.00% per annum. In addition, the maturity date was extended to December 31, 2014. The subordinated promissory note was repaid in August 2013.

Pursuant to the employment agreement with the Company’s Chief Executive Officer, Eddie Esses, on May 14, 2013, Mr. Esses purchased 140,964 shares of Class B common stock at a per share price of $15.42, for aggregate proceeds of $2.2 million. Such shares of stock are subject to restrictions on transfer and a risk of forfeiture as set forth in the stock subscription agreement between the Company and the owner of such shares. At December 31, 2013, all shares were unvested and were subject to forfeiture. The Company and Mr. Esses entered into a promissory note for $2.2 million (the amount of the purchase of Class B common stock) whereby Mr. Esses will pay interest at the rate of 1% compounded semi-annually. The term of the loan is seven years.

In May 2013, American Sporting Goods, Inc., a wholly owned subsidiary of the Company, entered into a Trademark License Agreement with E.S. Originals for certain trademarks. Mr. Esses is a shareholder of E.S. Originals.

8. Capitalization

Preferred Stock

The Company is authorized to issue 2,500,000 shares of Preferred Stock with a par value of $0.001 per share. Subject to the Stockholders Agreement, authority is granted to the Board to fix by resolution or resolutions providing for the issue of each series of Preferred Stock the powers, including the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, dividend, liquidation, exchange or other special rights and qualifications, limitations or restrictions of each series of Preferred Stock. There was no Preferred Stock outstanding at December 31, 2013.

Common Stock

The Company is authorized to issue Class A Common Stock and Class B Common Stock, (the Class A Common Stock and, together with the Class B Common Stock, the “Common Stock”), consisting of 10,000,000 shares of Class A Common Stock with a par value of $0.001 per share and 500,000 shares of Class B Common Stock with a par value of $0.001 per share. The holders of Common Stock shall be entitled to the payment of dividends when, and if declared by the Board of Directors. Each holder of Common Stock shall have full voting rights and powers equal to the voting rights of each other holder of Common Stock and shall be entitled to cast (1) vote for each share of Common Stock held by such holder. In the event of any liquidation, dissolution or winding up of the Company (each a “Liquidation:”), holders of Class A Common Stock shall be entitled to be paid an amount equal to $100.00 per share before any payment or distribution is made to holders of Class B Common Stock.

On November 15, 2013, the Company sold 70,000 shares of its Class A common stock, par value $0.001 per share, to MSA Galaxy Investment, L.P. for $7 million.

9. Debt

As of December 31, 2013, the Company has a term loan agreement with Israel Discount Bank (“IDB”). The term loan is comprised of two tranches, a Term Loan A credit facility of $15.0 million (“Term A”) and Term Loan B credit facility of $11.25 million (“Term B”, together with Term A, the “Loans”). The Loans bear interest based on the current LIBOR rate plus 3%, which interest is paid monthly in arrears with principal payments paid quarterly with a maturity date of December 31, 2016. The Company is required to provide certain financial information to IDB and has certain negative covenants. At December 31, 2013, the Company was in compliance with all financial reporting requirements and covenants with a total outstanding balance of $23.0 million related to the Loans above.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

9. Debt  – (continued)

At December 31, 2013, the Company had an outstanding short term note payable of $6.9 million to Gordon Brothers bearing interest at 8% per annum to be paid in scheduled payments through August 2014.

10. Subsequent events

On March 31, 2014, MSA Galaxy Investment, LP purchased 10,000 shares of Class A common stock of the Company at a cost of $100.00 per share for a total investment of $1.0 million.

Audited Consolidated Financial Statements of

Galaxy Brands, LLC and Subsidiary for the

Period from January 1, 2013 to May 13, 2013
With Report of Independent Auditors

Report of Independent Auditors

The Members of
Galaxy Brands, LLC and subsidiaries

We have audited the accompanying consolidated financial statements of Galaxy Brands, LLC and subsidiaries, which comprise the consolidated balance sheet as of May 13, 2013, and the related consolidated statement of comprehensive income, changes in members’ equity and cash flows for the period from January 1, 2013 to May 13, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Galaxy Brands, LLC and subsidiaries at May 13, 2013, and the results of its operations and its cash flows for the period from January 1, 2013 to May 13, 2013 in conformity with U.S. generally accepted accounting principles.

June 23, 2014

Galaxy Brands, LLC and Subsidiaries

Consolidated Balance Sheet
May 13, 2014

Assets
Current assets:
Cash and cash equivalents	$3,457,023
Accounts receivable	1,798,460
Prepaid expenses and other current assets	374,326
Total current assets	5,629,809
Identifiable intangibles	47,832,855
Total assets	$53,462,664
Liabilities and members equity
Current liabilities:
Accrued expenses and other current liabilities	$873,422
Income taxes payable	12,249
Notes payable – members	15,000,000
Loan payable – current portion	2,000,000
Total current liabilities	17,885,671
Loan payable – long term	12,000,000
Members' equity:
Retained earnings	23,576,993
Total members' equity	23,576,993
Total liabilities and members' equity	$53,462,664

See accompanying notes.

Galaxy Brands, LLC and Subsidiaries

Consolidated Statement of Comprehensive Income
Period from January 1, 2013 to May 13, 2013

Revenues:
Licensing	$5,002,782
Operating costs and expenses:
Selling and marketing	532,869
General and administrative	640,502
Salaries and fringes	791,696
Total operating expenses	1,965,067
Income from operations	3,037,715
Other expenses:
Interest expense	(827,489)
Total interest	(827,489)
Income before taxes	2,210,226
Income taxes	(14,349)
Net income	$2,195,877
Comprehensive income	$2,195,877

See accompanying notes.

Galaxy Brands, LLC and Subsidiaries

Consolidated Statement of Changes in Members’ Equity
Period From January 1, 2013 to May 13, 2013

Members’ equity – beginning balance	$21,381,116
Net income	2,195,877
Members’ equity – ending balance	$23,576,993

See accompanying notes.

Galaxy Brands, LLC and Subsidiaries

Consolidated Statement of Cash Flow
Period From January 1, 2013 to May 13, 2013

Operating activities
Net income	$2,195,877
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in assets and liabilities:
Accounts receivable	1,838,618
Inventory	94,746
Prepaid expenses and other current assets	(374,326)
Income taxes payable	12,249
Accounts payable, accrued expenses, and other current liabilities	(66,451)
Net cash provided by operating activities	3,700,713
Financing activities
Payment of bank debt	(1,000,000)
Net cash used by financing activities	(1,000,000)
Net increase in cash and cash equivalents	2,700,713
Cash and cash equivalents at beginning of period	756,310
Cash and cash equivalents at end of period	$3,457,023
Cash paid during the year for
Interest paid	$813,823
Income taxes paid	$2,100

See accompanying notes.

Galaxy Brands, LLC and Subsidiaries

Notes to Consolidated Financial Statements
Period From January 1, 2013 to May 13, 2013

1. Basis of Presentation and Business Description

Galaxy Brands, LLC (the “Company”), formerly known as Galaxy International LLC, was organized as a limited liability company in Delaware on August 18, 2011 and commenced operations on October 24, 2011 and acquired 100% of the common stock of The Basketball Marketing Company, Inc. (“BMI”), which marketed fashionable athletic apparel. The total purchase price amounted to $55,350,000 and was paid at closing with members’ contributions and proceeds from the issuance of notes payable-members. BMI is the owner of the trademarks that licenses the brand “AND 1” to Galaxy Brands, LLC, which in turn licenses the trademarks to licensees.

Business Description

The Company is in the business of marketing and licensing brands and related trademarks it owns or represents. The Company’s portfolio currently contains the AND1 brand.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated during the consolidation process.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates based on experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers and licensees to make required payments. If the financial conditions of these customers and licensees were to deteriorate and impair their ability to make payments, additional allowances may be required. Management believes that all accounts receivable at May 13, 2013 are fully collectible. Accordingly, no allowance for doubtful accounts exists at May 13, 2013.

Selling and Marketing

Advertising costs are charged to operations as incurred. Total advertising expense charged to operations amounted to $532,869 for the period from January 1, 2013 to May 13, 2013 and is reported as selling and marketing expenses in the accompanying consolidated statement of comprehensive income.

Galaxy Brands, LLC and Subsidiaries

Notes to Consolidated Financial Statements
Period From January 1, 2013 to May 13, 2013

2. Summary of Significant Accounting Policies  – (continued)

Revenue Recognition

The Company enters into various trade name license agreements that provide revenues based on minimum royalties and additional revenues based on percentage of defined sales. Minimum royalty revenue is recognized on a straight-line basis over each contract period, as defined in each license agreement. As the licensee sales exceed the annual contractual minimums, the royalty revenue is recognized.

Intangible Assets

At acquisition, the Company estimates and records the fair value of purchased intangible assets. The fair value of these intangible assets is estimated based on management’s assessment, considering independent third-party appraisals, when necessary. Intangible assets that are deemed to have indefinite useful lives are not amortized and are assessed for impairment at least annually. Finite-lived intangible assets are amortized over their respective estimated useful lives and, along with other long-lived assets as noted above, are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable.

The Company obtains ownership of trademarks through acquisitions. Acquired trademarks are valued using the “relief from royalty method.”

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, establishes a three level fair value hierarchy that requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs used to measure fair value are as follows:

Level 1 — Observable inputs such as quoted prices in active markets;

Level 2 — Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 — Unobservable inputs in which there is little or no market data and require the reporting entity to develop its own assumptions.

The carrying amount of receivables, accounts payable and accrued liabilities approximates fair value due to the short-term nature of these instruments. Long-term debt approximates fair value due to the variable rate nature of the debt.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Galaxy Brands, LLC elected to be treated as a Partnership under the Internal Revenue Code, and accordingly, its income or loss is taxable directly to its members. The Basketball Marketing Company Inc. is a “C” Corporation under the Internal Revenue Code and California and New York State Franchise Tax Code.

It is the Company’s policy to expense when paid any interest and penalties associated with its income tax obligations. During the period from January 1, 2013 to May 13, 2013, the Company paid no penalties and interest.

The statute of limitations for the examination of the Company’s income tax returns by the Internal Revenue Service, State of New York and California and City of New York is generally three and four years,

Galaxy Brands, LLC and Subsidiaries

Notes to Consolidated Financial Statements
Period From January 1, 2013 to May 13, 2013

2. Summary of Significant Accounting Policies  – (continued)

respectively from the filing date of the tax return. At May 13, 2013, the years ended December 31, 2010 through 2013 were open under the statutes.

Subsequent Events

The Company evaluated events and transactions that occurred after the balance sheet date through June 23, 2014, the date at which the financial statements were available.

3. Income Taxes

For the period from January 1, 2013 to May 13, 2013, the income tax provision is as follows:

Current:
Federal	$12,249
State	2,100
Total current	14,349
Deferred:
Federal	—
State	—
Total deferred	—
Total income tax provision	$14,349

The Company’s effective tax rate differs from its statutory rate due to state taxes and changes in valuation allowance.

As of May 13, 2013, the significant components of the Company’s deferred taxes consisted of the following:

Deferred tax assets:
Depreciation	$13,816
Net operating losses	245,795
Other credits	12,249
Total	271,860
Valuation allowance	(271,860)
Net deferred tax asset	$—

In assessing the realizability of the deferred tax assets, management considered whether it is more likely than not that some or all of the deferred tax assets would be realized. In evaluating the Company’s ability to utilize its deferred tax assets, it considered all available evidence, both positive and negative. The Company has recorded a valuation allowance of $271,860 as of the end of the period based on the Company’s ability to realize deferred tax assets.

As of May 13, 2013 the company had $614,000 of Federal net operating losses available for use through 2031. The company also has state net operating losses available for use with varying expiration periods.

The company reviewed its tax positions and as of year-end does not believe any positions taken do not meet the more likely than not standard of ASC 740. The company will record any interest and penalties related to uncertain tax positions that may arise to income tax expense.

Galaxy Brands, LLC and Subsidiaries

Notes to Consolidated Financial Statements
Period From January 1, 2013 to May 13, 2013

4. Commitments and Contingencies

Litigation Reserves

Estimated amounts for claims that are probable and can be reasonably estimated are recorded as liabilities in the consolidated balance sheets. The likelihood of a material change in these estimated reserves would be dependent on new claims as they may arise and the expected probable favorable or unfavorable outcome of each claim. As additional information becomes available, the Company assesses the potential liability related to new claims and existing claims and revises estimates as appropriate. As new claims arise or existing claims evolve, such revisions in estimates of the potential liability could materially impact the results of operations and financial position. The Company is also involved in various other claims and other matters incidental to the Company’s business, the resolution of which is not expected to have a material adverse effect on the Company’s financial position or results of operations. No material amounts were accrued as of May 13, 2013 related to legal proceedings.

5. Loan Payable — Bank

The Company entered into a $22,000,000 credit facility with two banks maturing on December 31, 2016. As of May 13, 2013, the Company has borrowed $14,000,000 on this facility. The bank obligations bear interest at the prime lending rate, 3.25% at May 13, 2013 or LIBOR, 0.21% at May 13, 2013 plus 3% per annum, and are payable in quarterly principal installments of $500,000 with a final payment due on December 31, 2016. The loans provide for a guaranty by the members of Galaxy Brands LLC and are collateralized by all of the assets of the Company as well as adherence to certain financial covenants. Future principal annual maturities of the loan for each of the four years and in the aggregate are as follows:

Amount
Year ending December 31:
2013	$1,000,000
2014	2,000,000
2015	2,000,000
2016	9,000,000
$14,000,000

6. Notes Payable — Members

In connection with the stock purchase of The Basketball Marketing Company, Inc., Galaxy Brands, LLC was obligated on notes for $15,000,000 that bear interest at the rate of 9.0% per annum and are due and payable on June 8, 2013 (see Note 7). The notes are subordinated to the bank (see Note 5). Interest expense for the period from January 1, 2013 to May 13, 2013 amounted to $605,034 and is included as a component of interest expense in the accompanying consolidated statement of comprehensive income. The amount due to members for accrued interest at May 13, 2013 amounted to $222,455 and is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheet.

7. Related-Party Transactions

Galaxy Brands, LLC entered into license agreements with affiliated companies related through common ownership interests. Total royalty and advertising income earned for the period from January 1, 2013 to May 13, 2013 amounted to $4,792,945 and is included in the accompanying consolidated statement of operations. The amount due from the affiliates as of May 13, 2013 amounted to $1,430,466 and is included in the accompanying consolidated balance sheet in accounts receivable.

In December 2012, the Company entered into a $5,625,000 subordinated promissory note with Albert Chehebar, a related party. The note bears an interest rate of 9.0% per annum with a maturity date of June 8, 2013.

Galaxy Brands, LLC and Subsidiaries

Notes to Consolidated Financial Statements
Period From January 1, 2013 to May 13, 2013

7. Related-Party Transactions  – (continued)

In December 2012, the Company entered into a $5,625,000 subordinated promissory note with Isaac Shehebar, a related party. The note bears an interest rate of 9.0% per annum with a maturity date of June 8, 2013.

In June 2012, the Company entered into a $3,750,000 subordinated promissory note with Elyahu Cohen, a related party. The note bears an interest rate of 9.0% per annum with a maturity date of June 8, 2013.

8. Subsequent Events

On May 14, 2013, Galaxy Brand Holdings, Inc. and Subsidiaries acquired all of the membership interests of Galaxy Brands, LLC (the “GBLLC”), including the Basketball Marketing Company, Inc. (“BMC”) and GBT Productions, Inc., (“GBT”), both wholly owned subsidiaries of GBLLC.

Audited Financial Statements and
Consolidating Supplementary Information of

Galaxy Brands LLC and Subsidiary

for the Period from January 1, 2012 to December 31, 2012
With Report of Independent Auditors

INDEPENDENT AUDITOR’S REPORT

To the Members of
Galaxy Brands LLC and Subsidiary

We have audited the accompanying consolidated financial statements of Galaxy Brands LLC and Subsidiary, which comprise the consolidated balance sheet as of December 31, 2012 and the related consolidated statements of operations, members’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Galaxy Brands LLC and Subsidiary as of December 31, 2012, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Report on Consolidating Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating information in the schedules of consolidating balance sheet, statement of operations and operating expenses is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The consolidating information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the consolidating information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

New York, New York
July 2, 2013

Galaxy Brands LLC and Subsidiary

Consolidated Balance Sheet
December 31, 2012

ASSETS
Current assets
Cash	$756,310
Accounts receivable, net	3,637,078
Inventory	94,746
Total current assets	4,488,134
Intangible asset	47,832,855
$52,320,989
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Loan payable – bank – current maturities	$2,000,000
Notes payable – members	15,000,000
Due to member	445,373
Accrued expenses and other current liabilities	494,500
Total current liabilities	17,939,873
Loan payable – bank	13,000,000
Members’ equity	21,381,116
$52,320,989

The accompanying notes are an integral part of these consolidated financial statements.

Galaxy Brands LLC and Subsidiary

Consolidated Statement of Operations
For the Year Ended December 31, 2012

Sales	$7,376,693	100.9%
Less: returns, discounts and allowances	67,409	0.9
Net sales	7,309,284	100.0
Cost of goods sold	7,579,809	103.7
Gross loss	(270,525)	(3.7)
Royalty and advertising income	6,424,539	87.9
Income before operating expenses	6,154,014	84.2
Operating expenses	5,289,887	72.4
Operating income before interest	864,127	11.8
Interest
Interest – bank	275,717	3.8
Interest – members and others	2,254,472	30.8
Total interest	2,530,189	34.6
Loss before provision for income taxes	(1,666,062)	(22.8)
Provision for income taxes	2,250	0.0
Net loss	$(1,668,312)	(22.8)%

The accompanying notes are an integral part of these consolidated financial statements.

Galaxy Brands LLC and Subsidiary

Consolidated Statement of Members’ Equity
For the Year Ended December 31, 2012

Balance – beginning	$23,049,428
Net loss	(1,668,312)
Balance – ending	$21,381,116

The accompanying notes are an integral part of these consolidated financial statements.

Galaxy Brands LLC and Subsidiary

Consolidated Statement of Cash Flows
For the Year Ended December 31, 2012

Cash flows from operating activities
Net loss	$(1,668,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Decrease in accounts receivable	1,020,474
Decrease in inventory	4,970,133
Decrease in prepaid expenses	90,044
Decrease in accounts payable	(3,139,719)
Increase in due to member	445,373
Decrease in accrued expenses and other current liabilities	(1,871,654)
Total adjustments	1,514,651
Net cash used in operating activities	(153,661)
Cash flows from financing activities
Proceeds of loan payable – bank	15,000,000
Repayment of notes payable – members	(5,000,000)
Repayment of note payable – other	(10,000,000)
Net cash provided by financing activities	—
Net decrease in cash	(153,661)
Cash – beginning	909,971
Cash – ending	$756,310
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,622,085

The accompanying notes are an integral part of these consolidated financial statements.

Galaxy Brands LLC and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2012

Note 1 — Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Galaxy Brands LLC (formerly known as Galaxy International LLC) was organized as a limited liability company in Delaware on August 18, 2011 and commenced operations on October 24, 2011 and acquired 100% of the common stock of The Basketball Marketing Company, Inc. (“BMI”), which marketed fashionable athletic apparel. The total purchase price amounted to $55,350,000 and was paid at closing with members’ contributions and proceeds from the issuance of notes payable — members and other. BMI is the owner of the trademarks that licenses the brand “AND 1” to Galaxy Brands LLC, which in turn licenses the trademarks to licensees.

Principles of Consolidation

The consolidated financial statements include the accounts of Galaxy Brands LLC and its wholly-owned subsidiary, The Basketball Marketing Company Inc. (Collectively the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

Accounts Receivable

The Company uses the allowance method of valuing doubtful accounts receivable which is based on historical experience, coupled with a review of the current status of existing receivables. Management believes that all accounts receivable at December 31, 2012 are fully collectible. Accordingly, no allowance for doubtful accounts exists at December 31, 2012.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Intangible Asset

The cost of the trademark acquired has been recorded as an intangible asset, which has been deemed to have an indefinite useful life because it is expected to contribute to cash flows indefinitely. Accordingly, in management’s opinion, the trademark is an asset of continuing utility, with no periodic amortization required. Intangible assets are reviewed annually for impairment or when events and circumstances indicate their carrying amount may not be recoverable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue upon shipment of its products to customers. Royalty income is recognized from licensees upon shipment by the licensees of its merchandise.

Advertising

Advertising costs are charged to operations as incurred. Total advertising expense charged to operations amounted to $452,653 for the year ended December 31, 2012 and is reported as a component of operating expenses in the accompanying consolidated statement of operations.

Shipping and Handling Costs

Shipping and handling costs for delivering merchandise to customers are expensed as incurred. Total shipping and handling costs for the year ended December 31, 2012 amounted to $718,369 and is reported as a component of operating expenses in the accompanying consolidated statement of operations.

Galaxy Brands LLC and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2012

Note 1 — Nature of Business and Summary of Significant Accounting Policies  – (continued)

Income Taxes

Galaxy Brands LLC elected to be treated as a Partnership under the Internal Revenue Code, and accordingly, its income or loss is taxable directly to its members. The Basketball Marketing Company Inc. is a “C” Corporation under the Internal Revenue Code and California and New York State Franchise Tax Code.

It is the Company’s policy to expense when paid any interest and penalties associated with its income tax obligations. During the year ended December 31, 2012, the Company paid no penalties and interest.

The statute of limitations for the examination of the Company’s income tax returns by the Internal Revenue Service, States of New York and California and City of New York is generally three and four years, respectively from the filing date of the tax return. At December 31, 2012, the years ended December 31, 2009 through 2012 were open under the statutes.

Subsequent Events

Management has evaluated subsequent events through July 2, 2013, the date the consolidated financial statements were available to be issued.

Note 2 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

Interest	$278,789
Advertising and promotion	100,000
Deferred revenue	80,556
Income taxes	17,100
Professional fees	16,154
Other	1,901
$494,500

Note 3 — Loan Payable — Bank

The Company entered into a $22,000,000 credit facility with two banks maturing on December 31, 2016. As of December 31, 2012, the Company has borrowed $15,000,000 on this facility. The bank obligations bear interest at the prime lending rate, 3.25% at December 31, 2012 or LIBOR, 0.21% at December 31, 2012 plus 3% per annum, and are payable in quarterly principal installments of $500,000 with a final payment due on December 31, 2016. The loans provide for a guaranty by the members of Galaxy Brands LLC and are collateralized by all of the assets of the Company as well as adherence to certain financial covenants.

Future principal annual maturities of the loan for each of the next four years and in the aggregate are as follows:

Year Ending December 31,	Amount
2013	$2,000,000
2014	2,000,000
2015	2,000,000
2016	9,000,000
$15,000,000

Galaxy Brands LLC and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2012

Note 4 — Notes Payable — Members

In connection with the stock purchase of The Basketball Marketing Company, Inc., Galaxy Brands LLC is obligated on notes for $15,000,000 that bear interest at the rate of 9% per annum and are due and payable on June 8, 2013. The notes are subordinated to the bank (see Note 3). Interest expense for the year ended December 31, 2012 amounted to $1,712,593 and is included as a component of interest expense in the accompanying consolidated statement of operations. The amounts due to members for accrued interest at December 31, 2012 amounted to $237,498 and is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheet.

Note 5 — Related Party Transactions

Galaxy Brands LLC entered into license agreements with affiliated companies related through common ownership interests. Total royalty and advertising income earned for the year ended December 31, 2012 amounted $5,996,872 and is included in the accompanying consolidated statement of operations. The amount due from the affiliates as of December 31, 2012 amounted to $3,338,178 and is included in the accompanying consolidated balance sheet in accounts receivable.

During 2012, a member and an affiliated company provided office space, warehousing and administrative support to the Company. Total charges for the year ended December 31, 2012 amounted to $471,176 and is included in the accompanying consolidated statement of operations.

Note 6 — License Agreements

Galaxy Brands LLC is a licensor under various license agreements expiring through March 31, 2016. The agreements, which include those with related parties, entitle Galaxy Brands LLC to receive minimum amounts for royalties and advertising for future years as follows:

Year Ending December 31,	Other	Related Party	Total
2013	403,400	11,146,790	11,550,190
2014	773,700	12,482,980	13,256,680
2015	890,200	14,723,320	15,613,520
2016	560,000	14,723,320	15,283,320
	$2,627,300	$53,076,410	$55,703,710

SUPPLEMENTARY INFORMATION

Galaxy Brands LLC and Subsidiary

Consolidating Balance Sheet
December 31, 2012

ASSETS	Galaxy Brands LLC	The Basket ball Marketing Company, Inc.	Eliminations	Consolidated
Current assets
Cash	$656,783	$99,527	$—	$756,310
Accounts receivable, net	3,372,689	264,389	—	3,637,078
Inventory	—	94,746	—	94,746
Due from parent	—	5,850,786	(5,850,786)	—
Total current assets	4,029,472	6,309,448	(5,850,786)	4,488,134
Investment in subsidiary	53,696,930	—	(53,696,930)	—
Intangible asset	—	—	47,832,855	47,832,855
	$57,726,402	$6,309,448	$(11,714,861)	$52,320,989

LIABILITIES AND SHAREHOLDER’S AND MEMBERS’ EQUITY

Current liabilities
Loan payable – bank – current maturities	$2,000,000	$—	$—	$2,000,000
Notes payable – members	15.000,000	—	—	15,000,000
Due to subsidiary	5,850,786	—	(5,850,786)	—
Due to member	—	445,373	—	445,373
Accrued expenses and other current liabilities	494,500	—	—	494,500
Total current liabilities	23,345,286	445,373	(5,850,786)	17,939,873
Loan payable – bank	13,000,000	—	—	13,000,000
Shareholder’s and members’ equity
Common stock, $0.001 par value, authorized – 1,000 shares, issued and outstanding – 1,000 shares	—	1	(1)	—
Retained earnings	—	5,864,074	(5,864,074)	—
Members’ equity	21,381,116	—	—	21,381,116
	$57,726,402	$6,309,448	$(11,714,861)	$52,320,989

See independent auditor’s report.

Galaxy Brands LLC and Subsidiary

Consolidating Statement of Operations
For the Year Ended December 31, 2012

	Galaxy Brands LLC	The Basketball Marketing Company, Inc.	Eliminations	Consolidated
Sales	$—	$7,376,693	$—	$7,376,693
Less: returns, discounts and allowances	—	67,409	_	67,409
Net sales	—	7,309,284	—	7,309,284
Cost of goods sold	—	7,579,809	—	7,579,809
Gross loss	—	(270,525)	—	(270,525)
Royalty and advertising income	6,424,539	—	—	6,424,539
Income before operating expenses	6,424,539	(270,525)	—	6,154,014
Operating expenses
Selling, general and administrative	4,072,977	1,216,910	—	5,289,887
Operating income (loss) before other expenses	2,351,562	(1,487,435)	—	864,127
Other expenses
Interest – bank	275,717	—	_	275,717
Interest – members and others	2,254,472	_	_	2,254,472
Loss on investment in subsidiary	1,487,585	—	(1,487,585)	—
Total other expenses	4,017,774	—	(1,487,585)	2,530,189
Loss before provisions for income taxes	(1,666,212)	(1,487,435)	(1,487,585)	(1,666,062)
Provision for income taxes	2,100	150	—	2,250
Net loss	$(1,668,312)	$(1,487,585)	$1,487,585	$(1,668,312)

See independent auditor’s report.

Galaxy Brands LLC and Subsidiary

Consolidating Schedule of Operating Expenses
For the Year Ended December 31, 2012

	Galaxy Brands LLC	The Basketball Marketing Company, Inc.	Eliminations	Consolidated
Advertising and promotion	$905,078	$156,275	$—	$1,061,353
Legal fees	358,863	—	—	358,863
Warehousing costs	—	718,369	—	718,369
Payroll and fringes	399,890	—	—	399,890
Administrative services fees	156,000	315,176	—	471,176
Brokers commission	20,000	—	—	20,000
License buyout	346,000	—	—	346,000
Travel	76,992	—	—	76,992
Commissions	49,041	—	—	49,041
Accounting fees	69,055	14,516	—	83,571
Bank charges	168,484	—	—	168,484
Miscellaneous	86,074	12,574	—	98,648
	2,635,477	1,216,910	—	3,852,387
Member’s guaranteed payments	1,437,500	—	—	1,437,500
Total Operating Expenses	$4,072,977	$1,216,910	$—	$5,289,887

See independent auditor’s report.

Unaudited Consolidated Financial Statements of

Galaxy Brands Holdings, Inc. and Subsidiaries

for the Period from January 1, 2014 to March 31, 2014

Galaxy Brand Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheet
March 31, 2014

Assets
Current assets:
Cash and cash equivalents	$3,727,294
Accounts receivable	7,761,205
Other receivables	5,375,708
Prepaid expenses and other current assets	630,880
Total current assets	17,495,087
Property and equipment, net	1,303,415
Identifiable intangibles, net	181,892,521
Other assets	295,314
Goodwill	42,304,481
Total assets	$243,290,818
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$893,914
Accrued expenses	1,255,197
Deferred revenue	200,000
Income taxes payable	550,344
Other current liabilities	268,158
Note payable	3,904,443
Long-term debt – current portion	3,500,000
Total current liabilities	10,572,056
Deferred income taxes	69,129,837
Long-term debt	18,625,000
Total liabilities	87,754,837
Commitments and contingencies
Stockholders’ equity:
Common stock – Class A – $0.001 par value: 10,000,000 shares authorized and 1,395,166 shares issued and outstanding at March 31, 2014.	1,395
Common stock – Class B – $0.001 par value: 500,000 shares authorized and 140,964 shares issued and outstanding at March 31, 2014.	141
Additional paid-in capital	141,786,706
Subscription receivable	(2,173,663)
Retained earnings	5,349,346
Total stockholders’ equity	144,963,925
Total liabilities and stockholders’ equity	$243,290,818

See accompanying notes to condensed consolidated financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statement of Income
Three months ended March 31, 2014

Net revenues	$7,639,008
Operating costs and expenses:
Selling and marketing	1,283,046
General and administrative	2,610,177
Total operating expenses	3,893,223
Income from operations	3,745,785
Other income (expenses):
Interest expense	(307,898)
Interest income	2,097
Total other expenses	(305,801)
Income before taxes	3,439,984
Provision for income taxes	1,414,345
Net income	$2,025,639

See accompanying notes to condensed consolidated financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statement of Changes in Stockholders’ Equity
Three months ended March 31, 2014

	Class A Common Stock		Class B Common Stock		Subscription Receivable	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Capital	Shares	Capital
Balance, January 1, 2014	1,385,166	$1,385	140,964	$141	$(2,173,663)	$140,688,727	$3,323,707	$141,840,297
Issuance of Class A common stock	10,000	10	—	—	—	999,990	—	1,000,000
Stock-based compensation	—	—	—	—	—	97,989	—	97,989
Net income	—	—	—	—	—	—	2,025,639	2,025,639
Balance, March 31, 2014	1,395,166	$1,395	140,964	$141	$(2,173,663)	$141,786,706	$5,349,346	$144,963,925

See accompanying notes to condensed consolidated financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statement of Cash Flows
Three months ended March 31, 2014

Cash flows from operating activities
Net income	$2,025,639
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88,100
Stock-based compensation	97,989
Changes in assets and liabilities:
Accounts receivable	(1,923,910)
Other receivables	1,085,235
Prepaid expenses and other current assets	471,849
Other assets	(295,313)
Accounts payable, accrued expenses, and other current liabilities	1,132,533
Deferred revenue	200,000
Income taxes payable	550,344
Other current liabilities	(2,136,346)
Deferred income taxes	11,208
Net cash provided by operating activities	1,307,328
Cash flows from investing activities
Purchase of property and equipment	(604,389)
Trademark acquisitions	(200,000)
Net cash used in investing activities	(804,389)
Cash flows from financing activities
Payment of debt	(3,875,000)
Proceeds from the sale of Class A common stock	1,000,000
Net cash used in financing activities	(2,875,000)
Net decrease in cash and cash equivalents	(2,372,061)
Cash and cash equivalents at beginning of period	6,099,355
Cash and cash equivalents at end of period	$3,727,294
Supplemental cash information
Cash paid during the period for:
Interest	$307,898
Income taxes	$257,410

See accompanying notes to condensed consolidated financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)

1. Nature of Operations and Business Description

Galaxy Brand Holdings, Inc. and Subsidiaries (“Galaxy” or the “Company”) was incorporated in the State of Delaware on May 13, 2013, and was formed to acquire all of the membership interests of Galaxy Brand, LLC (the “GBLLC”), including the Basketball Marketing Company, Inc. (“BMC”) and GBT Productions, Inc., (“GBT”), both wholly-owned subsidiaries of GBLLC. Contemporaneously with the acquisition of the GBLLC, the Company acquired the American Sporting Goods Corporation (“ASG”) from the Brown Shoe Company, Incorporated (the “ASG Acquisition”). These transactions were consummated on May 14, 2013 (see Note 3).

Business Description

The Company is in the business of marketing and licensing brands and related trademarks it owns or represents. The Company’s portfolio currently contains the AND1, Avia, Nevados, Linens N Things and Heatonup brands. Galaxy is one of the leading licensors of brand names and trademarks for apparel, footwear, home goods and accessories in the United States.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. These statements are unaudited but, in the opinion of management, reflect all adjustment necessary for a fair presentation of the Company’s financial position, results of operations, cash flows and changes in stockholders’ equity as of and for the three months ended March 31, 2014. Except as otherwise disclosed herein, these adjustments consist of normal, recurring adjustments. Operating results for the interim period are not necessarily indicative of results that may be expected for the fiscal year as a whole. Certain financial information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, the unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2013.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated during the consolidation process.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates based on experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers and licensees to make required payments. If the financial conditions of these customers and

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)

2. Summary of Significant Accounting Policies  – (continued)

licensees were to deteriorate and impair their ability to make payments, additional allowances may be required. No allowance for doubtful accounts was considered necessary at March 31, 2014.

Revenue Recognition

The Company enters into various trade name license agreements that provide revenues based on minimum royalties and additional revenues based on percentage of defined sales. Minimum royalty revenue is recognized on a straight-line basis over each contract period, as defined in each license agreement. As the licensee sales exceed the annual contractual minimums, the royalty revenue is recognized.

Property and Equipment

Property and equipment, net as of March 31, 2014:

Furniture and fixtures	$351,206
Computers and software	284,799
Equipment	152,084
Leasehold improvements	562,827
Less: Accumulated depreciation and amortization	(47,501)
Property and equipment, net	$1,303,415

Property and equipment are stated at cost, less accumulated depreciation and amortization. Maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation and amortization of property and equipment sold or retired are removed from the accounts, and the resulting gains or losses are included in the unaudited consolidated statement of income.

Depreciation is provided on a straight-line basis over the estimated useful life of the related asset. Computers and related equipment and software are depreciated over five years. Furniture is depreciated over seven years. Leasehold improvements are amortized over the shorter of fifteen years, or the life of the lease term. Depreciation and amortization expense was $27,501 for the three months ended March 31, 2014.

The Company reviews long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable as measured by comparing the undiscounted future cash flows to the asset’s net book value. Impaired assets are written down to fair value. No impairment was recorded in the three months ended March 31, 2014.

Goodwill and Intangible Assets

At acquisition, the Company estimates and records the fair value of purchased intangible assets. The fair value of these assets and liabilities is estimated based on management’s assessment, considering independent third-party appraisals, when necessary. The excess of the purchase consideration over the fair value of net assets acquired in a business combination is recorded as goodwill. Goodwill and certain other intangible assets that are deemed to have indefinite useful lives are not amortized. Goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually. Finite-lived intangible assets are amortized over their respective estimated useful lives and, along with other long-lived assets as noted above, are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable.

The Company obtains ownership of trademarks through acquisitions. Acquired trademarks are valued using the “relief from royalty method.” During the quarter ended March 31, 2014, the Company acquired the assets of the Heatonup brand, consisting of certain trademarks, for total consideration of $200,000. This acquisition was accounted for as an asset purchase.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)

2. Summary of Significant Accounting Policies  – (continued)

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Board (“ASC”) 820, Fair Value Measurements and Disclosures, establishes a three level fair value hierarchy that requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The carrying amount of receivables and accounts payable approximates fair value due to the short-term nature of these instruments. Long-term debt and the note payable approximate fair value due to the variable rate nature of the debt.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718 “Compensation — Stock Compensation”, by recognizing the fair value of stock-based compensation in the unaudited condensed consolidated statement of income. The fair value of the Company’s stock option awards is estimated using the Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award.

The calculation of compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of stock-based compensation is amortized over the service period of the awards.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to credit risk consist primarily of cash. The Company’s cash is deposited with high-quality financial institutions. At times, however, such cash may be in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit. The Company has not experienced any losses in such accounts as of March 31, 2014.

Customer Concentrations

The Company recorded net revenues of $7,639,008 during the three months ended March 31, 2014. During the three months ended March 31, 2014, two licensees represented at least 10% of net revenues, accounting for 62% and 27% of the Company’s net revenues. As of March 31, 2014, the Company had $7,761,205 of accounts receivable. As of March 31, 2014, two licensees represented at least 10% of accounts receivable, accounting for 61% and 27% of the Company’s accounts receivable. The Company does not believe the accounts receivable balance from these licensees represents a significant collection risk based on past collection experience.

3. Goodwill and Intangible Assets

Goodwill

The Company has approximately $42,304,000 of goodwill which represents the excess of purchase price over the fair value of net assets acquired under the acquisition method of accounting related to the Company’s acquisitions.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)

3. Goodwill and Intangible Assets  – (continued)

Intangibles

Intangibles consist of acquired trademarks and customer relationships. During the period from May 13, 2013 (inception) to March 31, 2014, the Company entered into various transaction agreements pursuant to which the Company acquired trademarks and customer relationships related to the AND1, Avia, Nevados, Linens N Things and Heatonup brands. The fair value of trademarks and customer relationships was determined at the time of acquisition in accordance with ASC 820, Fair Value Measurement. Company management has determined that the trademarks have indefinite lives. Company management has also determined the useful life of the customer relationships to be six years and is amortizing the fair value on a straight line basis over that period. The Company recorded $60,600 of amortization expense during the quarter ended March 31, 2014 related to customer relationships.

Intangibles at March 31, 2014 consist of the following:

(Amounts in Thousands)
Acquired Trademarks	$180,629
Customer relationships, net of amortization	1,264
Total	$181,893

The Company expects to amortize $181,875 during the remainder of 2014, $242,500 annually during the years ended 2015 through 2018 and $111,146 thereafter, related to customer relationships.

4. Commitments and Contingencies

Operating Leases

Galaxy currently leases office space located at 1407 Broadway, New York, N.Y. under an operating lease expiring on October 31, 2024. The Company also leases warehouse space in Fontana, California under an operating lease expiring on November 30, 2016. The future minimum non-cancelable lease payments are as follows:

Operating Leases
(Amounts in Thousands)
Fiscal 2014	$310,650
Fiscal 2015	475,295
Fiscal 2016	646,400
Fiscal 2017	659,328
Fiscal 2018	672,515
Thereafter	4,269,310
Total future minimum lease payments	$7,033,498

Total rent expense for the quarter ended March 31, 2014, after giving effect for the sub lease rental income on the Fontana warehouse, was approximately $58,000.

Litigation Reserves

Estimated amounts for claims that are probable and can be reasonably estimated are recorded as liabilities in the unaudited condensed consolidated balance sheet.

The likelihood of a material change in these estimated reserves would be dependent on new claims as they may arise and the expected probable favorable or unfavorable outcome of each claim. As additional information becomes available, the Company assesses the potential liability related to new claims and existing claims and revises estimates as appropriate. As new claims arise or existing claims evolve, such revisions in

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)

4. Commitments and Contingencies  – (continued)

estimates of the potential liability could materially impact the consolidated results of operations and financial position. The Company is also involved in various other claims and other matters incidental to the Company’s business, the resolution of which is not expected to have a material adverse effect on the Company’s consolidated financial position or results of operations. No material amounts were accrued as of March 31, 2014 related to legal proceedings.

5. Related-Party Transactions

Pursuant to the employment agreement with the Company’s Chief Executive Officer, (“CEO”), on May 14, 2013, the CEO purchased 140,964 shares of Class B common stock at a per share price of $15.42, for aggregate proceeds of $2.2 million. Such shares of stock are subject to restrictions on transfer and a risk of forfeiture as set forth in the stock subscription agreement between the Company and the owner of such shares.

At March 31, 2014, all shares were unvested and were subject to forfeiture. The Company and the CEO entered into a promissory note for $2.2 million (the amount of the purchase of Class B common stock) whereby the CEO will pay interest at the rate of 1%, compounded semi-annually. The term of the loan is seven years.

6. Capitalization

Preferred Stock

The Company is authorized to issue 2,500,000 shares of Preferred Stock with a par value of $0.001 per share. Subject to the Company’s Stockholders’ Agreement, authority is granted to the Board of Directors to fix by resolution or resolutions providing for the issue of each series of Preferred Stock, the powers, including the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, dividend, liquidation, exchange or other special rights and qualifications, limitations or restrictions of each series of Preferred Stock. There was no Preferred Stock outstanding at March 31, 2014.

Common Stock

On March 31, 2014, MSA Galaxy Investment, LP purchased 10,000 shares of Class A common stock of the Company at a cost of $100.00 per share for a total investment of $1 million.

7. Debt

As of March 31, 2014, the Company has a term loan agreement with Israel Discount Bank (“IDB”). The term loan is comprised of two tranches, a Term Loan A credit facility of $15.0 million (“Term A”) and Term Loan B credit facility of $11.25 million (“Term B”, together with Term A, the “Loans”). The Loans bear interest based on the current LIBOR rate plus 3%, which interest is paid monthly in arrears with principal payments paid quarterly with a maturity date of December 31, 2016. The Company is required to provide certain financial information to IDB and has certain negative covenants. At March 31, 2014, the Company was in compliance with all financial reporting requirements and covenants with a total outstanding balance of $22.1 million related to the Loans above. As of March 31, 2014, the Company had no liens or collateral associated with these term loan facilities.

At March 31, 2014, the Company had an outstanding short-term note payable of $3.9 million to Gordon Brothers bearing interest at 8% per annum to be paid in scheduled payments through August 2014.

8. Stock Incentive Plan

The Company adopted its 2014 Stock Incentive Plan (the “Plan”) for employees for the purpose of advancing the interests of the Company stockholders by enhancing the ability to attract, retain and motivate persons who are expected to make important contributions to the Company.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
(Unaudited)

8. Stock Incentive Plan  – (continued)

The following table sets forth the activity under the Company’s Plan:

		Options Outstanding
	Shares Available for Grant	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Fair Value
Balance, January 1, 2014	—	86,988	$100.00	$49.72
Options authorized	78,313	—
Options granted	(52,404)	52,404	$100.00	$49.72
Options exercised	—	—	—	—
Options forfeited	—	—	—	—
Balance, March 31, 2014	25,909	139,392	$100.00	$49.72

The Company considered input from management and the most recent sale of common stock to third parties in May 2013, in determining the common stock fair market value at the time of the option grants. The Company determined that no significant events had occurred between May 2013 and February 5, 2014, the grant date of options, that would indicate there was a change in the fair market value of the Company’s common stock during that period.

The weighted-average assumptions used in the Black-Scholes option pricing model for the three months ended March 31, 2014 are as follows:

Expected common stock price volatility(1)	48.8%
Risk-free interest rate	1.8%
Expected life of options (years)(2)	6.50
Expected annual dividend per share	$0.00

(1)	The volatility factor of 48.8% was based upon average volatility of similar companies in its industry as there is no active trading activity.
(2)	The expected term of the options was calculated using the ‘simplified method’ in accordance with ASC 718.

Options outstanding at March 31, 2014, had a weighted average remaining contractual life of approximately 9.9 years. As of March 31, 201 4, all shares granted were unvested.

The Company issued 86,988 options to certain members of Galaxy Brand L.L.C as part of the acquisition of Galaxy L.L.C. by Galaxy Brands Holdings in May 2013, of which all are vested as of March 31, 2014.

In general, the options vest at 20% of the original number of shares each year over five years of service with the Company. Only vested options can be exercised and can be exercised up to ten years from the grant date. Upon change in control of the Company, all unvested options vest immediately.

For the three months ended March 31, 2014, the Company incurred stock-based compensation expense of approximately $98,000. As of March 31, 2014, there was approximately $2.5 million of total unrecognized share-based compensation. Such costs are expected to be recognized over a weighted average period of approximately 4.9 years.

9. Subsequent Events

The Company has evaluated events and transactions that occurred after the balance sheet date through July 7, 2014, the date at which unaudited condensed consolidated the financial statements were available to be issued.

Unaudited Pro Forma
Condensed Combined Financial Information

of Sequential Brands Group, Inc. and Subsidiaries

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following supplemental pro forma information is presented for informational purposes only, as an aid to understanding the entities’ combined financial results. This pro forma condensed combined financial information should not be considered a substitute for the historical financial information prepared in accordance with generally accepted accounting principles (“GAAP”), as presented in other portions of this Information Statement and in the Company’s filings on Form 10-Q and Form 10-K. The unaudited pro forma consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or of the Company’s future consolidated results of operations.

On June 24, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SBG Universe Brands, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“LLC Sub”), Universe Galaxy Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of LLC Sub (“Merger Sub”), Galaxy Brand Holdings, Inc., a Delaware corporation (“Galaxy”), Carlyle Equity Opportunity GP, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Galaxy stockholders and optionholders (the “Stockholder Representative”), and, for limited purposes described therein, Carlyle Galaxy Holdings, L.P., a Delaware limited partnership (“Carlyle”).

Pursuant to the Merger Agreement, at the closing, Merger Sub will merge with and into Galaxy (the “Initial Merger”), with Galaxy continuing as the surviving corporation and a wholly-owned subsidiary of LLC Sub (the “Initial Surviving Corporation”), and immediately thereafter the Initial Surviving Corporation will merge with and into LLC Sub (the “Subsequent Merger”) with LLC Sub continuing as the surviving entity in the Subsequent Merger. In the Initial Merger, all outstanding equity interests of Galaxy, including outstanding options (whether vested or unvested), will be converted as described in the Information Statement into the right to receive a portion of $100,000,000 in cash, subject to adjustment as set forth in the Merger Agreement, 13,750,000 shares of the Company’s common stock and warrants to purchase an aggregate of up to 3,000,000 additional shares of the Company’s common stock (collectively, the “Merger Consideration”), subject to the terms and conditions set forth in the Merger Agreement. The Initial Merger and the Subsequent Merger are referred to collectively in this Notice of Written Consent and Information Statement as the “mergers.”

The unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with historical consolidated financial statements and related notes of the Company, which are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2014, and of Galaxy, which are included in this Information Statement. The unaudited pro forma condensed combined balance sheet as of March 31, 2014, and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2013 and the quarter ended March 31, 2014, are presented herein.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet as of March 31, 2014, gives effect to the preliminary purchase price allocation of $292,000,000 based upon payment of cash of $100,000,000 and $192,000,000 of equity utilizing the closing stock price on July 1, 2014. Please refer to the Preliminary Purchase Price Allocation table below for the preliminary allocation of the purchase price. In addition, transaction costs of $10,955,000 representing legal, financing, accounting and other costs incurred during the transaction are included in retained earnings. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2013, gives effect to amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required. The unaudited pro forma condensed combined statement of income for the quarter ended March 31, 2014, gives effect to amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2014
(in thousands, except per share data)

	Sequential	Galaxy	Pro Forma Adjustments		Pro Forma Condensed Combined
	3/31/14 Historical	3/31/14 Historical	(a)	(b)
Assets
Current Assets:
Cash	$22,906	$3,727	$13,047	$(3,727)	$35,953
Accounts receivable, net	5,204	7,761	7,621	(7,761)	12,825
Other receivables	0	5,376	5,376	(5,376)	5,376
Prepaid expenses and other current assets	1,650	631	1,631	(631)	3,281
Current assets held for disposition from discontinued operations of wholesale business	190	0	0	0	190
Total current assets	29,950	17,495	27,675	(17,495)	57,625
Property and equipment, net	1,431	1,303	1,303	(1,303)	2,734
Intangible assets, net	115,754	181,893	181,893	(181,893)	297,647
Goodwill	1,225	42,305	95,828	(42,305)	97,053
Other assets	3,319	295	5,095	(295)	8,414
Total assets	$151,679	243,291	$311,794	(243,291)	$463,473
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$3,522	$2,149	$2,149	$(2,149)	5,671
Deferred license revenue	1,660	200	200	(200)	1,860
Long-term debt, current portion	8,000	3,500	4,000	(3,500)	12,000
Income taxes payable	0	550	0	(550)	0
Other current liabilities	0	268	268	(268)	268
Note payable	0	3,904	3,904	(3,904)	3,904
Current liabilities held for disposition from discontinued operations of wholesale business	629	0	0	0	629
Total current liabilities	13,811	10,572	10,522	(10,572)	24,333
Long-Term Liabilities:
Long-term debt	47,998	18,625	120,002	(18,625)	168,000
Deferred tax liability	4,736	69,130	0	(69,130)	4,736
Other long-term liabilities	1,837	0	0	0	1,837
Long-term liabilities held for disposition from discontinued operations of wholesale business	814	0	0	0	814
Total long-term liabilities	55,385	87,755	120,002	(87,755)	175,387
Total liabilities	69,196	98,327	130,524	(98,327)	199,720
Commitments and Contingencies
Stockholders' Equity:
Preferred stock Series A, $0.001 par value	0	0	0	0	0
Common stock, $0.001 par value	25	2	14	(2)	39
Additional paid-in capital	114,947	141,787	192,211	(141,787)	307,158
Subscription receivable	0	(2,174)	0	2,174	0

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET – (continued)
March 31, 2014
(in thousands, except per share data)

	Sequential	Galaxy	Pro Forma Adjustments		Pro Forma Condensed Combined
	3/31/14 Historical	3/31/14 Historical	(a)	(b)
Accumulated other comprehensive loss	(69)	0	0	0	(69)
(Accumulated deficit)/retained earnings	(34,148)	5,349	(10,955)	(5,349)	(45,103)
Treasury stock, at cost	(690)	0	0	0	(690)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	80,065	144,964	181,270	(144,964)	261,335
Noncontrolling interest	2,418	0	0	0	2,418
Total equity	82,483	144,964	181,270	(144,964)	263,753
Total liabilities and stockholders’ equity	$151,679	243,291	$311,794	(243,291)	$463,473

(a)	Galaxy preliminary purchase price allocation which consists of $100 million in cash and $192 million in equity based on 13,750,000 shares times $13.98 which was the stock closing price on July 1, 2014; assumes $180 million of debt financing used to finance the acquisition and eliminate existing debt, net of acquisition costs of $10,955 incurred in connection with the acquisition. Acquisition costs include legal, financing, accounting and other costs incurred during the transaction. These acquisition expenses have not been reflected on either statement of operations included in this information statement. The final purchase price allocation has not been completed. It is expected to be completed once the transaction has been finalized and valuation reports are obtained from third party experts.
(b)	Elimination of Galaxy's historical balance sheet.

Preliminary Purchase Price Allocation

Total Consideration Paid by Sequential	$292,225,000
Allocated to:
Accounts receivable, net	7,620,976
Other receivables	5,375,708
Prepaid expenses and other current assets	1,630,880
Property and equipment, net	1,303,415
Trademarks	181,892,521
Deferred financing costs and other assets	5,095,314
Accounts payable and accrued expenses	(2,149,111)
Deferred license revenue	(200,000)
Other current liabilities	(268,158)
Note payable	(3,904,443)
Goodwill	95,827,898
Total Allocated Purchase Price	$292,225,000

As the number of shares issued in connection with the acquisition are fixed, the value of the final purchase consideration is subject to change based on the stock price of the Company on the date of the transaction closing. The following analysis provides a range of potential values of the stock portion of the purchase consideration based on stock prices ranging from $10 to $20 per share.

Sensitivity Analysis
Stock Price	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00
Shares	13,750,000	13,750,000	13,750,000	13,750,000	13,750,000	13,750,000
Stock Consideration	137,500,000	165,000,000	192,500,000	220,000,000	247,500,000	275,000,000

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Period Ended March 31, 2014
(in thousands, except share and per share data)

	Sequential	Galaxy	Pro Forma Adjustments		Pro Forma Condensed Combined
	3/31/14 Historical	3/31/14 Historical	(a)	(b)
Net revenue	$6,262	$7,639	$0	$0	$13,901
Operating expenses	3,750	3,795	0	125	7,670
Income (loss) from operations	2,512	3,844	0	(125)	6,231
Other income	2	2	0	0	4
Interest expense	1,270	308	(308)	1,970	3,240
Income (loss) before income taxes	1,244	3,538	308	(2,095)	2,995
Provision for income taxes	397	1,414	120	(817)	1,115
Income (loss) from continuing operations	847	2,124	188	(1,278)	1,881
Net income attributable to noncontrolling interest	(105)	0	0	0	(105)
Net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries	$742	$2,124	$188	$(1,278)	$1,776
Basic earnings per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.03				$0.05
Basic weighted average common shares outstanding	24,700,717	—	13,750,000	—	38,450,717
Diluted earnings per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.03				$0.05
Diluted weighted average common shares outstanding	26,227,439	—	13,750,000	—	39,977,439

(a)	Elimination of Galaxy's interest expense as not related to go forward business.
(b)	Represents amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2013
(in thousands, except share and per share data)

	Sequential	Galaxy	Pro Forma Adjustments		Pro Forma Condensed Combined
	12/31/13 Historical	12/31/13 Historical	(a)	(b)
Net revenue	$22,653	$23,860	$0	$0	$46,513
Operating expenses	16,845	11,532	0	500	28,877
Income from operations	5,808	12,328	0	(500)	17,635
Other income	488	71	0	0	559
Interest expense	15,589	1,728	(1,728)	8,624	24,213
(Loss) income before income taxes	(9,294)	10,671	1,728	(9,124)	(6,018)
Provision for income taxes	1,849	3,402	674	0	5,925
(Loss) income from continuing operations	(11,143)	7,270	1,054	(9,124)	(11,943)
Net income attributable to noncontrolling interest	(588)	0	0	0	(588)
Net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries	$(11,731)	$7,270	$1,054	$(9,124)	$(12,531)
Basic loss per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.66)				$(0.40)
Basic weighted average common shares outstanding	17,713,140		13,750,000	—	31,463,140
Diluted loss per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.66)				$(0.40)
Diluted weighted average common shares outstanding	17,713,140		13,750,000	—	31,463,140

(a)	Elimination of Galaxy's interest expense as not related to go forward business.
(b)	Represents amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required. In 2013, the Company’s tax provision represented the non-cash deferred tax expense created by the amortization of acquired trademarks.

ANNEX

AGREEMENT AND PLAN OF MERGER

by and among

SEQUENTIAL BRANDS GROUP, INC.,

SBG UNIVERSE BRANDS, LLC,

UNIVERSE GALAXY MERGER SUB, INC.,

GALAXY BRAND HOLDINGS, INC.,

solely in its capacity as the Stockholder Representative,

CARLYLE EQUITY OPPORTUNITY GP, L.P.

and

for purposes of Section 6.5(b) only,

CARLYLE GALAXY HOLDINGS, L.P.

DATED AS OF JUNE 24, 2014

i

ii

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 24, 2014, is by and among Sequential Brands Group, Inc., a Delaware corporation (“Parent”), SBG Universe Brands, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“LLC Sub”), Universe Galaxy Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of LLC Sub (“Merger Sub”), Galaxy Brand Holdings, Inc., a Delaware corporation (“Galaxy”), Carlyle Equity Opportunity GP, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Galaxy Stockholders (the “Stockholder Representative”), and, for purposes of Section 6.5(b) only, Carlyle Galaxy Holdings, L.P., a Delaware limited partnership (“Carlyle”).

WHEREAS, the respective boards of directors of Parent and Galaxy deem it advisable and in the best interests of each corporation and its respective stockholders that Parent and Galaxy engage in a business combination in order to advance the long-term strategic business interests of each of Parent and Galaxy;

WHEREAS, the respective boards of directors of Parent and Galaxy have determined that such business combination shall be effected pursuant to the terms of this Agreement through the Mergers in accordance with the applicable provisions of General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the respective boards of directors of Parent and Galaxy have approved and declared advisable this Agreement and the Mergers, and determined that the terms of this Agreement and the Mergers are in the respective best interests of Parent, Galaxy, Merger Sub or LLC Sub, as the case may be, and the stockholders of Parent and Galaxy and the sole stockholder and sole member of Merger Sub and LLC Sub;

WHEREAS, immediately following the execution and delivery of this Agreement, certain stockholders of Galaxy will be executing and delivering to Galaxy and Parent a written consent pursuant to which such holders shall approve and adopt this Agreement in accordance with Section 228 and Section 251(c) of the DGCL, substantially in the form attached hereto as Exhibit A;

WHEREAS, immediately following the execution and delivery of this Agreement, certain stockholders of Parent will be executing and delivering to Parent and Galaxy a written consent pursuant to which such holders shall approve the Stock Issuance, substantially in the form attached hereto as Exhibit B;

WHEREAS, Parent, Galaxy and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers; and

WHEREAS, each of the parties intends that, for U.S. federal income tax purposes, (i) the Initial Merger and the Subsequent Merger, taken together, constitute an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321 (the “Integrated Transaction”), (ii) the Integrated Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder to which each of Parent and Galaxy are to be parties under Section 368(b) of the Code and (iii) this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder (clauses (i), (ii) and (iii), collectively, the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGERS

1.1 The Mergers.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, on the Closing Date, Merger Sub shall be merged with and into Galaxy (the “Initial Merger”). Immediately following the Initial Merger, the separate corporate existence of Merger Sub shall cease and Galaxy shall continue as the surviving corporation in the Initial Merger (the “Initial Surviving Corporation”). As a result of the Initial Merger, Galaxy shall become a wholly owned subsidiary of LLC Sub. Immediately following the Initial Merger, the Initial Surviving Corporation shall be merged with and into LLC Sub (the “Subsequent Merger” and collectively or in seriatim with the Initial Merger, as appropriate, the “Mergers”) in accordance with the applicable provisions of Section 267 of the DGCL and the Limited Liability Company Act of the State of Delaware (the “LLC Act” and, together with the DGCL,

1

“Delaware Law”), with LLC Sub (which is sometimes called the “Final Surviving Company”) surviving such Subsequent Merger, and the separate corporate existence of the Initial Surviving Corporation shall cease.

1.2 Closing.   The closing (the “Closing”) of the Mergers shall take place at 10:00 a.m., Eastern time, at such place as Galaxy and Parent may agree in writing, as promptly as practicable (but in no event later than the second Business Day) following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other time and date as shall be agreed in writing between Parent and Galaxy. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

1.3 Effective Time.  Subject to the provisions of this Agreement, the parties shall file a certificate of merger with respect to the Initial Merger satisfying the applicable requirements of the DGCL (the “First Certificate of Merger”) concurrently with or as soon as practicable following the Closing, with the Secretary of State of the State of Delaware. The Initial Merger shall become effective upon the filing of the First Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as Parent and Galaxy agree and specify in the First Certificate of Merger (the “First Effective Time”). Immediately following the First Effective Time, subject to the provisions of this Agreement, the parties shall file a certificate of ownership and merger with respect to the Subsequent Merger satisfying the applicable requirements of Delaware Law (the “Second Certificate of Merger”) with the Secretary of State of the State of Delaware. The Subsequent Merger shall become effective upon the filing of the Second Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as the Initial Surviving Corporation and Parent (with the prior written consent of the Stockholder Representative) agree and specify in the Second Certificate of Merger (the “Second Effective Time”).

1.4 Effects.  The Mergers shall have the effects set forth in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, (i) at the First Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub shall vest in the Initial Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Initial Surviving Corporation and (ii) at the Second Effective Time, all the property, rights, privileges, powers and franchises of the Initial Surviving Corporation shall vest in the Final Surviving Company, and all debts, liabilities and duties of the Initial Surviving Corporation shall become the debts, liabilities and duties of the Final Surviving Company.

1.5 Certificates of Incorporation and Bylaws.

(a) Initial Surviving Corporation Certificate of Incorporation and Bylaws.  At the First Effective Time, (i) the certificate of incorporation of the Initial Surviving Corporation as in effect immediately prior to the First Effective Time shall be amended and restated to be identical to the certificate of incorporation of Merger Sub, except that references to the name of Merger Sub shall be replaced with references to the name of the Initial Surviving Corporation, until thereafter amended in accordance with its terms and as provided by applicable Law, and (ii) the bylaws of the Initial Surviving Corporation as in effect immediately prior to the Second Effective Time shall be amended and restated to be identical to the bylaws of Merger Sub in effect immediately prior to the First Effective Time, except that references to the name of Merger Sub shall be replaced with references to the name of the Initial Surviving Corporation, until thereafter amended as provided therein or by applicable Law.

(b) Final Surviving Company Certificate of Formation and Operating Agreement.  At the Second Effective Time, (i) the certificate of formation of LLC Sub as in effect immediately prior to the Second Effective Time shall become the certificate of formation of the Final Surviving Company, until thereafter amended as provided by applicable Law, and (ii) the limited liability company operating agreement of LLC Sub as in effect immediately prior to the Second Effective Time shall become the limited liability company operating agreement of the Final Surviving Company, until thereafter amended as provided by applicable Law.

2

1.6 Directors and Officers.

(a) Initial Surviving Corporation Directors and Officers.  The directors and officers of Merger Sub immediately prior to the First Effective Time shall be the directors and officers of the Initial Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

(b) Final Surviving Company Certificate Managers and Officers.  The managers and officers of LLC Sub immediately prior to the Second Effective Time shall be the managers and officers of the Final Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE II
EFFECT ON CAPITAL STOCK AND EQUITY AWARDS;
PAYMENT PROCEDURES

2.1 Effect on Capital Stock and Equity Awards of Initial Merger.

(a) At the First Effective Time, by virtue of the Initial Merger and without any action on the part of Galaxy, Parent, Merger Sub or the holder of any Galaxy Shares or Merger Sub capital stock:

(i) Capital Stock of Merger Sub.  Each share of common stock of Merger Sub, par value $0.01 per share, shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Initial Surviving Corporation (the “Initial Surviving Corporation Common Stock”).

(ii) Cancellation of Certain Stock.  Each share of (A) Class A common stock, par value $0.001 per share, of Galaxy (the “Galaxy Class A Common Stock”), (B) Class B common stock, par value $0.001 per share, of Galaxy (the “Galaxy Class B Common Stock” and, collectively with the Galaxy Class A Common Stock, the “Galaxy Common Stock”), and (C) Preferred Stock, par value $0.001 per share, of Galaxy (the “Galaxy Preferred Stock” and, collectively with the Galaxy Common Stock, the “Galaxy Shares”), issued and outstanding immediately prior to the First Effective Time that is owned by Galaxy or its Subsidiaries and each Galaxy Share issued and outstanding immediately prior to the First Effective Time that is owned by Parent, Merger Sub or any of their respective Subsidiaries (except in the case of Galaxy Shares held on behalf of third parties) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(iii) Conversion of Galaxy Shares.  Each Galaxy Share issued and outstanding immediately prior to the First Effective Time (other than shares to be canceled in accordance with Section 2.1(a)(ii) and Dissenting Shares), shall be converted into the right to receive the Final Per Share Merger Consideration, without interest.

(b) Options.  At the First Effective Time, each outstanding option to purchase shares of Galaxy Class A Common Stock (“Option”) (whether vested or unvested) shall be deemed fully vested and shall be canceled, and each holder of an Option shall be entitled to receive in exchange therefor, subject to any withholding Taxes, a portion of the Final Merger Consideration equal to the product of (i) the number of Galaxy Shares for which such Option is exercisable and (ii) the amount by which the value of the Final Per Share Merger Consideration (with the value of Parent Shares and Warrants determined with reference to the Parent Average Trading Price and the Warrant Value, respectively) exceeds the per share exercise price of such Option, if any (the “Option Consideration”); provided, that any Option granted under the Stock Plan shall, in lieu of the foregoing and as of immediately prior to the First Effective Time, be deemed fully vested, be deemed exercised in full and be converted into the number of Galaxy Shares, rounded down to the nearest whole share (each, an “Option Share”), having a fair market value (as reasonably determined by the Galaxy Board utilizing the Parent Average Trading Price and the Warrant Value) equal to the Option Consideration that would have otherwise been payable in respect of such Option under this Section 2.1(b). Each Option Share shall be treated as an issued and outstanding Galaxy Share for all purposes hereunder, except that the holder of an Option Share shall not be required hereunder to deliver a Letter of Transmittal or surrender share certificates in respect of such Option Share

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prior to receiving any portion of the Closing Date Merger Consideration payable in respect of such Option Share and shall instead deliver, as a condition precedent to the receipt of the Closing Date Merger Consideration, an Optionholder Release Agreement prior to the Closing. From and after the First Effective Time, each holder of Options converted into the right to receive the Option Consideration which were not granted under the Stock Plan (“Non-Compensatory Options”) shall be required, as a condition precedent to the receipt of the Option Consideration, to surrender the document or agreement evidencing such Non-Compensatory Option (or an affidavit of loss in form and substance satisfactory to Parent related thereto) and deliver an optionholder release agreement in the form attached hereto as Exhibit C (the “Optionholder Release Agreement”). At or after the First Effective Time, upon surrender of such document or agreement evidencing a Non-Compensatory Option or its loss by the holder of such Non-Compensatory Option together with an Optionholder Release Agreement, the holder of such Non-Compensatory Option shall be entitled to receive in exchange therefor, without interest, the Option Consideration (or, in the event that such surrender occurs prior to the Closing Date, then at the Closing). The Option Consideration shall be paid to the Option holders in the same proportion of cash, Parent Shares and Warrants as the Final Per Share Merger Consideration is paid to holders of Galaxy Class A Common Stock, and the holders of Non-Compensatory Options may elect by written notice to Parent to receive the cash portion of the Option Consideration either by check or wire transfer of immediately available funds. With respect to any Option Shares, (A) the cash portion of the Closing Date Class A Per Share Merger Consideration shall be paid, subject to any applicable withholding Taxes on the deemed exercise with respect to the total value of the Closing Date Class A Per Share Merger Consideration, by the Final Surviving Company utilizing its payroll system as promptly as practicable, but in any event on the date of payment during the first full payroll cycle following the First Effective Time and (B) the Parent Shares and Warrant portions of the Closing Date Merger Consideration shall be delivered on the Closing Date; provided, that if the cash portion of the Closing Date Merger Consideration paid in respect of an Option Share is less than the amount of Taxes required to be withheld and the holder of such Option Share does not pay or cause to be paid to Parent in cash the remaining amount of Taxes required to be withheld, Parent shall withhold from such holder’s Closing Date Merger Consideration a number of Parent Shares the value of which (determined by reference to the Parent Average Trading Price) when combined with the cash portion of the Closing Date Merger Consideration paid to such holder equals the amount required to be withheld and shall cause the full amount of Taxes required to be withheld to be timely paid over to the appropriate Governmental Entity.

(c) Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, Galaxy Shares (other than any Galaxy Shares to be cancelled pursuant to Section 2.2(a)(ii)) outstanding immediately prior to the First Effective Time and held by a holder who has not voted in favor of the Initial Merger or consented thereto in writing and who has properly demanded appraisal for such Galaxy Shares in accordance with Section 262 of the DGCL, if such Section provides for appraisal rights for such Galaxy Shares in the Initial Merger (“Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive a portion of the Final Merger Consideration unless and until such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. If, after the First Effective Time, any such holder fails to perfect or withdraws or loses his, her or its right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the First Effective Time into the right to receive the portion of the Final Merger Consideration, if any, to which such holder is entitled, without interest. Prior to the Closing, Galaxy shall give Parent (a) prompt notice of any demands received by Galaxy for appraisal of Galaxy Shares pursuant to the DGCL and (b) the opportunity to participate in all negotiations and proceedings with respect to such demands or, to the extent not fully indemnified hereunder, the opportunity to control all such negotiations and proceedings. Galaxy shall not without the prior written consent of Parent make any payment with respect to, or settle or offer to settle, such demands, except to the extent indemnified hereunder.

(d) Calculation of Final Merger Consideration.  The parties understand and agree that the Final Per Share Merger Consideration has been calculated based upon the accuracy of the representations and warranties set forth in Section 3.2(a) and (b) and that, in the event the number of outstanding Galaxy Shares or the number of outstanding Options or other stock equivalents is greater or less than the amounts specifically set forth in Section 3.2(a) (including as a result of (i) any inaccuracy in the

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representations and warranties set forth in Section 3.2(a) and (b) or any inaccuracy in Section 3.2 of the Galaxy Disclosure Schedule, (ii) the issuance or expiration after the date of this Agreement, but prior to the First Effective Time, of options, warrants or other rights to purchase Galaxy capital stock, or (iii) any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into stock or any stock equivalent of Galaxy, recapitalization, reclassification or other like change occurring after the date of this Agreement but prior to the First Effective Time), the Final Per Share Merger Consideration shall be appropriately adjusted. Notwithstanding anything to the contrary in this Agreement, in no event shall the sum of the payments due and payable pursuant to this Article II exceed an amount equal to the Final Merger Consideration plus any amounts payable in connection with Dissenting Shares pursuant to Section 2.1(c). In no event will Parent or Merger Sub have any obligation or liability to any Person (other than in respect of any Dissenting Shares) in the event the sum of the payments due and payable pursuant to this Article II exceed the Final Merger Consideration. In calculating the Final Per Share Merger Consideration payable under this Agreement, Parent shall be entitled to rely conclusively on the representations and warranties contained in Section 3.2(a) and (b) regarding the capital structure of Galaxy and on the representations and warranties of each Galaxy Stockholder in their respective Letters of Transmittal and Optionholder Release Agreements, as the case may be.

(e) Certain Adjustments.  In the event that between the date of this Agreement and the First Effective Time, the outstanding Parent Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of Parent Shares (including the number of Parent Shares included in the Closing Date Stock Merger Consideration and the number of Parent Shares subject to the Warrants) will be appropriately adjusted to provide to the Galaxy Stockholders the same economic effect as contemplated by this Agreement prior to such event.

2.2 Effect on Capital Stock of Subsequent Merger.   At the Second Effective Time, by virtue of the Subsequent Merger and without any action on the part of the Initial Surviving Corporation, the Final Surviving Company, Parent or the holder of any equity interests of the Initial Surviving Corporation or the Final Surviving Company, each share of Initial Surviving Corporation Common Stock issued and outstanding immediately prior to the Second Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

2.3 Delivery of Estimates; Payout Spreadsheet; Purchase Price Adjustments.

(a) Not less than three Business Days prior to the Closing, Galaxy shall deliver to Parent a statement (the “Estimated Closing Statement”) setting forth Galaxy’s (i) good faith estimate as of 11:59 p.m., Eastern time, on the day immediately preceding the Closing Date of (A) Net Working Capital (the “Estimated Net Working Capital”), (B) Cash (the “Estimated Cash”), (C) Indebtedness (the “Estimated Indebtedness”) and (D) Galaxy Transaction Expenses (the “Estimated Galaxy Transaction Expenses”); provided, however, that if the Closing occurs after July 31, 2014, then, notwithstanding the foregoing, such good faith estimate of Net Working Capital, Cash and Indebtedness shall be as of 11:59 p.m., Eastern time, on July 31, 2014 (if the Closing occurs after July 31, 2014, then 11:59 p.m., Eastern time, on July 31, 2014 shall be referred to as the “Economic Closing”), and based thereon, (ii) calculation of (x) the Closing Date Class A Per Share Merger Consideration and (y) the Closing Date Class B Per Share Merger Consideration. The Estimated Closing Statement shall be prepared in accordance with this Agreement and in a manner consistent with the preparation of the Balance Sheet, and the example calculation set forth in Section 2.3 of the Parent Disclosure Schedules.

(b) In connection with delivery of the Estimated Closing Statement, not less than three Business Days prior to the Closing, Galaxy shall deliver to Parent a spreadsheet (the “Payout Spreadsheet”) setting forth: (i) each holder of Galaxy Shares and Options as of immediately prior to the First Effective Time (each, a “Galaxy Stockholder”), addresses and e-mail addresses (to the extent available), the Galaxy Shares and Options held by each such Galaxy Stockholder, and the consideration to be paid to such Galaxy Stockholder in connection with the Closing (including the amount of Taxes to be withheld

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from such Galaxy Stockholder, if any) and with the value of Parent Shares and Warrants determined with reference to the Parent Average Trading Price and the Warrant Value, respectively, and (ii) each Galaxy Stockholder’s relative percentage interest in the Consideration Holdback Amount, which shall be equal to the percentage of the Closing Date Class B Merger Consideration that such Galaxy Stockholder is entitled to receive (such percentage with respect to each such Galaxy Stockholder, the “Percentage Interest”). Following such delivery of the Payout Spreadsheet, Galaxy shall promptly (and, in any event, prior to the Closing Date) notify Parent of any changes to the Payout Spreadsheet required as a result of a sale or transfer of Galaxy Shares or Options, or exercise of Options occurring after such delivery of the Payout Spreadsheet and prior to 11:59 p.m., Eastern time, on the second Business Day immediately preceding the Closing Date. Notwithstanding anything to the contrary herein or in Galaxy’s certificate of incorporation, the Galaxy Stockholders Agreement or other document or Contract, Parent shall be entitled to conclusively rely on the representations and warranties of Galaxy set forth herein with respect to amounts payable to equity holders of Galaxy pursuant to this Agreement.

(c) On or prior to November 15, 2014, Parent shall deliver to the Stockholder Representative a statement (the “Closing Statement”), setting forth Parent’s determinations as of 11:59 p.m., Eastern time, on the day immediately preceding the Closing Date or (with respect to Net Working Capital, Cash and Indebtedness) the Economic Closing, as the case may be of (i) Net Working Capital, (ii) Cash, (iii) Indebtedness and (iv) Galaxy Transaction Expenses, and, based thereon, a calculation of the Final Merger Consideration and the Final Per Share Merger Consideration; provided, however, if the Closing shall not have been consummated on or prior to November 1, 2014, then Parent shall deliver such Closing Statement to the Stockholder Representative within 10 Business Days after such Closing Date. The Closing Statement shall be prepared in accordance with this Agreement and GAAP, applied in a manner consistent with the preparation of the Balance Sheet, and the example calculation set forth in Section 2.3 of the Parent Disclosure Schedules. Following the Closing, Parent shall provide the Stockholder Representative and its representatives reasonable access to the records, properties, personnel and (subject to the execution of customary work paper access letters if requested) auditors of the Final Surviving Company and its Subsidiaries relating to the preparation of the Closing Statement and shall cause the personnel of the Final Surviving Company and its Subsidiaries to reasonably cooperate with the Stockholder Representative in connection with its review of the Closing Statement.

(d) If the Stockholder Representative disagrees with Parent’s determinations of Net Working Capital, Cash, Indebtedness and/or Galaxy Transaction Expenses, the Stockholder Representative may, within 30 days after receipt of the Closing Statement, deliver a written notice (a “Notice of Disagreement”) to Parent setting forth the nature and amount of any disputed item. If Parent does not receive a Notice of Disagreement within 30 days after delivery of the Closing Statement, the Closing Statement and the calculations of Net Working Capital, Cash, Indebtedness and Galaxy Transaction Expenses reflected therein shall be conclusive and binding for all purposes hereunder. If Parent receives a Notice of Disagreement from the Stockholder Representative within such 30-day period, Parent and the Stockholder Representative shall use reasonable efforts to resolve any differences that they may have with respect to the matters specified therein. If Parent and the Stockholder Representative have not resolved all such matters as of the 30th day after delivery by the Stockholder Representative of the Notice of Disagreement, Parent and the Stockholder Representative shall jointly retain BDO USA, LLP, or another firm of nationally recognized independent public accountants selected by mutual agreement of Parent and the Stockholder Representative with the parties having to act in good faith to make such selection as promptly as reasonably practicable (the “Independent Accounting Firm”) to resolve such remaining disagreements. The Independent Accounting Firm shall make a written determination as to each disputed item and the amount of Net Working Capital, Cash, Indebtedness and Galaxy Transaction Expenses as of 11:59 p.m., Eastern time, on the day immediately preceding the Closing Date or (with respect to Net Working Capital, Cash and Indebtedness) the Economic Closing, as the case may be, which determination shall be final and binding on the parties for all purposes hereunder. The Independent Accounting Firm shall be authorized to resolve only those items remaining in dispute between the parties in accordance with the provisions of this Section 2.3(d) and such resolution shall be within the range of the difference between Parent’s position with respect thereto and the Stockholder Representative’s position with respect thereto. The Stockholder Representative and Parent shall use their commercially reasonable efforts to

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cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within 20 Business Days following the submission thereof. The costs of any dispute resolution pursuant to this Section 2.3(d), including the fees and expenses of the Independent Accounting Firm, shall be borne by the Stockholder Representative (on behalf of the Galaxy Stockholders) and Parent in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm. The fees and disbursements of the agents, accountants and other advisors of each party incurred in connection with their preparation or review of the Closing Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by such party. The Net Working Capital, Cash, Indebtedness and Galaxy Transaction Expenses as finally determined in accordance with this Section 2.3 are referred to as the “Final Net Working Capital,” the “Final Cash,” the “Final Indebtedness,” and the “Final Galaxy Transaction Expenses” herein, and such amounts shall be conclusive and binding upon the parties for all purposes hereunder, and, for the avoidance of doubt, following the adjustment to the Closing Date Merger Consideration and related payments set forth in Section 2.3, neither Parent nor any Galaxy Stockholder shall have any further liability for any of the foregoing, absent fraud.

(e) The Closing Date Merger Consideration shall be adjusted, upwards or downwards, as follows:

(i) For purposes of this Agreement, the “Net Adjustment Amount” means an amount, which may be greater or less than $0.00, equal to (A) the Final Cash minus the Estimated Cash, minus (B) the amount by which the Final Net Working Capital falls short of the Estimated Net Working Capital (if any), plus (C) the amount by which the Final Net Working Capital exceeds the Estimated Net Working Capital (if any), plus (D) the Estimated Indebtedness minus the Final Indebtedness, plus (E) the Estimated Galaxy Transaction Expenses minus the Final Galaxy Transaction Expenses;

(ii) If the Net Adjustment Amount is greater than $0.00, the Closing Date Merger Consideration shall be adjusted upwards in an amount equal to the Net Adjustment Amount. Subject to Section 2.3(f), in such event, Parent shall pay the Net Adjustment Amount to the Stockholder Representative in cash within 5 Business Days after the date the Net Adjustment Amount is agreed to or otherwise finally determined for distribution to the Galaxy Stockholders based upon each such Galaxy Stockholder’s Percentage Interest; and

(iii) If the Net Adjustment Amount is less than $0.00 (in which case the “Net Adjustment Amount” for purposes of this clause (iii) shall be deemed to be equal to the absolute value of such amount), the Closing Date Merger Consideration shall be adjusted downward in an amount equal to the Net Adjustment Amount. In such event, Parent shall retain a portion of the Adjustment Holdback Amount equal to the Net Adjustment Amount and shall pay the remaining portion of the Adjustment Holdback Amount, if any, to the Galaxy Stockholders in accordance with their respective Percentage Interests. If the Adjustment Holdback Amount is insufficient to cover the Net Adjustment Amount, then Parent shall retain the entire Adjustment Holdback Amount and, each Galaxy Stockholder, in accordance with each Galaxy Stockholder’s applicable Percentage Interest, shall (severally, but not jointly) pay the remaining portion of such Net Adjustment Amount to Parent in cash within 10 Business Days of the final determination thereof.

(f) Notwithstanding Section 2.3(e)(ii), if the payment of the Net Adjustment Amount in cash would cause the value of the aggregate Parent Shares to be received by the holders of Galaxy Shares (excluding any Galaxy Shares that are Option Shares described in Section 2.1(b)) (such holders of such Galaxy Shares, the “Holders of Galaxy Shares”) in respect of their Galaxy Shares (excluding any Galaxy Shares that are Option Shares described in Section 2.1(b)) (such Galaxy Shares, the “Holder Shares”) under this Agreement (excluding the value of the Parent Shares that constitute the Consideration Holdback Amount) to be less than forty percent (40%) of the value of the aggregate consideration paid, payable or deemed to be paid or payable to the Holders of Galaxy Shares in respect of their Holder Shares under this Agreement (including, for the avoidance of doubt, the Parent Shares, the Warrants, the Adjustment Holdback Amount, any positive Net Adjustment Amount, cash paid with respect to Dissenting Shares, cash paid in lieu of fractional Parent Shares, Stockholder Representative Expenses and any other expenses or liabilities of any Holder of Galaxy Shares that are paid or assumed by Parent (including any such expenses or liabilities included in Galaxy Transaction Expenses) and taking into account any

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negative Net Adjustment Amount or indemnification payments made by Holders of Galaxy Shares with respect to their Holder Shares) (such aggregate consideration, the “Aggregate Consideration”), then the Net Adjustment Amount shall be paid to the Galaxy Stockholders in Parent Shares. Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 2.3(f) and Sections 7.2(e) and 8.7(c), (i) the value of each Parent Share shall be deemed to be equal to the Parent Share Price, (ii) the value of each Warrant shall be determined by reference to the Warrant Value and (iii) the Aggregate Consideration shall be determined in a manner consistent with the foregoing. The intent of this Section 2.3(f) is to ensure that the “continuity of proprietary interest” requirement of Treasury Regulations Section 1.368-1(e) is met and shall be construed to effectuate such intent.

2.4 Exchange of Certificates; Payment Procedures.

(a) Letters of Transmittal.  Each Galaxy Stockholder whose Galaxy Shares were converted into the right to receive the consideration described in Section 2.1(a)(iii) shall be required to deliver a letter of transmittal (which shall specify that delivery shall be effected, and that risk of loss and title to any certificates representing Galaxy Shares (the “Certificates”) shall pass, only upon proper delivery of such share certificates (or affidavits of loss in form and substance satisfactory to Parent related thereto) to Parent in the form attached hereto as Exhibit D (the “ Letter of Transmittal”)) prior to receiving any portion of the Closing Date Merger Consideration.

(b) Closing Payments.  On the Closing Date, Parent will deliver, or cause to be delivered, the following:

(i) to the payees thereof, subject to receipt of invoices, and in the amounts designated on the Estimated Closing Statement, the Estimated Galaxy Transaction Expenses;

(ii) to the payees thereof, subject to receipt of customary payoff letters (“Payoff Letters”), and in the amounts designated on the Estimated Closing Statement, the Estimated Indebtedness for borrowed money; and

(iii) in accordance with the provisions of Section 2.4(c), to the Galaxy Stockholders, the portion of the Closing Date Merger Consideration to which such holders are entitled pursuant to the Payout Spreadsheet.

(c) Payment Procedures.  At least ten (10) Business Days prior to the First Effective Time, Galaxy shall deliver the form of Letter of Transmittal along with instructions for use in effecting the surrender of Certificates in exchange for payment therefor to each Galaxy Stockholder. Within two Business Days of surrender of a Certificate representing all Galaxy Shares held by any Galaxy Stockholder for cancelation (or delivery of an affidavit of loss related thereto) to Parent together with a duly executed Letter of Transmittal (or, in the event that such second Business Day falls prior to the Closing Date, then at the Closing), the holder of such Certificate shall be entitled to receive in exchange therefor, in each case in accordance with the terms of the Payout Spreadsheet and subject to adjustment as provided herein and any applicable withholding Taxes:

(i) by check or wire transfer of immediately available funds (at the option of each holder of such Certificate that specifies such preference in writing in such Letter of Transmittal), that portion of the Closing Date Cash Merger Consideration (together with any cash to be paid in lieu of fractional shares pursuant to Section 2.4(g)) to which such holder is entitled pursuant to the Payout Spreadsheet;

(ii) a stock certificate or direct registration statement evidencing such holder’s ownership, in whole shares, of that portion of the Closing Date Stock Merger Consideration to which such holder is entitled pursuant to the Payout Spreadsheet; and

(iii) a warrant, in substantially the form attached hereto as Exhibit E (the “Form of Warrant”), with respect to that portion of the Warrant Merger Consideration to which such holder is entitled pursuant to the Payout Spreadsheet.

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(d) Payment to Persons Other than Record Holder.  If payment of the Closing Date Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered on the stock transfer books of Galaxy, it shall be a condition of payment that the Certificate so surrendered shall be endorsed in blank or to Parent or otherwise be in proper form for transfer and that the Person requesting such payment shall have signed the Letter of Transmittal and paid all transfer and other Taxes required by reason of the payment of the Closing Date Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such Taxes either have been paid or are not applicable.

(e) Treatment of Unexchanged Shares.  No dividends or other distributions declared or made with respect to Parent Shares with a record date after the First Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares deliverable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4(g), until the surrender of such Certificate in accordance with this Article II. Subject to escheat or other applicable Law, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest, the portion of the Closing Date Merger Consideration to which such Galaxy Stockholder is entitled pursuant to the Payout Spreadsheet (including any cash payable in lieu of a fractional Parent Share that such holder has the right to receive pursuant to Section 2.4(g) and the amount of dividends or other distributions with a record date after the First Effective Time theretofore paid with respect to such number of whole Parent Shares that such holder has the right to receive).

(f) No Further Ownership Rights in Galaxy Shares.  The Final Merger Consideration paid in accordance with the terms of this Article II upon conversion of any Galaxy Shares and Options shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such Galaxy Shares and Options. Until properly surrendered or canceled, each Certificate shall be deemed for all purposes to evidence only the right to receive the portion of the Final Merger Consideration payable in exchange for Galaxy Shares and Options held by such Galaxy Stockholder, pursuant to this Agreement. The Galaxy Stockholders shall not be entitled to receive any portion of the Final Merger Consideration to which they would otherwise be entitled until their respective Letters of Transmittal (with all other documentation required to be delivered pursuant thereto) and Certificates (or affidavits of loss with respect thereto) are properly delivered and surrendered in accordance with this Agreement. The stock transfer books of Galaxy shall be closed with respect to all Galaxy Shares outstanding immediately prior to the First Effective Time. From and after the First Effective Time, there shall be no further registration of transfers on the stock transfer books of the Initial Surviving Corporation of Galaxy Shares that were outstanding immediately prior to the First Effective Time. If, after the First Effective Time, any Certificates formerly representing Galaxy Shares or any Options are presented to Parent or the Initial Surviving Corporation for any reason, such Certificates shall be canceled and exchanged as provided in this Article II.

(g) No Fractional Shares.  No fractional Parent Shares shall be issued in connection with the Initial Merger, no certificates or scrip representing fractional Parent Shares shall be delivered upon the conversion of Galaxy Shares or Options pursuant to Section 2.1, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of Parent Shares. Notwithstanding any other provision of this Agreement, each holder of Galaxy Shares or Options converted pursuant to the Initial Merger who would otherwise have been entitled to receive a fraction of a Parent Share (after aggregating all shares represented by the Certificates or Options delivered by such holder) shall receive, in lieu thereof and upon surrender thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the Parent Average Trading Price.

(h) No Liability.  None of Galaxy, Parent, Merger Sub, the Initial Surviving Corporation or the Final Surviving Company shall be liable to any Person in respect of any portion of the Final Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(i) Withholding Rights.  Each of Galaxy, Parent, the Initial Surviving Corporation, the Final Surviving Company and the Stockholder Representative (without duplication) shall be entitled to deduct and withhold from any amounts otherwise payable to any Person pursuant to this Agreement such

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amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law; provided, that no amounts shall be deducted or withheld from the payment of Closing Date Merger Consideration (or any adjustment thereto) to any Galaxy Stockholder (other than with respect to any compensatory payments to any such holder) so long as the certificate described in Section 7.3(e) is delivered to Parent. Any amounts so deducted and withheld shall be timely paid over to the appropriate Governmental Entity and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(j) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and provision of a customary indemnity from such Person, Parent shall deliver, in exchange for such lost, stolen or destroyed Certificate, the portion of the Final Merger Consideration to which such Person is entitled pursuant to the Payout Spreadsheet. The parties acknowledge and agree that execution of the form of Certificate of Loss set forth in Annex A to the Letter of Transmittal shall be a sufficient affidavit and indemnity for purposes of the foregoing sentence.

2.5 Further Assurances.   If, at any time before or after the First Effective Time, Galaxy or Parent reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Mergers or to carry out the purposes and intent of this Agreement at or after the First Effective Time, then Galaxy, Merger Sub, Parent, the Initial Surviving Corporation and the Final Surviving Company and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Mergers and to carry out the purposes and intent of this Agreement.

2.6 Stockholder Representative.

(a) Immediately upon the approval of this Agreement pursuant to the Galaxy Stockholder Consent, each Galaxy Stockholder shall be deemed to have consented to the appointment of the Stockholder Representative as such Galaxy Stockholder’s representative and attorney-in-fact, with full power of substitution to act on behalf of the Galaxy Stockholders on or after the Closing Date (and, to the extent expressly provided herein (including Section 5.3) prior to the Closing Date) to the extent and in the manner set forth in this Agreement; provided, however, that the Stockholder Representative shall have no obligation to act, except as expressly provided herein. For the avoidance of doubt, prior to the Closing Date, Galaxy may act as the Galaxy Stockholders’ representative to the extent and in the manner set forth in this Agreement. The Stockholder Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Stockholder Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. The Stockholder Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement, the Form of Warrant and the Registration Rights Agreement, and, in carrying out such functions, the Stockholder Representative shall only consider the interests of the Galaxy Stockholders. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power, authority and discretion to (i) estimate and determine the amounts of Stockholder Representative Expenses and to pay such Stockholder Representative Expenses in accordance with Section 2.6(d), (ii) after the Closing, negotiate and enter into amendments to this Agreement for and on behalf of the Galaxy Stockholders, (iii) in connection with a termination of this Agreement, determine the Holder Damages, if any, in accordance with Section 9.6 and (iv) address claims for indemnification pursuant to Section 8.2(a). Neither Galaxy nor the Stockholder Representative shall amend or knowingly waive any term of this Agreement in a manner that disproportionately affects any Galaxy Stockholder relative to any other Galaxy Stockholder without the written consent of such Galaxy Stockholder; provided, however, that none of the following facts or circumstances shall be deemed to be “disproportionally affecting” any Galaxy Stockholder: (A) effects resulting from the holders of the Galaxy Class A Common Stock receiving the Aggregate Class A Liquidation Preference, (B) effects resulting from any price paid for Options being subject to reduction for the applicable exercise price or (C) Carlyle receiving a right to appoint members of the Parent Board or any other governance rights (including board observer rights) even if not offered to the other Galaxy Stockholders. All

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decisions, actions, consents and instructions by the Stockholder Representative made in accordance with this Section 2.6 shall be binding upon all of the Galaxy Stockholders, and no Galaxy Stockholder shall have the right to object to, dissent from, protest or otherwise contest the same. Parent and Merger Sub shall not have the right to object to, dissent from, protest or otherwise contest the authority of the Stockholder Representative or any such decision, action, consent or instruction. Parent, Merger Sub and each other party shall be entitled to rely conclusively on any decision, action, consent or instruction of the Stockholder Representative as being the decision, action, consent or instruction of the Galaxy Stockholders, and Parent and Merger Sub are hereby relieved from any liability to any Person for acts done by them in accordance with any such decision, act, consent or instruction. Each of Parent, Merger Sub, the Initial Surviving Corporation and the Final Surviving Company hereby waives, and by their approval of this Agreement, the Galaxy Stockholders shall be deemed to have waived, any claims they may have or assert, including those that may arise in the future, against the Stockholder Representative for any action or inaction taken or not taken by the Stockholder Representative in connection with such Person’s capacity as the Stockholder Representative except to the extent that such action or inaction shall have been held by a court of competent jurisdiction to constitute willful misconduct. The Stockholder Representative shall direct that any amounts to be paid to the Galaxy Stockholders (other than holders of Dissenting Shares) after Closing under this Agreement be delivered to the Galaxy Stockholders (other than holders of Dissenting Shares) based on each Galaxy Stockholder’s Percentage Interest in such amount. The Stockholder Representative shall be entitled to reimbursement from the Galaxy Stockholders of all reasonable fees and expenses incurred in the performance of its duties hereunder including, without limitation, those resulting from the employment of financial advisors, attorneys, auditors and other advisors and agents assisting in the assessment of arbitration, litigation and settlement of any disputes arising under this Agreement, including any disagreements pursuant to Section 2.3(d), and shall be entitled to indemnification from the Galaxy Stockholders against any loss, liability or expenses arising out of actions taken or omitted to be taken in its capacity as the Stockholder Representative (except for those arising out of the Stockholder Representative’s gross negligence or willful misconduct), including the costs and expenses of investigation and defense of claims.

(b) The Stockholder Representative may resign at any time, and may be removed for any reason or no reason by the vote or written consent of holders of a majority of the Galaxy Shares, as of immediately prior to the First Effective Time. In the event of the death, incapacity, resignation or removal of the Stockholder Representative, a new Stockholder Representative shall be appointed by the vote or written consent of holders of a majority of the Galaxy Shares, as of immediately prior to the First Effective Time. Notice of such vote or a copy of the written consent appointing such new Stockholder Representative shall be sent to Parent, such appointment to be effective upon the later of the date indicated in such consent or the date such consent is received by Parent.

(c) The approval of this Agreement by the requisite vote or written consent of Galaxy Stockholders shall also be deemed to constitute approval of all arrangements relating to the transactions contemplated hereby and to the provisions hereof binding upon the Galaxy Stockholders.

(d) Not less than three Business Days prior to the Closing in conjunction with the delivery of the Estimated Closing Statement, the Stockholder Representative shall provide to Parent a written estimate (which estimate shall include such reserves as the Stockholder Representative determines in good faith to be appropriate for any Stockholder Representative Expenses that are not then known or determinable) of the aggregate amount of the fees and expenses incurred, or that may in the future be incurred, by the Stockholder Representative on behalf of the Galaxy Stockholders in connection with the preparation, negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby or otherwise in its capacity as the Stockholder Representative (the “Stockholder Representative Expenses”), all of which such amounts shall be deducted from the Closing Date Merger Consideration otherwise payable to Galaxy Stockholders in accordance with the definition of “Closing Date Merger Consideration.” On the Closing Date, Parent shall pay to the Stockholder Representative or to such other Persons (and in such amounts) as may be designated by the Stockholder Representative, by wire transfer to an account or accounts designated by the Stockholder Representative in writing at least three Business Days prior to the Closing Date, immediately available funds in the amount of such estimated Stockholder

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Representative Expenses. Whether or not paid on or prior to the Closing Date, to avoid duplication, no liabilities for the Stockholder Representative Expenses shall be considered Indebtedness, Galaxy Transaction Expenses or a current liability for purposes of the calculation of Net Working Capital. In the event that the Stockholder Representative determines, in its sole and absolute discretion, that the funds paid to the Stockholder Representative pursuant to this Section 2.6(d) exceed the Stockholder Representative Expenses, the Stockholder Representative shall disburse (or otherwise cause such excess amount to be disbursed) to the Galaxy Stockholders as Final Merger Consideration; provided, however, that notwithstanding anything to the contrary in this Agreement, in no event shall such excess amount become payable to Parent.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GALAXY

Except as set forth in the disclosure letter delivered by Galaxy to Parent on or prior to the date of this Agreement (the “Galaxy Disclosure Schedule”), Galaxy represents and warrants to Parent as set forth in this Article III. For purposes of the representations and warranties of Galaxy contained herein, disclosure in any section of the Galaxy Disclosure Schedule of any facts or circumstances shall be deemed to be disclosure of such facts or circumstances with respect to all representations or warranties by Galaxy to which the relevance of such disclosure to the applicable representation and warranty is reasonably apparent on the face thereof. The inclusion of any information in the Galaxy Disclosure Schedule or other document delivered by Galaxy pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

3.1 Corporate Organization.

(a) Each of Galaxy and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clauses (ii) or (iii), where the failure to have such power or authority or the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to be material to Galaxy and its Subsidiaries, taken as a whole.

(b) True and complete copies of the certificate of incorporation of Galaxy, as amended through, and as in effect as of, the date of this Agreement and the bylaws, as in effect as of, the date of this Agreement and the certificate of incorporation and bylaws (or comparable organizational documents of each of its Subsidiaries, in each case as amended to the date of this Agreement) have previously been made available to Parent.

3.2 Capitalization.

(a) As of the date hereof and, except with respect to the exercise of Options outstanding as of the date hereof and the Galaxy Shares issuable in connection with such exercise after the date hereof, as of the Closing Date, the authorized, issued and outstanding capital stock of Galaxy consists solely of (A) 10,000,000 shares of Galaxy Class A Common Stock, of which 1,395,168 shares are issued and outstanding; (B) 500,000 shares of Galaxy Class B Common Stock, of which 140,964 shares are issued and outstanding; (C) 2,500,000 shares of Preferred Stock of which zero shares are issued and outstanding; and (D) 139,392 Options. The Payout Spreadsheet sets forth, as of the date and time of its delivery, a complete and accurate list of (i) all record owners of the issued and outstanding capital stock of Galaxy, indicating the respective number of Galaxy Shares held, and (ii) for each outstanding Option (x) the name of the registered holder of such Option, (y) the number of shares and class or series of Galaxy Shares issuable upon the exercise of such Option, and (z) the exercise price of such Option.

(b) Except as described in Section 3.2(a), there are no, and Galaxy has not issued or agreed to issue any: (i) share of capital stock or other equity or ownership interest; (ii) option, warrant or interest convertible into or exchangeable or exercisable for the purchase of shares of capital stock or other equity

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or ownership interests; (iii) stock appreciation right, phantom stock, or interest in the ownership of Galaxy or other equity equivalent or equity-based award or right; or (iv) bond, debenture or other indebtedness having the express right to vote or convertible or exchangeable for securities having the express right to vote on the election of directors or any other matter voted on by holders of Galaxy Shares, as part of a class with any shares of capital stock of Galaxy. Each outstanding share of capital stock or other equity or ownership interest of Galaxy and each of the Galaxy Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and in the case of its Subsidiaries, each such share or other equity or ownership interest is owned by Galaxy or another Subsidiary of Galaxy, free and clear of any Lien, other than Permitted Liens. All of the aforesaid shares or other equity or ownership interests have been offered, sold and delivered by Galaxy or a Galaxy Subsidiary in compliance with all applicable federal and state securities Laws. Except for rights granted to Parent, Merger Sub or LLC Sub under this Agreement and for rights under the Galaxy Stockholders Agreement, there are no outstanding obligations of Galaxy or any Galaxy Subsidiary to issue, sell or transfer or repurchase, redeem or otherwise acquire, or agreements to which Galaxy or a Galaxy Subsidiary is a party that relate to the holding, voting or disposition of, or that restrict the transfer of, the issued or unissued capital stock or other equity or ownership interests of Galaxy. No shares of capital stock or other equity or ownership interests of Galaxy have been issued in violation of any rights agreements, arrangements or commitments under any provision of applicable Law, the certificate of incorporation or bylaws of Galaxy or any Contract to which Galaxy is a party or by which it is bound. There are no declared or accrued but unpaid dividends with respect to any Galaxy Shares.

(c) Except for the Galaxy Stockholders Agreement, there are no agreements to which Galaxy or any of its Subsidiaries is a party relating to the voting of Galaxy Shares or otherwise granting, limiting or affecting the rights pertaining to Galaxy Shares.

(d) Section 3.2(d) of the Galaxy Disclosure Schedule sets forth a true and complete list of each Galaxy Subsidiary, including its jurisdiction of organization and authorized and outstanding equity securities. Other than such Subsidiaries and except as set forth on Section 3.2(d) of the Galaxy Disclosure Schedule, Galaxy does not directly or indirectly own beneficially or of record any equity interest in, or any interest convertible or exchangeable or exercisable for, any equity interest in, any corporation, partnership, joint venture or other business association or entity. There are no options, warrants, calls, rights, commitments or agreements of any character to which any Subsidiary is a party or by which it is bound obligating such Subsidiary to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any equity interests of such Subsidiary or obligating such Subsidiary to grant any such option, warrant, call, right, commitment or agreement. There are no bonds, debentures, notes or other indebtedness of any Subsidiary having the express right to vote (or convertible into securities having the express right to vote) on any matters on which equity holders of such Subsidiary may vote. No Subsidiary is a party to, and there are no other voting trusts, proxies or other agreements or understandings with respect to the voting stock of any Subsidiary. No shares of capital stock or other equity or ownership interests of any Subsidiary have been issued in violation of any rights, agreements or arrangements or commitments under any provision of applicable Law, any Subsidiary’s organizational documents, or any agreement to which a Subsidiary is a party or to which it is bound. There are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of equity interests of any Subsidiary created by statute, the constituent documents of any Subsidiary or any written agreement or other arrangement to which any Subsidiary is a party or by which it is bound, and there are no written agreements, arrangements or understandings to which any Subsidiary is a party pursuant to which such Subsidiary has the right to elect to satisfy any liability of such Subsidiary by issuing equity interests in such Subsidiary other than to Galaxy or another Subsidiary.

3.3 Corporate Authorization.   Galaxy has full corporate power and authority to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by Galaxy Stockholders representing a majority of the outstanding Galaxy Shares (the “Galaxy Stockholder Approval”), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Galaxy of this Agreement and the consummation by Galaxy of the transactions contemplated

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hereby have been duly and validly authorized by the board of directors of Galaxy (the “Galaxy Board”). Other than the Galaxy Stockholder Approval, no other corporate proceedings on the part of Galaxy are necessary to authorize the execution, delivery or performance of this Agreement or to consummate the transactions contemplated hereby. The Galaxy Stockholder Consent provides that it will be irrevocable upon delivery. The Galaxy Stockholder Approval is the only vote of the holders of any securities of Galaxy or any of the Galaxy Subsidiaries necessary to approve and adopt this Agreement, the Mergers and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Galaxy and, assuming due execution and delivery by each of the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of Galaxy, enforceable against Galaxy in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

3.4 Governmental Authorization.  Assuming the accuracy of the representations and warranties of Parent and Merger Sub contained in this Agreement, the execution, delivery and performance by Galaxy of this Agreement and the consummation by Galaxy of the transactions contemplated hereby require at or prior to the Closing no consent or approval by, or filing with, or notification to any Governmental Entity, other than (a) the filing of the First Certificate of Merger and the Second Certificate of Merger with the Secretary of State of the State of Delaware, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (c) those consents, approvals or filings required pursuant to Section 4.4 and (d) any other consents, approvals or filings the failure of which to be obtained or made would not, individually or in the aggregate, be material to Galaxy and its Subsidiaries, taken as a whole, or reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

3.5 Non-Contravention.   Except as set forth on Section 3.5 of the Galaxy Disclosure Schedule, the execution, delivery and performance by Galaxy of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or comparable organizational documents of Galaxy or any of its Subsidiaries; (b) assuming receipt of the Galaxy Stockholder Approval and compliance with the matters referred to in Sections 3.4 and 4.4, violate or conflict with any provision of any applicable Law; (c) violate or conflict with or result in any breach or constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Galaxy or any of its Subsidiaries is entitled, or require consent by any Person under, any loan or credit agreement, note, mortgage, indenture, lease, Galaxy Benefit Plan, or other material agreement, obligation or instrument to which Galaxy or any Galaxy Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected; or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Galaxy or any of its Subsidiaries, except, in the case of clauses (c) and (d), for such occurrences which would not, individually or in the aggregate, be material to Galaxy and its Subsidiaries, taken as a whole.

3.6 Financial Statements; Undisclosed Liabilities.

(a) True, complete and correct copies of the audited consolidated balance sheet of Galaxy and its Subsidiaries as at December 31, 2013, as well as the audited consolidated balance sheet of Galaxy Brands, LLC and its Subsidiaries as at May 13, 2013 and December 31, 2012, and the related audited consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of Galaxy and its Subsidiaries or Galaxy Brands, LLC and its Subsidiaries, as applicable, together with all related notes and schedules thereto, accompanied by the reports thereon of Galaxy’s independent auditors (collectively referred to as the “Financial Statements”) and the unaudited consolidated balance sheet of Galaxy and its Subsidiaries as at March 31, 2014 and the related consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of Galaxy and its Subsidiaries, together with all related notes and schedules thereto (collectively referred to as the “Interim Financial Statements”), are attached hereto as Section 3.6(a) of the Galaxy Disclosure Schedule. Each of the Financial Statements and the Interim Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except

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as may be indicated in the notes thereto and except in the case of the Interim Financial Statements for the absence of notes and other presentation items); and (ii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Galaxy and its Subsidiaries or Galaxy Brands, LLC and its Subsidiaries, as applicable, as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal year-end adjustments that will not, individually or in the aggregate, be material. From May 13, 2013 until the date of this Agreement, there has been no material change in any accounting policies, principles, methods or practices, including any such change with respect to reserves (whether with respect to bad debts, contingent liabilities or otherwise), of Galaxy or its Subsidiaries, except as required by GAAP.

(b) There are no material liabilities or obligations of Galaxy or any of its Subsidiaries of any kind or nature that would be required by GAAP to be reflected on the audited consolidated balance sheet of Galaxy and its Subsidiaries as at December 31, 2013 (such balance sheet, the “Balance Sheet”), other than (i) liabilities or obligations adequately reflected or reserved against in the Balance Sheet or in the notes thereto and (ii) liabilities or obligations that were incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice.

3.7 Securities Filing.   The information supplied or to be supplied in writing by Galaxy specifically for inclusion in the Securities Filing shall not, at the time that the Information Statement is filed in preliminary or definitive form, or the Form S-4 is declared effective by the SEC, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, for the avoidance of doubt, no representation or warranty is made by Galaxy with respect to any other information included in such Securities Filing.

3.8 Absence of Certain Changes or Events.   Except as set forth in Section 3.8 of the Galaxy Disclosure Schedule, from the date of the Balance Sheet through the date hereof: (a) except in connection with the execution and delivery of this Agreement and the transactions contemplated by this Agreement, Galaxy and its Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practices; (b) no events or developments have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Galaxy Material Adverse Effect; (c) no material loss, damage, destruction or other casualty affecting any material properties or assets of Galaxy and its Subsidiaries, taken as a whole, has occurred, whether or not covered by insurance; (d) neither Galaxy nor any of its Subsidiaries has acquired (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) supplies and equipment or other assets in bona fide transactions, on arm’s-length terms in the ordinary course of business of Galaxy and its Subsidiaries in a manner that is consistent with past practice and/or (ii) acquisitions with consideration not in excess of $50,000 individually or $100,000 in the aggregate; (e) neither Galaxy nor any of its Subsidiaries has increased or modified the compensation or benefits payable or to become payable by Galaxy or any of its Subsidiaries to any of their respective directors, officers or senior managers (except for modifications made in the ordinary course of business to broad-based employee welfare benefit plans available to full-time employees generally) or made any loans to any such directors, officers or senior managers other than the advancement or reimbursement of expenses in the ordinary course of business consistent with past practice; (f) neither Galaxy nor any of its Subsidiaries has made any declaration, setting aside, or payment of a dividend or other distribution with respect to the Galaxy Shares or any direct or indirect redemption, purchase or other acquisition by Galaxy of any shares of capital stock (other than the exercise of Options); (g) Galaxy has not made any amendment to its certificate of incorporation or bylaws; and (h) neither Galaxy nor any of its Subsidiaries has made any commitment to make any material capital expenditure after the earlier of the First Effective Time or the Economic Closing.

3.9 Compliance with Laws; Permits.

(a) Since January 1, 2012, Galaxy and its Subsidiaries are and have been in compliance in all material respects with all Laws applicable to them.

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(b) Section 3.9(b) of the Galaxy Disclosure Schedule sets forth a true and complete list of all material permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Entity necessary for each of Galaxy and its Subsidiaries to own, lease and operate its properties and to carry on its business in all material respects as currently conducted (the “Permits”). Each of Galaxy and its Subsidiaries is and has been in compliance in all material respects with all such Permits. No suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending or, to the knowledge of Galaxy, threatened. No Permit is held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of Galaxy or any of its Subsidiaries.

3.10 Litigation.   Except as set forth in Section 3.10 of the Galaxy Disclosure Schedule, there is no action, suit, investigation, complaint, demand, summons, subpoena, injunction, or other proceeding pending or, to the knowledge of Galaxy, threatened by or against Galaxy or any of its Subsidiaries, any of their respective properties or assets, or any officer or director of Galaxy or any of its Subsidiaries, which, (a) involves any injunctive or equitable relief or criminal violations, (b) if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, would result in liability in excess of $50,000, or (c) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby. There is no Order outstanding against Galaxy or any of its Subsidiaries which impedes in any manner the ongoing operation of Galaxy or any of its Subsidiaries, or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

3.11 Title to Properties; Absence of Liens.   Section 3.11 of the Galaxy Disclosure Schedule sets forth a true and complete description (including address, and for each lease, sublease and license, and all amendments, extensions, renewals, guaranties, modifications, supplements or other agreements, if any, with respect thereto) of all real property leased, subleased or licensed by Galaxy or any of its Subsidiaries (collectively, the “Galaxy Leased Real Properties”; and the leases, subleases and licenses with respect thereto, collectively, the “Galaxy Real Property Leases”). Galaxy has made available to Parent true, correct and complete copies of the Galaxy Real Property Leases, together with all amendments, extensions, renewals, guaranties, modifications, supplements or other agreements, if any, with respect thereto. Each of the Galaxy Real Property Leases is in full force and effect. Galaxy or one of its Subsidiaries has a valid, binding and enforceable leasehold or subleasehold interest (or license, as applicable) in each Galaxy Leased Real Property, in each case as to such leasehold or subleasehold interest (or license, as applicable), free and clear of all Liens (other than Permitted Liens). Neither Galaxy nor any of its Subsidiaries owns, or has owned in the past year, any real property or any interests in real property.

3.12 Taxes.

(a) All material Tax Returns required by applicable Law to be filed with any Governmental Entity by, or on behalf of, Galaxy or any of its Subsidiaries have been duly filed when due (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects.

(b) Galaxy and each of its Subsidiaries has duly and timely paid all material Taxes due and payable, or, where payment is not yet due, has established in accordance with GAAP an adequate accrual for all material Taxes on the Interim Financial Statements.

(c) There is no claim, audit, action, suit, request for written ruling, proceeding or investigation pending or threatened in writing against or with respect to Galaxy or any of its Subsidiaries in respect of any Tax or Tax Return which (except in the case of a request for a written ruling) if determined adversely would, individually or in the aggregate, be expected to result in a material Tax deficiency.

(d) Galaxy and each of its Subsidiaries has withheld all material amounts required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party; such withheld amounts were either duly paid to the appropriate Governmental Entity or set aside in accounts for such purpose. Galaxy and each of its

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Subsidiaries has reported such withheld amounts to the appropriate Governmental Entity and to each such employee, independent contractor, creditor, shareholder or any other third party, as required under applicable Law.

(e) Neither Galaxy nor any of its Subsidiaries is liable for any Taxes of any Person (other than Galaxy and its Subsidiaries) as a result of being (i) a transferee or successor of such Person, (ii) a member of an affiliated, consolidated, combined or unitary group that includes such Person as a member (other than any group that has Galaxy as its parent) or (iii) a party to a tax sharing, tax indemnity or tax allocation agreement or any other agreement to indemnify such Person pursuant to which Parent or any of its Affiliates would have liability after the Closing (other than any such agreement entered into in the ordinary course of business and not primarily related to Taxes).

(f) Neither Galaxy nor any of its Subsidiaries shall be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date, as a result of any (1) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding provision of state, local or foreign Law), (2) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (3) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law, (4) installment sale or open transaction made on or prior to the Closing Date, or (5) prepaid amount received on or prior to the Closing Date.

(g) Neither Galaxy nor any of its Subsidiaries has participated or engaged in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any corresponding or similar provision of state, local or foreign Tax Law). Neither Galaxy nor any of its Subsidiaries is a party to any understanding or arrangement described in Section 6662(d)(C)(ii) of the Code or Treasury Regulations Section 1.6011-4(b) or is a material advisor as defined in Section 6111(b) of the Code.

(h) In the past three years, neither Galaxy nor any of its Subsidiaries has been informed in writing by any Governmental Entity in any jurisdiction in which it does not file a Tax Return that it may be required to file a Tax Return in such jurisdiction.

(i) Neither Galaxy nor any of its Subsidiaries has distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed or described, in whole or in part, by Section 355 or Section 368(a)(1)(D) of the Code.

(j) Neither Galaxy nor any of its Subsidiaries has taken, intends to take, or has agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the Intended Tax Treatment.

3.13 Employee Benefit Plans.

(a) Section 3.13(a) of the Galaxy Disclosure Schedule sets forth as of the date of this Agreement a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all material stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written, legally binding or not, under which any employee or former employee of Galaxy or its Subsidiaries has any present or future right to benefits or Galaxy or its Subsidiaries has any present or future liability, excluding any plans, agreements, programs, policies or other arrangements sponsored or maintained by ADP TotalSource, Inc. (each, a “Galaxy Benefit Plan”); provided, that no immaterial Galaxy Benefit Plan need be included on Section 3.13(a) of the Galaxy Disclosure Schedule. With respect to each such Galaxy Benefit Plan, Galaxy has made available to Parent a true and complete copy of such Galaxy Benefit Plan, if written, or a description of the material terms

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of such Galaxy Benefit Plan if not written, and to the extent applicable: (i) all trust agreements, or other funding arrangements; (ii) the most recent actuarial and trust reports for both ERISA funding and financial statement purposes; (iii) the two most recent Form 5500 with all attachments required to have been filed with the Internal Revenue Service (the “IRS”) or the Department of Labor or any similar reports filed with any comparable Governmental Entity in any non-U.S. jurisdiction having jurisdiction over any Galaxy Benefit Plan and all schedules thereto; (iv) the most recent IRS determination or opinion letter; and (v) all current summary plan descriptions.

(b) Each Galaxy Benefit Plan has been maintained in all material respects in accordance with its terms and the requirements of applicable Law. Each of Galaxy and its Subsidiaries has performed all material obligations required to be performed by it under any Galaxy Benefit Plan and, to the knowledge of Galaxy, is not in any material respect in default under or in violation of any Galaxy Benefit Plan. No material action (other than claims for benefits in the ordinary course) is pending or, to the knowledge of Galaxy, threatened with respect to any Galaxy Benefit Plan.

(c) Each Galaxy Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified and each related trust that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination or opinion letter from the IRS that it is so exempt and, to the knowledge of Galaxy, no fact or event has occurred since the date of such letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Galaxy Benefit Plan or the exempt status of any such trust.

(d) No Galaxy Benefit Plan is subject to Title IV of ERISA, is a multiemployer plan (within the meaning of Section 3(37) of ERISA) or provides post-employment welfare benefits except to the extent required by Section 4980B of the Code.

(e) Any arrangement of Galaxy or any of its Subsidiaries that is subject to Section 409A of the Code has complied in form and operation with the requirements of Section 409A of the Code as in effect from time to time. Neither Galaxy nor any of its Subsidiaries has any obligation to provide any gross-up payment to any individual with respect to any income Tax, additional Tax, excise Tax or interest charge imposed pursuant to Section 409A or 4999 of the Code.

(f) Except as set forth in Section 3.13(f) of the Galaxy Disclosure Schedule, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event, (i) entitle any current or former director, officer or employee of Galaxy or of any of its Subsidiaries to severance pay, unemployment compensation or any other payment; (ii) result in any payment becoming due, accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, officer or employee; (iii) result in any forgiveness of indebtedness, trigger any funding obligation under any Galaxy Benefit Plan or impose any restrictions or limitations on Galaxy’s rights to administer, amend or terminate any Galaxy Benefit Plan; or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be expected, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

3.14 Employees, Labor Matters.

(a) Neither Galaxy nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or, to the knowledge of Galaxy, attempting to represent any employees of Galaxy or any of its Subsidiaries.

(b) Since January 1, 2011, there has not occurred or, to the knowledge of Galaxy, been threatened any strike, slowdown, work stoppage, concerted refusal to work overtime or other similar labor activity or union organizing campaign with respect to any employees of Galaxy or any of its Subsidiaries. There are no labor disputes subject to any formal grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of Galaxy, threatened with respect to any employee of Galaxy or any of its Subsidiaries.

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(c) Galaxy and its Subsidiaries have complied in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, immigration, and the collection and payment of withholding and/or social security Taxes.

3.15 Environmental Matters.

(a) Except as have not had or would not, individually or in the aggregate, have a Galaxy Material Adverse Effect: (i) Galaxy and each of its Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits necessary to operate the business as presently operated; (ii) to the knowledge of Galaxy, there have been no releases of Hazardous Materials at or on any property owned or operated by Galaxy or any of its Subsidiaries, except under circumstances that are not reasonably likely to result in liability of Galaxy or any of its Subsidiaries under any applicable Environmental Law; (iii) neither Galaxy nor any of its Subsidiaries has received from a Governmental Entity a request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar state statute, or any written notification alleging that it is liable for any release or threatened release of Hazardous Materials at any location, except with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; and (iv) neither Galaxy nor any of its Subsidiaries has received any written claim or complaint, or is presently subject to any lawsuit, proceeding or action, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of Galaxy, no such matter has been threatened.

(b) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Environmental Laws” shall mean all foreign, federal, state, or local statutes, regulations, ordinances, codes, or decrees protecting the quality of the ambient air, soil, surface water or groundwater.

(ii) “Environmental Permits” shall mean all permits, licenses, registrations, approvals, and other authorizations required under applicable Environmental Laws.

(iii) “Hazardous Materials” shall mean any substance or waste defined and regulated as hazardous, acutely hazardous, or toxic under applicable Environmental Laws.

3.16 Intellectual Property.

(a) Section 3.16(a) of the Galaxy Disclosure Schedule sets forth a true and complete list of all Registered Intellectual Property comprising part of the Galaxy Owned IP (each identified as a Mark (including domain names), Patent or Copyright), in each case, enumerating the applicable filing or registration number, title, registrar, jurisdiction, date of filing/issuance, and current applicant(s)/registered owners(s), as applicable.

(b) (i) Each of Galaxy and its Subsidiaries exclusively owns all right, title and interest in and to all Galaxy Owned IP, free and clear of all Liens (except Permitted Liens), and has a valid right or license to use all other material Intellectual Property used in the operation of Galaxy’s and each of its Subsidiaries’ businesses as currently conducted, and (ii) all Galaxy Owned IP is valid and subsisting, and to the knowledge of Galaxy, enforceable, except to the extent Galaxy or its Subsidiaries have determined to abandon such Intellectual Property in the exercise of their reasonable business judgment.

(c) Except as set forth on Section 3.16(c) of the Galaxy Disclosure Schedule or as would not, individually or in the aggregate, be material to Galaxy and its Subsidiaries, taken as a whole, (i) no Galaxy Owned IP has been since January 1, 2012, or is now involved in any opposition, cancellation, reissue, reexamination, inter-partes review, public protest, interference, arbitration, mediation, domain name dispute resolution or other proceeding; and (ii) to the knowledge of Galaxy, no such proceeding is or has been threatened, asserted, decided or is pending with respect to any such Intellectual Property.

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(d) Except as set forth on Section 3.16(d) of the Galaxy Disclosure Schedule, the development, manufacture, sale, distribution or other commercial exploitation of products, and the provision of any services, by or on behalf of Galaxy or any of its Subsidiaries, and all of the other activities or operations of Galaxy or any of its Subsidiaries, have not, to the knowledge of Galaxy, infringed upon, misappropriated, violated, diluted or constituted the unauthorized use of, any Intellectual Property of any Person, and neither Galaxy nor any of its Subsidiaries has received, since January 1, 2011, any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred. Except as set forth on Section 3.16(c) of the Galaxy Disclosure Schedule, to the knowledge of Galaxy, no Person is misappropriating, infringing, diluting or violating the Galaxy Owned IP, which infringement has had or would reasonably be expected to have a Galaxy Material Adverse Effect.

(e) Except as would not, individually or in the aggregate, be material to Galaxy and its Subsidiaries, taken as a whole, each of Galaxy and its Subsidiaries: (i) has taken all reasonable steps in accordance with standard industry practices to protect its and their rights in the Intellectual Property used in the operation of Galaxy’s and its Subsidiaries’ businesses; and (ii) at all times has maintained the confidentiality, secrecy and value of all information that constitutes or constituted a Trade Secret comprising part of the Galaxy Owned IP. To the knowledge of Galaxy, no unauthorized disclosure of such Trade Secrets has occurred.

(f) Galaxy or its Subsidiaries, as the case may be, owns or has rights to access and use all electronic data processing, information, record keeping, communications, telecommunications, account management, inventory management and other computer systems (including all computer programs, software, databases, firmware, hardware and related documentation) and Internet websites and related information and data used to process, store, maintain and operate data, information and functions used in connection with Galaxy’s and its Subsidiaries’ businesses or otherwise necessary for the conduct of Galaxy’s and its Subsidiaries’ businesses, including systems to operate payroll, accounting, billing and receivables, payables, inventory, asset tracking, customer service and human resources functions.

3.17 Galaxy Material Contracts.

(a) Except as set forth in Section 3.17(a) of the Galaxy Disclosure Schedule, neither Galaxy nor any of its Subsidiaries is a party to or is bound by any Contract of the following nature (such Contracts as are required to be set forth in Section 3.17(a) of the Galaxy Disclosure Schedule together with the Galaxy Real Property Leases, being “Galaxy Material Contracts”):

(i) any Contract relating to or evidencing any Indebtedness in an amount in excess of $50,000;

(ii) any Contract pursuant to which Galaxy or any of its Subsidiaries has provided funds to or made any loan, capital contribution or other investment in, or assumed any liability or obligation of, any Person in excess of $50,000;

(iii) any take-or-pay contracts or keepwell agreements or contracts that require Galaxy or any of its Subsidiaries to purchase or sell all of the requirements or outputs of a third party’s business;

(iv) any Contract relating to settlement of any administrative or other proceedings with a Governmental Entity that included a payment in excess of $50,000 or that imposed any material restraint or obligation on Galaxy’s business within the past three years;

(v) any Contract between Galaxy or any of its Subsidiaries, on the one hand, and any of their Related Persons who is not also an employee or consultant of Galaxy or one of its Subsidiaries, on the other hand, other than with respect to the advancement or reimbursement of costs and expenses in the ordinary course of business consistent with past practice;

(vi) any Contract that limits, or purports to limit, the ability of Galaxy or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of Galaxy and its Subsidiaries to sell to or purchase from any Person, or that grants the other party or any third person “most favored nation” status;

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(vii) any Contract by and between Galaxy or any of its Subsidiaries, on the one hand, and a Material Galaxy Licensee, on the other hand;

(viii) any (A) joint venture or partnership agreement or (B) to the extent involving payments to or by Galaxy or any of its Subsidiaries of greater than $100,000, any merger, asset or stock purchase or divestiture Contract relating to Galaxy or any of its Subsidiaries, other than Contracts in each case in which the applicable acquisition or disposition has been consummated and there are no monetary obligations ongoing thereunder; and

(ix) any other Contract, whether or not made in the ordinary course of business that (A) would reasonably be expected to involve a future or potential liability or receivable, as the case may be, in excess of $100,000 over the current Contract term, or (B) has a term greater than one year and cannot be cancelled by Galaxy or a Galaxy Subsidiary without penalty or further payment in excess of $50,000 and without more than 30 days’ notice.

(b) Except as set forth in Section 3.17(b) of the Galaxy Disclosure Schedule, each Galaxy Material Contract is a legal, valid, binding and enforceable agreement of Galaxy or its applicable Subsidiary and, to the knowledge of Galaxy, any other party thereto, and, to the knowledge of Galaxy is in full force and effect. None of Galaxy or any of its Subsidiaries or, to the knowledge of Galaxy, any other party is in breach or violation of, or (with or without notice or lapse of time or both) default under, any Galaxy Material Contract, nor has Galaxy or any of its Subsidiaries received any claim of any such breach, violation or default, except for such breaches and defaults which have not had or would not, individually or in the aggregate, reasonably be expected to be material to Galaxy or any of its Subsidiaries, taken as a whole. Galaxy has delivered or made available to Parent true and complete copies of all Galaxy Material Contracts, including any amendments thereto.

3.18 Licensees.   Section 3.18 of the Galaxy Disclosure Schedule sets forth a true and complete list of the top 10 licensees by revenue of Galaxy and the Galaxy Subsidiaries, taken as a whole, for each of (i) calendar year 2013 and (ii) the first three months of calendar year 2014 (each such licensee, a “Material Galaxy Licensee”). Except as set forth in Section 3.18 of the Galaxy Disclosure Schedule, since the date of the Balance Sheet, no such Material Galaxy Licensee has (i) canceled or otherwise terminated, or, to the knowledge of Galaxy, threatened to cancel or otherwise terminate its relationship with Galaxy or the Galaxy Subsidiary, (ii) materially decreased, or to the knowledge of Galaxy, threatened to materially decrease, amounts payable, including royalty payments, to Galaxy or the Galaxy Subsidiary, or (iii) materially increased or decreased, as applicable, or threatened to materially increase or decrease, as applicable, pricing terms with respect to amounts payable, including royalty payments, to Galaxy or the Galaxy Subsidiaries.

3.19 Affiliate Transactions.  Except (x) as set forth in Section 3.19 of the Galaxy Disclosure Schedule, (y) for Contracts with portfolio companies of the Stockholder Representative or its Affiliates entered into in the ordinary course of business on arms’ length terms or (z) with respect to compensation received as an employee of Galaxy or any of its Subsidiaries, no Related Person of Galaxy or any of its Subsidiaries has any: (a) interest in any Contract, including any Galaxy Material Contract, with, or relating to, Galaxy or any of its Subsidiaries, (b) direct or indirect equity or voting interest in any competitor, supplier, licensor, lessor, distributor or customer of Galaxy or any of its Subsidiaries or their business (other than equity or voting interests that (x) do not exceed 5% of the outstanding equity or voting interests of a publicly traded company or (y) are held by an Affiliate of the Stockholder Representative (other than Carlyle)) or (c) interest in any property (real, personal or mixed), tangible or intangible, used or currently intended to be used by Galaxy or any of its Subsidiaries.

3.20 Insurance.  Section 3.20 of the Galaxy Disclosure Schedule sets forth a true and complete list of all material casualty, directors and officers liability, general liability, product liability and all other types of insurance policies maintained with respect to Galaxy or any of its Subsidiaries. To the knowledge of Galaxy, all such policies are in full force and effect and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due prior to the date hereof. Galaxy has not received notice of, nor to the knowledge of Galaxy is there threatened, any cancellation, termination, material reduction of coverage or material premium increases with respect to any such policy.

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3.21 Brokers’ and Finders’ Fees.   There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Galaxy or any of the Galaxy Subsidiaries who is entitled to any fee or commission from Galaxy or any of the Galaxy Subsidiaries in connection with the transactions to which Galaxy is a party contemplated hereby.

3.22 No Additional Representations or Warranties.   Except as provided in this Agreement and any other agreement delivered to Parent in connection herewith, neither Galaxy nor any of its Affiliates, nor any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Parent or Merger Sub or their Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Parent or Merger Sub or their Affiliates. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Parent Disclosure Schedules or elsewhere (including contained in any “data room” or reviewed by Galaxy or any of its Affiliates, agents or representatives pursuant to the Confidentiality Agreement) are not and will not be deemed to be representations or warranties of Parent, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in this Agreement or any other agreement delivered to Galaxy in connection herewith.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as (x) disclosed in the Parent SEC Documents filed with or furnished to the SEC on or prior to the second Business Day preceding the date hereof and on or after January 1, 2013 and publicly available on the date hereof on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (excluding disclosure contained in the “risk factors” section or constituting “forward-looking statements,” in each case, to the extent such disclosure is cautionary, predictive or speculative in nature) or (y) set forth in the disclosure letter delivered by Parent to Galaxy on or prior to the date of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub represent and warrant to Galaxy as set forth in this Article IV. For purposes of the representations and warranties of Parent and Merger Sub contained herein, disclosure in any section of the Parent Disclosure Schedule of any facts or circumstances shall be deemed to be disclosure of such facts or circumstances with respect to all representations or warranties by Parent and Merger Sub to which the relevance of such disclosure to the applicable representation and warranty is reasonably apparent on the face thereof. The inclusion of any information in the Parent Disclosure Schedule or other document delivered by Parent pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

4.1 Corporate Organization.

(a) Each of Parent, LLC Sub and Merger Sub (i) is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clauses (ii) or (iii) as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) True and complete copies of the certificate of incorporation of Parent, as amended through, and as in effect as of, the date of this Agreement and the bylaws, as in effect as of, the date of this Agreement and the certificate of incorporation have previously been made available to Galaxy.

4.2 Capitalization.

(a) Authorized and Issued Shares.

(i) As of the date of this Agreement, the authorized capital stock of Parent consists of 160,000,000 shares of common stock, par value $.001 per share, of Parent (the “Parent Shares”) and 10,000,000 shares of preferred stock, par value $.001 per share, of Parent (the “Parent Preferred Stock”). As of June 17, 2014 (the “Measurement Date”), (i) 25,721,624

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Parent Shares and no shares of Parent Preferred Stock were issued and outstanding, (ii) 122,229 Parent Shares were held in treasury, (iii) 384,500 Parent Shares were subject to outstanding options to acquire Parent Shares (the “Parent Stock Options”) (of which Parent Stock Options to purchase an aggregate of 359,000 Parent Shares were exercisable, with a weighted average exercise price of $4.338), (iv) 626,089 shares of unvested restricted stock were outstanding and (v) there were outstanding performance-based equity awards which may be settled in up to 965,000 Parent Shares.

(ii) As of the date of this Agreement, except for this Agreement and as set forth in Section 4.2(a)(i), there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any (A) share of capital stock or other equity or ownership interest; (B) option, warrant or interest convertible into or exchangeable or exercisable for the purchase of shares of capital stock or other equity or ownership interests; (C) stock appreciation right, phantom stock, ownership interest or other equity equivalent or equity-based award or right; or (D) bond, debenture or other indebtedness having the express right to vote or convertible or exchangeable for securities having the express right to vote on the election of directors or otherwise vote as part of a class with any shares of capital stock. Except in connection with the exercise of Parent Stock Options, there are not any outstanding obligations of Parent or any of the Parent Subsidiaries to directly or indirectly redeem, repurchase or otherwise acquire any shares of capital stock or voting securities of, other equity interests in or equity equivalents, of Parent or any Parent Subsidiary. Neither Parent nor any of the Parent Subsidiaries is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Parent. All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to any employee stock option or other compensation plan or arrangement or warrant will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and fully paid. The consummation of the Mergers and the other transactions contemplated hereby or taken in contemplation of this Agreement will not, as of the First Effective Time, trigger any preemptive rights of any Person with respect to the capital stock of Parent, whether by law or otherwise. With respect to the Parent Stock Options, (A) each grant of a Parent Stock Option was duly authorized no later than the grant date by all necessary corporate action, (B) each such grant was made in accordance with the terms of the applicable Parent Benefit Plan, (C) the per share exercise price of each Parent Stock Option was not less than the fair market value of a Parent Share on the applicable grant date, (D) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of Parent and disclosed in Parent’s filings with the SEC in accordance with the Exchange Act.

(b) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Parent having the express right to vote on any matters on which stockholders may vote are issued or outstanding.

(c) All of the issued and outstanding shares of capital stock or other equity ownership interests of each “significant subsidiary” (as such term is defined under Regulation S-X promulgated by the SEC) of Parent are owned by Parent, directly or indirectly, free and clear of any material Liens other than Permitted Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity ownership interest (other than restrictions under applicable securities Laws), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for the capital stock or other equity ownership interests of the Parent Subsidiaries, as of the date of this Agreement, Parent does not beneficially own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

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4.3 Corporate Authorization.

(a) Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby subject to obtaining the Parent Stockholder Approval. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions to which it is a party contemplated hereby have been duly and validly authorized and approved by the board of directors of Parent (the “Parent Board”). The Parent Board has, by resolutions duly adopted, unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are in the best interests of Parent and its stockholders, (ii) approved and adopted this Agreement, including the Mergers, (iii) approved the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, and (iv) recommended approval by the stockholders of Parent of the issuance by Parent of Parent Shares as consideration hereunder (the “Stock Issuance”). Except for the approval of the Stock Issuance by the written consent of the holders of a majority of the outstanding Parent Shares (the “Parent Stockholder Approval”), no other corporate proceedings on the part of Parent or any other vote by the holders of any class or series of capital stock of Parent are necessary to approve or adopt this Agreement or to consummate the transactions contemplated hereby. The Parent Written Consent provides that it will be irrevocable upon delivery. This Agreement has been duly executed and delivered by Parent and, assuming due execution and delivery by each of the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) Each of LLC Sub and Merger Sub has all necessary limited liability company or corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of LLC Sub and Merger Sub of this Agreement and the consummation by LLC Sub and Merger Sub of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors or similar governing body of LLC Sub or Merger Sub. Other than adoption of this Agreement by LLC Sub, as the sole stockholder of Merger Sub, no other corporate proceeding on the part of LLC Sub or Merger Sub is necessary to approve or adopt this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of LLC Sub and Merger Sub and, assuming due power and authority of, and due execution and delivery by, the other parties hereto, constitutes a valid and binding obligation of each of LLC Sub and Merger Sub, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4.4 Governmental Authorization.  Assuming the accuracy of the representations and warranties of Galaxy contained in this Agreement, the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent, LLC Sub and Merger Sub of the transactions contemplated hereby require at or prior to the Closing no consent or approval by, or filing with, or notification to any Governmental Entity, other than (a) the filing of the First Certificate of Merger and the Second Certificate of Merger with the Secretary of State of the State of Delaware, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. federal or state securities Laws or “blue sky” Laws, (d) compliance with any applicable requirements of The NASDAQ Stock Market (“Nasdaq”), (e) those consents, approvals or filings set forth in Section 3.4, and (f) any other consents, approvals or filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

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4.5 Non-Contravention.  The execution, delivery and performance by Parent, LLC Sub and Merger Sub of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (a) violate or conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar governing documents of Parent, LLC Sub or Merger Sub; (b) assuming receipt of the Parent Stockholder Approval and compliance with the matters referred to in Section 3.4 and Section 4.4, violate or conflict with any provision of any applicable Law; (c) violate or conflict with or result in any breach or constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled, or require consent by any Person under, any loan or credit agreement, note, mortgage, indenture, lease, Parent Benefit Plan, or Parent Material Contract; or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Parent or any of its Subsidiaries, except in the case of clauses (b), (c) and (d), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

4.6 Parent SEC Filings.  Parent has timely filed all reports, schedules, forms, registration statements and other documents required to be filed by Parent with the SEC since January 1, 2013 (together with any documents furnished during such period by Parent to the SEC on a voluntary basis on Current Reports on Form 8-K and any reports, schedules, forms, registration statements and other documents filed with the SEC subsequent to the date hereof, collectively, the “Parent SEC Documents”). Each of the Parent SEC Documents, as amended prior to the date of this Agreement, complied (and each Parent SEC Document filed subsequent to the date hereof will comply) in all material respects with, to the extent in effect at the time of filing or furnishing, the requirements of the Securities Act and the Exchange Act applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed or furnished or, if amended prior to the date of this Agreement, as of the date of such amendment, contained, or with respect to the Parent SEC Documents filed subsequent to the date hereof, will contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.7 Securities Filing.  Other than with respect to the information supplied or to be supplied in writing by Galaxy specifically for inclusion in the Securities Filing, such Securities Filing shall not, at the time the Information Statement is filed in preliminary or definitive form, or the time that the Form S-4 is declared effective by the SEC, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Information Statement or the Information Statement/Prospectus, as the case may be, will not, at the date such document is first mailed to the stockholders of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that, in each case, no representation or warranty is made by Parent with respect to statements made therein based on information supplied by or on behalf of Galaxy specifically for inclusion in such document.

4.8 Absence of Certain Changes or Events.

(a) Since December 31, 2013, no event or events or development or developments have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except in connection with the execution and delivery of this Agreement and the transactions contemplated by this Agreement, from December 31, 2013 through the date of this Agreement, Parent and the Parent Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with past practice.

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4.9 Financial Statements; No Undisclosed Material Liabilities.

(a) All of the audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and its consolidated Subsidiaries included in the Parent SEC Documents (x) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and except in the case of such unaudited consolidated interim financial statements for the absence of notes and other presentation items) and (y) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its Subsidiaries, as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of such unaudited consolidated interim financial statements, to normal and recurring year-end adjustments.

(b) There are no liabilities or obligations of Parent or any of its Subsidiaries of any nature that would be required by GAAP to be reflected on the consolidated balance sheet of Parent and its Subsidiaries other than: (i) liabilities or obligations reflected or reserved against in Parent’s consolidated balance sheet as of March 31, 2014 included in the Parent SEC Documents or in the notes thereto; (ii) liabilities or obligations that were incurred since March 31, 2014 in the ordinary course of business consistent with past practice; and (iii) other liabilities that have not had or would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

4.10 Compliance with Laws.  Since January 1, 2012, (i) the business and operations of Parent and its Subsidiaries have been conducted in compliance with all applicable Laws and (ii) Parent has complied with the applicable listing and corporate governance rules and regulations of Nasdaq except, in each case, where the failure to so conduct such business and operations or comply with such rules and regulations have not had or would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

4.11 Litigation.  As of the date hereof, there is no action pending or, to the knowledge of Parent, LLC Sub or Merger Sub, threatened by or against Parent, LLC Sub or Merger Sub, any of the Parent Subsidiaries, any of their respective properties or assets, or any officer or director of Parent or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, none of Parent or any of its Subsidiaries, or any of their respective properties or assets is subject to any outstanding Order of any Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

4.12 Title to Properties; Absence of Liens.  Section 4.12 of the Parent Disclosure Schedule sets forth a true and complete description (including address, and for each lease, sublease and license, and all amendments, extensions, renewals, guaranties, modifications, supplements or other agreements, if any, with respect thereto) of all real property leased, subleased or licensed by Parent or any of its Subsidiaries (collectively, the “Parent Leased Real Properties”; and the leases, subleases and licenses with respect thereto, collectively, the “Parent Real Property Leases”). Parent has made available to Galaxy true, correct and complete copies of the Parent Real Property Leases, together with all amendments, extensions, renewals, guaranties, modifications, supplements or other agreements, if any, with respect thereto. Each of the Parent Real Property Leases is in full force and effect. Parent or one of its Subsidiaries has a valid, binding and enforceable leasehold or subleasehold interest (or license, as applicable) in each Parent Leased Real Property, in each case as to such leasehold or subleasehold interest (or license, as applicable), free and clear of all Liens (other than Permitted Liens). Neither Parent nor any of its Subsidiaries owns any real property or any interests in real property.

4.13 Taxes.

(a) All material Tax Returns required by applicable Law to be filed with any Governmental Entity by, or on behalf of, Parent or any of its Subsidiaries have been duly filed when due (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects.

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(b) Parent and each of its Subsidiaries has duly and timely paid or has duly and timely withheld and remitted to the appropriate Governmental Entity all material Taxes due and payable, or, where payment is not yet due, has established in accordance with GAAP an adequate accrual for all material Taxes on the financial statements set forth in the Parent SEC Documents.

(c) Neither Parent nor any of its Subsidiaries has taken, intends to take or has agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the Intended Tax Treatment.

(d) LLC Sub is, and has since the date of its formation been, properly treated as an entity that is disregarded as separate from Parent for U.S. federal income tax purposes.

(e) There is no claim, audit, action, suit, request for written ruling, proceeding or investigation pending or threatened in writing against or with respect to Parent or any of its Subsidiaries in respect of any Tax or Tax Return which (except in the case of a request for a written ruling) if determined adversely would, individually or in the aggregate, be expected to result in a material Tax deficiency.

(f) Neither Parent nor any of its Subsidiaries has participated or engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

4.14 Employee Benefit Plans.

(a) Section 4.14(a) of the Parent Disclosure Schedule sets forth as of the date of this Agreement a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and all material stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written, legally binding or not, under which any employee or former employee of Parent or its Subsidiaries has any present or future right to benefits or Parent or its Subsidiaries has any present or future liability (each, a “Parent Benefit Plan”). With respect to each such Parent Benefit Plan, Parent has made available to Galaxy a true and complete copy of such Parent Benefit Plan, if written, or a description of the material terms of such Parent Benefit Plan if not written, and to the extent applicable: (i) all trust agreements, Insurance Contracts or other funding arrangements; (ii) the most recent actuarial and trust reports for both ERISA funding and financial statement purposes; (iii) the most recent Form 5500 with all attachments required to have been filed with the IRS or the Department of Labor or any similar reports filed with any comparable Governmental Entity in any non-U.S. jurisdiction having jurisdiction over any Parent Benefit Plan and all schedules thereto; (iv) the most recent IRS determination or opinion letter; and (v) all current summary plan descriptions.

(b) Each Parent Benefit Plan has been maintained in all material respects in accordance with its terms and the requirements of applicable Law. Each of Parent and its Subsidiaries has performed all material obligations required to be performed by it under any Parent Benefit Plan and, to the knowledge of Parent, is not in any material respect in default under or in violation of any Parent Benefit Plan. No action (other than claims for benefits in the ordinary course) is pending or, to the knowledge of Parent, threatened with respect to any Parent Benefit Plan that has had or would reasonably be expected to have a Parent Material Adverse Effect.

(c) Each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified and each related trust that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination or opinion letter from the IRS that it is so exempt and, to the knowledge of Parent, no fact or event has occurred since the date of such letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Parent Benefit Plan or the exempt status of any such trust.

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(d) No Parent Benefit Plan is subject to Title IV of ERISA, is a multiemployer plan (within the meaning of Section 3(37) of ERISA) or provides post-employment welfare benefits except to the extent required by Section 4980B of the Code.

(e) Any arrangement of Parent or any of its Subsidiaries that is subject to Section 409A of the Code has complied in form and operation with the requirements of Section 409A of the Code as in effect from time to time. Neither Parent nor any of its Subsidiaries has any obligation to provide any gross-up payment to any individual with respect to any income Tax, additional Tax, excise Tax or interest charge imposed pursuant to Section 409A or 4999 of the Code.

(f) Except as set forth in Section 4.14(f) of the Parent Disclosure Schedule, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event, (i) entitle any current or former director, officer or employee of Parent or of any of its Subsidiaries to severance pay, unemployment compensation or any other payment; (ii) result in any payment becoming due, accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, officer or employee; (iii) result in any forgiveness of indebtedness, trigger any funding obligation under any Parent Benefit Plan or impose any restrictions or limitations on Parent’s rights to administer, amend or terminate any Parent Benefit Plan; or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be expected, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

4.15 Employees, Labor Matters.

(a) Neither Parent nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or, to the knowledge of Parent, attempting to represent any employees of Parent or any of its Subsidiaries.

(b) Since January 1, 2011, there has not occurred or, to the knowledge of Parent, been threatened any strike, slowdown, work stoppage, concerted refusal to work overtime or other similar labor activity or union organizing campaign with respect to any employees of Parent or any of its Subsidiaries. There are no labor disputes subject to any formal grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of Parent, threatened with respect to any employee of Parent or any of its Subsidiaries.

(c) Except as have not had or would not reasonably be expected to have a Parent Material Adverse Effect, Parent and its Subsidiaries have complied with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, immigration, and the collection and payment of withholding and/or social security Taxes.

4.16 Environmental Matters.  Except as have not had or would not, individually or in the aggregate, have a Parent Material Adverse Effect: (i) Parent and each of its Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits necessary to operate the business as presently operated; (ii) to the knowledge of Parent, there have been no releases of Hazardous Materials at or on any property owned or operated by Parent or any of its Subsidiaries, except under circumstances that are not reasonably likely to result in liability of Parent or any of its Subsidiaries under any applicable Environmental Law; (iii) neither Parent nor any of its Subsidiaries has received from a Governmental Entity a request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar state statute, or any written notification alleging that it is liable for any release or threatened release of Hazardous Materials at any location, except with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; and (iv) neither Parent nor any of its Subsidiaries has received any written claim or complaint, or is presently subject to any lawsuit, proceeding or action, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of Parent, no such matter has been threatened.

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4.17 Intellectual Property.

(a) Except as would not, individually or in the aggregate, be material to Parent and its Subsidiaries, taken as a whole: (i) each of Parent and its Subsidiaries exclusively owns, or otherwise has a valid right to use, all material Intellectual Property used in the operation of Parent and each of its Subsidiaries’ businesses as currently conducted; and (ii) all such Intellectual Property owned by Parent or its Subsidiaries is valid and subsisting, and to the knowledge of Parent, enforceable, except to the extent Parent or its Subsidiaries have determined to abandon such Intellectual Property in the exercise of their reasonable business judgment.

(b) Except as have not had or would not reasonably be expected to have a Parent Material Adverse Effect: (i) each of Parent and its Subsidiaries exclusively owns all right, title and interest in and to all Parent Owned IP, free and clear of all Liens (except Permitted Liens), and has a valid right or license to use all other material Intellectual Property used in the operation of Parent’s and each of its Subsidiaries’ businesses as currently conducted; and (ii) all Parent Owned IP is valid and subsisting, and to the knowledge of Parent, enforceable, except to the extent Parent or its Subsidiaries have determined to abandon such Intellectual Property in the exercise of their reasonable business judgment.

(c) (i) No Parent Owned IP has been since January 1, 2012, or is now involved in any opposition, cancellation, reissue, reexamination, inter-partes review, public protest, interference, arbitration, mediation, domain name dispute resolution or other proceeding and (ii) to the knowledge of Parent, no such proceeding is or has been threatened, asserted, decided or is pending with respect to any such Intellectual Property, which, in each case of clauses (i) and (ii) immediately above, if determined or resolved adversely against Parent or any of its Subsidiaries, have had or would reasonably be expected to have a Parent Material Adverse Effect.

(d) The development, manufacture, sale, distribution or other commercial exploitation of products, and the provision of any services, by or on behalf of Parent or any of its Subsidiaries, and all of the other activities or operations of Parent or any of its Subsidiaries, have not, to the knowledge of Parent, infringed upon, misappropriated, violated, diluted or constituted the unauthorized use of, any Intellectual Property of any Person, and neither Parent nor any of its Subsidiaries has received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, which, if determined or resolved adversely against Parent or any of its Subsidiaries, has had or would reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, no Person is misappropriating, infringing, diluting or violating the Parent Owned IP, which infringement has had or would reasonably be expected to have a Parent Material Adverse Effect.

(e) Except as have not had or would not reasonably be expected to have a Parent Material Adverse Effect, each of Parent and its Subsidiaries: (i) has taken all reasonable steps in accordance with standard industry practices to protect its and their rights in the Intellectual Property used in the operation of Parent’s and its Subsidiaries’ businesses; and (ii) at all times has maintained the confidentiality, secrecy and value of all information that constitutes or constituted a Trade Secret comprising part of the Parent Owned IP. To the knowledge of Parent, no unauthorized disclosure of such Trade Secrets has occurred.

(f) Except as have not had or would not reasonably be expected to have a Parent Material Adverse Effect, Parent or its Subsidiaries, as the case may be, owns or has rights to access and use all electronic data processing, information, record keeping, communications, telecommunications, account management, inventory management and other computer systems (including all computer programs, software, databases, firmware, hardware and related documentation) and Internet websites and related information and data used to process, store, maintain and operate data, information and functions used in connection with Parent’s and its Subsidiaries’ businesses or otherwise necessary for the conduct of Parent’s and its Subsidiaries’ businesses, including systems to operate payroll, accounting, billing and receivables, payables, inventory, asset tracking, customer service and human resources functions.

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4.18 Parent Material Contracts.

(a) Parent has made available to Galaxy a true and complete copy of each Contract to which Parent or any of its Subsidiaries is a party as of the date of this Agreement or by which Parent, any of its Subsidiaries or any of its respective properties or assets is bound as of the date of this Agreement, which: (i) is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC; (ii) contains covenants of Parent or any of its Subsidiaries not to compete or engage in any line of business or compete with any Person in any geographic area; (iii) pursuant to which Parent or any of its Subsidiaries has entered into a partnership or joint venture with any other Person (other than Parent or any of its Subsidiaries); or (iv) relates to or evidences indebtedness for borrowed money or any guarantee of indebtedness for borrowed money by Parent or any of its Subsidiaries in excess of $100,000 (each, a “Parent Material Contract”).

(b) Parent has delivered or made available to Galaxy true and complete copies of all Parent Material Contracts, including any amendments thereto. Each Parent Material Contract is a legal, valid, binding and enforceable agreement of Parent or its applicable Subsidiary and, to the knowledge of Parent, any other party thereto, and is in full force and effect. None of Parent or any of its Subsidiaries or, to the knowledge of Parent, any other party is in breach or violation of, or (with or without notice or lapse of time or both) default under, any Parent Material Contract, nor has Parent or any of its Subsidiaries received any claim of any such breach, violation or default, except for such breaches and defaults which have not had or would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.19 Financing.

(a) Parent has delivered to Galaxy a true, complete and correct copy of the executed debt commitment letters, dated as of the date hereof (x) among Parent, and GSO Capital Partners LP and (y) among Parent and Bank of America, N.A. (the “Financing Commitments”), pursuant to which the lenders party thereto have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees and expenses (the “Financing”). As of the date hereof, (i) the Financing Commitments are a legal, valid, binding and enforceable agreement of Parent or its applicable Subsidiary and, to the knowledge of Parent, any other party thereto, and, to the knowledge of Parent, are in full force and effect, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and (ii) the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. As of the date hereof, none of Parent or any of its Subsidiaries or, to the knowledge of Parent, any other party is in breach or violation of, or (with or without notice or lapse of time or both) default under, any such Financing Commitment, nor has Parent or any of its Subsidiaries received any claim of any such breach. Except for the fee letters referenced in the Financing Commitment (a true, complete and correct copy of which has been provided to Galaxy, with only fee amounts and certain economic terms of the market flex and securities demand redacted), as of the date hereof there are no side letters or other agreements, Contracts or arrangements related to the funding of the Financing other than as expressly set forth in the Financing Commitments delivered to Galaxy prior to the date hereof. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in or expressly contemplated by the Financing Commitments. All commitment and other fees required to be paid on or prior to the date hereof under the Financing Commitments have been paid. Neither Parent nor any of its Subsidiaries has any reason to believe that (A) it or any of its Subsidiaries or any other party thereto will be unable to satisfy on a timely basis any term or condition of the Financing Commitments or (B) the amounts set forth in the Financing Commitments for the purposes set forth therein will not be made available to Parent or its Subsidiaries on the Closing Date.

(b) Assuming (A) the Financing is funded in accordance with the Financing Commitments and (B) the satisfaction of the conditions to the obligations of Parent, Merger Sub and LLC Sub to consummate the Mergers, the net proceeds of the Financing Commitments (both before and after giving

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effect to the exercise of any or all “market flex” provisions related thereto), together with the cash on hand of Parent, Merger Sub, LLC Sub and the Initial Surviving Corporation, will in the aggregate be sufficient for Parent, Merger Sub, LLC Sub and the Initial Surviving Corporation to pay the aggregate Closing Date Cash Merger Consideration and pay any and all fees and expenses required to be paid by Parent, Merger Sub and the Initial Surviving Corporation in connection with the Mergers and the Financing.

4.20 Brokers’ and Finders’ Fees.  Except for any investment bank or other advisors the fees and expenses of which will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who is entitled to any fee or commission from Parent or any of its Subsidiaries in connection with the transactions contemplated hereby.

4.21 Acquisition of Interests for Investment.  Each of Parent and Merger Sub has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its participation in the Mergers. Parent is acquiring the equity interests of the Final Surviving Company for investment and not with a view toward or for sale in connection with any distribution thereof.

4.22 No Additional Representations or Warranties.  Except as provided in this Agreement and any other agreement delivered to Galaxy in connection herewith, neither Parent, Merger Sub, LLC Sub, nor any of their Subsidiaries or Affiliates, nor any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Galaxy, its Subsidiaries, their Affiliates, the Stockholder Representative or any Galaxy Stockholder and no such party shall be liable in respect of the accuracy or completeness of any information provided to Galaxy, any of its Subsidiaries or Affiliates, the Stockholder Representative or any Galaxy Stockholder. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Galaxy Disclosure Schedules or elsewhere (including contained in any “data room” or reviewed by Parent or any of its Affiliates, agents or representatives pursuant to the Confidentiality Agreement) are not and will not be deemed to be representations or warranties of Galaxy, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in this Agreement or any other agreement delivered to Parent in connection herewith.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Businesses Prior to the First Effective Time.  During the period from the date of this Agreement to the First Effective Time, except as expressly contemplated or permitted by this Agreement (including by Section 5.2 or Section 5.3 below, as applicable), except as specifically set forth in Section 5.1 of the Galaxy Disclosure Schedule or Section 5.1 of the Parent Disclosure Schedule, as applicable, and except with the prior written consent of the other party (which shall not be unreasonably withheld, conditioned or delayed), each of Galaxy and Parent shall, and shall cause each of its respective Subsidiaries to (i) conduct its business in the ordinary course consistent with past practice in all material respects, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its officers and key employees, and (iii) take no action that would prohibit or materially impair or delay the ability of either Galaxy or Parent to obtain any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated hereby or to consummate the transactions contemplated hereby. Notwithstanding the foregoing provisions of this Section 5.1, (i) neither party will take any action prohibited by Section 5.2 or Section 5.3, as applicable, in order to satisfy such party’s obligations under this Section 5.1 and (ii) each party shall be deemed not to have failed to satisfy its obligations under this Section 5.1 to the extent such failure resulted, directly or indirectly, from such party’s failure to take any action prohibited by Section 5.2 or Section 5.3, as applicable.

5.2 Galaxy Forbearances.  Without limitation of any of the provisions of Section 6.9 hereof, during the period from the date of this Agreement to the First Effective Time, except as set forth in Section 5.2 of the Galaxy Disclosure Schedule and except as required by Law or as expressly contemplated by this Agreement, Galaxy will not, and will not permit any of the Galaxy Subsidiaries to, without the prior written consent of

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Parent (which consent prior to the Economic Closing, except in the case of clauses (a), (b), (c), (n) and solely with respect to the foregoing clauses, (p), shall not be unreasonably withheld, conditioned or delayed):

(a) amend its certificate of incorporation, bylaws or comparable organizational documents (whether by merger, consolidation or otherwise);

(b) (i) split, combine or reclassify any shares of its capital stock, or propose to split, combine or reclassify any of its share capital, or issue or authorize or propose the issuance or authorization of any other securities in respect of, or in lieu of or in substitution for, shares of its share capital, (ii) declare, set aside or pay any non-cash dividend or other non-cash distribution (whether in stock or property or any combination thereof) in respect of its capital stock, except dividends paid by a direct or indirect wholly owned Subsidiary of Galaxy to Galaxy or to any of Galaxy’s other direct or indirect wholly owned Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any shares of Galaxy’s (or any of its Subsidiaries’) share capital or any securities convertible into or exercisable for any shares of Galaxy’s (or any of its Subsidiaries’) share capital, other than repurchases, redemptions or acquisitions by Galaxy or any wholly owned Subsidiary of Galaxy of share capital or such other securities, as the case may be, of any other wholly owned Subsidiary of Galaxy;

(c) (i) issue, deliver, pledge or sell, or authorize the issuance, delivery or sale of, any Galaxy Shares, equity equivalents or shares of capital stock of any Galaxy Subsidiary, other than the issuance of any Galaxy Shares upon the exercise of any Options in accordance with the terms thereof, or (ii) amend any term of any Galaxy Shares or equity equivalent (in each case, whether by merger, consolidation or otherwise);

(d) incur any capital expenditures or any obligations or liabilities in respect thereof, except for (i) those contemplated by the capital expenditure budget set forth in Section 5.2(d) of the Galaxy Disclosure Schedule and (ii) any unbudgeted capital expenditures not to exceed $30,000 individually or $60,000 in the aggregate;

(e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) supplies and equipment or other assets in bona fide transactions, on arm’s-length terms in the ordinary course of business of Galaxy and its Subsidiaries in a manner that is consistent with past practice and/or (ii) acquisitions with consideration not in excess of $50,000 individually or $100,000 in the aggregate;

(f) sell, lease, sublease, exchange or otherwise transfer, or create or incur any Lien, other than a Permitted Lien, on, any of Galaxy’s or any of its Subsidiaries’ assets, securities, properties, interests or businesses, or grant any option with respect to any of the foregoing, other than (i) assets, securities, properties, interests or businesses having a fair market value of less than $50,000 individually or $100,000 in the aggregate, in each case other than any Galaxy Owned IP and (ii) licenses or similar transfers of Marks in the ordinary course of business of Galaxy and its Subsidiaries in a manner that is consistent with past practice;

(g) make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) loans, advances or capital contributions to, or investments in, wholly owned Subsidiaries of Galaxy or (ii) in the ordinary course of business consistent with past practice in an amount not to exceed $10,000 individually or $25,000 in the aggregate;

(h) other than pursuant to borrowings under facilities in existence as of the date hereof and entering into capital leases in the ordinary course of business consistent with past practice, in each case to the extent such amounts will be fully repaid at Closing, create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof (including reimbursement obligations with respect to letters of credit);

(i) except as required by applicable Law, the terms of an existing Galaxy Benefit Plan or as would not result in any increase in Liability to Parent or its Subsidiaries, (i) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement) or enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement)

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with respect to any officer or director, (ii) increase benefits payable under any existing severance or termination pay policies, (iii) establish, adopt or amend any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other benefit plan or arrangement, or (iv) increase compensation, bonus or other benefits payable to any officer or director or, other than in the ordinary course of business consistent with past practice, any employee with a salary of more than $75,000 per year;

(j) change Galaxy’s methods of accounting, except as required by concurrent changes in GAAP, as agreed to by its independent public accountants;

(k) settle, or make a binding offer or proposal to settle, any litigation, investigation, arbitration, proceeding or other claim (other than with respect to the settlement of claims in the ordinary course of business consistent with past practice) involving or against Galaxy or any of its Subsidiaries involving (i) any injunctive, equitable or criminal liabilities or (ii) monetary remedies with a value in excess of $75,000 with respect to any individual litigation, arbitration or proceeding or $100,000 in the aggregate;

(l) (i) make or change any material Tax election, (ii) change any annual tax accounting period, (iii) adopt or change any material method of tax accounting except as required by applicable Law, (iv) materially amend any Tax Returns, (v) enter into any material closing agreement, (vi) settle any material Tax claim, audit or assessment or (vii) surrender any right to claim a material Tax refund, offset or other reduction in Tax liability;

(m) amend or modify in any material respect or terminate (excluding terminations upon expiration of the term thereof in accordance with their terms) any Galaxy Material Contract or waive, release or assign any material rights, claims or benefits of it or its Subsidiaries under any Galaxy Material Contract, or enter into any Contract or agreement that (i) would have been a Galaxy Material Contract had it been entered into prior to this Agreement or (ii) grants any Person (other than Galaxy or any of its Subsidiaries) the right to royalty or similar payments with respect to any Galaxy Owned IP in an amount in excess of $50,000 individually or $100,000 in the aggregate, in each case, annually;

(n) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Galaxy or any Galaxy Subsidiary (other than the Mergers);

(o) collect, or accelerate the collection of, any accounts receivable or pay, or delay the payment of, any accounts payable in a manner materially inconsistent with the operation of the business in the ordinary course;

(p) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Intended Tax Treatment; or

(q) agree, resolve or commit to (i) do any action restricted by this Section 5.2 or (ii) accept any restriction that would prevent Galaxy or any of its Subsidiaries from taking any action required by this Section 5.2.

5.3 Parent Forbearances.  During the period from the date of this Agreement to the First Effective Time, except as set forth in Section 5.3 of the Parent Disclosure Schedule and except as required by Law or the rules and regulations of the SEC or Nasdaq or as contemplated or permitted by this Agreement, Parent will not, and will not permit any of the Parent Subsidiaries to, without the prior written consent of the Stockholder Representative (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) amend in any material respect its certificate of incorporation, bylaws or comparable organizational documents (whether by merger, consolidation or otherwise);

(b) (i) split, combine or reclassify any shares of its capital stock, or propose to split, combine or reclassify any of its share capital, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except dividends paid by a direct or indirect wholly owned Subsidiary of Parent to Parent or to any of Parent’s other direct or indirect wholly owned Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any shares of Parent’s (or any of its Subsidiaries’) share capital or any

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securities convertible into or exercisable for any shares of Parent’s (or any of its Subsidiaries’) share capital, other than repurchases, redemptions or acquisitions by Parent or any wholly owned Subsidiary of Parent of share capital or such other securities, as the case may be, of any other wholly owned Subsidiary of Parent;

(c) (i) issue, deliver, pledge or sell, or authorize the issuance, delivery or sale of, any Parent Shares or capital stock of any Parent Subsidiary, other than the issuance of (A) any Parent Shares upon the exercise of Parent Stock Options in accordance with the terms of the applicable Parent Benefit Plan; (B) any capital stock of any Parent Subsidiary to Parent or any other Subsidiary of Parent; or (C) any Parent Shares in connection with any acquisition permitted by Section 5.3(d); or (ii) amend any term of the Parent Shares (in each case, whether by merger, consolidation or otherwise) in any fashion that may have a materially adverse impact on Galaxy;

(d) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, securities, properties, interests or businesses, other than any acquisitions with consideration (comprised of cash, Parent Shares or other property) not in excess of $10,000,000 individually or $25,000,000 in the aggregate;

(e) change Parent’s methods of accounting, except as required by concurrent changes in GAAP, as agreed to by its independent public accountants;

(f) sell, lease, sublease, exchange or otherwise transfer any of Parent’s or any of its Subsidiaries’ material assets, properties, interests or businesses, or grant any option with respect to any of the foregoing, in each case, to any Parent Related Person;

(g) make any loans or advances to any Parent Related Person, other than loans or advances to wholly owned Subsidiaries of Parent or loans of less than $100,000 in the aggregate;

(h) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any material Parent Subsidiary (other than the Mergers);

(i) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Intended Tax Treatment; or

(j) agree, resolve or commit to (i) do any action restricted by this Section 5.3 or (ii) accept any restriction that would prevent Parent or any of its Subsidiaries from taking any action required by this Section 5.3.

5.4 Control of Other Party’s Business.  Nothing contained in this Agreement will give Galaxy, directly or indirectly, the right to control Parent or any of the Parent Subsidiaries or direct the business or operations of Parent or any of the Parent Subsidiaries. Nothing contained in this Agreement will give Parent, directly or indirectly, the right to control Galaxy or any of the Galaxy Subsidiaries or direct the business or operations of Galaxy or any of the Galaxy Subsidiaries prior to the First Effective Time. Prior to the First Effective Time, each of Galaxy and Parent will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations and the operations of its respective Subsidiaries. Nothing in this Agreement, including any of the actions, rights or restrictions set forth herein, will be interpreted in such a way as to place Parent or Galaxy in violation of any applicable Law.

5.5 No Solicitation.

(a) From and after the date of this Agreement until the Closing Date (or the earlier termination of this Agreement), Galaxy and its Subsidiaries shall not, directly or indirectly through any officer, director, employee, representative or agent of Galaxy or its Subsidiaries or otherwise: (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or would reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale or license of all or any part of its assets (other than immaterial assets that are not Galaxy Owned IP and other than licenses in the ordinary course of business consistent with past practice), sale of shares of capital stock or similar transactions involving Galaxy or any of its Subsidiaries other than the transactions contemplated

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by this Agreement (any of the foregoing inquiries or proposals, a “Galaxy Acquisition Proposal”); (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any Person or entity relating to, any Galaxy Acquisition Proposal; or (iii) agree to, enter into, accept, approve or recommend any Galaxy Acquisition Proposal.

(b) Galaxy shall notify Parent as promptly as possible (and no later than 24 hours) after receipt by Galaxy (or its advisors) of any Galaxy Acquisition Proposal or any request for nonpublic information in connection with a Galaxy Acquisition Proposal or for access to the properties, books or records of Galaxy by any Person or entity that informs Galaxy (or its advisors) that it is considering making, or has made, a Galaxy Acquisition Proposal. Such notice shall be made in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact, each to the extent then known by Galaxy.

(c) From and after the date of this Agreement until the Closing Date (or the earlier termination of this Agreement), Parent and its Subsidiaries shall not, directly or indirectly through any officer, director, employee, representative or agent of Parent or its Subsidiaries or otherwise: (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or would reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale or license of all or substantially all of its assets taken as a whole (other than licenses in the ordinary course of business consistent with past practice), or any direct or indirect acquisition of beneficial ownership of 20% or more of the equity securities of Parent other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals, a “Parent Acquisition Proposal”); (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any Person or entity relating to, any Parent Acquisition Proposal; or (iii) agree to, enter into, accept, approve or recommend any Parent Acquisition Proposal; provided, that nothing contained herein shall prohibit or restrict Parent from undertaking any acquisition (including an acquisition pursuant to which consideration is paid using Parent Shares) that would not be prohibited by Section 5.3(d).

(d) Parent shall notify Galaxy as promptly as possible (and no later than 24 hours) after receipt by Parent (or its advisors) of any Parent Acquisition Proposal or any request for nonpublic information in connection with a Parent Acquisition Proposal or for access to the properties, books or records of Parent by any Person or entity that informs Parent (or its advisors) that it is considering making, or has made, a Parent Acquisition Proposal. Such notice shall be made in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact, each to the extent then known by Parent.

5.6 Financing.

(a) Parent shall use its reasonable best efforts to take, or cause to be taken, as promptly as practicable, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the Financing on the Closing Date on the terms and conditions set forth in the Financing Commitments. In the event that all conditions set forth in the Financing Commitments have been satisfied, Parent, LLC Sub and Merger Sub shall use their reasonable best efforts to cause the lenders party thereto and the other Persons providing such Financing to fund the Financing required to consummate the transactions contemplated by this Agreement on the Closing Date. Parent, LLC Sub and Merger Sub may replace or amend the Financing Commitments; provided, that such replacement or amendment would not (i) impose new or additional material conditions, or otherwise expand any conditions in any material respects, to the receipt of the Financing, (ii) reasonably be expected to prevent, or materially delay or impair, the availability of the Financing or (iii) adversely impact the ability of Parent, LLC Sub and/or Merger Sub to timely consummate the Merger; provided, however, that Parent, LLC Sub and/or Merger Sub may, without the prior written approval of Galaxy, permit the reduction of the aggregate amount of the Financing Commitments if Parent, LLC Sub and/or Merger Sub also obtains from alternative sources commitments in the aggregate amount of at least such reduction with terms and conditions that will not, taken as a whole, result in a decrease in the likelihood that such commitments from alternative sources will be available on the Closing Date. For purposes of this Section 5.6, references to “Financing” shall include the financing contemplated by the Financing Commitments as

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replaced, amended or modified, and references to “Financing Commitments” shall include such documents as replaced, amended or modified. Without limiting the generality of the foregoing and subject to replacements or amendments permitted hereby, Parent, LLC Sub and Merger Sub shall use their reasonable best efforts to (i) maintain in effect the Financing Commitments until the transactions contemplated by this Agreement are consummated, (ii) satisfy all conditions and covenants applicable to Parent, LLC Sub and Merger Sub in the Financing Commitments at or prior to Closing and otherwise comply with its obligations thereunder, (iii) enter into definitive agreements with respect to the Financing on the terms and conditions contemplated by the Financing Commitments and (iv) consummate the Financing at or prior to the Closing. If any portion of the Financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Financing Commitments, Parent shall use its reasonable best efforts to arrange and obtain alternative financing from alternative sources, in an amount sufficient to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event. Parent shall provide Galaxy with prompt written notice of any material breach by any party to the Financing Commitments (or commitments for any alternative financing obtained in accordance with this Section 5.6) of which Parent becomes aware or any termination of a Financing Commitment (or commitment for any alternative financing obtained in accordance with this Section 5.6) and provide to Galaxy copies of all material documents related to the Financing (or alternative financing obtained in connection with this Section 5.6). Parent shall keep Galaxy informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing (or alternative financing obtained in accordance with this Section 5.6). Notwithstanding anything to the contrary contained in this Agreement, the Stockholder Representative and Galaxy acknowledge and agree that they (i) derive no contractual rights, whether as third party beneficiary or otherwise, under the Financing Commitments or any financing document related to the Financing and shall not be entitled to enforce any such Financing Commitment or document against any agent, arranger, bookrunner, lender, letter of credit issuer or other financing party that is a party to any such commitment letter or document (including, without limitation, GSO Capital Partners LP, Bank of America, N.A. and their respective affiliates) (collectively, the “Lender Group”) and (ii) waive any claim (including, without limitation, any claim under contract, any claim in tort and any claim for specific performance) it may have against any member of the Lender Group with respect to the failure of the Financing to close; provided, that nothing contained in this sentence shall prevent the Stockholder Representative and/or Galaxy from enforcing any of the terms of this Agreement against the Parent, LLC Sub and Merger Sub.

(b) Prior to the Closing, Galaxy shall use reasonable best efforts to provide to Parent and Merger Sub, at Parent’s request (with reasonable prior notice) and sole cost and expense, all cooperation reasonably requested by Parent in connection with the Financing, including by using reasonable best efforts in (i) furnishing Parent and Merger Sub and their lenders the financial statements required under the Financing Commitments (the “Required Financial Information”), (ii) causing executive officers and representatives of Galaxy to participate in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Financing and the executive officers of Galaxy and other members of senior management and representatives of Galaxy), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Financing, (iii) assisting Parent and its lenders in the preparation of customary offering memoranda, bank information memoranda, rating agency presentations, lender presentations and similar documents relating to the Financing, (iv) providing reasonable cooperation with the marketing efforts of Parent and its lenders for all or any portion of the Financing, (v) providing customary authorization letters authorizing the distribution of information to prospective lenders, (vi) providing all relevant information reasonably requested with respect to the assets of Galaxy and its Subsidiaries that will serve as collateral for the Financing and providing reasonable access to Parent and its lenders, during normal working hours and upon reasonable notice, to allow them to conduct audit examinations and appraisals with respect to such collateral, (vii) seeking to cause its auditors to provide reasonable assistance to Parent consistent with their customary practice (including to provide and consent to the use of their audit reports relating to the consolidated financial statements of Galaxy and its Subsidiaries), (viii) providing all documentation and other information required by regulatory authorities with respect to Galaxy and its Subsidiaries under applicable “know your customer”

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and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2001, as amended, (ix) seeking to arrange for customary payoff letters, lien terminations and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all Indebtedness contemplated by the Financing Commitment to be paid off, discharged and terminated at Closing, and (x) providing all cooperation that is reasonable and customary to satisfy the conditions precedent to the Financing Commitments or any financing documents relating thereto to the extent the satisfaction of such conditions requires the reasonable and customary cooperation of, or is within the control of, Galaxy and its Subsidiaries; provided, however, that, irrespective of the above, (A) no obligation of Galaxy or any of its Subsidiaries under any certificate, document or instrument shall be effective until the First Effective Time; (B) no Person that is a director of Galaxy or any of its Subsidiaries shall be required to take any action in such capacity with respect to the Financing (or alternative financing sought in accordance with this Section 5.6) prior to the Closing, and (C) neither Galaxy nor any of its Subsidiaries shall be required to provide any such assistance to the extent it (x) materially and unreasonably interferes with its business operations or (y) causes any condition to the Closing to fail to be satisfied. For the avoidance of doubt, if the Financing (or alternative financing sought in accordance with this Section 5.6) has not been obtained, Parent and Merger Sub shall continue to be obligated to consummate the transactions contemplated by this Agreement subject only to the satisfaction or waiver of the applicable conditions set forth in Article VII.

(c) None of Galaxy or any of its Subsidiaries shall be required to bear any cost or expense or to pay any commitment or other similar fee or make any other payment in connection with the Financing prior to the First Effective Time. Parent shall indemnify and hold harmless Galaxy and its Subsidiaries from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred in connection with the arrangement of Financing and any information utilized in connection therewith (other than historical information relating to Galaxy or its Subsidiaries provided by Galaxy in writing specifically for use in the Financing offering documents). Galaxy hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing; provided, that such logos are used in a manner that is not intended or reasonably likely to harm or disparage Galaxy, any of its Subsidiaries or their marks, or the reputation or goodwill of Galaxy or any of its Subsidiaries.

5.7 Tax Matters

(a) Transfer Taxes.  Notwithstanding anything to the contrary contained herein, Parent and the Galaxy Stockholders shall share equally all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Mergers. Parent shall, at its own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, the Galaxy Stockholders will join in the execution of any such Tax Returns.

(b) Intended Tax Treatment.  Galaxy, Parent, Merger Sub and LLC Sub hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each of the parties hereto shall, and shall cause its Affiliates to, file all Tax Returns and other reports and determine all Taxes consistent with the Intended Tax Treatment, unless required to do otherwise pursuant to a final determination as defined in Section 1313(a) of the Code (or pursuant to any similar provision of applicable state, local or non-U.S. law). Each of the parties further agrees to promptly notify the other party of any challenge to the Intended Tax Treatment by any Governmental Entity.

5.8 Termination of Certain Agreements.  At or prior to the First Effective Time, Galaxy shall take all actions necessary to cause any tax sharing agreement or any stockholders agreement, including the Galaxy Stockholders Agreement, voting agreement, investor rights agreement or similar agreements to which it is a party with any Galaxy Stockholders or with respect to the Galaxy Shares, and any management, advisory or consulting agreement (but, for the avoidance of doubt, not any agreement set forth in item 1 and items 6 to 11 of Section 3.19 of the Galaxy Disclosure Schedules) with any Galaxy Stockholder, to be terminated as of the First Effective Time without any further liability or obligation on the part of Galaxy or any of its Subsidiaries.

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5.9 Governance Matters.  The Parent Board shall, effective at the Second Effective Time, appoint Rodney Cohen as a director of Parent to fill the vacancy created by the resignation of Matthew Eby and to serve as a Class II Director thereof until the earlier of his resignation or removal or until his successor is duly elected and qualified.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1 Preparation of the Securities Filings.

(a) If Galaxy does not deliver to Parent, within three Business Days following the date of this Agreement, a Galaxy Stockholder Consent signed by the holders of Galaxy Shares who hold in excess of 80% of the outstanding Galaxy Shares (the “Form S-4 Percentage”)”, then the parties acknowledge and agree that the following provisions shall apply (and the provisions of Section 6.1(b) shall have no force or effect):

(i) Parent shall prepare and shall use its reasonable best efforts to cause to be filed with the SEC, as promptly as practicable after the date of this Agreement (but after Galaxy has had a reasonable opportunity to review and comment on), a registration statement on Form S-4, including the related information statement (the “Form S-4”), with respect to the Parent Shares issued by Parent as consideration hereunder and the Warrants and the Parent Shares underlying such Warrants (collectively, the “Registrable Securities”), and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing (including by responding promptly to comments of the SEC). The Form S-4 shall include a (i) registration statement with respect to the Registrable Securities, and (ii) an information statement to be provided to stockholders of Parent in connection with the Parent Stockholder Approval (the “Information Statement/Prospectus”).

(ii) Galaxy shall use its reasonable best efforts to furnish to Parent promptly following Parent’s request all information concerning Galaxy and its Subsidiaries and Affiliates as may be required in the Information Statement/Prospectus, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Information Statement/Prospectus. Parent will provide Galaxy a reasonable opportunity to review and comment upon each of the Form S-4, any amendments or supplements thereto, and any SEC comments received in respect thereof and Parent’s response thereto, in each instance, prior to filing the same with the SEC, and will include in the Form S-4, or any amendments or supplements thereto and any response by Parent to any comments of the SEC thereto, such reasonable comments thereon as are proposed by Galaxy. Parent shall cause the Parent Shares to be issued in the Initial Merger to be authorized for listing on Nasdaq, subject to official notice of issuance, prior to the First Effective Time. Parent shall promptly advise Galaxy of the time of effectiveness of the Form S-4 or the issuance of any stop order relating thereto, and Parent shall use its reasonable best efforts to have any such stop order lifted, reversed or otherwise terminated.

(iii) For the avoidance of doubt, in the event that Galaxy waives in writing the closing condition set forth in Section 7.2(f), Parent shall have no further obligations under this Section 6.1(a) with respect to the Form S-4 or registration or listing of the Parent Shares, Warrants or Parent Shares underlying the Warrants through the Closing; provided, that the Registration Rights Agreement shall be fully effective from and after the Closing.

(b) If Galaxy delivers to Parent, within three Business Days following the date of this Agreement, a Galaxy Stockholder Consent signed by the holders of Galaxy Shares who hold in excess of the Form S-4 Percentage, then the parties acknowledge and agree that the following provisions shall apply (and the provisions of Section 6.1(a) shall have no force or effect):

(i) Parent shall prepare and shall use its reasonable best efforts to cause to be filed with the SEC, as promptly as practicable after the date of this Agreement (but after Galaxy has had a reasonable opportunity to review and comment on), an information statement in accordance with Regulation 14C of the Exchange Act to be provided to stockholders of Parent in connection with the

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Parent Stockholder Approval (the “Information Statement”). Galaxy shall use its reasonable best efforts to furnish to Parent promptly following Parent’s request all information concerning Galaxy and its Subsidiaries and Affiliates as may be required in the Information Statement, and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Information Statement. Parent will provide Galaxy a reasonable opportunity to review and comment upon each of the Information Statement, any amendments or supplements thereto, and any SEC comments received in respect thereof and Parent’s response thereto, in each instance, prior to filing the same with the SEC, and will include in the Information Statement, or any amendments or supplements thereto and any response by Parent to any comments of the SEC thereto, such reasonable comments thereon as are proposed by Galaxy. Parent shall cause the Parent Shares to be issued in the Initial Merger to be authorized for listing on Nasdaq, subject to official notice of issuance, prior to the First Effective Time.

(ii) In accordance with the following sentence, Parent shall prepare and shall use its reasonable best efforts to file with the SEC, as promptly as practicable after the Closing Date (but after Galaxy has had a reasonable opportunity to review and comment on), a registration statement on Form S-3 or such other form under the Securities Act then available to Parent (“Form S-3”) with respect to the resale of the Registrable Securities. Parent and its Representatives shall commence preparation of the Form S-3 promptly following the date hereof (and in any event within 10 Business Days) and shall use reasonable best efforts to file the Form S-3 within five Business Days (but in no event earlier than the Closing Date) of receipt of such financial statements, financial data and other pertinent information regarding Galaxy and its Subsidiaries of the type required by SEC Regulation S-X and SEC Regulation S-K under the Securities Act (including pro forma financial information) for registered offerings of securities that are sufficiently current to permit a registration statement using such financial statements to be declared effective by the SEC. The terms and conditions of the Registration Rights Agreement shall apply to such Form S-3 as if such Form S-3 was prepared and filed as a Demand Registration (as such term is defined in the Registration Rights Agreement), including the provisions thereunder relating to priorities in registration, registration expenses and indemnification (without counting towards the maximum number of Demand Registrations described in the Registration Rights Agreement). Galaxy shall use its reasonable best efforts to provide to Parent all financial statements, financial data, related material (including appropriate management’s discussion and analysis) and other information regarding Galaxy and any predecessor thereto, sufficient in form and content to allow compliance with the requirements of Regulation S-X and Regulation S-K under the Securities Act and the requirements of the rules of the Public Company Accounting Oversight Board of a type, as is required to be included in the Form S-3 pursuant to the Securities Act and regulations promulgated thereunder (and including, with respect to any audited financial statements, the report of Galaxy’s auditors thereon). Parent shall use its reasonable best efforts to ensure that the Form S-3 is declared effective under the Securities Act as soon as practicable thereafter. Each Galaxy Stockholder and each successor, assignee and direct and indirect transferees who become registered owners of the Closing Date Stock Merger Consideration or any other Parent Shares delivered hereunder prior to the effectiveness of such Form S-3 will be required to furnish to Parent a questionnaire and such other information reasonably necessary for preparation of the Form S-3. Parent shall not be required to include the Registrable Securities of such Galaxy Stockholder or any such successor, assignee or transferee in the Form S-3 until such Galaxy Stockholder furnishes such information.

(c) If, prior to the First Effective Time, any event occurs with respect to Galaxy or any Galaxy Subsidiary, or any change occurs with respect to other information supplied by Galaxy for inclusion in the Securities Filing which is required to be described in an amendment of, or a supplement to, such Securities Filing, Galaxy shall promptly notify Parent of such event, and Galaxy and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to such Securities Filing and in disseminating the information contained in such amendment or supplement to Parent’s stockholders.

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6.2 Access to Information; Confidentiality.  Upon reasonable notice and subject to applicable Law, Galaxy shall, and shall cause each of its Subsidiaries to, afford to Parent and its representatives, and Parent shall, and shall cause each of its Subsidiaries to, afford to Galaxy and its representatives, reasonable access during normal business hours in the period prior to the Closing Date to all of its properties, books, Contracts, commitments, personnel and records and, during such period, each such party shall, and shall cause each of its Subsidiaries to, furnish promptly to such other party and its representatives such information concerning its business, properties and personnel as such other party may reasonably request. Notwithstanding the foregoing, neither party shall be required to provide access to or make available to any Person any document or information that is the subject of any confidentiality agreement with any third party (provided, that the withholding party uses reasonable efforts to obtain the required consent of such third party to such access or disclosure) or subject to any attorney-client or work-product privilege (provided, that the withholding party will use reasonable efforts to allow such access or disclosure in a manner that does not result in loss or waiver of such privilege). All information furnished pursuant to this Section 6.2 shall be subject to the confidentiality agreement, dated as of May 16, 2014, between Galaxy and Parent (the “Confidentiality Agreement”). No investigation pursuant to this Section 6.2 or information provided, made available or delivered to either such party pursuant to this Section 6.2 or otherwise shall affect any representations or warranties of any party to this Agreement or conditions or rights of such parties contained in this Agreement.

6.3 Required Actions.

(a) Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to consummate and make effective, as soon as reasonably possible, the Mergers and the other transactions contemplated by this Agreement in accordance with the terms hereof. Without limiting the generality of the foregoing, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement (which transactions, for the avoidance of doubt, shall include the receipt by each Galaxy Stockholder of its applicable portion of the Closing Date Stock Merger Consideration following delivery of a Letter of Transmittal or Optionholder Release Agreement, as applicable), including using reasonable best efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including as required under any Contract (provided, however, that such reasonable best efforts shall not include any requirement of any party to pay any amounts to any third party from whom such consent, approval or waiver is sought (other than de minimis costs or expenses with respect to the processing of such consent, approval or waiver), commence any arbitration proceedings or litigation or offer or grant any accommodation (financial or otherwise) to any third party), (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and (iii) make all necessary registrations, declarations and filings with any Governmental Entity, including filings required under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice (an “Antitrust Authority”); in furtherance and not in limitation of the foregoing, Parent and Galaxy each shall, no later than ten Business Days following the execution and delivery of this Agreement, file a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 6.3 necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as practicable (but in any event prior to the End Date). Each of Parent and Galaxy shall substantially comply with any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by an Antitrust Authority relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by an Antitrust Authority or any subpoena, interrogatory or deposition. Galaxy and Parent shall each be responsible for one-half of any filing and other similar fees payable in connection with the filing of a Notification and Report Form and any other submissions under the HSR Act.

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(b) Each party shall promptly furnish to the other party copies of any notices or written communications received by it or any of its Affiliates from any third party or any Governmental Entity with respect to the transactions contemplated by this Agreement, and shall permit the other party’s counsel an opportunity to review in advance, and such party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such party and/or its Affiliates to any Governmental Entity concerning the transactions contemplated by this Agreement. Each party agrees to provide the other party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Entity, on the other hand, concerning or in connection with the transactions contemplated hereby.

(c) Parent shall give prompt notice to Galaxy, and Galaxy shall give prompt notice to Parent, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification (or failure to give such notification) shall affect or be deemed to modify the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.4 Directors and Officer Indemnification and Insurance.

(a) For six years after the Closing Date, Parent shall cause the Final Surviving Company to continue to indemnify and hold harmless each present and former director or officer of Galaxy or any of its Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any actions, suits, claims or proceedings, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Second Effective Time, whether asserted or claimed prior to, at or after the Second Effective Time, to the fullest extent that Galaxy or any of its Subsidiaries, as the case may be, would have been permitted under applicable Law and its charter or bylaws or other organizational documents in effect on the date of this Agreement to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law); provided, the person to whom such expenses are advanced provides an undertaking to the Final Surviving Company to repay such advances if it is ultimately determined that such person is not entitled to indemnification; provided, further, that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under applicable Law and the charter and bylaws or other organizational documents of Galaxy or any of its Subsidiaries shall be made by independent counsel mutually acceptable to the Stockholder Representative and the Final Surviving Company. Notwithstanding anything to the contrary hereunder, any Person indemnified hereunder shall use commercially reasonable efforts to first seek recovery to the extent a claim may be made under the “tail” insurance policy obtained pursuant to Section 6.4(b).

(b) Galaxy shall obtain as of the Closing Date “tail” insurance policies with a claims period of six years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors and officers of Galaxy than the terms of such current insurance coverage, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement).

(c) Effective as of the Closing, Parent agrees not to and to not permit any of its Subsidiaries to bring any action asserting, any breach of fiduciary duty or any breach of any other duty owed to Galaxy or any of its Subsidiaries against any former director, officer, employee, partner, stockholder, or other representative or Affiliate of Galaxy, whether such action is filed derivatively on behalf of Galaxy or otherwise, except with respect to employees to the extent necessary to recover any losses incurred by Parent or any of its Subsidiaries in respect of such claim against any such employee to the extent not recoverable from any third party insurance or otherwise.

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6.5 Galaxy Stockholder Approval.

(a) Immediately following (and in any event within one hour, and prior to any public announcement, of) the execution of this Agreement, Galaxy shall deliver to Parent the written consents in the form attached hereto as Exhibit A signed by the holders of Galaxy Shares who hold the outstanding Galaxy Shares sufficient to constitute the Galaxy Stockholder Approval, in accordance with the DGCL and the certificate of incorporation and bylaws of Galaxy (the “Galaxy Stockholder Consent”).

(b) If for any reason, a Galaxy Stockholder Consent signed by the holders of Galaxy Shares who hold in excess of the Form S-4 Percentage is not delivered to Parent within three Business Days following the date of this Agreement, Carlyle shall, and shall cause its Affiliates, to enforce thereafter all of its rights to cause each Galaxy Stockholder to adopt this Agreement and consent to the Mergers in accordance with and to the extent set forth in Section 3 of that certain Amended and Restated Stockholders Agreement of Galaxy Brand Holdings, Inc., dated as of November 15, 2013 (the “Galaxy Stockholders Agreement ”).

6.6 Parent Stockholder Approval.  Immediately following (and in any event within one hour, and prior to any public announcement, of) the execution of this Agreement, Parent shall deliver to Galaxy the written consents in the form attached hereto as Exhibit B signed by the holders of Parent Shares specified thereon and in any event sufficient to constitute the Parent Stockholder Approval, in accordance with the DGCL and the certificate of incorporation and bylaws of Parent, including a written certification of the secretary of Parent or an independent inspector in accordance with Section 17(C) of Article II of such bylaws (the “Parent Written Consent”).

6.7 Release.  As a material inducement to Galaxy to enter into this Agreement, effective as of the Closing, each of Parent, the Final Surviving Company and each Subsidiary of the Final Surviving Company fully releases and discharges each Galaxy Stockholder and their respective direct and indirect equityholders, directors, managers, officers, employees, assigns, successors and Affiliates of and funds associated with each of the foregoing (collectively, the “Galaxy Releasees”), with respect to and from any and all Losses, claims, demands, rights, Liens, contracts, covenants or proceedings solely in their capacity as a stockholder of Galaxy, of whatever kind or nature in law, equity or otherwise, whether now known or unknown, and whether or not concealed or hidden, all of which the Final Surviving Company or any of its Subsidiaries now owns or holds or has at any time owned or held against the Galaxy Releasees at any time, or related to any matter, prior to the Closing, and covenants not to sue with respect to any of the foregoing except (a) as set forth in this Agreement or any agreement or document delivered in connection herewith (including any consulting or employment agreement), or in the Agreement, dated as of May 14, 2013, by and among Galaxy, Galaxy Brands LLC, the members of Galaxy Brands LLC, Carlyle U.S. Equity Opportunity Fund, L.P., CEOF Coinvestment, L.P., The Basketball Marketing Company, Inc. and GBT Promotions LLC (as in effect immediately prior to the Closing, the “Prior Purchase Agreement”), (b) for any such losses, claims, demands, rights, Liens, contracts, covenants or proceedings in any capacity other than as a stockholder of Galaxy, including in the capacity as a licensee, or (c) in the case of fraud by such Person (collectively, the “Retained Claims”). It is the intention of Parent, the Final Surviving Company and the Final Surviving Company’s Subsidiaries that such release be effective as a bar to each and every claim, demand and cause of action hereinabove specified, but excluding the Retained Claims. In furtherance of this intention, Parent, the Final Surviving Company and each of the Final Surviving Company’s Subsidiaries hereby expressly waive, effective as of the Closing, any and all rights and benefits conferred upon it by the provisions of any Law and expressly consent that this release will be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as those relating to any other claims, demands and causes of action hereinabove specified, but excluding the Retained Claims.

6.8 Retention of Books and Records.  Following the Closing, Parent shall retain the books and records pertaining to Galaxy and its Subsidiaries in accordance with Parent’s current record retention policies and procedures with respect to books and records of Parent.

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6.9 Galaxy Operation.

(a) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that if the Closing occurs at any time from and after the Economic Closing, Galaxy shall not and shall cause each of its Subsidiaries not to (without the prior written consent of Parent): (i) make or declare any dividend or distribution (whether in cash or in kind); (ii) incur any Indebtedness other than (x) in the ordinary course of business consistent with past practice in an amount not to exceed $100,000 in the aggregate, (y) the accumulation of interest pursuant to facilities in existence prior to the Economic Closing and (z) Indebtedness of the kind described in clause (i) of the definition thereof; (iii) pay or commit to pay any management, monitoring or other similar fees to a Galaxy Stockholder or its Affiliates, including pursuant to the Consulting Services Agreement, dated as of May 14, 2013, by and between Galaxy and Carlyle Investment Management, L.L.C.; (iv) knowingly waive, defer or release any amount payable to Galaxy or any of its Subsidiaries; (v) enter into any transaction with any Related Party other than the advancement or reimbursement of expenses in the ordinary course of business consistent with past practice; or (vi) take any action or fail to take any action with the purpose or intent of transferring any assets of Galaxy or any of its Subsidiaries between the date of the Economic Closing and the Closing Date from Parent to the Galaxy Stockholders, other than compensation payable to an employee of Galaxy or any of its Subsidiaries in the ordinary course of business consistent with past practice.

(b) From the date hereof until the Closing Date, Galaxy shall furnish to Parent (1) such reports, financial or operating data as Parent may reasonably request, including information regarding weekly cash payments and receipts, together with reasonable supporting details, a schedule of adjustments to revenues following quarter end and interim reports received from licensees, and (2) no later than 30 days following the end of the applicable quarter, a draft of quarterly financial statements which will be finalized no later than 45 days following the end of the applicable quarter; provided in each case, nothing herein shall require Galaxy to prepare any additional information or financial reports that are not otherwise prepared or obtained in the ordinary course of its business.

ARTICLE VII
CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Mergers.  The respective obligations of the parties to effect the Mergers shall be subject to the satisfaction, or waiver by each of the parties, at or prior to the First Effective Time of the following conditions:

(a) Galaxy Stockholder Approval.  The Galaxy Stockholder Approval shall have been obtained.

(b) Parent Stockholder Approval.  The Parent Stockholder Approval shall have been obtained and, if obtained by the Parent Written Consent, the Information Statement or Information Statement/Prospectus, as applicable, shall have been cleared by the SEC and mailed to stockholders of Parent (in accordance with Regulation 14C of the Exchange Act) at least 20 Business Days prior to the Closing.

(c) HSR Act.  Any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

(d) No Injunctions or Restraints.  No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated or issued by any Governmental Entity shall be in effect preventing the consummation of the Mergers.

7.2 Conditions to Obligations of Galaxy.  The obligation of Galaxy to effect the Mergers is also subject to the satisfaction, or waiver by Galaxy, at or prior to the First Effective Time of the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of Parent and Merger Sub set forth in Section 4.2, Section 4.3 and Section 4.20 of this Agreement shall be true and correct in all material respects as of the Closing Date as if made at and as of such date (except with respect to the representations and warranties in Section 4.2 to the extent that such representations or warranties speak as of an earlier date, in which case such representation or warranty shall be true and correct as of such

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earlier date), and (ii) the other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the Closing Date, as if made at and as of such date (except to the extent that any such representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein, except as set forth in Section 4.8(a)), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent, LLC Sub and Merger Sub.  Parent, LLC Sub and Merger Sub shall have performed in all material respects all covenants required to be performed by them under this Agreement at or prior to the First Effective Time; provided, that any inaccuracy of a representation or warranty shall be addressed for purposes of Section 6.3(c) only by Section 7.2(a) and the failure to provide any notice contemplated by Section 6.3(c) shall not be considered for purposes of evaluating the satisfaction of this Section 7.2(b).

(c) Absence of Parent Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any change, state of facts, circumstance, occurrence, development, event or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

(d) Officer’s Certificate.  Galaxy shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Sections 7.2(a) and 7.2(b).

(e) Parent Share Price.  The Parent Share Price shall equal an amount such that value of the aggregate Parent Shares to be received by the Holders of Galaxy Shares under this Agreement in respect of their Holder Shares (excluding the value of Parent Shares that constitute the Consideration Holdback Amount) is not less than forty percent (40%) of the Aggregate Consideration (determined in a manner consistent with Section 2.3(f)).

(f) Form S-4.  If the provisions of Section 6.1(a) shall be applicable, then the Form S-4 shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

(g) Registration Rights Agreement.  Parent shall have delivered an executed counterpart signature page to the Registration Rights Agreement to the Stockholder Representative.

(h) Parent Tax Certificate.  At the request of any Galaxy Stockholder in connection with such Galaxy Stockholder obtaining an opinion to be delivered on the Closing Date from Prior Company Counsel regarding the Intended Tax Treatment, Parent shall have delivered to Prior Company Counsel a certificate signed by an executive officer of Parent certifying as to representations substantially in the form set forth on Exhibit G.

7.3 Conditions to Obligations of Parent.  The obligation of Parent to effect the Mergers is also subject to the satisfaction, or waiver by Parent, at or prior to the First Effective Time, of the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of Galaxy set forth in Section 3.2, Section 3.3 and Section 3.21 of this Agreement shall be true and correct in all respects (other than immaterial respects) as of the Closing Date as if made at and as of such date, and (ii) the other representations and warranties of Galaxy set forth in this Agreement shall be true and correct in all respects as of the Closing Date as if made at and as of such date (except to the extent that any such representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Galaxy Material Adverse Effect” set forth therein, except as set forth in Section 3.8(b)), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Galaxy Material Adverse Effect.

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(b) Performance of Obligations of Galaxy.  Galaxy shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the First Effective Time; provided, that any inaccuracy of a representation or warranty shall be addressed for purposes of Section 6.3(c) only by Section 7.3(a) and the failure to provide any notice contemplated by Section 6.3(c) shall not be considered for purposes of evaluating the satisfaction of this Section 7.3(b).

(c) Absence of Galaxy Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any change, state of facts, circumstance, occurrence, development, event or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Galaxy Material Adverse Effect.

(d) Officer’s Certificate.  Parent shall have received a certificate signed by an executive officer of Galaxy certifying as to the matters set forth in Sections 7.3(a) and 7.3(b).

(e) FIRPTA.  Parent shall have received a certificate from Galaxy, in a form reasonably acceptable to Parent, satisfying the requirements of Section 1.1445-2(c)(3) of the Treasury Regulations promulgated under the Code.

(f) Registration Rights Agreement.  The Stockholder Representative shall have delivered an executed counterpart signature page to the Registration Rights Agreement to Parent.

(g) Termination of Management and Stockholders Agreement.  Parent shall have received documentation, in form and substance reasonably satisfactory to Parent, evidencing termination of the Consulting Services Agreement, dated as of May 14, 2013, by and between Galaxy and Carlyle Investment Management, L.L.C., and the Galaxy Stockholders Agreement shall terminate in accordance with its terms upon the Closing.

(h) Payoff Letters.  Parent shall have received the Payoff Letters, in form and substance reasonably satisfactory to Parent, in respect of the Indebtedness set forth in Section 7.3(h) of the Galaxy Disclosure Schedule.

7.4 Waiver of Conditions; Frustration of Conditions.  All conditions to the Closing shall be deemed to have been satisfied or waived from and after the First Effective Time. None of Galaxy, Parent, LLC Sub or Merger Sub may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of Galaxy, on the one hand, or Parent, LLC Sub or Merger Sub, on the other hand, respectively, to (i) use reasonable best efforts to consummate the Mergers and the transactions contemplated hereby and (ii) otherwise comply with its obligations under this Agreement.

ARTICLE VIII
INDEMNIFICATION

8.1 Survival.  Except as set forth in this Section 8.1, none of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Second Effective Time which shall survive in accordance with their respective terms; provided, however, that (a) the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.21, Section 4.1, Section 4.2, Section 4.3 and Section 4.20 shall survive until the date that is 18 months following the Closing Date, and (b) any claims in the case of fraud shall survive against the party committing such fraud until the date that is 36 months following the Closing Date. Following the date that is 18 months after the Closing Date, no claim (other than a claim in the case of fraud) may be initiated against any Galaxy Stockholder hereunder.

8.2 Indemnification by Galaxy Stockholders.  Effective following the Closing Date, each of the Galaxy Stockholders, severally but not jointly, shall save, defend, indemnify and hold harmless Parent and its Affiliates (including the Initial Surviving Corporation and the Final Surviving Company), officers, directors, employees, agents, successors and assigns (collectively, the “Parent Indemnified Parties”) from and against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, “Losses”) to the extent arising out of or resulting from (a) any breach of any representation or warranty of Galaxy contained in this Agreement that

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survives the Closing in accordance with Section 8.1(a), (b) any breach of any covenant or agreement requiring action after the Closing by such Galaxy Stockholder contained in this Agreement or any instrument or document delivered in connection herewith, and (c) if Galaxy does not deliver a Galaxy Stockholder Consent signed by the holders of Galaxy Shares who hold in excess of the Form S-4 Percentage in accordance with Section 6.1(b), any claims and actions relating to Dissenting Shares.

8.3 Indemnification by Parent.  Effective following the Closing Date, Parent shall save, defend, indemnify and hold harmless the Galaxy Stockholders as of immediately prior to the First Effective Time and their Affiliates, officers, directors, employees, agents, successors and assigns (collectively, the “Galaxy Indemnified Parties” and, together with the Parent Indemnified Parties, the “Indemnified Parties”) from and against any and all Losses to the extent arising out of or resulting from (a) any breach of any representation or warranty of Parent or Merger Sub contained in this Agreement that survives the Closing in accordance with Section 8.1(a), and (b) any breach of any covenant or agreement requiring action after the Closing of Parent, LLC Sub, Merger Sub or the Final Surviving Company contained in this Agreement or any instrument or document delivered in connection herewith.

8.4 Procedures.

(a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement as a result of a Loss or a claim or demand made by any Person against the Indemnified Party (a “Third Party Claim”), a Parent Indemnified Party shall deliver notice thereof to the Stockholder Representative, on behalf of the Galaxy Stockholders, or a Galaxy Indemnified Party shall deliver notice thereof to the Parent, as the case may be (the Stockholder Representative or the Parent, as the case may be, the “Indemnifying Party”), in each case, promptly after receipt by such Indemnified Party of written notice of the Third Party Claim, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and such other information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of their obligations under this Article VIII except to the extent that the Indemnifying Party is actually prejudiced by such failure.

(b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to assume the defense of a Third Party Claim with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, except to the extent the Indemnified Party’s counsel determines that an actual or potential conflict of interest exists as between the Indemnifying Party and the Indemnified Party, in which case the Indemnifying Party shall pay for the reasonable costs and expenses of one counsel for the Indemnified Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnifying Party may recommend and that by its terms (i) obligates the Parent or the Galaxy Stockholders, as the case may be, to pay the full amount of the liability in connection with such Third Party Claim, (ii) which releases the Indemnified Party completely in connection with such Third Party Claim and (iii) which does not include any equitable relief or admission of wrongdoing or criminal liability. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

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(c) In the event any Indemnified Party should have a claim against Parent or any Galaxy Stockholder hereunder that does not involve a Third Party Claim, the Indemnified Party shall deliver notice of such claim promptly to the Indemnifying Party, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and such other information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Parent or the Galaxy Stockholders, as the case may be, from any of their obligations under this Article VIII except to the extent that the Parent or the Galaxy Stockholders, as the case may be, are actually prejudiced by such failure. The Indemnified Party shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters.

(d) If any payment is made on a Third Party Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Third Party Claim and shall be entitled to pursue recovery against the applicable insurers or other Persons in respect of such benefits or other claims.

8.5 Limitations on Indemnification Liability.

(a) Notwithstanding any provision of this Agreement to the contrary, any claims an Indemnified Party makes under this Article VIII will be limited as follows:

(a) Damages Net of Insurance Proceeds and Other Third-Party Recoveries.  All Losses for which any Indemnified Party would otherwise be entitled to indemnification under this Article VIII shall be reduced by the amount of insurance proceeds, indemnification payments and other third-party recoveries actually received by such Indemnified Party in respect of any Losses incurred by such Indemnified Party, in each case net of any expenses, co-pays, deductibles, retro-premium adjustments and any increases in premiums that are attributable to the payment of such amounts. In the event any Indemnified Party is entitled to any insurance proceeds, indemnity payments or any third-party recoveries in respect of any Losses for which such Indemnified Party is entitled to indemnification pursuant to this Article VIII, such Indemnified Party shall use commercially reasonable efforts to obtain, receive or realize such proceeds, payments or recoveries; provided, that the failure to actually obtain, receive or realize such proceeds, payments or recoveries shall not limit any Indemnified Party’s right to recovery hereunder. In the event that any such insurance proceeds, indemnity payments or other third-party recoveries are actually received by an Indemnified Party subsequent to receipt by such Indemnified Party of any indemnification payment hereunder in respect of the claims to which such insurance proceeds, indemnity payments or other third-party recoveries relate, appropriate refunds (in each case net of net of any expenses, co-pays, deductibles, retro-premium adjustments and any increases in premiums that are attributable to the payment of such amounts) shall be made promptly by the relevant Indemnified Parties of all or the relevant portion of such indemnification payment.

(b) Consequential, Punitive and Certain Other Damages.  No Indemnified Party shall be entitled to indemnification for any special, punitive, lost profits, consequential or exemplary damages, except, in each case, to the extent such damages are actually awarded against the Indemnified Party to an unaffiliated third party in connection with a Third Party Claim.

(c) Mitigation of Damages.  An Indemnified Party shall use its commercially reasonable efforts to mitigate any Losses for which it is entitled to indemnification pursuant to this Article VIII; provided, that the failure to actually mitigate any such Losses shall not limit any Indemnified Party’s right to recovery hereunder. The party required to provide indemnification pursuant to this Article VIII shall have the right, but not the obligation, and shall be afforded the opportunity by the Indemnified Party to the extent reasonably possible, to take all available steps, at its sole cost and expense, to minimize Losses for which the Indemnified Party is entitled to indemnification before such Losses actually are incurred by the Indemnified Party. In furtherance of the foregoing, the Parent Indemnified Parties shall use reasonable best efforts to seek recovery to the extent a claim may be made under the Prior Purchase Agreement prior

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to doing so hereunder; provided, that the failure to actually obtain such recovery under the Prior Purchase Agreement shall not limit any Parent Indemnified Party’s right to recovery hereunder.

8.6 Exclusive Remedy.  After the Closing, except in the case of fraud, this Article VIII will provide the exclusive remedy for any and all claims under this Agreement, any Letter of Transmittal, and any Optionholder Release Agreement, except with respect to matters for which the remedy of specific performance or injunctive relief are available or for the rights and obligations of the parties under Section 2.3, which shall be governed by Section 2.3.

8.7 Holdback Amount.

(a) The parties hereby acknowledge and agree that, except as provided in Section 2.3(e)(iii) and Section 8.7(c), the Consideration Holdback Amount is intended to be the first source of recovery for any payments or indemnities to be made by the Galaxy Stockholders hereunder, including with respect to any claim for indemnification pursuant to this Article VIII; provided, that only the Parent Shares that constitute the Consideration Holdback Amount applicable to any given Galaxy Stockholder will be available to satisfy indemnification claims against such particular Galaxy Stockholder. Parent hereby agrees that it shall first seek a remedy for any Losses subject to indemnification by a given Galaxy Stockholder hereunder by first retaining Parent Shares (with the value of such Parent Shares determined with reference to the Parent Average Trading Price) held in the Consideration Holdback Amount, to the extent of the amount then held in the Consideration Holdback Amount with respect to such Galaxy Stockholder. To the extent any amounts payable by the Galaxy Stockholders hereunder, including any Losses arising out of any indemnification claim of any Indemnified Party hereunder (but subject to the limitations set forth in Section 8.5), exceed the amount then held in the Consideration Holdback Amount (such Losses, the “Excess Losses”), Parent and the other Indemnified Parties may seek to recover the amount of the Excess Losses directly from the Galaxy Stockholders, who shall be severally but not jointly liable for its, his or her pro rata portion of the Excess Losses in accordance with its, his or her respective Percentage Interest; provided, that in no event shall any Galaxy Stockholder be liable for Losses in excess of the value of the portion of the Final Merger Consideration actually received by such Galaxy Stockholder; provided, further, that, subject to Section 8.7(c), each such Galaxy Stockholder shall have the option to pay such portion of the Excess Losses for a claim made under Section 8.2(a) in cash or by delivering to Parent an amount of Parent Shares with a value equal to such portion (with the value of such Parent Shares determined with reference to the Parent Average Trading Price).

(b) On the 18 month anniversary of the Closing Date, any Parent Shares remaining in the Consideration Holdback Amount shall be released to the Galaxy Stockholders, with the amount to be released to a given Galaxy Stockholder to be equal to the difference between (x) such Galaxy Stockholder’s pro rata interest in the Consideration Holdback Amount as determined by its or his respective Percentage Interests, less (y) any Parent Shares released to Parent as a result of one or more claims against such Galaxy Stockholder.

(c) Notwithstanding anything in this Agreement to the contrary, in the event that the Parent Shares delivered by a Holder of Galaxy Shares pursuant to the last proviso in Section 8.7(a) to satisfy any payment obligations of the Holders of Galaxy Shares hereunder in respect of their Holder Shares would result in the value of the aggregate Parent Shares to be received by the Holders of Galaxy Shares in respect of their Holder Shares under this Agreement (excluding the value of Parent Shares that constitute the Consideration Holdback Amount) to be less than forty percent (40%) of the Aggregate Consideration (determined in a manner consistent with Section 2.3(f)), then the Holders of Galaxy Shares shall pay to Parent any such amounts in cash in accordance with their respective Percentage Interests in respect of their Holder Shares, and, if applicable, Parent shall release an equivalent value of Parent Shares included in the Consideration Holdback Amount in accordance with the terms of this Agreement such that, after such payment and, if applicable, release, the value of the Parent Shares received by the Holders of Galaxy Shares in respect of their Holder Shares pursuant to this Agreement is equal to forty percent (40%) of the Aggregate Consideration (determined in a manner consistent with Section 2.3(f)). The intent of this Section 8.7(c) is to ensure that the “continuity of proprietary interest” requirement of Treasury Regulations Section 1.368-1(e) is met and shall be construed to effectuate such intent.

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8.8 Tax Treatment of Indemnification Payments.  Any indemnification payments pursuant to this Article VIII shall be treated as an adjustment to the Final Merger Consideration by the parties for Tax purposes, unless otherwise required by Law.

ARTICLE IX
TERMINATION AND AMENDMENT

9.1 Termination.  This Agreement may be terminated at any time prior to the First Effective Time, by action taken or authorized by the board of directors of the terminating party or parties:

(a) by mutual written consent of Galaxy and Parent;

(b) by either Galaxy or Parent, if any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable Order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, except that no party may terminate this Agreement pursuant to this Section 9.1(b) if such party’s or its Subsidiaries’ (as applicable) breach of its obligations under this Agreement proximately contributed to the occurrence of such Order;

(c) by either Galaxy or Parent, if the Initial Merger shall not have been consummated on or before December 31, 2014, subject to extension by the mutual agreement of Galaxy and Parent (the “End Date”); provided, however, that no party may terminate this Agreement pursuant to this Section 9.1(c) if such party’s or its Subsidiaries’ (as applicable) breach of its obligations under this Agreement proximately contributed to the failure of the Closing to occur by the End Date;

(d) by Galaxy, if there shall have been a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties set forth in this Agreement on the part of Parent, LLC Sub or Merger Sub, which breach or inaccuracy, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2(a) or (b), unless such failure is reasonably capable of being cured, and Parent is continuing to use its reasonable best efforts to cure such failure, within the thirty days following such breach and written notice from Galaxy thereof;

(e) by Parent, if there shall have been a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties set forth in this Agreement on the part of Galaxy, which breach or inaccuracy, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.3(a) or (b), unless such failure is reasonably capable of being cured, and Galaxy is continuing to use its reasonable best efforts to cure such failure, within the thirty days following such breach and written notice from Parent thereof;

(f) by Parent if the Galaxy Stockholder Consent shall not have been delivered to Parent within twenty-four hours after execution of this Agreement;

(g) by Galaxy if the Parent Written Consent shall not have been delivered to Galaxy within twenty-four hours after execution of this Agreement; or

(h) by Galaxy if (i) all of the conditions set forth in Sections 7.1 and 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), (ii) Parent and Merger Sub fail to consummate the transactions contemplated by this Agreement within two Business Days following the date the Closing should have occurred pursuant to Section 1.2 and (iii) Galaxy has delivered an irrevocable notice that it is ready, willing and able to consummate the transactions contemplated by this Agreement on such date.

9.2 Effect of Termination.

(a) In the event of termination of this Agreement by either Galaxy or Parent in accordance with Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Galaxy, Merger Sub, Parent, any of their respective Subsidiaries or Affiliates or any of the officers or directors of any of the foregoing shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that Sections 3.21, 4.20, 9.2, 9.5 and 9.6, and Article X shall survive any termination of this Agreement; provided, however, that subject to

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Section 9.5, nothing contained in this Section 9.2 shall relieve (i) any party hereto from any liability for any willful breach of this Agreement or (ii) any liability to pay the Parent Fee. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. In the event of termination of this Agreement, Parent shall return any Certificates that were previously surrendered by any Galaxy Stockholder.

(b) In the event that this Agreement is terminated pursuant to Section 9.1(h) or if the conditions described in Section 9.1(h) have been met and the Stockholder Representative delivers written notice to Parent and Galaxy is not then seeking specific performance or has agreed to dismiss, with prejudice, any pending claim for specific performance conditioned only upon receipt of the Parent Fee, then Parent shall promptly, but in no event later than two business days after the date of such termination, pay or cause to be paid to Galaxy (subject to Section 9.6) an amount equal to $16,000,000 (such amount, the “Parent Fee”) without any offset or reduction of any kind by wire transfer of immediately available funds to one or more accounts specified by Galaxy in writing to Parent; provided, that in the event any portion of the Parent Fee constitutes Holder Damages, Galaxy will provide separate accounts for the receipt of such portion, as directed by the Stockholder Representative (it being understood that in no event shall Parent be required to pay the Parent Fee on more than one occasion). The parties hereto acknowledge and agree that in no event shall Parent be required to pay the Parent Fee on more than one occasion at the same or at different times and upon the occurrence of different events. So long as this Agreement shall not have been terminated, Galaxy shall be entitled to pursue both a grant of specific performance under Section 10.9 and the payment of the Parent Fee under Section 9.2(b), but under no circumstances shall Galaxy be permitted or entitled to receive both a grant of specific performance under Section 10.9 and payment of the Parent Fee.

9.3 Amendment.  Subject to compliance with applicable Law and the next sentence, this Agreement may be amended by Galaxy, Merger Sub and Parent, by action taken or authorized by their respective boards of directors, at any time before or after the Galaxy Stockholder Consent or the Parent Written Consent is obtained; provided, however, that after the Galaxy Stockholder Consent and/or Parent Written Consent has been obtained, there may not be, without further approval of the Galaxy Stockholders or stockholders of Parent, as applicable, any amendment of this Agreement which by applicable Law otherwise requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties (including the Stockholder Representative).

9.4 Extension; Waiver.  At any time prior to the First Effective Time, Galaxy and Parent (on behalf of itself, LLC Sub and Merger Sub) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement, and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Following the Closing, the Stockholder Representative (on behalf of itself and the other Galaxy Stockholders) and Parent (on behalf of itself and the Final Surviving Company) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement, and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in a written instrument signed by an authorized officer on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.5 Parent Fee; Damages Limitation.  In the event that Parent shall be obligated to pay the Parent Fee, and without limiting the terms set forth in the last sentence of this Section 9.5, the payment of the Parent Fee shall be deemed to be liquidated damages and the sole and exclusive remedy of Galaxy and any other Person in connection with this Agreement against Parent and its former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Subsidiaries, Affiliates or assignees and any and all former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees of any of the foregoing, and any and

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all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing, and any potential source of Financing (including each party to the Financing Commitments) and each Affiliate, officer, director, employee, controlling person, advisor, agent, attorney or representatives of any such Person (each, a “Parent Related Party,” and collectively, the “Parent Related Parties”), and no Parent Related Party shall have any other liability or obligation for any or all Losses suffered or incurred by Galaxy or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and neither Galaxy nor any other Person shall be entitled to bring or maintain any other claim, action or proceeding against Parent or any other Parent Related Party arising out of this Agreement or any Financing Commitment, or any of the transactions or any matters forming the basis for such termination. Each of the parties hereto acknowledges and agrees that (i) the agreements contained in this Section 9.5 are an integral part of this Agreement and the transactions contemplated hereby and (ii) in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any such termination of this Agreement the right to such payment constitutes a reasonable estimate of the Losses that will be suffered by reason of any such termination of this Agreement and constitutes liquidated damages (and not a penalty). Without limiting the foregoing, but without limitation of the rights of Galaxy in respect of specific performance pursuant to Section 10.9 and any rights under the Confidentiality Agreement, the parties acknowledge and agree that in the event that this Agreement is validly terminated pursuant to Section 9.1(h) and the Parent Fee is paid within the two day period specified in Section 9.2(b), then, the maximum aggregate liability of Parent and any other Parent Related Party under this Agreement or relating to the transactions contemplated hereby shall be limited to an amount equal to the amount of the Parent Fee, and in no event shall Galaxy or any other Person seek to recover any money damages in excess of such amount. Notwithstanding the foregoing, if any Parent becomes obligated to pay the Parent Fee, Parent shall additionally pay to Galaxy (A) interest on the amount of such Parent Fee from the date such payment was required to be made until the date of payment at the per annum rate equal to eight percent (8%) and (B) if, in order to obtain such payment, Galaxy commences a suit for payment of such Parent Fee that results in a judgment against Parent, Parent shall reimburse Galaxy for its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit. The parties hereto acknowledge and agree that in no event shall Parent be required to pay the Parent Fee on more than one occasion at the same or at different times and upon the occurrence of different events. So long as this Agreement shall not have been terminated, Galaxy shall be entitled to pursue both a grant of specific performance under Section 10.9 and the payment of the Parent Fee under Section 9.2(b), but under no circumstances shall Galaxy be permitted or entitled to receive both a grant of specific performance under Section 10.9 and payment of the Parent Fee.

9.6 Entitlement to Damages.

(a) The parties hereto acknowledge and agree that, in the event of a termination of this Agreement, to the extent Parent is required to pay damages or the Parent Fee in an amount that exceeds Galaxy’s expenses or out-of-pocket costs incurred in connection with this Agreement and the transactions contemplated hereby, including any disputes related thereto, such excess (the “Holder Damages”) represents an amount of damages payable in respect of losses suffered by the Termination Date Holders in respect of Galaxy Shares and, to the extent applicable, Options. Accordingly, in the event damages or the Parent Fee are payable pursuant to this Article IX, the Stockholder Representative shall, in its sole and absolute discretion, determine the extent, if any, to which such damages or Parent Fee constitute Holder Damages, and Parent shall pay such Holder Damages to the Termination Date Holders in such accounts designated in writing by the Stockholder Representative.

(b) On or prior to the date the Holder Damages are paid to the Termination Date Holders in accordance with Section 9.6(a), or as promptly as practicable thereafter, the Galaxy Board will determine in good faith which, if any, Options should be deemed to be “Damaged Options” for the purposes of determining the Termination Date Holders and each Termination Date Holder’s Termination Percentage. For the purposes of this Agreement, each Person who holds one or more Galaxy Shares or Damaged Options as of 11:59 p.m., Eastern time, on the date on which this Agreement is terminated shall be deemed to be a “Termination Date Holder”.

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(c) Promptly after the later of (i) the determination in accordance with Section 9.6(b) of which, if any, Options are Damaged Options and (ii) the payment of the Holder Damages to the Termination Date Holders in accordance with Section 9.6(a)), Parent shall distribute the Holder Damages to the Termination Date Holders, in accordance with their respective Termination Percentages, subject to any applicable withholding; provided, however, that payment of any Holder Damages in respect of a Damaged Option granted under the Stock Plan to a Termination Date Holder who was an employee or independent contractor of Galaxy or any of its Subsidiaries when such Damaged Option was granted shall in all events be subject to the Termination Date Holder’s continued employment with Galaxy or its Subsidiaries through the date on which Holder Damages are distributed and any Holder Damages not distributed with respect to a Damaged Option by reason of this proviso (such a Damaged Option, an “Excluded Damaged Option” shall be distributed among all other Termination Date Holders in accordance with their respective Termination Percentages as determined without regard to any Excluded Damaged Options). For the purposes of this Agreement, “Termination Percentage” means, with respect to any Termination Date Holder, a ratio (expressed as a percentage) equal to (x) the sum of (A) the number of Galaxy Shares held by such holder as of 11:59 p.m., Eastern time, on the date of termination of this Agreement and (B) the number of Galaxy Shares issuable upon the exercise in full of any Damaged Options held by such holder as of 11:59 p.m., Eastern time, on the date of termination of this Agreement, divided by (y) (i) the sum of the aggregate number of Galaxy Shares held by all holders as of 11:59 p.m., Eastern time, on the date of termination of this Agreement, plus (ii) the aggregate number of Galaxy Shares issuable upon the exercise in full of all Damaged Options held by all holders as of 11:59 p.m., Eastern time, on the date of termination of this Agreement.

(d) Notwithstanding anything to the contrary in this Section 9.6, claims for Holder Damages shall be brought solely by the Stockholder Representative, on behalf of and as agent to the Termination Date Holders, and no other Galaxy Stockholder shall be entitled to assert a claim for Holder Damages.

ARTICLE X
GENERAL PROVISIONS

10.1 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, if by facsimile, upon written confirmation of receipt by facsimile or if by email, upon confirmation of receipt by email, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to Galaxy prior to the Closing to:

Galaxy Brand Holdings, Inc.
1407 Broadway, 38th Floor
New York, NY 10018
Attention: Eddie Esses

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, NW, Suite 1000
Washington, D.C. 20004
Phone: (202) 637-2200
Facsimile: (202) 637-2201
Email: paul.sheridan@lw.com
Attention: Paul F. Sheridan, Jr.

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(b)	if to the Stockholder Representative or Carlyle, to:

The Carlyle Group
520 Madison Avenue, 39th Floor
New York, NY 10022
Attention: David A. Stonehill

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, NW, Suite 1000
Washington, D.C. 20004
Phone: (202) 637-2200
Facsimile: (202) 637-2201
Email: paul.sheridan@lw.com
Attention: Paul F. Sheridan, Jr.

(c)	if to Parent, LLC Sub or Merger Sub, to:
Sequential Brands Group, Inc.
1065 Avenue of the Americas, 30th Floor
New York, NY 10018
Phone: (646) 564-2577
Facsimile: (212) 354-8113
Email: yshmidman@sbg-ny.com
Attention: Yehuda Shmidman

with a copy (which shall not constitute notice) to:

Tengram Capital Management, L.P.
15 Riverside Avenue
Westport, Connecticut 06880
Phone: (203) 454-6999
Facsimile: (203) 629-4901
Email: atarshis@tengramcapital.com
Attention: Andrew Tarshis

10.2 Definitions.  Capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in the sections of this Agreement set forth next to such terms on Annex A hereto. For purposes of this Agreement:

“Adjustment Holdback Amount” means $1,000,000.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For the avoidance of doubt, following the Closing, Affiliates of Parent shall include Galaxy and its Subsidiaries.

“Aggregate Class A Liquidation Preference” means the product obtained by multiplying (1) $100 by (2) the aggregate number of the following, calculated immediately prior to the First Effective Time: (a) the number of shares of Galaxy Class A Common Stock issued and outstanding (other than shares of Galaxy Class A Common Stock to be cancelled in accordance with Section 2.2(a)(i)) and (b) the number of shares of Galaxy Class A Common Stock issuable upon the exercise of all Options, whether or not vested or currently exercisable.

“Aggregate Option Exercise Price” means the sum of the cash exercise prices that would be payable upon exercise in full of each Option held immediately prior to the First Effective Time pursuant to which the value of the Closing Date Class A Per Share Merger Consideration exceeds the per share exercise price of such Option.

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“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.

“Cash” means cash and cash equivalents held by Galaxy and its Subsidiaries as of 11:59 p.m., Eastern time, on the day immediately prior to the Closing Date or the Economic Closing, as the case may be pursuant to Section 2.3(a), as determined in accordance with GAAP, including the amounts of any received but uncleared checks, drafts and wires issued prior to such time, less (i) the amounts of any issued but uncleared checks, drafts and wires issued prior to such time, (ii) any restricted balances, (iii) cash and cash equivalents held on behalf of third parties and (iv) any amounts held in escrow.

“Closing Date Class A Per Share Merger Consideration” means the sum of (1) the Closing Date Class B Per Share Merger Consideration plus (2) $100.

“Closing Date Class B Per Share Merger Consideration” means the quotient obtained by dividing (1) the difference between (x) the sum of the Closing Date Merger Consideration plus the Aggregate Option Exercise Price, minus (y) the Aggregate Class A Liquidation Preference (this clause (1), the “Closing Date Class B Merger Consideration”), by (2) the aggregate number of the following, calculated immediately prior to the First Effective Time: (a) the number of Galaxy Shares issued and outstanding (other than Galaxy Shares to be cancelled in accordance with Section 2.2(a)(i)) and (b) the number of Galaxy Shares issuable upon the exercise of all Options, whether or not vested or currently exercisable.

“Closing Date Merger Consideration” means the sum of (a) $100,000,000 in cash minus (i) Adjustment Holdback Amount, plus (ii) the Estimated Cash, minus (iii) the Estimated Indebtedness, plus (iv) the amount by which the Estimated Net Working Capital is in excess of the Net Working Capital Target, if any, minus (v) the amount by which the Estimated Net Working Capital falls short of the Net Working Capital Target, if any, minus (vi) the Estimated Galaxy Transaction Expenses, minus (vii) the amount of Stockholder Representative Expenses paid by Parent at Closing in accordance with Section 2.6(d) (such cash amount, the “Closing Date Cash Merger Consideration”), (b) 13,750,000 Parent Shares less the Consideration Holdback Amount (such stock amount, the “Closing Date Stock Merger Consideration”), and (c) the Warrants (the “Warrant Merger Consideration”).

“Consideration Holdback Amount” means 1,375,000 Parent Shares, to be held by Parent as security for any payment obligations of the Galaxy Stockholders pursuant to this Agreement, whether in connection with the indemnification obligation pursuant to Article VIII or otherwise, and which holdback shall be retained by Parent and released to Galaxy Stockholders in accordance with their respective Percentage Interests (but subject to Sections 2.4(g) and 8.7(b) hereof) on the 18 month anniversary of Closing.

“Contract” means any binding oral or written contract, agreement, instrument, lease, license, understanding, undertaking, commitment or obligation to which any Person is a party.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Class A Per Share Merger Consideration” means the sum of (1) the Final Class B Per Share Merger Consideration plus (2) $100.

“Final Class B Per Share Merger Consideration” means the quotient obtained by dividing (1) the difference between (x) the sum of the Final Merger Consideration plus the Aggregate Option Exercise Price, minus (y) the Aggregate Class A Liquidation Preference, by (2) the aggregate number of the following, calculated immediately prior to the First Effective Time: (a) the number of Galaxy Shares issued and outstanding (other than Galaxy Shares to be cancelled in accordance with Section 2.2(a)(i)) and (b) the number of Galaxy Shares issuable upon the exercise of all Options, whether or not vested or currently exercisable.

“Final Merger Consideration” means Closing Date Merger Consideration, as adjusted in accordance with Section 2.3, together with any amounts that the Galaxy Stockholders shall be entitled to receive from the Adjustment Holdback Amount and the Consideration Holdback Amount.

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“Final Per Share Merger Consideration” means the Final Class A Per Share Merger Consideration payable with respect to shares of Galaxy Class A Common Stock or Options, or the Final Class B Per Share Merger Consideration payable with respect to shares of Galaxy Class B Common Stock, as the case may be.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Galaxy Material Adverse Effect” means any change, circumstance, occurrence or development that, has a material adverse effect on (A) the financial condition, businesses or results of operations of Galaxy and the Galaxy Subsidiaries, taken as a whole, excluding any change, state of facts, circumstance, event or effect to the extent caused by or resulting from (i) the negotiation, execution, delivery and announcement of this Agreement and the transactions contemplated hereby, (ii) changes in economic, market, business, regulatory or political conditions (including acts of terrorism, sabotage, war, the commencement, continuation or escalation of armed hostilities or other material national or international calamity) generally or global financial markets, (iii) changes, circumstances or events generally affecting the industries in which Galaxy and the Galaxy Subsidiaries operate, (iv) any natural disaster, weather condition or other force majeure events, (v) changes in any Law or GAAP or any guidance relating thereto or interpretation thereof following the date hereof, or (vi) without prejudice to the last proviso set forth herein, the mere failure following the date hereof to meet any revenue, earnings or other projections. forecasts or predictions for any period ending after the date of this Agreement (provided that this clause (vi) shall not prevent a determination that any change or effect underlying such failure to meet projections, forecasts or predictions has resulted in a Galaxy Material Adverse Effect), except in the case of the foregoing clauses (ii), (iii), (iv) and (v) to the extent those changes, state of facts, circumstances, events, or effects have a materially disproportionate effect on Galaxy and the Galaxy Subsidiaries taken as a whole relative to other companies operating in industries in which Galaxy and the Galaxy Subsidiaries operate, and/or (B) the ability of Galaxy to perform its obligations under this Agreement; provided, that a “Galaxy Material Adverse Effect” shall be deemed to have occurred in the event that the circumstances set forth in Section 10.2(1) of the Parent Disclosure Schedules shall have occurred.

“Galaxy Owned IP” means all Intellectual Property owned or purported to be owned, in whole or in part, by Galaxy or any of its Subsidiaries.

“Galaxy Transaction Expenses” means, to the extent not paid prior to Closing, (a) any and all fees, commissions, costs, expenses and other amounts incurred by Galaxy or any of its Subsidiaries prior to the Closing in connection with the negotiation and execution of this Agreement and the performance and consummation of the transactions contemplated by this Agreement, (b) the amount of any D&O “tail” policy pursuant to Section 6.4 hereof, (c) the amount of any change of control, retention or transaction bonuses, severance payments for a termination of service that occurs prior to the First Effective Time, and other similar amounts payable to any employees of Galaxy or its Subsidiaries solely as a result of (x) the transactions contemplated hereby or (y) actions taken by Galaxy or its Subsidiaries prior to the Closing, (d) the employer portion of any payroll or employment Tax liabilities incurred in connection with the transaction contemplated by this Agreement, including any such Taxes incurred in connection with the exercise, including any deemed exercise, of any Options, and (e) the amount of annual incentive compensation accrued as of the First Effective Time. Notwithstanding the foregoing, Galaxy Transaction Expenses shall not include (i) any fees or expenses incurred by Galaxy or its Subsidiaries pursuant to Section 5.6 in connection with Parent’s or its Subsidiaries’ financing for the transaction contemplated hereby or (ii) any portion of the Final Merger Consideration paid in respect of Galaxy Shares or Options hereunder.

“Gordon Brothers Note” means that certain Cure Agreement for Default in Payment, dated January 20, 2014, by and between Galaxy and Gordon Brothers Commercial and Industrial, LLC.

“Governmental Entity” means any nation or government, any state, agency, commission, or other political subdivision thereof, or any entity (including a court) of competent jurisdiction properly exercising executive, legislative, judicial or administration functions of the government.

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“Indebtedness” means, with respect to Galaxy and its Subsidiaries, as of 11:59 p.m., Eastern time, on the day immediately prior to the Closing Date or the Economic Closing, as the case may be pursuant to Section 2.3(a), and without duplication, (a) indebtedness for borrowed money, whether or not represented by bonds, debentures, notes or similar instruments, together with all premiums, penalties and accrued interest thereon and other costs, fees and expenses payable in connection therewith, but not including any such obligations and liabilities arising under the Gordon Brothers Note (or any accrued interest payable in connection with the Gordon Brothers Note) to the extent such amounts are included in the calculation of Net Working Capital, (b) all obligations and liabilities under any reimbursement obligation relating to a letter of credit, bankers’ acceptance or note purchase facility, in each case to the extent drawn, (c) all indebtedness under derivatives, swap or exchange agreements, together with all prepayment premiums, penalties and accrued interest thereon, and in each such case all breakage costs, unwind costs, fees, termination costs, redemption costs, expenses and other charges with respect to any of the foregoing, (d) all indebtedness or liabilities secured by any security interest on any property or assets of Galaxy or any of its Subsidiaries, (e) all obligations and liabilities under securitization or receivables factoring arrangements or transactions, (f) all obligations and liabilities under leases required to be capitalized in accordance with GAAP, including any breakage costs, penalties or fees or other similar amounts payable in connection with any capitalized leases to the extent due and payable at Closing, (g) all obligations and liabilities for the deferred purchase price of property or services, whether contingent or absolute, and including, without limitation, any conditional sale, title retention agreement, earnouts or transaction, retention or similar bonuses payable in connection therewith, but not including ordinary trade payables to the extent included in the calculation of Net Working Capital, (h) all obligations and liabilities under any guarantees of any of the obligations described in clauses (a) through (g) above of any other Person and any “keepwell” or other agreement to maintain any financial statement condition of any other Person and obligations under any letter of credit arrangement (whether or not drawn), or any arrangement having the economic effect of any of the foregoing, (h) unpaid management fees and (i) the amounts as set forth in Section 10.2(2) of the Parent Disclosure Schedule.

“Intellectual Property” means all U.S. and non-U.S. (a) trademarks, service marks, logos, symbols, brand names, trade names, trade dress, domain names and other indicia of origin, all registrations and applications for all of the foregoing, including all extensions, modifications and renewals thereof, and all goodwill associated with the foregoing (collectively, “Marks”), (b) published and unpublished works of authorship (including software and computer programs), copyrights therein and thereto, and all registrations and applications for all of the foregoing, including all renewals, extensions, restorations and reversions thereof (collectively, “Copyrights”), (c) patents and applications therefor, including divisions, continuations, continuations-in-part, renewals, provisional, extensions, reexaminations and reissues thereof (collectively, “Patents”), (d) inventions, discoveries, proprietary methods, processes, trade secrets, know-how, proprietary information, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, “Trade Secrets”), and (e) all other similar intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.

“knowledge of Galaxy” or “knowledge” when used in reference to Galaxy means the actual knowledge (without any implied duty to investigate) of those individuals listed in Section 10.2 of the Galaxy Disclosure Schedule.

“Law” means any statute, law, ordinance, rule or regulation (domestic or foreign) issued, promulgated or entered into by or with any Governmental Entity.

“Lien” means any charge, claim, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, or other encumbrance of any kind.

“Net Working Capital” means as of 11:59 p.m., Eastern time, on the date immediately prior to the Closing Date or the Economic Closing, as the case may be pursuant to Section 2.3(a), (a) the sum of all current assets of Galaxy and its Subsidiaries minus (b) the sum of all current liabilities of Galaxy and its Subsidiaries, in each case, as determined in accordance with this Agreement and on a basis consistent

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with the preparation of the Balance Sheet, using only those line items and accounts as set forth in Section 2.3 of the Parent Disclosure Schedules; provided, however, that Net Working Capital shall not include (a) Cash, (b) Indebtedness, (c) Galaxy Transaction Expenses, (d) any income Tax assets and liabilities or (e) the amount of Stockholder Representative Expenses paid by Parent at Closing in accordance with Section 2.6(d).

“Net Working Capital Target” means $4,300,000, as such amount may be adjusted in accordance with Sections 2.3 and 10.2(2) of the Parent Disclosure Schedule.

“Order” means any order, writ, injunction, decree, judgment or stipulation issued, promulgated or entered into by or with any Governmental Entity.

“Parent Average Trading Price” means the average price of Parent Shares as reported by Nasdaq during the five trading days immediately preceding the date immediately prior to the Closing Date.

“Parent Material Adverse Effect” means any change, circumstance, occurrence or development that, individually or in the aggregate, has a material adverse effect on (A) the financial condition, businesses or results of operations of Parent and the Parent Subsidiaries, taken as a whole, excluding any change, state of facts, circumstance, event or effect to the extent caused by or resulting from (i) the negotiation, execution, delivery and announcement of this Agreement and the transactions contemplated hereby, (ii) changes in economic, market, business, regulatory or political conditions (including acts of terrorism, sabotage, war, the commencement, continuation or escalation of armed hostilities or other material national or international calamity) generally or global financial markets, (iii) changes, circumstances or events generally affecting the industries in which Parent and the Parent Subsidiaries operate, (iv) any natural disaster, weather condition or other force majeure events, (v) changes in any Law or GAAP or any guidance relating thereto or interpretation thereof following the date hereof, (vi) a change in the trading prices of Parent Shares (provided that this clause (vi) shall not prevent a determination that any change or effect underlying such change in trading prices has resulted in a Parent Material Adverse Effect), or (vii) the failure to meet any revenue, earnings or other projections, forecasts or predictions for any period ending after the date of this Agreement (provided that this clause (vii) shall not prevent a determination that any change or effect underlying such failure to meet projections, forecasts or predications has resulted in a Parent Material Adverse Effect), except in the case of the foregoing clauses (ii), (iii), (iv) and (v) to the extent those changes, state of facts, circumstances, events, or effects have a materially disproportionate effect on Parent and the Parent Subsidiaries taken as a whole relative to other companies operating in industries in which Parent and the Parent Subsidiaries operate, and/or (B) the ability of Parent to perform its obligations under this Agreement.

“Parent Owned IP” means all Intellectual Property owned or purported to be owned, in whole or in part, by Parent or any of its Subsidiaries.

“Parent Share Price” means the lower of (i) the closing price of a Parent Share and (ii) the average of the high and low prices of a Parent Share, in each case, as reported by Nasdaq on the last Business Day before the Closing Date; provided that if the Closing occurs after Nasdaq closes on the Closing Date, such prices on the Closing Date shall be used instead of such prices on the last Business Day before the Closing Date.

“Permitted Liens” means (a) any Liens for Taxes or other governmental charges not yet due and payable or the amount of which is being contested in good faith by appropriate proceedings, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, workmen’s, landlords’ or other similar Liens, (c) pledges or deposits in the ordinary course of business and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other social security legislation, (d) non-monetary Liens that do not, individually or in the aggregate, materially impair the continued or contemplated use or operation of the property to which they relate, (e) statutory Liens arising by operation of Law with respect to a liability incurred in the ordinary course of business on a basis consistent with past practice which is not yet due or payable or which is being contested in good faith by appropriate proceedings, (f) immaterial easements, rights of way or other similar matters or restrictions or exclusions that would be shown by a current title report or other similar report and that do not,

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individually or in the aggregate, materially impair the continued or contemplated use or operation of the property to which they relate, (g) transfer restrictions imposed by applicable securities laws, (h) to the extent terminated in connection with the Closing, Liens securing payment, or any other obligations, of Galaxy or its Subsidiaries or Parent or its Subsidiaries, as applicable, with respect to Indebtedness, (i) Liens constituting a sublease that gives a third party any right to occupy any real property and (j) Liens listed in Section 10.2 of the Galaxy Disclosure Schedule or Section 10.2(3) of the Parent Disclosure Schedule, as applicable.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Registered Intellectual Property” means all Intellectual Property issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

“Registration Rights Agreement” means the registration rights agreement in the form attached hereto as Exhibit F.

“Related Person” means with respect to any Person (a) an officer or director of such Person or any of its Subsidiaries or any Person holding at least 5% of the equity of such Person (on a fully diluted basis), (b) each member of the immediate family of each of the individuals referred to in clause (a) above, and (c) any Affiliate of any Person in clause (a) above.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Filing” means the Form S-4 or the Information Statement, as the case may be.

“Stock Plan” means the Galaxy Brand Holdings, Inc. 2013 Equity Incentive Plan.

“Subsidiary” means, with respect to any Person, another Person in which such first Person owns, directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of such Person).

“Tax” means all income, gross receipts, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental and windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest, additions to tax, and any penalties.

“Tax Return” means any statement, report, return, information return or claim for refund relating to Taxes (including any elections, declarations, schedules or attachments thereto), including, if applicable, any combined or consolidated return for any group of entities that includes Galaxy or any of its Subsidiaries, or Parent or any of its Subsidiaries.

“Warrants” means those certain warrants to acquire up to 3,000,000 Parent Shares, upon the terms and subject to the conditions set forth in the Form of Warrant.

“Warrant Value” means the value of the Warrants determined in accordance with Section 10.2(4) of the Parent Disclosure Schedules.

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10.3 Interpretation; Valuation of Parent Shares.

(a) When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or singular or plural number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation.” All references to “dollars” or “$” or “US$” in this Agreement refer to the lawful currency of the United States. The words “made available” shall include, without limitation, those documents or information made available in an electronic dataroom or website or in a physical dataroom, in each case, to which the intended recipient or its representatives had access, or such item was otherwise available on the SEC’s public website (www.sec.gov).

(b) For purposes of Sections 2.3(e)(iii), 8.2 and 8.7, each Galaxy Stockholder’s percentage of a liability or percentage of an indemnification obligation, as the case may be, that is several and not joint shall be equal to the percentage of the Closing Date Class B Merger Consideration that such Galaxy Stockholder is entitled to receive hereunder.

10.4 Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

10.5 Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile or electronic transmission signature and a facsimile or electronic transmission signature shall constitute an original for all purposes.

10.6 Entire Agreement; Third-Party Beneficiaries.  This Agreement (including the Exhibits and Annexes hereto), taken together with the Parent Disclosure Schedule and the Galaxy Disclosure Schedule, and the Confidentiality Agreement,(a) constitute the entire agreement, and supersedes all prior agreements (other than the Confidentiality Agreement) and understandings, both written and oral, among the parties with respect to the Mergers and the other transactions contemplated by this Agreement and (b) is not intended to confer upon any Person other than the parties any rights or remedies; provided, however, that (i) in the event the Closing occurs, the past, present and future directors and officers of Galaxy and its Subsidiaries are intended third-party beneficiaries of, and may enforce, Section 6.4, (ii) from and after the First Effective Time, the Galaxy Stockholders (A) shall be intended third-party beneficiaries of, and may enforce, the obligation of Parent to pay the Final Merger Consideration in accordance with Article II and (B) shall be intended third-party beneficiaries of Section 6.7, (iii) the Galaxy Stockholders (and their successor, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 2.6, in each case solely against the Stockholder Representative, (iv) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 10.14, and (v) Prior Company Counsel and the Designated Persons shall be intended third-party beneficiaries of Section 10.15.

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10.7 Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

10.8 Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, that, without the consent of any party hereto, Parent may assign all or any portion of its rights under this Agreement to any of its lenders as collateral security but any such assignment shall not release Parent from any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors, heirs and assigns.

10.9 Specific Enforcement.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, except as set forth in the Section 10.9(b), each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages or otherwise, in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party further agrees that no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.9, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. To the extent any party hereto brings an action, suit or proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to enforce specifically any provision that expressly survives termination of this Agreement), the End Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such action, suit or proceeding or (ii) such other time period established by the court presiding over such action, suit or proceeding. Notwithstanding anything set forth herein to the contrary, until such time as Parent pays the Parent Fee at a time specific performance is not being pursued by Galaxy, the remedies available to Galaxy pursuant to this Section 10.9 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit Galaxy from, in the alternative, seeking to terminate this Agreement and collect the Parent Fee under Section 9.2.

(b) Notwithstanding anything to the contrary in this Agreement, it is explicitly agreed that Galaxy shall be entitled to seek specific performance of Parent’s obligations to consummate the transactions contemplated by this Agreement only in the event that (i) the conditions set forth in Sections 7.1 and 7.3 have been satisfied or waived as of the date the Closing should have been consummated pursuant to Section 1.2 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions assuming a Closing would occur), (ii) the Financing has been funded or will be funded at the Closing, and (iii) Galaxy has irrevocably confirmed to Parent in writing that (A) all of the conditions set forth in Section 7.2 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions assuming a Closing would occur), (B) Galaxy is prepared to consummate the Closing and it stands ready, willing and able to consummate the Closing and (C) if specific performance is granted and, if applicable, the Financing is funded, then the Closing will occur. For the avoidance of doubt, in no event shall Galaxy be entitled to enforce or seek to enforce specifically Parent’s obligation

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to consummate the transactions contemplated hereby if the Financing has not been funded (or will not be funded at the Closing); provided, that this Section 10.9(b) shall not limit the right of Galaxy to seek specific performance of Parent’s other obligations under this Agreement, including Parent’s obligations under Section 5.6.

10.10 Submission to Jurisdiction.  Subject to the provisions of Section 2.3(d), each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

10.11 Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.12 No Presumption Against Drafting Party.  Each of Galaxy, Merger Sub and Parent acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

10.13 Publicity.  Galaxy and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such public statement without the prior written consent of the other party (and, at or after the Closing, the prior written consent of the Stockholder Representative), except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

10.14 Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing

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shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Galaxy or Parent under this Agreement (whether for indemnification or otherwise) of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

10.15 Waiver of Conflicts Regarding Representations; Non-Assertion of Attorney-Client Privilege.

(a) Conflicts of Interest.  Each of Parent and Galaxy hereby waives and shall not assert, and agrees after the Closing to cause any other applicable Affiliates of Galaxy to waive and to not assert, any conflict of interest arising out of or relating to the representation after the Closing (the “Post-Closing Representation”), of the Stockholder Representative, one or more Galaxy Stockholders, Galaxy, or any of its Subsidiaries or other Affiliates or any of their respective officers, employees or directors (any such person, a “Designated Person”) in any matter involving this Agreement or any other agreements or transactions contemplated hereby, by Latham & Watkins LLP or Hughes Hubbard & Reed LLP (collectively, “Prior Company Counsel”). Without limiting the foregoing, Parent and Galaxy agree that, following the Closing, Prior Company Counsel may serve as counsel to any Designated Person in connection with any matters related to this Agreement and the transactions contemplated hereby, including any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding any representation by Prior Company Counsel prior to the Closing of Galaxy and its Subsidiaries, and Parent and Galaxy (on behalf of itself and its Subsidiaries) hereby agree that, in the event that a dispute arises after the Closing between Parent, Galaxy or any Subsidiary of Galaxy, on the one hand, and any Designated Person, on the other hand, Prior Company Counsel may represent one or more Designated Persons in such dispute even though the interests of such Person(s) may be directly adverse to Parent, Galaxy or its Subsidiaries and even though Prior Company Counsel may have represented Galaxy or its Subsidiaries prior to the Closing in a matter substantially related to such dispute.

(b) Attorney-Client Privilege.  Parent waives and shall not assert, and agrees after the Closing to cause Galaxy and its Affiliates to waive and to not assert, any attorney-client privilege with respect to any communication between any Prior Company Counsel and Galaxy or any Designated Person to the extent related to the negotiation, execution, delivery or performance of this Agreement or any other agreements or transactions contemplated hereby in connection with any Post-Closing Representation, including in connection with a dispute between any Designated Person and one or more of Parent, Galaxy and their respective Affiliates, it being the intention of the parties hereto that all rights to such attorney-client privilege and to control such attorney-client privilege shall be retained by the Stockholder Representative. Furthermore, Parent acknowledges and agrees that any advice given to or communication with any of the Designated Persons shall not be subject to any joint privilege (whether or not Galaxy or one more of its Subsidiaries also received such advice or communication) and shall be owned solely by such Designated Persons.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

GALAXY BRAND HOLDINGS, INC.

By:	/s/ Eddie Esses Name: Eddie Esses Title: President and CEO

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Yehuda Shmidman Name: Yehuda Shmidman Title: Chief Executive Officer

SBG UNIVERSE BRANDS, LLC

By:	/s/ Yehuda Shmidman Name: Yehuda Shmidman Title: President

UNIVERSE GALAXY MERGER SUB, INC.

By:	/s/ Yehuda Shmidman Name: Yehuda Shmidman Title: President

[Signature page to Merger Agreement]

CARLYLE EQUITY OPPORTUNITY GP, L.P., solely in its capacity as the Stockholder Representative

By:	Carlyle Equity Opportunity GP, L.L.C., its general partner
By:	/s/ David Stonehill Name: David Stonehill Title: Managing Director

CARLYLE GALAXY HOLDINGS, L.P. for the purpose of Section 6.5(b) only

By:	Carlyle Equity Opportunity GP, L.P, its general partner
By:	Carlyle Equity Opportunity GP, L.L.C., its general partner
By:	/s/ David Stonehill Name: David Stonehill Title: Managing Director

[Signature page to Merger Agreement]

ANNEX A
DEFINED TERMS

Defined Term	Section Number
Adjustment Holdback Amount	10.2
Affiliate	10.2
Aggregate Class A Liquidation Preference	10.2
Aggregate Consideration	2.3(f)
Aggregate Option Exercise Price	10.2
Agreement	Preamble
Antitrust Authority	6.3(a)
Balance Sheet	3.6(b)
Business Day	10.2
Carlyle	Preamble
Cash	10.2
Certificates	2.4(a)
Closing	1.2
Closing Date	1.2
Closing Date Cash Merger Consideration	10.2
Closing Date Class A Per Share Merger Consideration	10.2
Closing Date Class B Merger Consideration	10.2
Closing Date Class B Per Share Merger Consideration	10.2
Closing Date Merger Consideration	10.2
Closing Date Stock Merger Consideration	10.2
Closing Statement	2.3(c)
Code	Recitals
Confidentiality Agreement	6.2
Consideration Holdback Amount	10.2
Contract	10.2
Copyrights	10.2
Delaware Law	1.1
Designated Person	10.15(a)
DGCL	Recitals
Dissenting Shares	2.1(c)
Economic Closing	2.3(a)
End Date	9.1(c)
Environmental Laws	3.15(b)(i)
Environmental Permits	3.15(b)(ii)
ERISA	3.13(a)
Estimated Cash	2.3(a)
Estimated Closing Statement	2.3(a)
Estimated Galaxy Transaction Expenses	2.3(a)
Estimated Indebtedness	2.3(a)
Estimated Net Working Capital	2.3(a)
Excess Losses	8.7(a)
Exchange Act	10.2
Excluded Damaged Option	9.6(c)
Final Cash	2.3(d)
Final Class A Per Share Merger Consideration	10.2
Final Class B Per Share Merger Consideration	10.2
Final Galaxy Transaction Expenses	2.3(d)
Final Indebtedness	2.3(d)
Final Merger Consideration	10.2
Final Net Working Capital	2.3(d)

Defined Term	Section Number
Final Per Share Merger Consideration	10.2
Final Surviving Company	1.1
Financial Statements	3.6(a)
Financing	4.19(a)
Financing Commitments	4.19(a)
First Certificate of Merger	1.3
First Effective Time	1.3
Form of Warrant	2.4(c)(iii)
Form S-3	6.1(b)(ii)
Form S-4	6.1(a)(i)
Form S-4 Percentage	6.1(a)
GAAP	10.2
Galaxy	Preamble
Galaxy Acquisition Proposal	5.5(a)
Galaxy Benefit Plan	3.13(a)
Galaxy Board	3.3
Galaxy Class A Common Stock	2.1(a)(ii)
Galaxy Class B Common Stock	2.1(a)(ii)
Galaxy Common Stock	2.1(a)(ii)
Galaxy Disclosure Schedule	Article III
Galaxy Indemnified Parties	8.3
Galaxy Leased Real Properties	3.11
Galaxy Material Adverse Effect	10.2
Galaxy Material Contracts	3.17(a)
Galaxy Owned IP	10.2
Galaxy Preferred Stock	2.1(a)(ii)
Galaxy Real Property Leases	3.11
Galaxy Releasees	6.7
Galaxy Shares	2.1(a)(ii)
Galaxy Stockholder	2.3(b)
Galaxy Stockholder Approval	3.3
Galaxy Stockholder Consent	6.5(a)
Galaxy Stockholders Agreement	6.5(b)
Galaxy Transaction Expenses	10.2
Gordon Brothers Note	10.2
Governmental Entity	10.2
Hazardous Materials	3.15(b)(iii)
Holder Damages	9.6(a)
Holder Shares	2.3(f)
Holders of Galaxy Shares	2.3(f)
HSR Act	3.4
Indebtedness	10.2
Indemnified Parties	8.3
Indemnifying Party	8.4(a)
Independent Accounting Firm	2.3(d)
Information Statement	6.1(b)(i)
Information Statement/Prospectus	6.1(a)(i)
Initial Merger	1.1
Initial Surviving Corporation	1.1
Initial Surviving Corporation Common Stock	2.1(a)(i)
Integrated Transaction	Recitals
Intellectual Property	10.2

Defined Term	Section Number
Intended Tax Treatment	Recitals
Interim Financial Statements	3.6(a)
IRS	3.13(a)
knowledge of Galaxy	10.2
Law	10.2
Lender Group	5.6(a)
Letter of Transmittal	2.4(a)
Lien	10.2
LLC Act	1.1
LLC Sub	Preamble
Losses	8.2
Marks	10.2
Material Galaxy Licensees	3.18
Measurement Date	4.2(a)(i)
Merger Sub	Preamble
Mergers	1.1
Nasdaq	4.4
Net Adjustment Amount	2.3(e)(i)
Net Working Capital	10.2
Net Working Capital Target	10.2
Non-Compensatory Options	2.1(b)
Notice of Disagreement	2.3(d)
Option	2.1(b)
Option Consideration	2.1(b)
Option Share	2.1(b)
Optionholder Release Agreement	2.1(b)
Order	10.2
Parent	Preamble
Parent Acquisition Proposal	5.5(c)
Parent Average Trading Price	10.2
Parent Benefit Plan	4.14(a)
Parent Board	4.3(a)
Parent Disclosure Schedule	Article IV
Parent Fee	9.2(b)
Parent Indemnified Parties	8.2
Parent Leased Real Properties	4.12
Parent Material Adverse Effect	10.2
Parent Material Contract	4.18(a)
Parent Owned IP	10.2
Parent Preferred Stock	4.2(a)(i)
Parent Real Property Leases	4.12
Parent Related Parties	9.5
Parent SEC Documents	4.6
Parent Share Price	10.2
Parent Shares	4.2(a)(i)
Parent Stock Options	4.2(a)(i)
Parent Stockholder Approval	4.3(a)
Parent Written Consent	6.6
Patents	10.2
Payoff Letters	2.4(b)(ii)
Payout Spreadsheet	2.3(b)
Percentage Interest	2.3(b)

Defined Term	Section Number
Permits	3.9(b)
Permitted Liens	10.2
Person	10.2
Post-Closing Representation	10.15(a)
Prior Company Counsel	10.15(a)
Prior Purchase Agreement	6.7
Registered Intellectual Property	10.2
Registrable Securities	6.1(a)(i)
Registration Rights Agreement	10.2
Related Person	10.2
Required Financial Information	5.6(b)
Retained Claims	6.7
Second Certificate of Merger	1.3
Second Effective Time	1.3
Securities Act	10.2
Securities Filing	10.2
Stock Issuance	4.3(a)
Stock Plan	10.2
Stockholder Representative	Preamble
Subsequent Merger	1.1
Subsidiary	10.2
Tax	10.2
Tax Return	10.2
Termination Percentage	9.6(c)
Third Party Claim	8.4(a)
Trade Secrets	10.2
Warrant Merger Consideration	10.2
Warrant Value	10.2
Warrants	10.2

ANNEX B: OPINION OF CONSENSUS

[CONSENSUS LETTERHEAD]

FAIRNESS OPINION

CONFIDENTIAL

June 24, 2014

Board of Directors
Sequential Brands Group, Inc.
1065 Avenue of the Americas
New York, NY 10018

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to Sequential Brands Group, Inc. (the “Company”) of the total consideration to be paid by the Company in a combination of $100,000,000 in cash (the “Cash Consideration”), 13,750,000 shares of the Company’s common stock (the “Stock Consideration”) and warrants (the “Warrants”) to purchase up to 3,000,000 shares of the Company’s common stock, which vest solely upon achievement of certain specified performance-based conditions (the “Warrant Consideration” and, together with the Cash Consideration and the Stock Consideration, the “Consideration”) pursuant to the Agreement and Plan of Merger (the “Agreement”) dated June 24, 2014, by and among the Company, certain subsidiaries of the Company, Galaxy Brand Holdings, Inc. (“Galaxy”), Carlyle Equity Opportunity GP, L.P., as stockholder representative and, for certain limited purposes set forth in the Agreement, Carlyle Galaxy Holdings, L.P. The terms governing the Warrants are set forth in the Form of Warrant attached to the Agreement (the “Form of Warrant”).

Consensus Advisory Services LLC and Consensus Securities LLC (collectively, “Consensus”) are serving as independent financial advisors to the Board of Directors of Company (in its capacity as such) to provide a fairness opinion for the transactions contemplated in the Agreement (the “Transactions”). We will receive fees for our services in connection with the Transactions, which are not contingent upon consummation of the Transactions. We will be reimbursed for expenses incurred in connection with our engagement. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We may in the future seek to provide financial advisory and financing services to the Company, Galaxy or entities that are affiliated with the Company or Galaxy, including The Carlyle Group L.P., a significant shareholder of Galaxy (“Carlyle”), or any of its affiliates, for which we would expect to receive customary compensation. Consensus and its affiliates and employees may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Galaxy, Carlyle and any of their respective affiliates and third parties for the accounts of Consensus and its affiliates and employees and their customers.

In connection with this opinion, Consensus has, among other things:

•	reviewed the Agreement and the Form of Warrant;
•	reviewed the financial statements of Galaxy provided to us by Sequential management for the fiscal years ended December 31, 2011, 2012 and 2013;
•	reviewed certain internal financial analyses and forecasts for the Company and certain financial analyses and forecasts for Galaxy, in each case as prepared by the Company’s management and approved for our use by the Company (the “Projections”);
•	held discussions with members of management of the Company;
•	reviewed certain financial, stock market and other publicly available information relating to the business of other companies, the securities of which are publicly traded and that we deemed relevant;
•	reviewed the financial terms of certain recent business transactions that we deemed relevant;

•	reviewed the Company’s publicly filed annual report on Form 10-K for the fiscal year ended December 31, 2013 and the quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014;
•	Reviewed the reported price and trading activity for the Company’s common stock (the “Shares”); and
•	reviewed other information as deemed appropriate

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by, us and have assumed such accuracy and completeness for purposes of rendering this opinion, without assuming any responsibility or liability for independent verification thereof. We have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Projections provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. We have been informed by the Company, however, and we have assumed, that such Projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Galaxy and the Company. We assume no responsibility for and express no opinion as to any such financial forecasts or the assumptions on which they are made. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of the Company, Galaxy or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed, upon advice of the Company, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained within the constraints contemplated in the Agreement and without any adverse effect on the Company or Galaxy or on the expected benefits of the Transactions in any way meaningful to our analysis, and that the Transactions will be consummated in accordance with the terms of the Agreement and the Form of Warrant without any waiver, modification or amendment of any material term, condition or agreement thereof, the effect of which would be in any way meaningful to our analysis. Representatives of the Company have advised us, and we have assumed, that the Agreement and the Form of Warrant, when executed, will conform in all material respects to the latest drafts reviewed by us.

Our opinion does not address the underlying business decision of the Company to engage in the Transactions or the relative merits of the Transactions as compared to any strategic alternatives that may be available to the Company. We do not express any opinion as to any tax or other consequences that might result from the Transactions, nor does our opinion address any legal, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals. Our opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Consideration to be paid by the Company pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transactions, including, the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Galaxy, or any class of such persons in connection with the Transactions, whether relative to the Consideration to be paid to Galaxy or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or as to the impact of the Transactions on the solvency or viability of the Company or Galaxy to pay their respective obligations when they come due.

Our opinion is necessarily based on information available to us, and economic, monetary, market and other conditions as in effect on and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided solely for the information and assistance of the Board of Directors of the Company in its capacity as such in connection with its consideration of the Transactions and such opinion does not constitute a recommendation as to how the Board of Directors or any stockholder of the Company should vote or act with respect to the Transactions or any other matter. This opinion shall not be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or part in any registration statement, proxy statement, information statement, registration statement or any other document, except in accordance with our prior written consent. This issuance of this opinion has been approved by a fairness committee of Consensus.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ Consensus Advisory Services LLC CONSENSUS ADVISORY SERVICES LLC
/s/ Consensus Securities LLC CONSENSUS SECURITIES LLC